As filed with the Securities and Exchange Commission on April 3, 2023
                                            Registration No. 333-253082

UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-1 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
Symetra Life Insurance Company (Exact name of registrant as specified in its charter)

Iowa (State or other jurisdiction of incorporation or organization)	6311 (Primary Standard Industrial Classification Code Number)	91-0742147 (I.R.S. Employer Identification No.)
777 108th Ave NE, Suite 1200 Bellevue, WA 98004 (425) 256-8000 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
Margaret A. Meister
President
Symetra Life Insurance Company
777 108th Ave NE, Suite 1200
Bellevue, WA 98004
(425) 256-8000
(Name and address, including zip code, and telephone number, including area code, of agent for service)

Copies to: Jacqueline M. Veneziani Senior Vice President, General Counsel and Secretary Symetra Life Insurance Company 777 108th Ave NE, Suite 1200 Bellevue, WA 98004 (425) 256-8000
Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: X

If this Form is filed to register addition securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer X (Do not check if a smaller reporting company)	Smaller reporting company ☐	Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Symetra Trek® Frontier
Individual Single Premium Deferred Index-Linked Annuity Contract

Issued By:
SYMETRA LIFE INSURANCE COMPANY

Prospectus Dated: May 1, 2023

This prospectus describes the Symetra Trek® Frontier Contract (the "Contract") and contains important information. Please read it before investing and keep it for future reference. This prospectus does not constitute an offering in any jurisdiction in which the Contract may not lawfully be sold. The Contract is a single premium deferred index-linked annuity contract issued by Symetra Life Insurance Company. The Contract is designed to help you invest on a tax-deferred basis and meet long-term financial goals. Certain words and phrases used and capitalized throughout the prospectus are defined in the section titled "Defined Terms."
This prospectus describes all material rights and obligations of annuity purchasers under the Contract.
Under the Contract, you may allocate your Purchase Payment to one or more of the "Indexed Accounts" that are available under the Contract. There are currently 14 Indexed Accounts available. Each Indexed Account is tied to a market index and has an applicable Crediting Method. At the end of an “Interest Term,” we will credit to your Contract an amount of interest (which may be positive, negative, or equal to zero) based on the Index performance and Crediting Method of the Indexed Account you invest in. Interest Terms track the Index performance for one or six years.
•Indexes. Each Index is comprised of or defined by certain securities or by a combination of certain securities and other instruments. Please see the section titled "Indexes" for a description of each Index. Currently, the Contract offers Indexed Accounts that credit interest (which may be positive, negative, or equal to zero) based on the performance of the following Indexes:

S&P 500® Index	Russell 2000® Index	NASDAQ-100® Index	MSCI Emerging Markets Index	PIMCO Equity Fusion Index™
•Crediting Methods. Each Crediting Method permits positive interest to be credited up to an Indexed Interest Cap and provides limited protection against negative interest. The Crediting Methods are described in more detail in the section titled "Crediting Methods." Currently, the Contract offers Indexed Accounts with the following Crediting Methods:

Point to Point with Indexed Interest Buffer	Point to Point with Indexed Interest Floor
•Interest Terms. Depending on the Crediting Method and Index selected, we offer one year and six year Interest Terms.
The Contract also includes a “Return Lock” feature for each Indexed Account. If you decide to exercise the Return Lock feature during an Interest Term, the value of your investment in the Indexed Account (which fluctuates each Business Day) will not change for the remainder of the Interest Term unless you take a withdrawal. You should fully understand the operation and impact of the Return Lock feature, as described in this prospectus. See the section titled “Return Lock.”
You may also choose to invest all or a portion of your Contract Value for one or more Interest Terms in the Fixed Account. Amounts allocated to the Fixed Account earn compounded interest at a fixed rate for the duration of an Interest Term. At the end of an Interest Term, a new fixed rate for the next Interest Term is declared. The interest rate for the Fixed Account will never be less than the guaranteed minimum rate of 1.00%. See the section titled “Fixed Account” for more information.
Any interest credited to your Contract, either as a result of investing in an Indexed Account or the Fixed Account, is subject to our creditworthiness and claims-paying ability.
You are permitted to make transfers and withdrawals under the Contract. Transfers between the Indexed Accounts, or between the Indexed Accounts and the Fixed Account, are effected only at the end of an Interest Term. If the Return Lock feature has been exercised, you are permitted to transfer any locked-in Indexed Account Value at the end of the Interest Term Year. Withdrawals may be effected at any time prior to annuitization, regardless of whether the Return Lock feature has been exercised, although withdrawals may be subject to a surrender charge. If you take a withdrawal from your Contract, there is a risk of loss of principal and related earnings due to any applicable surrender charge, negative adjustments to certain values under your Contract, and negative tax consequences. A withdrawal will reduce your Contract Value.

Index-linked annuity contracts are complex insurance and investment vehicles. Investors should speak with a financial professional about the Contract’s features, benefits, risks, and fees, and whether the Contract is appropriate for the investor based upon such investor's financial situation and objectives.
An investment in this Contract is subject to risks, including the possible loss of principal. See “Risk Factors” beginning on Page 8. The Contracts are not deposits or obligations of, or guaranteed or endorsed by, any bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation, Federal Reserve Board, or any other government agency.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

DEFINED TERMS

We have used simple, clear language as much as possible in this prospectus. However, by the very nature of the Contracts certain technical words or terms are unavoidable. We have identified the following as some of these words or terms.

Accumulation Phase	The period beginning on the Contract Date and ending on the Annuity Date.

Adjusted Index Return	The net change percentage in the Index Value of an Index from the start of an Interest Term to the end of the Interest Term, after any applicable adjustment for the Indexed Interest Cap, and either the Indexed Interest Buffer or the Indexed Interest Floor. The Adjusted Index Return for an Indexed Account represents the rate at which we credit interest at the end of an Interest Term. The Adjusted Index Return may be positive, negative, or equal to zero.

Allocation Date	The date when the Purchase Payment is allocated to the Fixed Account and/or one or more of the Indexed Accounts for the initial Interest Term. The Allocation Date will be the next 7th or 21st calendar day of a month, whichever occurs first, after the Contract Date. If this date is not a Business Day, the allocation will occur on the next Business Day.

Annuitant	The natural person(s) on whose life (or lives) annuity payments under the Contract are based.

Annuity Date	The date the Income Phase begins.

Base Value	For each Indexed Account in which you invest, your Base Value is an amount used to calculate (i) your Indexed Account Value on the first Business Day of the Interest Term; (ii) your Interim Value on each other Business Day of the Interest Term (except the last Business Day); and (iii) your Indexed Interest on the last Business Day of the Interest Term. Your Base Value is not a cash value under the Contract.

Beneficiary	The person or entity designated by the Owner to receive any Contract benefits upon the Owner's death.

Business Day	Any day that the New York Stock Exchange (“NYSE”) is open for regular trading. A Business Day ends at the same time that regular trading on the NYSE closes (typically 4:00 PM Eastern Time).

Cash Surrender Value
The amount that you will receive if you surrender your Contract (i.e., take a full withdrawal) during the Accumulation Phase. The Cash Surrender Value equals your Contract Value minus any surrender charge and any applicable taxes payable by us and not previously deducted.

Code	Internal Revenue Code of 1986, as amended.

Contract	The Symetra Trek® Frontier Contract, which is a single premium deferred index-linked annuity contract between Symetra Life and you, as the Owner.

Contract Date	The first Business Day that the Contract is in force and the date from which we measure the Contract Anniversaries and Contract Years.

Contract Value	The total amount attributable to your Contract during the Accumulation Phase at any given time. Prior to the Allocation Date, your Contract Value is the amount attributable to your Contract held in the Fixed Holding Account. After the Allocation Date, your Contract Value is the sum of your Indexed Account Values and your Fixed Account Value at any given time. Your Contract Value may not necessarily equal your Cash Surrender Value.

Contract Year	The 12-month period starting on the Contract Date and each anniversary of your Contract Date while the Contract remains in force.

Crediting Method	The crediting method used to calculate the Indexed Interest for an Indexed Account. The Crediting Methods are also taken into account when calculating Interim Values.

Fixed Account	The investment option under the Contract that provides for guaranteed interest, and is subject to a guaranteed minimum interest rate. The Fixed Account is part of the General Account.

Fixed Account Value	The amount of your Contract Value allocated to the Fixed Account at any given time.

Fixed Holding Account	The account in which your Purchase Payment is held until the Allocation Date. The Fixed Holding Account provides for guaranteed interest, subject to a guaranteed minimum interest rate. The Fixed Holding Account is part of the General Account.

General Account	The account that holds all of Symetra Life's assets, including all assets held in the Fixed Holding Account, the Fixed Account, and Separate Account RINA. The General Account does not include those assets held in Separate Account RITX or other Symetra Life separate accounts.

Income Phase	The period beginning on the Annuity Date during which we make annuity payments to the Payee(s).

Index	The market index used to determine the Index Return for an Indexed Account. Each Index is comprised of or defined by certain securities or by a combination of certain securities and other instruments.

Index Return	The net change percentage in the Index Value of an Index from the start of an Interest Term to the end of the Interest Term, before any applicable adjustment for the Indexed Interest Cap and either the Indexed Interest Buffer or the Indexed Interest Floor.

Index Value	The closing value of the Index on any Business Day. If an Index Value is not published for a Business Day, we will use the closing Index Value from the next Business Day.

Indexed Accounts	The investment options under the Contract that provide for credited interest (either positive, negative, or equal to zero) based on the performance of a particular Index and the applicable Crediting Method. Each Indexed Account also includes the Return Lock feature.

Indexed Account Value
During an Interest Term, you have an Indexed Account Value for each Indexed Account in which you invest. On the first Business Day of an Interest Term, your Indexed Account Value equals your Base Value. On each other Business Day (except the last Business Day), your Indexed Account Value equals your Interim Value. On the last Business Day, your Indexed Account Value equals your Base Value multiplied by the sum of 1 plus the Adjusted Index Return (Base Value x (1 + Adjusted Index Return)).

Indexed Interest	The dollar amount of interest credited under an Indexed Account at the end of an Interest Term. Indexed Interest can be positive, negative or equal to zero.

Indexed Interest Buffer	An element of the “Point to Point with Indexed Interest Buffer” Crediting Method. The Indexed Interest Buffer represents the maximum negative Index Return that will not result in a negative Adjusted Index Return for a given Interest Term. It provides limited protection against negative Indexed Interest.

Indexed Interest Cap	An element of each Crediting Method. The Indexed Interest Cap represents the maximum Adjusted Index Return that can be credited under an Indexed Account for an Interest Term. It limits the potential positive Indexed Interest that may be credited during an Interest Term. Each Indexed Account has its own Indexed Interest Cap.

Indexed Interest Floor	An element of the “Point to Point with Indexed Interest Floor” Crediting Method. The Indexed Interest Floor represents the maximum negative Adjusted Index Return for a given Interest Term. It provides limited protection against negative Indexed Interest.

Interest Term	The investment period over which performance of an Index is measured to determine Indexed Interest, or, for the Fixed Account, the period over which interest is credited at a specified declared rate. Depending on the Crediting Method and Index selected, we offer one and six year Interest Terms. At the beginning of each Interest Term, your Contract Value may be allocated among the Fixed Account and/or one or more Indexed Accounts. You may not reallocate your Contract Value until the end of an Interest Term.

Interest Term Year	The initial Interest Term Year is the 12-month period beginning on the Allocation Date and ending on the 7th or 21st calendar day of the month that is closest to the anniversary of your Allocation Date. Subsequent Interest Term Years are consecutive and will also begin and end on the 7th or 21st calendar day of the month that is closest to an anniversary of your Allocation Date.

Interim Value	For each Indexed Account in which you invest, your Indexed Account Value equals your Interim Value on any Business Day during an Interest Term except for the first and last Business Days of the Interest Term for which there is no Interim Value.

Owner	The person(s) or legal entity entitled to exercise all rights and privileges under the Contract. Any reference to Owner in this prospectus includes any joint Owner. References to “you” in this prospectus refer to the Owner or a prospective Owner.

Payee	The person(s) or entity (or entities) designated by you to receive annuity payments during the Income Phase. You are the Payee unless you designate another person or entity as the Payee.

Purchase Payment	The single premium paid to us under the Contract, less any applicable taxes due at the time the payment is made.

Return Lock
A feature under the Contract for each Indexed Account. If you exercise the Return Lock feature during an Interest Term, your Indexed Account Value will equal the Interim Value on the Return Lock Date and will not change for the remainder of the Interest Term unless you take a withdrawal. You do not receive Indexed Interest at the end of an Interest Term if you exercise the Return Lock feature.

Return Lock Date	The Business Day on which we process your request to exercise the Return Lock.

Separate Account
Any reference to the Separate Account in this prospectus includes both Symetra Separate Account RINA and Symetra Separate Account RITX, unless otherwise noted. If your Contract was issued in a state other than Alaska, Texas or Washington, any assets allocated to the Indexed Accounts are allocated to Symetra Separate Account RINA, which we established under the laws of Iowa. Assets in Separate Account RINA are part of Symetra's General Account and are chargeable with the claims of any of our contract owners as well as our creditors and are subject to the liabilities arising from any of our other business. If your Contract was issued in Alaska, Texas or Washington, any assets allocated to the Indexed Accounts are allocated to Symetra Separate Account RITX, which we established under the laws of Iowa. Assets in Symetra Separate Account RITX are not part of Symetra's General Account and are not subject to our creditors. Neither Symetra Separate Account RINA nor Symetra Separate Account RITX are registered under the Investment Company Act of 1940, as amended.

Symetra Life (or the "Company," "we," "us," or "our")	Symetra Life Insurance Company.

Transfer Notice Deadline	For the Fixed Account, two Business Days prior to the end of the Interest Term. For an Indexed Account, two Business Days prior to the end of the Interest Term if the Return Lock feature has not been exercised for that Indexed Accounts. If the Return Lock feature has been exercised for that Indexed Account, two Business Days prior to the end of the Interest Term Year.

SUMMARY

This summary provides a brief overview of Symetra Trek® Frontier. You should carefully read the entire prospectus before you decide whether to purchase the Contract. The Contract may not be currently available in all states, may vary in your state, or may not be available from all selling firms or from all financial professionals. Also, your selling firm may restrict the selection of certain Indexed Accounts or other features available under the Contract based on criteria established by the selling firm. You should speak with your financial professional for details about the Indexed Accounts and features available through their firm. The prospectus describes all Indexed Accounts and features that Symetra Life makes available under the Contract.
Who is Symetra Life? The Contract would be an agreement between you, the Owner, and Symetra Life Insurance Company. Symetra Life Insurance Company is an Iowa stock life insurance company and a wholly-owned subsidiary of Symetra Financial Corporation, which, in turn, is a wholly-owned subsidiary of Sumitomo Life Insurance Company, a Japanese mutual life insurer (sougo kaisha) with its headquarters in Tokyo, Japan. We offer products and services that serve the retirement, employment-based benefits and life insurance markets and are licensed to do business in the District of Columbia, Puerto Rico and all states except New York. The Contract is not available in Puerto Rico.
What is the purpose of the Contract? The Contract is designed to help you invest on a tax-deferred basis and meet long-term financial goals, such as retirement funding. During the Accumulation Phase, you may access your money under the Contract by taking withdrawals of your Contract Value. During the Income Phase, we pay guaranteed income in the form of annuity payments. The Contract also has a death benefit that may become payable during the Accumulation Phase. All payments under the Contract are subject to the terms and conditions described in this prospectus.
You should not buy the Contract if you are looking for a short-term investment, if you plan on taking withdrawals before the end of the surrender charge period, or if you anticipate taking significant withdrawals from your Indexed Account Values. You should recognize that while the Contract provides some protection against loss, you can lose money under the Contract. It is possible to lose your entire principal investment. You should not buy the Contract if you are not willing to assume the risks associated with the Contract. See the section titled “Risk Factors.”
Are the Contracts non-qualified or qualified under the Code? The Contract is available as a non-qualified contract, which will provide you with certain tax deferral features under the Code. The Contract is also available as a qualified contract as an Individual Retirement Annuity (“IRA”) or Roth IRA. If you purchase the Contract as a qualified contract, the Contract will not provide you tax deferral benefits in addition to those already provided by your IRA or Roth IRA.
How do I purchase the Contract? You may purchase the Contract by completing an application and submitting a Purchase Payment of at least $25,000. We reserve the right to reject any Purchase Payment that exceeds $1 million. Only one Purchase Payment is allowed under the Contract.
What are the investment options during the Accumulation Phase? The Contract currently offers 14 Indexed Accounts and the Fixed Account. For each Interest Term, you may allocate Contract Value to one or more Indexed Accounts and/or the Fixed Account. Each Indexed Account credits Indexed Interest (either positive, negative, or equal to zero) at the end of an Interest Term based on the performance of a particular Index and the applicable Crediting Method. Each Indexed Account also has the Return Lock feature. The Fixed Account credits interest during each Interest Term based on a guaranteed rate set by us. The guaranteed minimum interest rate will never be less than 1.00%.
What are the Indexes for the Indexed Accounts? Currently, the Contract offers Indexed Accounts that credit interest based on the performance of the following Indexes:
•S&P 500® Index;
•Russell 2000® Index;
•NASDAQ-100® Index;
•MSCI Emerging Markets Index; or
•PIMCO Equity Fusion Index™.
Each Index is described in more detail under the section titled "Indexes."
We reserve the right to add, remove or replace any Index in the future, subject to necessary regulatory approvals. If we replace an Index during an Interest Term, we will calculate the Index Return using the old Index up until the replacement date. After the replacement date, we will calculate the Index Return using the new index, but with a modified start of Interest Term value for the new index. The modified start of Interest Term value for the new index will reflect the Index Return for the old Index from the start of the Interest Term to the replacement date. For an example of how the Index Return is calculated under these circumstances, see the section titled "Indexes." If we replace an Index, this does not cause a change in the Indexed Interest Cap, Indexed Interest Floor or Indexed Interest Buffer.
If we add or remove an Index (as opposed to replacing an index as described in the previous paragraph), the changes will not be effective for your Contract until the start of the next Interest Term. Adding or removing an Index does not cause a change in the

Indexed Interest Floor or Indexed Interest Buffer. The Indexed Interest Floor and Indexed Interest Buffer will not change for the life of your Contract. Any Indexed Accounts based on the performance of a newly added Index will have a new Indexed Interest Cap. Changes to the Indexed Interest Caps, if any, occur at the start of the next Interest Term. See the sections titled "Index Risk," "Risk that We May Eliminate or Substitute an Index or Crediting Method or Change Indexed Interest Caps", and "Additional Information about the Indexed Accounts" for more information.
What Indexed Accounts are offered under the Contract?

1.	S&P 500 1 year Point to Point with 10% Buffer
2.	Russell 2000 1 year Point to Point with 10% Buffer
3.	Nasdaq 100 1 year Point to Point with 10% Buffer
4.	MSCI Emerging Markets 1 year Point to Point with 10% Buffer
5.	PIMCO Equity Fusion 1 year Point to Point with 10% Buffer
6.	S&P 500 1 year Point to Point with -10% Floor
7.	Russell 2000 1 year Point to Point with -10% Floor
8.	Nasdaq 100 1 year Point to Point with -10% Floor
9.	MSCI Emerging Markets 1 year Point to Point with -10% Floor
10.	PIMCO Equity Fusion 1 year Point to Point with -10% Floor
11.	S&P 500 6 year Point to Point with 10% Buffer
12.	Russell 2000 6 year Point to Point with 10% Buffer
13.	S&P 500 6 year Point to Point with 20% Buffer
14.	Russell 2000 6 year Point to Point with 20% Buffer
We may not offer all Indexed Accounts at all times. We may add Indexed accounts in the future.
What are the Crediting Methods for the Indexed Accounts? Currently, the Contract offers Indexed Accounts with the following Crediting Methods:
•Point to Point with Indexed Interest Floor
•Point to Point with Indexed Interest Buffer
How do the Crediting Methods for the Indexed Accounts work? The Crediting Methods are used to calculate the Adjusted Index Returns for the Indexed Accounts at the end of each Interest Term. The Adjusted Index Return represents the rate at which we will credit Indexed Interest. The Adjusted Index Return and the Indexed Interest may be positive, negative, or equal to zero.
Each Crediting Method takes into account three elements to calculate the Adjusted Index Return:
•The Index Return (or “Point to Point”);
•The Indexed Interest Cap; and
•Either the Indexed Interest Floor or the Indexed Interest Buffer.
To calculate the Adjusted Index Return for an Indexed Account at the end of an Interest Term, we follow a three step process for each Crediting Method:
•First, we calculate the Index Return. The Index Return for an Indexed Account is the net change percentage in the Index Value from the start of an Interest Term to the end of the Interest Term.
•Second, we determine whether the Index Return must be adjusted under the Indexed Interest Cap. The Indexed Interest Cap represents the maximum positive Adjusted Index Return for a given Interest Term. Each Indexed Account has its own Indexed Interest Cap. We set the Indexed Interest Cap for each Indexed Account prior to the beginning of an Interest Term. An Indexed Interest Cap for a particular Interest Term may be higher or lower than the Indexed Interest Caps for previous or future Interest Terms. We guarantee that we will never set such an Indexed Interest Cap at less than 2.00% during the surrender charge period or less than 1.00% thereafter. Subsequent Indexed Interest Caps may differ from the Indexed Interest Cap used for new Contracts.
•Third, we determine whether the Index Return must be adjusted under the Indexed Interest Floor or the Indexed Interest Buffer, whichever applies to the Crediting Method being used. The Indexed Interest Floor and the Indexed Interest Buffer provide different forms of limited protection against negative Indexed Interest. The Indexed Interest Floor represents the maximum negative Adjusted Index Return for a given Interest Term. The Indexed Interest Floor is set at a loss of 10%. This may also be expressed as a floor equal to negative 10% (or -10%). The Indexed Interest Buffer represents the maximum negative Index Return that will not result in a negative Adjusted Index Return for a given Interest Term. The Indexed Interest Buffer provides protection from a negative Index Return of up to 10% or 20%. This means you are subject to any negative Index Return in excess of 10% or 20%. The Indexed Interest Floor and Indexed Interest Buffer for each Indexed Account will not change for the life of your Contract.
Once the Adjusted Index Return is determined, the Adjusted Index Return is applied to the Base Value to calculate the Indexed Interest. See the section titled “Crediting Methods” for additional information.
When does Symetra Life establish the Indexed Interest Cap, Indexed Interest Floor and Indexed Interest Buffer and can they be adjusted? We set the Indexed Interest Cap for each Indexed Account prior to the beginning of each Interest Term. The Indexed Interest Caps for the initial Interest Term will be shown in your Contract. We can change the Indexed Interest Caps for each Interest Term. We will provide written notice at least 30 days prior to each Interest Term instructing you how to obtain the Indexed Interest Caps for the next Interest Term. You have no right to reject the Indexed Interest Caps for the next Interest Term. See the section titled "Risk that We May Eliminate or Substitute an Index or Crediting Method or Change Indexed Interest Caps" for more information.
The Indexed Interest Floor and Indexed Interest Buffer for each Indexed Account are shown in your Contract and cannot be changed during the life of your Contract. We may change the Indexed Interest Floor and Indexed Interest Buffer for Contracts issued in the future, and future Contracts may have different Indexed Interest Floors and Indexed Interest Buffers for different Indexed Accounts.
How are my Indexed Account Values calculated during an Interest Term (assuming that I do not exercise the Return Lock feature)? Each Interest Term, you will have a separate Indexed Account Value for each Indexed Account in which you invest. On the first Business Day of the Interest Term, your Contract Value equals your Base Value (i.e., the total amount of Contract Value allocated to the Indexed Account at the beginning of the Interest Term). On the last Business Day of the Interest Term, your Indexed Account Value equals your Base Value (including any adjustments due to withdrawals) plus the amount of Indexed Interest received. This may also be expressed by the following formula: Base Value x (1 + Adjusted Index Return).
On each other Business Day during the Interest Term, your Indexed Account Value equals your Interim Value. Your Interim Value on a given Business Day is intended to reflect the value of your investment in an Indexed Account on that particular day.
However, changes to your Interim Value are not directly tied to the performance of the relevant Index (although Index performance impacts your Interim Value). Rather, your Interim Value for an Indexed Account is calculated using a formula that takes into account the value of a specific set of hypothetical fixed income instruments and derivatives. Please see Appendix B for a detailed description of how we calculate Interim Values. It is important to understand that even if an Index performs positively, it is possible that your Interim Value will decrease. If you wish to obtain your Interim Value, you may contact our Home Office.
If you take a withdrawal from an Indexed Account during the Interest Term, your Indexed Account Value on the date of the withdrawal will be reduced by the withdrawal amount, including any applicable surrender charges and taxes payable by us and not previously deducted. In addition, any such withdrawal will also reduce your Base Value, which in turn will negatively impact your Indexed Account Value for the remainder of the Interest Term. See “How do withdrawals affect my Fixed Account Value and Indexed Account Values?” below.
What is the Return Lock feature? If you allocate Contract Value to an Indexed Account, you may exercise the Return Lock feature at any time by notifying us prior to the end of the third to last Business Day of a given Interest Term. You can also request the Return Lock feature to be triggered automatically by setting a target return for an Indexed Account Value. If you decide to exercise the Return Lock feature during an Interest Term, your Indexed Account Value (which otherwise fluctuates each Business Day) is “locked in” at the Interim Value on the Return Lock Date and will not change for the remainder of the Interest Term. However, your Indexed Account Value will be reduced by the dollar amount of any withdrawal from your Indexed Account Value, including any applicable surrender charges and taxes payable by us and not previously deducted. In addition, if you exercise the Return Lock feature, you will not be credited with any Indexed Interest for that Indexed Account at the end of the Interest Term, regardless of whether the Indexed Interest would have been positive, negative, or equal to zero.
You should fully understand the operation and impact of the Return Lock feature prior to purchasing the Contract. See “Return Lock Risk” and “Return Lock” for additional information about the risks associated with the Return Lock feature.
Can I make transfers between Indexed Accounts and the Fixed Account? During the Accumulation Phase, you can transfer Contract Value among the Indexed Accounts, and between the Indexed Accounts and the Fixed Account, free of charge at the end of each Interest Term. Transfers are not permitted at any other time unless you exercise the Return Lock feature. If the Return Lock feature is exercised, during that Interest Term, you may make a transfer at the end of any Interest Term Year following the exercise of the Return Lock feature. Any transfer request must be received prior to the Transfer Notice Deadline. If we do not receive a transfer request, no transfers will occur and your current allocation will remain in place for the next Interest Term. If an Indexed Account is not available, the Indexed Account Value will be transferred to the Fixed Account. See the section titled “General Liquidity Risk” for more information. Transfers are discussed in detail in the section titled “Transfers.”
Can I make withdrawals? You may take withdrawals from your Contract at any time during the Accumulation Phase. If you take a partial withdrawal or surrender your Contract (i.e., a full withdrawal), your withdrawal may be subject to a surrender charge.

Repetitive withdrawals are also available during the Accumulation Phase. Repetitive withdrawals that are based on life expectancy are not subject to surrender charges. Amounts withdrawn from this Contract may also be subject to a 10% additional federal tax if taken before age 59½.
Unless you tell us otherwise, withdrawals will be taken proportionately from your investment options based on how your Contract Value is allocated at the time of the withdrawal. Partial withdrawals must be at least $500. If your Contract Value is less than $500, you may only surrender the Contract for the Cash Surrender Value. If you take a partial withdrawal and, immediately after the withdrawal, your Contract Value is less than $2,000, we will instead pay you the Cash Surrender Value and terminate your Contract. If you surrender the Contract, we will pay you the Cash Surrender Value and terminate your Contract.
See the section titled “Access to your Money During the Accumulation Phase” for additional information.
How do withdrawals affect my Fixed Account Value and Indexed Account Values? When you take a withdrawal from your Fixed Account, your Fixed Account Value is reduced by the dollar amount of the withdrawal, including any applicable surrender charges and any applicable taxes payable by us and not previously deducted. When you take a withdrawal from your Indexed Account, your Indexed Account Value is reduced in the same manner. However, if you take a withdrawal from your Indexed Account, the withdrawal will also cause a reduction (perhaps significant reduction) to your Base Value. A reduction in your Base Value negatively impacts your Indexed Account Value for the remainder of the Interest Term. Overall, withdrawals may result in a loss of principal due to adjustments and charges that may be imposed even if Index Performance has been positive.
You should fully understand how withdrawals affect the value of your Contract, particularly your Indexed Account Values, prior to purchasing the Contract. See “Base Value Risk” and “Impact of Withdrawals from Indexed Accounts” for additional information about how withdrawals affect your Indexed Account Values.
What charges are deducted under the Contract? If you withdraw more than the free withdrawal amount allowed under your Contract, you may be assessed a surrender charge. The amount of the surrender charge, if any, will depend on the Contract Year during which the withdrawal is taken. The schedule below sets forth the surrender charges under the Contract. The surrender charge schedule starts at 9% and declines until the seventh Contract Year when it reaches 0%.

Contract Year	1	2	3	4	5	6	7+
Surrender Charge (as a percentage of the amount withdrawn in excess of the free withdrawal amount)	9%	8%	7%	6%	5%	4%	0%
For the first six Contract Years, you may take withdrawals during each Interest Term Year, in the aggregate, up to your free withdrawal amount without the imposition of surrender charges. Surrender charges will be imposed only on the amounts withdrawn in excess of your free withdrawal amount. Your free withdrawal amount will be equal (in dollars) to the greater of:
(a)15% of your Contract Value as of the beginning of the Interest Term Year; or
(b)The accumulated interest earned in the Contract less any accumulated interest withdrawn previously as of the beginning of the current Interest Term Year.
Surrender charges are discussed in detail in the section titled "Surrender Charge."
What annuity options are available during the Income Phase? You may select from four annuity options under the Contract. The available annuity options are:
•Life Annuity;
•Life Annuity with Guaranteed Period;
•Joint and Survivor Life Annuity; or
•Joint and Survivor Life Annuity with Guaranteed Period.
All annuity payments will be made on a fixed basis. The annuity options are discussed in more detail in the section titled "Annuity Payments.”
Does the Contract provide a death benefit? If you die during the Accumulation Phase, your Contract provides for a death benefit equal to the greater of:
(a)Your Contract Value; or
(b)Your Purchase Payment, reduced proportionately by the percentage reduction in the Indexed Account Values and the Fixed Account Value for each partial withdrawal, including the impact of any surrender charge deduction.
The death benefit is not payable during the Income Phase and will terminate without value as of the Annuity Date. The death benefit is discussed in more detail in the section titled "Death Benefit.”
What is the Separate Account? Assets allocated to the Indexed Accounts of the Contracts are placed in one of two separate accounts. For Contracts issued in states other than Texas, Alaska or Washington this separate account is Symetra Separate

Account RINA, an unregistered, non-unitized, and non-insulated separate account. Symetra Separate Account RINA is not registered under the Investment Company Act of 1940, as amended. All of the assets of this separate account are chargeable with the claims of any of our contract owners as well as our creditors and are subject to the liabilities arising from any of our other business. For Contracts issued in Texas, Alaska, and Washington, all assets that you allocate to the Indexed Accounts are placed in Symetra Separate Account RITX, an unregistered, non-unitized, insulated separate account. This separate account is not registered under the Investment Company Act of 1940, as amended, and is only available for persons purchasing a Contract in certain states. Unlike Symetra Separate Account RINA, the assets in Symetra Separate Account RITX equal to the reserves and other contract liabilities are insulated from the claims of our creditors.
How do I contact Symetra Life Insurance Company? Symetra Life's principal place of business is located at 777 108th Avenue NE, Bellevue, Washington 98004. If you need more information, or you wish to submit a request, you should contact us at the following:

Home Office: For all written communications, general correspondence, and other transactional inquiries, please contact us at:			Symetra Life Insurance Company PO Box 305156 Nashville, TN 37230-5156
We will not deem correspondence, including transactional inquiries including applications and Purchase Payments to be received by us until picked up at our Home Office address.
Customer Service By Phone:	1-800-796-3872 Extension 22136	For Overnight Mail:	Symetra Life Insurance Company 100 Centerview Drive, Suite 100 Nashville, TN 37214-3439
On the Internet:	www.symetra.com

RISK FACTORS

The purchase of the Contract involves certain risks. You should carefully consider the following factors, in addition to the matters set forth elsewhere in this prospectus, prior to purchasing the Contract.
GENERAL LIQUIDITY RISK
We designed the Contract to be a long-term investment that you may use to help save for retirement. The Contract is not designed to be a short-term investment. If you take withdrawals from your Contract during the surrender charge period, surrender charges may apply. In addition, amounts withdrawn from this Contract may also be subject to a 10% additional federal tax if taken before age 59½. If you plan on taking withdrawals that will be subject to surrender charges or additional federal taxes, this Contract may not be appropriate for you.
You can transfer Contract Value among the Indexed Accounts or the Fixed Account only at the end of an Interest Term. This restricts your ability to react to changes in market conditions during Interest Terms. You should consider whether the inability to reallocate Contract Value during an Interest Term is consistent with your financial needs. We must receive your transfer request by the Transfer Notice Deadline. If we do not receive a transfer request, no transfers will occur your current allocation will remain in place for the next Interest Term. This will occur even if the Crediting Method, Index, or Indexed Interest Cap percentage associated with the Indexed Account has changed since you last selected the Indexed Account, in which case the Indexed Account may no longer be appropriate for your investment goals. If you fail to transfer Indexed Account Value at the end of an Interest Term and do not wish to remain invested in a particular Indexed Account for another Interest Term, your only option will be to surrender the related Indexed Account Value. Surrendering all or a portion of your Contract Value may cause you to incur surrender charges, negative adjustments to certain values under your Contract, and negative tax consequences, as discussed in this section.
See "Interim Value Risk" below for information on how liquidity risks relate to our Interim Value calculation.
We may defer payments made under this Contract for up to six months if the insurance regulatory authority of the state in which we issued the Contract approves such deferral.
RISK OF LOSS RELATED TO SURRENDER CHARGES
There is a risk of loss of principal and related earnings if you take a withdrawal from your Contract or surrender it during the first six Contract Years when we will deduct a surrender charge. This risk exists even if you are invested in an Indexed Account with an Index that is performing positively as of the date of your withdrawal.
INDEX RISK
If you allocate money to an Indexed Account for an Interest Term, the value of your investment depends in part on the performance of the applicable Index. The performance of an Index is based on changes in the values of the securities or other instruments that comprise or define the Index. The securities and instruments comprising or defining the Indexes are subject to a variety of investment risks, many of which are complicated and interrelated. These risks may affect capital markets generally, specific market segments, or specific issuers. The performance of the Indexes may fluctuate, sometimes rapidly and unpredictably. Negative Index performance may cause you to realize investment losses. The historical performance of an Index or an Indexed Account does not guarantee future results. It is impossible to predict whether an Index will perform positively or negatively over the course of an Interest Term.
While it is not possible to invest directly in an Index, if you choose to allocate amounts to an Indexed Account, you are indirectly exposed to the investment risks associated with the applicable Index. Because each Index is comprised or defined by a collection of equity securities, each Index is largely exposed to market risk and issuer risk.
Market risk is the risk that market fluctuations may cause the value of a security to fluctuate, sometimes rapidly and unpredictably. The impact of the COVD-19 pandemic has negatively affected the global economy and the economies of individual countries as well as the market in general. The pandemic’s future impact is currently unknown. Any such impact could adversely affect the performance of the securities that comprise the Indexes and may lead to losses on your investment in the Indexed Accounts. The duration of the COVID-19 outbreak and its effects cannot be determined with certainty. The Russian/Ukraine conflict and the resulting response by the United States and other countries could create economic disruption, including increased market volatility, and presents economic uncertainty. The full impact and duration of these events are difficult to determine. Any such impact could adversely affect the performance of the securities that comprise the Indexes and may lead to losses on your investment in the Indexed Accounts.
Issuer risk is the risk that the value of an issuer’s securities may decline for reasons directly related to the issuer, as opposed to the market generally.
Provided below is a summary of other important investment risks to which the Indexes are exposed. For more information on the Indexes, see the section titled "Indexes."
•S&P 500® Index. The S&P 500® Index is comprised of equity securities issued by large-capitalization U.S. companies. In general, large-capitalization companies may be unable to respond quickly to new competitive challenges, and may not be able to attain the high growth rate of successful smaller companies.
•Russell 2000® Index. The Russell 2000® Index is comprised of equity securities of small-capitalization U.S. companies. In general, the securities of small-capitalization companies may be more volatile and may involve more risk than the securities of larger companies. Small-capitalization companies are more likely to fail than larger companies.
•Nasdaq-100® Index. The Nasdaq-100® Index is comprised of equity securities of the largest U.S. and non-U.S. companies listed on the Nasdaq Stock Market, including companies across all major industry groups except financial companies. In general, large-capitalization companies may be unable to respond quickly to new competitive challenges, and may not be able to attain the high growth rate of successful smaller companies. To the extent that the Nasdaq-100® Index is comprised of securities issued by companies in a particular sector, those securities may not perform as well as the securities of companies in other sectors or the market as a whole. Also, any securities issued by non-U.S. companies (including related depositary receipts) are subject to the risks related to investments in foreign markets (e.g., increased volatility; changing currency exchange rates; and greater political, regulatory, and economic uncertainty).
•MSCI Emerging Markets Index. The MSCI Emerging Markets Index is comprised of equity securities of large- and mid-capitalization companies in emerging markets. In general, large-capitalization companies may be unable to respond quickly to new competitive challenges, and may not be able to attain the high growth rate of successful smaller companies. Generally, the securities of mid-capitalization companies may be more volatile and may involve more risk than the securities of larger companies. Mid-capitalization companies are more likely to fail than larger companies. Securities issued by non-U.S. companies (including related depositary receipts) are subject to the risks related to investments in foreign markets (e.g., increased price volatility; changing currency exchange rates; and greater political, regulatory, and economic uncertainty). Those risks are typically more acute when issuers are located or operating in emerging markets. Emerging markets may be more likely to experience rapid inflation, political turmoil, and rapid changes in economic conditions than developed markets. Emerging markets often have less uniformity in accounting and reporting requirements, less reliable valuations, and greater risk associated with custody of securities than developed markets.
•PIMCO Equity Fusion Index™. The PIMCO Equity Fusion Index™ is an equity index that allocates to exchange-traded funds (ETFs) tracking four major equity markets: U.S. large-capitalization equities, U.S. small-capitalization equities, technology-focused equities, and emerging market equities. In general, large-capitalization companies may be unable to respond quickly to new competitive challenges, and may not be able to attain the high growth rate of successful smaller companies. The securities of small-capitalization companies may be more volatile and may involve more risk than the securities of larger companies, and small-capitalization companies are more likely to fail than larger companies. Technology-related companies face risks that their products or services may not prove to be commercially successful. They are also strongly affected by worldwide scientific or technological developments, and their products may rapidly become obsolete. Such companies may be affected adversely by governmental policies more often than other companies. Securities issued by non-U.S. companies are subject to the risks related to investments in foreign markets (e.g., increased price volatility; changing currency exchange rates; and greater political, regulatory, and economic uncertainty). Those risks are typically more acute when issuers are located or operating in emerging markets. Emerging markets may be more likely to experience rapid inflation, political turmoil, and rapid changes in economic conditions than developed markets. Emerging markets often have less uniformity in accounting and reporting requirements, less reliable valuations, and greater risk associated with custody of securities than developed markets. Because this index is comprised of ETF shares, the Index is also exposed to the risks associated with investing in ETFs. The value of the component ETF shares, which are valued based on their trading prices in the secondary market, may change rapidly and unpredictably and may trade at premiums or discounts to the ETFs' respective net asset values.
The Indexes available under the Contract do not reflect any dividends or distributions paid by the component companies. If dividends or distributions were reflected in the value of an Index, the Index’s performance would be higher, particularly over long periods of time. The Indexes that include non-U.S. companies use exchange rate methodologies that may impact an Index’s performance. These considerations may negatively impact the performance of your Indexed Accounts.
An investment in the Contract is not an investment in the companies that comprise the Indexes. You should understand that you will have no voting rights, no rights to receive cash dividends or other distributions, and no other rights with respect to the companies that comprise the Indexes.
INDEXED INTEREST CAP RISK
If you choose to allocate amounts to an Indexed Account, the highest possible Adjusted Index Return that you may achieve is limited by the Indexed Interest Cap. The Indexed Interest Cap therefore limits the positive Indexed Interest, if any, that may be credited to your Contract for a given Interest Term. The Indexed Interest Caps do not guarantee a certain amount of Indexed Interest. The Adjusted Index Return for an Indexed Account may be less than the positive return of the Index. This is because any positive return of the Index is subject to a maximum in the form of an Indexed Interest Cap.
The Indexed Interest Caps benefit us because they limit the amount of positive Indexed Interest that we may be obligated to credit for any Interest Term. We set the Indexed Interest Caps in our discretion, however, they will never be less than 2.00% during the surrender charge period or 1.00% thereafter. You bear the risk that we will not set the Indexed Interest Caps higher than these minimums.
INDEXED INTEREST BUFFER AND INDEXED INTEREST FLOOR RISK
When you allocate money to an Indexed Account, you are not investing in the associated Index, or in any securities or other instruments included in that Index. If you allocate money to an Indexed Account, Index fluctuations may cause Indexed Interest to be negative even after the application of the Indexed Interest Buffer, or the Indexed Interest Floor. This would reduce your Indexed Account Value. Any portion of your Contract Value allocated to an Indexed Account will benefit from the protection afforded under either the Indexed Interest Buffer or Indexed Interest Floor only for that Interest Term. You assume the risk that you will incur a loss and that the amount of the loss will be significant. You also bear the risk that sustained negative Index Returns may result in zero or negative Indexed Interest being credited to your Indexed Account Value over multiple Interest Terms. If an Indexed Account is credited with negative Indexed Interest for multiple Interest Terms, the cumulative loss may exceed the stated limit of the Indexed Interest Buffer or Indexed Interest Floor for any single Interest Term. You will not have voting rights or rights to receive cash dividends or other distributions or other rights that holders of the shares of the funds or holders of securities comprising the indexes would have. We calculate positive Index changes without taking into account any such distributions or dividends paid. We will not declare a more favorable Indexed Interest Buffer rate or Indexed Interest Floor while you Own the Contract.
BASE VALUE RISK
If you withdraw Contract Value allocated to an Indexed Account prior to the end of an Interest Term (including through a repetitive withdrawal), the withdrawal will cause a reduction to your Base Value. When you take such a withdrawal, your Base Value will be immediately reduced in a proportion equal to the reduction in your Indexed Account Value. A proportional reduction could be larger than the dollar amount of your withdrawal. Reductions to your Base Value will negatively impact your Indexed Account Value for the remainder of the Interest Term and may result in a lower amount of Indexed Interest being credited, if any, at the end of the Interest Term.
Once your Base Value is reduced due to a withdrawal, there is no way under the Contract to increase your Base Value during the remainder of the Interest Term. See “Impact of Withdrawals from Indexed Accounts” for additional information about how withdrawals affect your Indexed Account Values.
RETURN LOCK RISK
If you allocate Contract Value to an Indexed Account for an Interest Term, you may request to exercise the Return Lock feature at any time by notifying us prior to the end of the third to last Business Day of the Interest Term. If you exercise the Return Lock feature, your Indexed Account Value (which otherwise fluctuates daily) will not change for the remainder of the Interest Term. You should consider the following risks related to the Return Lock feature:
•You will no longer participate in the Index's performance, whether positive or negative, for the remainder of the Interest Term. This means that if you exercise the Return Lock feature, under no circumstances will your Indexed Account Value increase during the remainder of the Interest Term even if the Index increases after you exercise the Return Lock feature.

•You will not be credited with any Indexed Interest for that Indexed Account at the end of the Interest Term.
•We use the Interim Value calculated at the end of the Business Day after we receive your request. This means you will not be able to determine in advance your “locked in” Indexed Account Value, and it may be higher or lower than it was on the Business Day we received your Return Lock request or your Indexed Account Value reached its target return for an automatic Return Lock.
•If you exercise the Return Lock feature at a time when your Interim Value has declined, you will lock in any loss. It is possible that you would have realized less of a loss or no loss if you exercised the Return Lock feature at a later time or not at all.
•We will not provide advice or notify you regarding whether you should exercise the Return Lock feature or the optimal time for doing so. We will not warn you if you exercise the Return Lock feature at a sub-optimal time. We are not responsible for any losses related to your decision whether or not to exercise the Return Lock feature.
•There may not be an optimal time to exercise the Return Lock feature during an Interest Term. It may be better for you if you do not exercise the Return Lock feature during an Interest Term. It is impossible to know with certainty whether or not the Return Lock feature should be exercised.
•After you exercise the Return Lock feature, you will have the opportunity to transfer your “locked-in” Indexed Account Value at the end of each Interest Term Year remaining in the Interest Term. If you remain in your current Indexed Account for the remainder of the Interest Term, your “locked-in” Indexed Account Value will not increase for the remainder of that Interest Term, and you will forego any opportunity to invest in a new Indexed Account and earn Indexed Interest.
•The earlier in an Interest Term that you exercise the Return Lock, the longer you will forego such opportunity. For example, if you are invested in an Indexed Account with a six year Interest Term, and you exercise the Return Lock feature on the first day of the second year of the Interest Term and choose not to transfer for the remainder of the Interest Term, your investment will not increase for five years.
See the section titled “Return Lock” for additional information regarding the Return Lock feature.
INTERIM VALUE RISK
On each Business Day of the Interest Term, other than the first and last day, we determine the Indexed Account Value for each Indexed Account by calculating its Interim Value. In order to calculate your Interim Value, we apply a formula which is not directly tied to the actual performance of the applicable Index. Instead, we calculate it by determining the value of hypothetical investments and derivatives that we may or may not actually hold. This means that even if the Index Return has increased, it is possible that the Interim Value may not have increased. For more information and to see how we calculate the Interim Value, see Appendix B.
If you choose to allocate amounts to an Indexed Account, Indexed Interest will not be credited to your Contract Value until the end of the Interest Term. This means that amounts withdrawn prior to the end of an Interest Term will not be credited with Indexed Interest. This includes Contract Value applied to pay a death benefit or to an annuity payout option. Except for the first and last Business Day of an Interest Term, your Interim Value is the amount available for withdrawals, surrenders, annuitization and death benefits. You should consider the risk that it could be less than your original investment even when the applicable Index is performing positively.
RISK THAT WE MAY ELIMINATE OR SUBSTITUTE AN INDEX OR CREDITING METHOD OR CHANGE INDEXED INTEREST CAPS
There is no guarantee that any particular Indexed Account, Index, or Crediting Method will be available during the entire time that you own your Contract. We may replace an Index if it is discontinued or if there is a substantial change in the calculation of the Index, or if hedging instruments become difficult to acquire or the cost of hedging becomes excessive. If we substitute an Index, the performance of the new Index may differ from the original Index. This may negatively affect the Indexed Interest that you earn during that Interest Term or the Interim Values that you can lock-in under the Return Lock feature. We may replace an Index at any time during an Interest Term, however, we will notify you in writing at least 30 days prior to replacing an Index. If we replace an Index, this does not cause a change in the Indexed Interest Cap, Indexed Interest Floor or Indexed Interest Buffer. You will have no right to reject the replacement of an Index, and you will not be permitted to transfer Indexed Account Values until the end of an Interest Term even if we replace the Index during such Interest Term. The new Index and the replaced Index (which you may have previously chosen) may not be similar with respect to their component securities or other instruments, although we will attempt to select a new Index that is similar to the old Index. At the end of the Interest Term, you may transfer your Indexed Account Value to another Indexed Account or to the Fixed Account without charge. If you do not want to remain invested in the relevant Indexed Account for the remainder of the Interest Term, your only option, if you do not exercise the Return Lock feature, will be to withdraw the related Indexed Account Value, which may cause you to incur surrender charges, negative adjustments to certain values under your Contract, and negative tax consequences, as discussed in this section.
Changes to the Indexed Interest Caps, if any, occur at the beginning of the next Interest Term. We will provide written notice at least 30 days prior to each Interest Term instructing you how to obtain the Indexed Interest Caps for the next Interest Term. You do not have the right to reject any new Indexed Interest Caps for the next Interest Term. If you do not like a new Indexed Interest Cap for a particular Indexed Account, at the end of the current Interest Term, you may transfer your Indexed Account Value to another Indexed Account or to the Fixed Account without charge. If you do not want to invest in any investment option under the Contract, your only option will be to surrender your Contract. Surrendering your Contract may cause you to incur surrender charges, negative adjustments to certain values under the Contract, and may have negative tax consequences, as discussed in this section. The Indexed Interest Floor and Indexed Interest Buffer will not change for the life of your Contract. See the section titled "Indexes" for more information.
We may also add or remove an Index or Crediting Method during the time that you own the Contract. We will not substitute any Index or Crediting Method until the new Index or Crediting Method has received any necessary regulatory clearances. Any addition, substitution, or removal of an Indexed Account, Index, or Crediting Method will be communicated to you in writing. If we add or remove an Index (as opposed to replacing an Index), the changes will not be effective for your Contract until the start of the next Interest Term. Adding or removing an Index does not cause a change in the Indexed Interest Floor or Indexed Interest Buffer. Any Indexed Accounts based on the performance of the newly added Index will have a new Indexed Interest Cap.
You should evaluate whether our ability to make the changes described above, and your ability to react to such changes, are appropriate based on your investment goals. When such changes occur, you should also evaluate whether those changes are appropriate based on your investment goals and, if not, you should evaluate your options under the Contract, which may be limited and may have negative consequences associated with them, as described in this section.
FIXED ACCOUNT RISK
The effective annual interest rate for any Interest Term will never be lower than 1.00%. The effective annual interest rate represents the rate of daily compounded interest over a 12-month period. You bear the risk that we will never declare an interest rate for the Fixed Account higher than the guaranteed minimum interest rate.
OUR FINANCIAL STRENGTH AND CLAIMS-PAYING ABILITY
Our General Account assets support the guarantees under the Contract and are subject to the claims of our creditors. As such, the guarantees under the Contract are subject to our financial strength and claims-paying ability. There is a risk that we may default on those guarantees. The assets in Symetra Separate Account RINA are also subject to our creditors, but not the assets in Symetra Separate Account RITX. You need to consider our financial strength and claims-paying ability in meeting the guarantees under the Contract. You may obtain information on our financial condition by reviewing our financial statements included in this prospectus. Additionally, information concerning our business and operations is set forth under the section titled “Management’s Discussion and Analysis."
CYBER SECURITY RISKS
We rely heavily on interconnected computer systems and digital data to conduct our annuity business activities. Because our annuity business is highly dependent upon the effective operation of our computer systems and those of our business partners, our business is potentially vulnerable to disruptions from utility outages and other problems, and susceptible to operational and information security risks resulting from information systems failure (hardware and software malfunctions) and cyber-attacks. These risks include, among other things, the theft, misuse, corruption and destruction of data maintained online or digitally, and unauthorized release of confidential customer information. For instance, cyber-attacks may: interfere with our processing of Contract transactions, including the processing of orders from our website; cause the release and possible destruction of confidential customer or business information; impede order processing; subject us and/or our service providers and intermediaries to regulatory fines and financial losses; and/or cause reputational damage. Also, the risk of cyberattacks may be higher during periods of geopolitical turmoil (such as the Russian invasion of Ukraine and the responses by the United States and other governments).
Cyber security risks may also affect the Indexes. Breaches in cyber security may cause an Index’s performance to be incorrectly calculated, which could affect the calculation of values under the Contract. We are not responsible for the calculation of any Index. Breaches in cyber security may also negatively affect the value of the securities or other instruments that comprise or define the Indexes.
See additional company-related risks later in this prospectus under “Risks Related to our Business and Industry.”
DELAYS IN CONTRACT ADMINISTRATION
Delays in Contract administration and disruptions in core business functions may occur in the event of severe weather, natural disasters, a public health crisis, pandemic, or the closure of one or more of our offices, or in the event of interruptions in mail delivery, telephone communications, or other electronic communications beyond our control.

THE ANNUITY CONTRACT

This prospectus describes the Contract. The Contract is an agreement between Symetra Life and you, the Owner. The Contract is designed to help you invest on a tax-deferred basis and meet long-term financial goals, such as retirement funding. Under the Contract we promise to pay an income in the form of annuity payments, beginning on a date that you select. A death benefit may also become payable upon your death. All payments under the Contract are subject to the terms and conditions described in this prospectus.
During the Accumulation Phase, you may access your money under the Contract by taking withdrawals of your Contract Value. Withdrawals may be subject to surrender charges and taxes payable by us and not previously deducted. During the Income Phase, we pay guaranteed income in the form of annuity payments. The Contract also has a death benefit that may become payable during the Accumulation Phase. The death benefit is not payable during the Income Phase.

The Contract is available as a non-qualified contract, which will provide you with certain tax deferral features under the Code. The Contract is also available as a qualified contract as either an IRA or a Roth IRA. If you purchase the Contract as a qualified contract, the Contract will not provide you tax deferral benefits in addition to those already provided by your IRA or Roth IRA.
STATE VARIATIONS
This prospectus describes the material rights and obligations under the Contract. Certain provisions of the Contract may be different from the general description in this prospectus due to variations required by state law. For example, state law may require different right to examine periods, which is the amount of time allowed to examine the Contract and return it for a refund, and may impose different issue age limitations. The state in which your Contract is issued also governs whether or not certain options, or charges are available or will vary under your Contract. Please see Appendix A for a listing of general state variations. Any state variations will be included in your Contract or in riders or endorsements attached to your Contract.

OWNER
You, as the Owner, may exercise all ownership rights under the Contract. The Contract must be issued prior to the Owner reaching age 81 (the “maximum issue age”). If your birthday falls between the date of your Contract application and the Contract Date, we will issue the Contract based upon your age as of the application date, if requested by you and subject to state regulations.
Joint Owners: A non-qualified Contract can be owned by joint Owners. Each joint Owner has equal ownership rights and must exercise those rights jointly, unless both Owners direct us otherwise in writing. Only two Owners are allowed per Contract. If the Contract is owned by joint Owners, the signatures of both Owners are needed to exercise rights under the Contract, unless we are directed otherwise by both joint Owners in writing. An Owner who is a non-natural person (e.g., a corporation or trust) may not name a joint Owner.
CHANGES TO OWNERSHIP
You may change the Owner or joint Owner of a non-qualified Contract by sending us a signed and dated request. If you designate someone else as Owner, that person must not have been older than the maximum issue age as of the Contract Date. Unless you specify otherwise, a change in ownership is effective as of the date you signed the notice of change. However, we are not responsible for any legitimate actions that we take under the Contract (including payments) prior to receiving the notice. If you designate someone else as Owner, the potential death benefit will be adjusted. See the section titled “Death Benefit.”
Use care when naming joint Owners and making changes to the ownership of your Contract. Consult your financial professional if you have questions.
ANNUITANT
You initially name the Annuitant and any joint Annuitant on your Contract application. This designation may be changed at any time prior to the Annuity Date by sending us a signed and dated written request. However, if the Contract is owned by a non-natural person (e.g., a corporation or trust), the Annuitant(s) may not be changed. Unless you specify otherwise, a change in Annuitant is effective as of the date you signed the notice of change. However, we are not responsible for any legitimate actions that we take under the Contract (including payments) prior to receiving the notice.
If you designate someone else as Annuitant, that person must not be older than the maximum issue age on the Contract Date, and cannot exceed the maximum annuitization age when Annuity Payments begin.
Only two Annuitants are allowed per Contract. Each Annuitant must be no older than the maximum issue age as of the Contract Date. The Income Phase must begin prior to the Annuitant reaching age 96. If there are joint Annuitants, the birth date of the older Annuitant will be used to determine the latest Annuity Date.
BENEFICIARY
The Beneficiary is the person(s) or entity (or entities) entitled to receive any death benefit paid under the Contract, as described in the section titled "Death Benefit." You initially name the Beneficiary (or Beneficiaries) on your Contract application and you may change a Beneficiary at any time by sending us a signed and dated written request. If you have designated a Beneficiary as irrevocable, the Beneficiary must consent in writing to any change. A new Beneficiary designation revokes any prior designation and is effective when signed by you. We are not responsible for the validity of any Beneficiary designation or for any legitimate actions we may take under the Contract (including payments) prior to receiving a request to change a Beneficiary. After your death, the Beneficiary has the right to receive any death benefit payable under the Contract or to change the Payee for remaining annuity payments. Beneficiaries should notify us of your death as promptly as possible.
ASSIGNMENT
To the extent allowed by state law, we reserve the right to refuse our consent to any assignment at any time on a nondiscriminatory basis if the assignment would violate or result in noncompliance with any applicable state or federal law or regulation. You may request to assign or transfer your rights under the Contract by sending us a signed and dated request. We will not be bound by an assignment until we acknowledge it. If you assign your benefits, the death benefit amount may be adjusted. See the section titled “Death Benefit.”
Unless you specify otherwise, an assignment or transfer is effective as of the date you signed the notice of change. However, we are not responsible for any legitimate actions (including payments) that we take under the Contract prior to receiving the notice. We are not responsible for the validity of any assignment or transfer. To the extent allowed by law, payments under the Contract are not subject to legal process for the claims of creditors.
An IRA, Roth IRA, or any other qualified Contract may not be assigned except as permitted by the Code.

PURCHASE

PURCHASING THE CONTRACT
If you are younger than age 81, you may purchase the Contract by completing an application and submitting a minimum Purchase Payment of $25,000. Only one Purchase Payment is allowed under the Contract. For IRAs and Roth IRAs, because the minimum Purchase Payment we accept exceeds the annual contribution limits for IRAs and Roth IRAs, your initial Purchase Payment must include a rollover contribution. We will not accept, without our prior approval, any Purchase Payment in excess of $1 million.
Purchase Payments should be made payable to Symetra Life Insurance Company and submitted to our Home Office. Purchase Payments must be made in U.S. dollars and must be made in a form acceptable to us. You may choose to make Purchase Payments:
•By personal check;
•By Electronic Funds Transfer ("EFT"); or
•By wire transfer.
We will not accept Purchase Payments made in the following forms:
•Cash;
•Credit cards; and
•Money orders or travelers checks.
We will not deem correspondence, including transactional inquiries including applications and Purchase Payments, to be received by us until picked up at our Home Office address.
We reserve the right not to accept third-party checks. In some circumstances and at our discretion, we may accept third-party checks that are from a rollover or transfer from other financial institutions.
We reserve the right to refuse any Purchase Payment that exceeds $1 million and any Purchase Payment that exceeds $1 million when aggregated with previous Purchase Payments made to other Contracts. Further, we reserve the right to refuse any Purchase Payment that does not meet our minimum Purchase Payment requirements, is not in good order, or is otherwise contrary to law for Symetra Life to accept. In addition, we reserve the right to refuse any application. If we refuse your application, we will return your Purchase Payment to you.
ALLOCATING YOUR PURCHASE PAYMENT
You tell us how to apply your Purchase Payment by specifying in the Contract application your desired allocation (by percentage) among the Fixed Account and the available Indexed Accounts. Following the Contract Date, your Purchase Payment will be allocated according to your instructions on the Allocation Date. Allocations occur on the 7th or the 21st calendar day of each month. If this day is not a Business Day, the Allocation Date will be the next Business Day. The Allocation Date and Contract Date cannot be the same date. Beginning on the Contract Date until the Allocation Date, your Purchase Payment, less any applicable taxes, will be allocated to the Fixed Holding Account.
Fixed Holding Account. On your Contract Date, we will allocate your Purchase Payment, less any applicable taxes, to the Fixed Holding Account. Your Purchase Payment (and all interest credited to your Contract Value) will remain in the Fixed Holding Account until the Allocation Date, when it will be allocated according to the allocation instructions in your Contract application. We credit compound interest on amounts allocated to the Fixed Holding Account at rates declared by us. The Fixed Holding Account interest rate will never be less than 1.00%. You assume the risk that we will not declare an interest rate higher than 1.00%.
Example 1: Assume that your Contract Date is the 1st calendar day of a month. You have told us that you want your entire Purchase Payment to be allocated to the S&P 500® Indexed Account with Point to Point with Indexed Interest Buffer of 10% and a one-year Interest Term. Your Purchase Payment will be allocated to the Fixed Holding Account and it will earn interest until the 7th calendar day of the same month (or the next Business Day, if the 7th is not a Business Day), at which time we will allocate your Purchase Payment, plus any interest earned, to the S&P 500® Indexed Account you have selected.
Example 2: Assume that your Contract Date is the 21st calendar day of a month. You have told us that you want your entire Purchase Payment to be allocated to the S&P 500® Indexed Account with Point to Point with Indexed Interest Buffer of 10% and a six year Interest Term. Although the 21st calendar day of a month is a potential Allocation Date, the

Allocation Date and the Contract Date cannot be the same date. Therefore, we will allocate your Purchase Payment to the Fixed Holding Account and it will earn interest until the 7th calendar day of the following month (or the next Business Day, if the 7th is not a Business Day), at which time we will allocate your Purchase Payment, plus any interest earned, to the S&P 500® Indexed Account you have selected.
RIGHT TO EXAMINE
You may cancel the Contract without charge by returning it to us or to your Symetra Life registered representative within 10 days after you receive your Contract. In some states, the right to examine period may be longer. Please see the front page of your Contract for the right to examine period that applies to your Contract. If you cancel your Contract during this period, we will issue a refund including all charges that may have been deducted from your Contract. Your state's law will determine the amount you will receive. This amount will either be:

(a)Your Contract Value on the Business Day we receive your request, which may be more or less than your original Purchase Payment;
(b)The amount of your Purchase Payment; or
(c)The greater of (a) or (b).
The amount of your refund and the length of the right to examine period may depend on if your Contract is a replacement of another insurance or annuity contract. Generally, for Contracts issued as a replacement, this period is 30 days. If your Contract is an IRA or Roth IRA and you cancel within the first 7 days, you will receive the greater of (a) or (b) above. After the first 7 days, your state's law will determine the amount you will receive as described above.
If your Allocation Date occurs during the right to examine period, we will allocate your Purchase Payment in the manner you selected on your application. If we are required to return the amount of your Purchase Payment or the greater of (a) or (b) above, Symetra Life will be subject to the investment risk if you cancel your Contract during this period.
For a state-by-state description of material variations of this Contract, including the right to examine period, see Appendix A.

INVESTMENT OPTIONS

Under the Contract, you allocate your initial Purchase Payment (and any interest earned thereon from the Fixed Holding Account) among the available investment options for the initial Interest Term. You may reallocate your Contract Value among the available investment options for subsequent Interest Terms by providing new allocation instructions to us, as discussed under the section titled “Transfers.” You may not reallocate your Contract Value until the end of an Interest Term.
Currently, the investment options offered under the Contract are the Fixed Account and 14 Indexed Accounts. The Fixed Account credits compound interest at a guaranteed rate. Each Indexed Account credits interest determined by the performance of a particular Index and the applicable Crediting Method. The interest credited for any Indexed Account may be positive, negative, or equal to zero.
INTEREST TERM
Each Interest Term is one year or six years and begins on your Allocation Date. Each subsequent Interest Term begins at the end of the prior Interest Term. If any beginning/ending date of an Interest Term is not a Business Day, the beginning/ ending date will be the next Business Day.
The initial Interest Term Year is the 12-month period beginning on the Allocation Date and ending on the 7th or 21st calendar day of the month that is closest to the anniversary of your Allocation Date. Subsequent Interest Term Years are consecutive and will also begin and end on the 7th or 21st calendar day of the month that is closest to an anniversary of your Allocation Date. If any of those days are not business days, we will use the next Business Day.
FIXED ACCOUNT
The Fixed Account credits compound interest based on rates that are set and guaranteed by us. Any portion of your Contract Value allocated to the Fixed Account for an Interest Term will be credited with the interest rate established for that Interest Term. This rate will apply for the entire Interest Term. Once an Interest Term is over, we will declare a new interest rate for the next Interest Term.
The interest rate for the Fixed Account for your initial Interest Term will be set forth in your Contract. Prior to the beginning of each subsequent Interest Term, we will mail to you a 30-day advance written notice indicating how you may obtain the interest rate for the Fixed Account for the next Interest Term.
The effective annual interest rate for any Interest Term will never be lower than the guaranteed minimum interest rate shown on your Contract data page. This rate is guaranteed to be a rate not less than the minimum interest rate allowed by state law.  The effective annual interest rate represents the rate of daily compounded interest over a 12-month period. You bear the risk that we will never declare an interest rate for the Fixed Account higher than the guaranteed minimum interest rate.

Payments from the Fixed Account are also subject to minimum amounts required by state law. These minimum amounts only apply upon annuitization from the Fixed Account, payment of a death benefit upon death of the Owner, or a full withdrawal from the Fixed Account. We guarantee that if one of these events occurs, then the proceeds from the Fixed Account (the amount applied to annuity payments or paid for a full withdrawal or death benefit) will be at least equal to the minimums required by state law. If necessary to meet this minimum, charges will be waived.
INDEXED ACCOUNTS
Each Indexed Account credits an amount of interest at the end of each Interest Term determined by the performance of a particular Index and the applicable Crediting Method. Each Crediting Method measures the net performance of the applicable Index between the beginning and end of an Interest Term (i.e., “Point to Point”) subject to the Indexed Interest Cap, and either the Indexed Interest Floor or the Indexed Interest Buffer.
There are currently 14 Indexed Accounts available under the Contract. The table below lists the Index and Crediting Method for each of the 14 Indexed Accounts.

	Index	Crediting Method
1	S&P 500® Index	Point to Point (one year) with Indexed Interest Floor (-10%)
2	S&P 500® Index	Point to Point (one year) with Indexed Interest Buffer (10%)
3	Russell 2000® Index	Point to Point (one year) with Indexed Interest Floor (-10%)
4	Russell 2000® Index	Point to Point (one year) with Indexed Interest Buffer (10%)
5	NASDAQ-100® Index	Point to Point (one year) with Indexed Interest Floor (-10%)
6	NASDAQ-100® Index	Point to Point (one year) with Indexed Interest Buffer (10%)
7	MSCI Emerging Markets Index	Point to Point (one year) with Indexed Interest Floor (-10%)
8	MSCI Emerging Markets Index	Point to Point (one year) with Indexed Interest Buffer (10%)
9	PIMCO Equity Fusion Index™	Point to Point (one year) with Indexed Interest Floor (-10%)
10	PIMCO Equity Fusion Index™	Point to Point (one year) with Indexed Interest Buffer (10%)
11	S&P 500® Index	Point to Point (six year) with Indexed Interest Buffer (10%)
12	Russell 2000® Index	Point to Point (six year) with Indexed Interest Buffer (10%)
13	S&P 500® Index	Point to Point (six year) with Indexed Interest Buffer (20%)
14	Russell 2000® Index	Point to Point (six year) with Indexed Interest Buffer (20%)
Additional information about the operation of the Indexed Accounts is provided under “Additional Information about the Indexed Accounts” immediately below.

ADDITIONAL INFORMATION ABOUT THE INDEXED ACCOUNTS

INDEXES
Currently, each Indexed Account credits interest based on the performance of one of the following Indexes, each covering different asset classes.
S&P 500® Index. Widely regarded as the best gauge of the U.S. stock market, this world-renowned index tracks the performance of 500 large companies in leading industries of the U.S. economy.
Russell 2000® Index. The Russell 2000® Index measures the performance of the small-cap segment of the U.S. equity universe. It is a subset of the Russell 3000® Index and includes approximately 2,000 of the smallest securities based on a combination of their market cap and current index membership.
Nasdaq-100 Index®. The Nasdaq-100 Index includes 100 of the largest domestic and international non-financial companies listed on the Nasdaq Stock Market based on market capitalization. The Index reflects companies across major industry groups including computer hardware and software, telecommunications, retail/wholesale trade and biotechnology.

MSCI Emerging Markets Index. The MSCI Emerging Markets Index captures large and mid-cap representation across 26 emerging markets countries. With 1,390 constituents as of November 30, 2020, the index covers approximately 85% of the free float-adjusted market capitalization in each country.
PIMCO Equity Fusion Index™. The PIMCO Equity Fusion Index allocates to exchange-traded funds tracking four major equity markets: U.S. large-cap, U.S. small-cap, technology-focused, and emerging markets. The index adjusts its allocation to the constituents quarterly according to predefined rules that attempt to capitalize on changes in the relative value and upside potential of the constituents over time.
We reserve the right to add, remove or replace any Indexed Account, Index, or Crediting Method in the future, subject to necessary regulatory approvals. If we replace an Index, this will not cause a change in the Indexed Interest Cap, Indexed Interest Floor or Indexed Interest Buffer for the current Interest Term. Adding or removing an Index does not cause a change in the Indexed Interest Floor or Indexed Interest Buffer because those elements do not change for the life of your Contract. Any Indexed Accounts based on the performance of a newly added Index will have a new Indexed Interest Cap. Changes to the Indexed Interest Caps, if any, occur at the start of the next Interest Term. If we add or remove an Index (as opposed to replacing an Index with another Index), the changes will not be effective for your Contract until the start of the next Interest Term.
We may replace an Index if it is discontinued or the Index is no longer available to us or if the Index’s calculation changes substantially. Additionally, we may replace an Index if hedging instruments become difficult to acquire or the cost of hedging becomes excessive. We may do so at the end of an Interest Term or during an Interest Term. We will notify you in writing at least 30 days before we replace an Index.
If we replace an Index, we will attempt to select a new Index that is similar to the old Index. In making this evaluation, we will look at factors such as asset class, Index composition, strategy or methodology inherent to the Index and Index liquidity. If we replace an Index during an Interest Term, we will calculate the Index Return using the old Index up until the replacement date. After the replacement date, we will calculate the Index Return using the new Index, but with a modified start of Interest Term value for the new Index. The modified start of Interest Term value for the new Index will reflect the Index Return for the old Index from the start of the Interest Term to the replacement date.
Example. This example is intended to show how we would calculate the Index Return during an Interest Term in which an Index was replaced.
Index Return on replacement date for old Index

Old Index Value at beginning of Interest Term	100
Old Index Value on replacement date	103
Index Return for old Index on replacement date	(103 / 100) - 1 = 3%
This 3% Index Return on the replacement date is then used to calculate the modified beginning of Interest Term Index Value for the new Index.
Modified start of Interest Term Index Value for new index

Index Return for old Index on replacement date	3%
Index Value for new index on replacement date	1000
Modified start of Interest Term Index Value for new index	1000 / (100% + 3%) = 970.87
The Index Return calculation for that Interest Term is then based on the change between the modified start of Interest Term Index Value for the new index, and the end of Interest Term Index Value for the new index.
Additional Index information, including disclaimers, may be found in Appendix C. The investment risks associated with the Indexes are discussed under the section titled “Index Risk.”
INDEXED ACCOUNT VALUE
When you allocate Contract Value to an Indexed Account for an Interest Term, your investment in the Indexed Account is represented by an Indexed Account Value. Your Indexed Account Value reflects the portion of your Contract Value attributable to that Indexed Account at any given time. If you allocate Contract Value to multiple Indexed Accounts for an Interest Term, you will have a separate Indexed Account Value for each Indexed Account in which you are invested.
If you do not exercise the Return Lock feature at any point during an Interest Term, your Indexed Account Value for an Indexed Account will be calculated at the close of each Business Day of the Interest Term as follows:
•On the first Business Day, your Indexed Account Value will equal your Base Value for that Indexed Account.
•On each Business Day thereafter prior to the last Business Day of the Interest Term, your Indexed Account Value on a given Business Day will equal your Interim Value. We calculate your Interim Value at the close of each such Business Day. See Appendix B for a description of how Interim Values are calculated.

•On the last Business Day of the Interest Term, your Indexed Account Value will equal your Base Value plus the amount of Indexed Interest credited to the Indexed Account, which may be positive, negative, or equal to zero. This may also be expressed through the following formula: Base Value x (1 + Adjusted Index Return).
Example. Assume that you allocate $25,000 to an Indexed Account at the beginning of an Interest Term with a 5% Indexed Interest Cap. On the first Business Day of the Interest Term, your Base Value is $25,000. Over the course of the Interest Term, your Indexed Account Value will increase and decrease according to changes in your Interim Value. For instance, if your Interim Value at the close of the tenth Business Day equals $25,200, your Indexed Account Value at that time will be $25,200. Then, if your Interim Value at the close of the eleventh Business Day equals $24,800, your Indexed Account Value at that time will be $24,800. On the last Business Day of the Interest Term, if an Adjusted Index Return of 5% is assumed, your Indexed Account Value at the close of the last Business Day will be $26,250 ($25,000 x (1 + 0.05) = $26,250). Under this example, $1,250 in Indexed Interest would have been credited to your Contract ($26,250 - $25,000 = $1,250).
If you exercise the Return Lock feature during an Interest Term, your Indexed Account Value will be “locked-in” at the Interim Value calculated on the Return Lock Date. After you exercise the Return Lock feature, your Indexed Account Value will not change unless you take a withdrawal or transfer, in which case your Indexed Account Value will be reduced dollar-for-dollar by the amount withdrawn from that Indexed Account. The Return Lock feature is described in more detail under the section titled “Return Lock” below.
INDEXED INTEREST
For each Indexed Account to which you allocate Contract Value, at the end of the Interest Term, we will credit your Indexed Account Value with Indexed Interest (unless the Return Lock feature was exercised during the Interest Term). Indexed Interest may be positive, negative, or equal to zero.
•If the Indexed Interest is positive, your Indexed Account Value will increase by a dollar amount equal to the positive Indexed Interest.
•If the Indexed Interest is negative, your Indexed Account Value will decrease by a dollar amount equal to the negative Indexed Interest.
•If the Indexed Interest is equal to zero, no interest will be credited and your Indexed Account Value will equal your Base Value.
If you allocate Contract Value to multiple Indexed Accounts for an Interest Term, the Indexed Accounts in which you invest will credit separate Indexed Interests at the end of that Interest Term. Even if you receive positive Indexed Interest for one or more Indexed Accounts for an Interest Term, your overall gain for that Interest Term will be reduced by any negative Indexed Interest you receive for any other Indexed Accounts, and such negative Indexed Interest may cause you to incur an overall loss during that Interest Term.
CREDITING METHODS
To determine the Indexed Interest credited to an Indexed Account at the end of an Interest Term, we calculate the Adjusted Index Return for that Indexed Account. We calculate the Adjusted Index Return by applying the applicable Crediting Method. The Contract provides for two Crediting Methods: (1) Point to Point with Indexed Interest Buffer; and (2) Point to Point with Indexed Interest Floor.
Each Crediting Method includes the following elements:
•The Index Return (or “Point to Point”);
•The Indexed Interest Cap; and
•Either the Indexed Interest Floor or the Indexed Interest Buffer.
Additional information about each of these elements is provided below. Also provided below are examples of how the Crediting Method is used to calculate the Adjusted Index Return for either positive or negative Index Returns.
Index Return (“Point to Point”). To calculate the Adjusted Index Return, we first calculate the Index Return. The Index Return for an Indexed Account is the net change percentage in the Index Value from the start of an Interest Term to the end of the Interest Term, before any applicable adjustment for the Indexed Interest Cap and either the Indexed Interest Floor or the Indexed Interest Buffer.
Index Return Example: Assume that you allocate Contract Value for an Interest Term in the S&P 500® Indexed Account with Point to Point (1 year) with 10% Indexed Interest Buffer. Between the beginning and end of the Interest Term value of the securities comprising the S&P 500® increases by 5%. Thus, the Index Return for that Indexed Account would be 5%. If instead the S&P 500® decreases by 5%, the Index Return for that Indexed Account would be -5%.
After the Index Return is calculated, we next calculate the Adjusted Index Return. The Adjusted Index Return reflects any applicable adjustments for the Indexed Interest Cap and either the Indexed Interest Floor or the Indexed Interest Buffer. Indexed Interest will be credited to the Base Value at a rate equal to the Adjusted Index Return.

Indexed Interest Cap. The Indexed Interest Cap represents the maximum positive Adjusted Index Return for a given Interest Term. Each Indexed Account has its own Indexed Interest Cap. We set the Indexed Interest Cap for each Indexed Account prior to the beginning of an Interest Term. An Indexed Interest Cap for a particular Interest Term may be higher or lower than the Indexed Interest Caps for previous or future Interest Terms. In no event will an Indexed Interest Cap be lower than the guaranteed minimum of 2.00% during the surrender charge period or less than 1.00% thereafter. The Indexed Interest Caps for your initial Interest Term will be set forth in your Contract. Prior to the beginning of each subsequent Interest Term, we will mail to you a 30-day advance written notice indicating how you may obtain the Indexed Interest Caps for the next Interest Term.
Indexed Interest Cap Example 1: Assume that you allocated Contract Value to an Indexed Account for an Interest Term with an Indexed Interest Cap of 8%. Also assume that at the end of the Interest Term, the Index Return is 5%. In this case, to calculate the Adjusted Index Return, we would compare the Indexed Interest Cap of 8% to the Index Return of 5%. Because the Index Return (5%) is less than the Indexed Interest Cap (8%), the Adjusted Index Return would be 5%. As a result, we would credit Indexed Interest to your Base Value at the Adjusted Index Return of 5%. In this example, the Indexed Interest Cap did not limit your potential gain.
Indexed Interest Cap Example 2: Assume that you allocated Contract Value to an Indexed Account for an Interest Term with an Indexed Interest Cap of 8%. Also assume that at the end of the Interest Term, the Index Return is 15%. In this case, to calculate the Adjusted Index Return, we would compare the Indexed Interest Cap of 8% to the Index Return of 15%. Because the Index Return (15%) is higher than the Indexed Interest Cap (8%), the Adjusted Index Return would be 8%. As a result, we would credit Indexed Interest to your Base Value at the Adjusted Index Return of 8%. In this example, the Indexed Interest Cap limited your potential gain.
The Indexed Interest Caps do not guarantee a certain amount of Indexed Interest. The Indexed Interest Caps benefit us because they limit the amount of positive Indexed Interest that we may be obligated to credit for any Interest Term. We set the Indexed Interest Caps at our discretion however, they will never be less than 2.00% during the surrender charge period or 1.00% thereafter. You bear the risk that we will not set the Indexed Interest Caps higher than these minimums.
Indexed Interest Floor. The Indexed Interest Floor represents the maximum negative Adjusted Index Return under an Indexed Account for a given Interest Term. In other words, the Indexed Interest Floor represents the most negative Indexed Interest that you can be credited under an Indexed Account for an Interest Term. Please note that not all Indexed Accounts have a Crediting Method that includes the Indexed Interest Floor.
For those Crediting Methods with the Indexed Interest Floor, the Indexed Interest Floor is set at a loss of 10%. This may also be expressed as a floor equal to negative 10% (or -10%).
Indexed Interest Floor Example 1: Assume that you allocated Contract Value to an Indexed Account with a Crediting Method that includes the Indexed Interest Floor and, at the end of the Interest Term, the Index Return is -5%. In this case, to calculate the Adjusted Index Return, we would compare the Indexed Interest Floor of -10% to the Index Return of -5%. Because the Indexed Interest Floor (-10%) is less than the Index Return (-5%), the Adjusted Index Return would be -5%. As a result, we would credit Indexed Interest to your Base Value at the Adjusted Index Return of -5%. In this example, the Indexed Interest Floor did not provide any downside protection.
Indexed Interest Floor Example 2: Assume that you allocated Contract Value to an Indexed Account with a Crediting Method that includes the Indexed Interest Floor and, at the end of the Interest Term, the Index Return is 15%. In this case, to calculate the Adjusted Index Return, we would compare the Indexed Interest Floor of -10% to the Index Return of 15%. Because the Indexed Interest Floor (-10%) is higher than the Index Return (-15%), the Adjusted Index Return would be -10%. As a result, we would credit Indexed Interest to your Base Value at the Adjusted Index Return of -10%. In this example, the Indexed Interest Floor provided downside protection by limiting your loss.
The Indexed Interest Floor will apply to every Point to Point with Indexed Interest Floor Indexed Account and will not change for the life of your Contract. It is possible that we will change the Indexed Interest Floor for Contracts issued in the future and that future Contracts may have different Indexed Interest Floors for different Indexed Accounts.
The Indexed Interest Floor provides only limited protection against downside risk. You should understand that the Indexed Interest Floor does not provide absolute protection against negative Indexed Interest. You may lose money.
Every Indexed Account has its own Indexed Account Value. Any portion of your Contract Value that is not allocated to an Indexed Account with a Crediting Method that includes the Indexed Interest Floor will not benefit from the downside protection afforded by the Indexed Interest Floor.
Indexed Interest Buffer. The Indexed Interest Buffer represents the maximum negative Index Return that will not result in a negative Adjusted Index Return for a given Indexed Account. In other words, the Indexed Interest Buffer represents the amount of negative Index Return that may occur before you are credited with negative Indexed Interest. Please note that not all Indexed Accounts have a Crediting Method that includes the Indexed Interest Buffer.

The Indexed Interest Buffer provides protection from a negative Index Return of up to 10% or 20% depending on the Indexed Account selected.
Indexed Interest Buffer Example 1: Assume that you allocated Contract Value to an Indexed Account with a Crediting Method that includes the Indexed Interest Buffer of 10% and, at the end of the Interest Term, the Index Return is -5%. In this case, to calculate the Adjusted Index Return, we would compare the Indexed Interest Buffer of 10% to the Index Return of -5%. Because the negative Index Return (-5%) does not exceed the Indexed Interest Buffer of 10%, the Adjusted Index Return would be 0%. As a result, we would credit zero Indexed Interest to your Base Value because the Adjusted Index Return equaled 0%. In this example, the Indexed Interest Buffer provided complete downside protection by preventing you from receiving negative Indexed Interest.
Indexed Interest Buffer Example 2: Assume that you allocated Contract Value to an Indexed Account with a Crediting Method that includes the Indexed Interest Buffer of 10% and, at the end of the Interest Term, the Index Return is -15%. In this case, to calculate the Adjusted Index Return, we would compare the Indexed Interest Buffer of 10% to the Index Return of -15%. Because the negative Index Return (-15%) exceeds the Indexed Interest Buffer of 10%, the Adjusted Index Return would be -5%. As a result, we would credit Indexed Interest to your Base Value based on an Adjusted Index Return of -5%. In this example, the Indexed Interest Buffer provided downside protection because it did limit your loss from -15% to -5%, but it did not provide complete downside protection.
The Indexed Interest Buffer for each applicable Indexed Account will not change for the life of your Contract. It is possible that we will change the Indexed Interest Buffer for Contracts issued in the future, and that future Contracts may have different Indexed Interest Buffers for different Indexed Accounts.
The Indexed Interest Buffer provides only limited protection from downside risk. You should understand that the Indexed Interest Buffer does not provide absolute protection against negative Indexed Interest. You may lose money.
Every Indexed Account has its own Indexed Account Value. Any portion of your Contract Value that is not allocated to an Indexed Account with a Crediting Method that includes the Indexed Interest Buffer will not benefit from the protection afforded by the Indexed Interest Buffer.
RETURN LOCK
If you allocate Contract Value to an Indexed Account for an Interest Term, you may request to exercise the Return Lock feature at any time by notifying us prior to the end of the third to last Business Day of an Interest Term. You can also request the Return Lock feature to be triggered automatically by setting a target return for an Indexed Account Value. You may exercise the Return Lock feature only once during an Interest Term for each Indexed Account. The exercise of the Return Lock feature is irrevocable.
When you exercise the Return Lock feature, your Indexed Account Value for the remainder of the Interest Term will be “locked-in” at the Interim Value calculated at the end of the Business Day that immediately follows the Business Day on which we receive your request. However, if you take a withdrawal from an Indexed Account during an Interest Term after you exercised the Return Lock feature, your Indexed Account Value will be reduced by the amount withdrawn, including any applicable surrender charges and taxes payable by us and not previously deducted.
If you exercise the Return Lock feature, no Indexed Interest for that Indexed Account will be credited to you at the end of the Interest Term, regardless of whether the Indexed Interest would have been positive, negative or equal to zero.
If you exercise the Return Lock feature based on an Interim Value that is higher than your Base Value at the beginning of the Interest Term, you will realize positive investment return with respect to that Indexed Account for that Interest Term (excluding the impact of any surrender charges or taxes if you take a withdrawal from that Indexed Account). If you exercise the Return Lock feature based on an Interim Value that is lower than your Base Value at the beginning of the Interest Term, you will realize a negative investment return with respect to that Indexed Account for that Interest Term.
See Appendix B for a description of how Interim Values are calculated. You may contact us at our Home Office to obtain your Interim Value for any Indexed Account to which you allocated Contract Value.
Requests to Exercise Return Lock. To exercise the Return Lock feature, you must submit a request to our Home Office. You may authorize someone else to make a request to exercise the Return Lock feature by telephone or Internet, if available, on your behalf. Symetra Life will not be liable for any failure to question or challenge such request as long as there is a valid authorization on record at Symetra Life. If we receive your request on a non-Business Day or after the close of a Business Day, your request will be deemed to be received on the next Business Day. For example, if we receive your Return Lock request on a Monday (assuming it is a Business Day) prior to the close of regular trading on the NYSE, the Interim Value used to lock-in your Indexed Account Value will be calculated at the close of business on Tuesday (assuming it is a Business Day). If instead we received the request on Monday after the close of regular trading on the NYSE, we will treat this as being received on the next Business Day (Tuesday) and the Indexed Account Value used will be calculated at the close of business on Wednesday (assuming it is a Business Day).

Automatic Return Lock Requests. You, or someone you authorize, can also request the Return Lock feature to be triggered automatically by setting a target return for an Indexed Account Value through your account on our website. This is done by setting a specific target return percentage (e.g, 10.50%) for a selected Indexed Account. The target percentage must be positive and does not have a maximum. You should consider speaking with your financial professional before setting a target return.

Once a target return is reached, your Return Lock request will be submitted. We determine if a target return is reached by comparing the Indexed Account Value to the Base Value at the end of each Business Day. If the change in Indexed Account Value is greater than or equal to the target, a Return Lock request will be submitted on that Business Day and the Return Lock will be exercised on the next Business Day. Please note that the actual Return Lock value may be higher or lower than your target return due to any changes in the Indexed Account Value on that next Business Day.

For example, assume you set the target return for an Indexed Account at 10.50%. On Monday, your Indexed Account Value return at the end of the Business Day is 10.52%. On Tuesday, assuming it is a Business Day, we will execute the Return Lock using the Indexed Account Value for Tuesday (which will be your Return Lock Date). If the Indexed Account Value return determined at the end of the day on Tuesday is 10.48% then your Return Lock value will reflect a gain of 10.48% for the Indexed Account (assuming no withdrawals are taken).

You can change or cancel targets at any time prior to the Business Day the Return Lock is exercised. Targets automatically expire at the end of each Indexed Account’s Interest Term. You can also “over-ride” a target by requesting a manual Return Lock before the target is reached. Setting a target close to the current Indexed Account Value return may cause a Return Lock to occur soon after the target is set.
Please note the following important considerations related to the Return Lock feature:
•There may not be an optimal time to exercise the Return Lock feature during an Interest Term. It may be better for you if you do not exercise the Return Lock feature during an Interest Term. It is impossible to know with certainty whether or not the Return Lock feature should be exercised. Once the Return Lock feature has been exercised for an Indexed Account, at the end of the current or any subsequent Interest Term Year, any portion of the Indexed Account Value can be transferred to any other available Indexed Account, and begin a new Interest Term. We must receive notice of the transfer by the Transfer Notice Deadline. If you exercise the Return Lock feature and transfer the Indexed Account Value to another Indexed Account, no Indexed Interest will be credited to the Indexed Account from which the transfer was made.
•You may exercise the Return Lock feature only once during an Interest Term for each Indexed Account. Once you exercise the Return Lock feature, it may not be revoked.
•The Return Lock feature must be exercised for the full amount of your Indexed Account Value.
•Even if the Index’s performance has been positive, it is possible that your Interim Value may have decreased at the time your Interim Value gets locked in. Also, if the Index's performance has been negative, it is possible that your Interim Value may have increased at the time Interim Value gets locked in.
•Although you may contact our Home Office to obtain your current Interim Value, you will not know the Interim Value used to lock-in your Indexed Account Value in advance. This is because we use the Interim Value calculated at the end of the Business Day that immediately follows the Business Day on which we receive your request. The Interim Value on the immediately following Business Day may be higher or lower than the Interim Value on the Business Day that we received your request or that you last obtained.
•After you exercise the Return Lock feature for an Indexed Account, your Indexed Account Value will not increase for any reason during the remainder of the Interest Term. You will not be credited Indexed Interest at the end of the Interest Term, regardless of whether the credited interest would have been positive, negative, or equal to zero.
•If you take a withdrawal during the remainder of the Interest Term after you exercise the Return Lock feature, your Indexed Account Value will be reduced.
•We will not provide advice or notify you regarding whether you should exercise the Return Lock feature or the optimal time for doing so. We will not warn you if you exercise the Return Lock feature at a sub-optimal time. We are not responsible for any losses related to your decision whether or not to exercise the Return Lock feature.
•After you exercise the Return Lock feature, if you instead remain in your current Indexed Account for the remainder of the Interest Term, your “locked-in” Indexed Account Value will not increase for the remainder of that Interest Term, and you will forego any opportunity to invest in a new Indexed Account and earn positive Indexed Interest.
•The earlier in an Interest Term that you exercise the Return Lock, the longer you will forego such opportunity. For example, if you are invested in an Indexed Account with a six year Interest Term, and you exercise the Return Lock feature on the first day of the second year and choose not to transfer for the remainder of the Interest Term, your investment will not increase for five years.
IMPACT OF WITHDRAWALS FROM INDEXED ACCOUNTS
Under the Contract, you are permitted to take full or partial withdrawals at any time during the Accumulation Phase. Withdrawals may be subject to surrender charges and any applicable taxes payable by us and not previously deducted.
In addition, if you withdraw Contract Value allocated to an Indexed Account, the withdrawal will cause a reduction (perhaps significant reduction) to your Base Value. Your Base Value will be immediately reduced in a proportion equal to the reduction in your Indexed Account Value. You should fully understand how a withdrawal from an Indexed account reduces your Base Value because reductions in your Base Value always result in reductions (perhaps significant reductions) to your Indexed Account Value for the remainder of the Interest Term.
Reductions to your Base Value will negatively impact your Indexed Account Value in three ways.

•First, a reduction in your Base Value may cause your Interim Values for the remainder of the Interest Term to be lower than if you did not take the withdrawal. Because your Indexed Account Value is set equal to your Interim Value on any given Business Day during an Interest Term (except the first and the last Business Day), lower Interim Values will result in lower Indexed Account Values.
•Second, at the end of the Interest Term, assuming that you do not exercise the Return Lock feature, any positive Indexed Interest credited to you will be lower than if you did not take the withdrawal. This is because the Adjusted Index Return is applied to your Base Value in order to calculate your Indexed Interest, and a withdrawal reduces your Base Value.
•Third, while you may still exercise the Return Lock feature after taking a withdrawal, because your Interim Values for the remainder of the Interest Term will likely be lower than if you did not take the withdrawal as explained above, the Interim Values that you are able to lock-in with the Return Lock feature will likely be lower than the Interim Values that would have been possible had you not taken the withdrawal.

TRANSFERS

TRANSFER REQUESTS
At the end of each Interest Term or if the Return Lock feature has been exercised, at the end of the current or any subsequent Interest Term Year, you may elect to transfer your Contract Value between the Fixed Account and any Indexed Account(s) and between Indexed Account(s) and begin a new Interest Term.
Transfers made at the end of the Interest Term will be effective at the end of the Interest Term after any applicable Indexed Interest is credited. Transfers made at the end of an Interest Term Year, which are only available if you exercise the Return Lock feature, will be effective at the end of the Interest Term Year. If we do not receive a transfer request from you by the Transfer Notice Deadline, your allocations will remain the same and no transfers will occur. If an Indexed Account in which you are invested is no longer offered and we do not receive a transfer request, any amount in that Indexed Account will be transferred to the Fixed Account. The Transfer Notice Deadline is:
•For the Fixed Account, two Business Days prior to the end of the Interest Term.
•For an Indexed Account, two Business Days prior to the end of the Interest Term if the Return Lock feature has not been exercised for that Indexed Account.
•If the Return Lock feature has been exercised for that Indexed Account, during that Interest Term, two Business Days prior to the end of any Interest Term Year following the exercise of the Return Lock feature.
The amount of Contract Value allocated to an Indexed Account at the beginning of an Interest Term must be at least $2,000. If any transfer reduces an Indexed Account Value to less than $2,000, the entire amount remaining in that Indexed Account will be automatically transferred to the Fixed Account. We will reject any transfer request to the extent that it would result in less than $2,000 being allocated under your Contract to the Indexed Account receiving the reallocated Contract Value.
Transfer requests may be submitted in writing to our Home Office and must be signed by the Owner. At our discretion, we may accept transfer requests by telephone or, if available, by Internet.
If we receive your request on a non-Business Day or after the close of a Business Day, your request will be deemed to be received on the next Business Day. In addition, your transfer request will not be deemed to be received until it is in good order. A transfer request will be in good order if it contains all the information necessary to process the transaction.
If we are permitting transfers by telephone, such transfers will be accepted if we have a valid authorization for your Contract on record. You may authorize someone else to make transfers by telephone or internet, if available, on your behalf. Symetra Life will not be liable for any failure to question or challenge such request for transfer as long as there is a valid signed authorization on record at Symetra Life. For telephone requests, your request will be deemed to be received on the date that the transfer request is accepted by us over the telephone.
If we are permitting transfers by Internet, such transfers will be accepted if you provide us with certain identification information, such as a password or personal identification information. We will not accept transfer requests sent by e-mail. Transfer requests that you send electronically through the Internet are considered to be received by us at the time and date stated on the electronic acknowledgment that we return to you. If you do not receive an electronic acknowledgment, you should telephone us as soon as possible.
Although we use reasonable procedures, including recording all telephone instructions and requiring certain personal identification information to prevent unauthorized account access, we cannot assure you that telephone or Internet activity will be completely secure or free of delays or malfunctions. If you choose to make transfers by telephone or Internet, you must be willing to assume the risk of loss that may occur despite our reasonable efforts to verify identity. We are not responsible for the negligence or wrongful acts of third parties.

AUTOMATIC TRANSFER FROM AN INDEXED ACCOUNT TO THE FIXED ACCOUNT
We reserve the right to remove Indexed Accounts for future Interest Terms. If you are invested in an Indexed Account during an Interest Term and we decide not to offer that Indexed Account for the next Interest Term, you must submit a timely transfer request to us prior to the end of the Interest Term instructing us how to transfer your Contract Value. If you fail to do so, we will automatically transfer the entire amount of your Contract Value allocated to that Indexed Account to the Fixed Account at the end of the Interest Term. That portion of your Contract Value and any interest earned thereon will remain in the Fixed Account for the duration of the Interest Term unless otherwise withdrawn.

REBALANCING
After each Interest Term, the investment performance of the Indexes may cause the percentage of your Contract Value allocated among the Indexed Accounts and the Fixed Account to change from your original allocations. If all of the Indexed Accounts and the Fixed Account that you are currently allocated to have the same Interest Term length, you may elect the rebalancing feature of the Contract. If you make this election, at the end of each Interest Term we will automatically transfer your Contract Value according to your original allocation percentages or any other predetermined allocation percentages provided by you.
Rebalancing will continue at the end of each Interest Term until you instruct us to stop or you allocate funds to an Indexed Account that has a different Interest Term length than your other Indexed Accounts. If you would like to stop using rebalancing, we must receive a request (either a new transfer request, or a request to terminate rebalancing) at least two Business Days prior to the end of the Interest Term. Once stopped, rebalancing will not begin again until you re-elect the program.
In addition, if you elect rebalancing, your rebalancing instructions will be automatically terminated in two circumstances. First, your rebalancing instructions will be terminated if your instructions would require us to allocate less than $2,000 to an Indexed Account. Second, your rebalancing instructions will be terminated if an Indexed Account to which your Contract Value would be allocated is no longer available. Third, your rebalancing instructions will be terminated if the accounts you are allocated to no longer have the same Interest Term length. If your rebalancing instructions are automatically terminated, you may re-elect rebalancing, if you meet all requirements, by submitting new instructions to our Home Office.

ACCESS TO YOUR MONEY DURING THE ACCUMULATION PHASE

TYPES OF WITHDRAWALS
The money under your Contract may be accessed in the following ways during the Accumulation Phase:
•by taking partial withdrawals; and
•by taking a full withdrawal (i.e., surrendering your Contract).
Your Contract Value and Base Value will decline whenever you take partial withdrawals. If you take a partial withdrawal and, immediately after the withdrawal, your Contract Value would be less than $2,000, we will instead pay you the Cash Surrender Value and terminate your Contract. If you take a full withdrawal, we will pay you the Cash Surrender Value and terminate your Contract. You may not take withdrawals greater than your Cash Surrender Value.
Partial withdrawals and full withdrawals may be subject to surrender charges. See the section titled "Surrender Charge” for more information about surrender charges. Repetitive withdrawals that are based on life expectancy are not subject to surrender charges. In addition, eligible withdrawals under the nursing home waiver or the terminal illness waiver are not subject to surrender charges.
All withdrawals are subject to any applicable taxes payable by us and not previously deducted. Withdrawals are not possible during the Income Phase.
PARTIAL WITHDRAWALS
During the Accumulation Phase, you can make partial withdrawals from your Contract Value at any time by sending a signed request to our Home Office. The withdrawal request must be accompanied with all the information we need to process it. Unless you tell us otherwise, partial withdrawals will be taken proportionately from the Fixed Account and Indexed Accounts based on how your Contract Value is allocated by percentage. Partial withdrawals must be at least $500. If your Contract Value is less than $500, you may only surrender the Contract for the Cash Surrender Value.
As part of your withdrawal request, you may indicate the Business Day on which you would like to take the withdrawal, including if you would like to take the withdrawal at the end of the current Interest Term. If you indicate the Business Day on which your withdrawal should be taken, we must receive your withdrawal request in good order no later than the close of the Business Day on which you wish to take the withdrawal. If you do not indicate the Business Day on which to take the withdrawal, your withdrawal will be taken on the Business Day that we receive your request. If we receive your request in good order on a non-Business Day or after the close of a Business Day, it will be deemed to be received on the next Business Day.
Partial withdrawals taken from an Indexed Account may negatively impact (perhaps significantly) your Indexed Account Value for the remainder of the Interest Term. See the section titled “Impact of Withdrawals from Indexed Accounts.”

Partial withdrawals from an Indexed Account may also negatively impact (perhaps significantly) the Interim Values that you may lock-in with the Return Lock feature. See the section titled “Return Lock.”
FULL WITHDRAWALS
You can take a full withdrawal (i.e., surrender your Contract for its Cash Surrender Value) at any time during the Accumulation Phase by sending a signed request to our Home Office in good order. A surrender request will be in good order if it contains all the information necessary to process the transaction. All benefits under the Contract will be terminated as of the Business Day that we receive your surrender request. The Cash Surrender Value will be as of the Business Day that we process the transaction. We will pay you the Cash Surrender Value within seven calendar days thereof.
As part of your withdrawal request, you may indicate the Business Day on which you would like to take the withdrawal, including if you would like to take the withdrawal at the end of the current Interest Term. If you indicate the Business Day on which your withdrawal should be taken, we must receive your withdrawal request in good order no later than the close of the Business Day on which you wish to take the withdrawal. If you do not indicate the Business Day on which to take the withdrawal, your withdrawal will be taken on the Business Day that we receive your request. If we receive your request in good order on a non-Business Day or after the close of a Business Day, it will be deemed to be received on the next Business Day.
REPETITIVE WITHDRAWALS
Repetitive withdrawals allow you to automatically withdraw payments of a pre-determined dollar amount or a fixed percentage of Contract Value on a monthly, quarterly, semi-annual or annual basis. The minimum amount for each repetitive withdrawal is $500. You may request repetitive withdrawals by completing the appropriate form and sending it to our Home Office.
Repetitive withdrawals may be used to avoid tax penalties for premature withdrawals or to satisfy minimum distribution requirements of qualified Contracts. To do this they must be set up as a series of substantially equal withdrawals made at least annually and based on:
•your life expectancy; or
•the joint life expectancy of you and your Beneficiary.
Repetitive withdrawals based on life expectancy are intended to deplete your Contract Value over the life expectancy through withdrawals that are substantially equal (as outlined in IRS guidance). To begin repetitive withdrawals based on life expectancy, you must verify your age in order for us to calculate the monthly, quarterly, semi-annual or annual withdrawal amount. We calculate the amount of a repetitive withdrawal based on life expectancy by dividing the Contract Value by the life expectancy of the Owner as determined by using the IRS single-life life expectancy table or for IRA required minimum distributions, the appropriate IRS table. If repetitive withdrawals are based on joint-life life expectancy, we divide the Contract Value by the joint-life expectancy of the Owner and the Beneficiary by using the IRS joint-life life expectancy table or for IRA required minimum distributions, the appropriate IRS table.
Example:  Assume that the Contract Value is equal to $100,000 and the Owner requests repetitive withdrawals based on life expectancy and is age 55. Based on the IRS single-life table, the life expectancy of an Owner age 55 is 29.6 years. The first repetitive withdrawal amount is equal to $100,000 divided by 29.6 which equals an annual payment of $3,378.38.
Assume that in one year, when the Owner is age 56, the Contract Value is equal to $101,453. The life expectancy of the Owner is 28.7 years. The repetitive withdrawal amount is equal to $101,453 divided by 28.7 which equals an annual payment of $3,534.95.
Repetitive withdrawals that are based on life expectancy may allow you to avoid the early withdrawal tax penalty of 10% that you would otherwise pay for taking withdrawals prior to age 59½. If you take additional withdrawals or otherwise modify or stop these repetitive withdrawals, a surrender charge may apply and there may be tax consequences and penalties. You should talk to your tax professional for more information on taking repetitive withdrawals to avoid the 10% tax penalty. If you make repetitive withdrawals that are not based on life expectancy, the same restrictions, income taxes, and tax penalties that apply to random withdrawals may also apply to repetitive withdrawals. Repetitive withdrawals that are not based on life expectancy are subject to surrender charges.
If you receive a repetitive withdrawal prior to the end of an Interest Term, like any other partial withdrawal prior to the end of an Interest Term, the repetitive withdrawal will cause a reduction (perhaps significant reduction) to your Base Value. Reductions to your Base Value will negatively impact your Indexed Account Value for the remainder of the Interest Term and may result in a lower amount of Indexed Interest being credited, if any, at the end of the Interest Term. It is possible to elect repetitive withdrawals that coincide with the ends of your Interest Terms so that such withdrawals do not negatively impact your Base Values. In addition, while repetitive withdrawals based on life expectancy are not subject to surrender charges, repetitive withdrawals that are not based on life expectancy may be subject to surrender charges. You should carefully consider how taking repetitive withdrawals can negatively impact your investment in the Contract. See the sections titled “Base Value Risk,” “Impact of Withdrawals from Indexed Accounts,” and “Surrender Charge” for more information.
You should consult your tax and financial advisors prior to taking, modifying, or stopping repetitive withdrawals.

SURRENDER CHARGE

You may take partial withdrawals or surrender your Contract (i.e., take a full withdrawal) at any time during the Accumulation Phase. A surrender charge may be imposed when you take a partial or full withdrawal during the first six Contract Years. After the sixth Contract Year, there are no surrender charges under the Contract.
If a surrender charge applies to a withdrawal, the charge will be a percentage of the amount withdrawn in excess of your free withdrawal amount. See “Free Withdrawal Amount” below. If you take a partial withdrawal, we will deduct the surrender charge from the amount withdrawn unless you tell us to deduct the surrender charge from your remaining Contract Value. If your remaining Contract Value is not sufficient to pay the surrender charge, we will deduct the surrender charge from the amount withdrawn. If you take a full withdrawal, the surrender charge is calculated as part of your Cash Surrender Value.
The applicable surrender charge percentage will depend on the Contract Year during which the withdrawal is taken. The schedule below sets forth the surrender charge percentages under the Contract. The surrender charge schedule starts at 9% and declines until the seventh Contract Year when it reaches 0%.

Contract Year	1	2	3	4	5	6	7+
Surrender Charge (as a percentage of the amount withdrawn in excess of the free withdrawal amount)	9%	8%	7%	6%	5%	4%	0%
All withdrawals during the first six Contract Years are subject to surrender charges, except:
•withdrawals during a Contract Year that, in the aggregate, do not exceed the free withdrawal amount;
•repetitive withdrawals based on life expectancy;
•eligible nursing home withdrawals; and
•eligible terminal illness withdrawals.
Annuity payments and death benefits under the Contract are not subject to surrender charges.
Surrender charges are intended to compensate us for expenses incurred in connection with the promotion, sale, and distribution of the Contracts. We intend to use revenue generated from surrender charges for any legitimate corporate purpose.
FREE WITHDRAWAL AMOUNT
After the Allocation Date and before the end of the sixth Contract Year you may take withdrawals during each Interest Term Year up to the free withdrawal amount without the imposition of surrender charges. Any aggregate withdrawals in excess of your free withdrawal amount may be subject to surrender charges. After the sixth Contract Year, no surrender charge applies under the Contract.
We determine your free withdrawal amount at the beginning of each Interest Term Year. Your free withdrawal amount at the beginning of an Interest Term Year will be equal (in dollars) to the greater of:
a.The free withdrawal percentage of 15% of the Contract Value as of the beginning of the current Interest Term Year. If you take more than one withdrawal in an Interest Term Year, the previous withdrawals during the Interest Term Year are taken into account to determine whether more than the free withdrawal percentage has been withdrawn in that Interest Term Year; or
b.The accumulated interest earned in the Contract less any accumulated interest withdrawn previously as of the beginning of the current Interest Term Year.
Example of the Surrender Charge and the Free Withdrawal Amount
The example below illustrates how the surrender charge and the free withdrawal amount apply to the Contract.
Assume:
•You purchase the Contract with a Purchase Payment of $99,990. Prior to the Allocation Date, you earned $10 in interest through the Fixed Holding Account.
•On the Allocation Date, you allocated $100,000 (representing 100% of your Contract Value) to an Indexed Account for your initial Interest Term.
•You did not make any withdrawals from your Contract during your initial Interest Term.
•You did not exercise the Return Lock feature during your initial Interest Term.
•At the end of the Initial Interest Term, you earned 8% in positive Indexed Interest, increasing your Contract Value to $108,000.
•You did not transfer your Contract Value at the end of the initial Interest Term.

•During your second Contract Year and your second Interest Term, you take a partial withdrawal of $20,000 that is subject to a surrender charge.
•You instruct us to deduct the surrender charge from your remaining Contract Value rather than the amount withdrawn.
Then, assuming no additional facts:
•The applicable surrender charge is 8% (the surrender charge percentage for the second Contract Year).
•Your free withdrawal amount, calculated at the beginning of the second Interest Term, is $16,200
(the greater of 15% of your Contract Value ($108,000 x 0.15 = $16,200) or the accumulated interest earned in the Contract less any accumulated interest withdrawn previously as of the beginning of the current Interest Term Year ($8,010))
•The portion of the partial withdrawal subject to a surrender charge is $3,800. ($20,000 - $16,200 = $3,800)
•The surrender charge equals $304. ($3,800 x 0.08 = $304)
•Your Contract Value after the partial withdrawal and the surrender charge is $87,696.
($108,000 - ($20,000 + $304) = $87,696)
NURSING HOME WAIVER
If approved in your state, there is no surrender charge on withdrawals you make while you are confined in a nursing home or a hospital for a period of at least 30 consecutive days or within 90 days of your release thereafter. If you were confined to a nursing home or hospital on the Contract Date, you are not eligible to rely on this waiver of surrender charges until after the first Contract Year. The 30-day requirement may be satisfied by confinement in a combination of eligible hospitals or eligible nursing homes. Separate periods of confinement, for the same or a related condition, with start dates that are no more than 30 days apart will be considered the same confinement. A new 30 consecutive day period will be applied for a confinement due to a new or non-related cause or to a confinement occurring more than 30 days from the most recent confinement for the same or related condition.
For you to rely on this waiver while you are confined, we may require proof of your confinement in an eligible nursing home or hospital, that your confinement has continued for 30 or more consecutive days, and that your confinement began after your Contract Date. For you to rely on this waiver after your release, we may require proof that you were confined to an eligible nursing home or hospital for at least 30 consecutive days, that your confinement began after your Contract Date, and that you were released within 90 days of your withdrawal request. Proof of confinement and release may include a billing statement from the eligible nursing home or hospital showing the dates of confinement and services rendered or a certification of confinement by an eligible attending physician of the Owner.
An eligible hospital includes any lawfully operated institution that is licensed as a hospital by the Joint Commission on Accreditation of Healthcare Organizations, or any lawfully operated institution that provides in-patient treatment under the direction of a staff of physicians and has 24-hour per day nursing services. An eligible nursing home is any facility licensed by the state that provides convalescent or chronic care for in-patients who, by reason of illness or infirmity, are unable to properly care for themselves. An eligible attending physician is any health care practitioner licensed, board certified or board eligible, who is qualified to practice in the area of medicine or in a specialty appropriate to treat the Owner's condition or disease. It does not include the Owner or a member of the Owner’s family.
If the Contract is owned by a non-natural person, the confinement of the Annuitant in an eligible healthcare facility will be treated as confinement of the Owner for purposes of relying on this waiver.
TERMINAL ILLNESS WAIVER
If approved in your state, there is no surrender charge on withdrawals that you make while you are terminally ill and not expected to live more than 12 months. For you to rely on this waiver, we must receive an eligible attending physician's certification regarding your illness and life expectancy and stating that your illness was diagnosed after your Contract Date. Only an original Owner continuously listed since the Contract Date, or a spousal Beneficiary who continued the Contract, may rely on this waiver. If the Contract is owned by a non-natural person, the Annuitant will be treated as the Owner for purposes of determining eligibility.
An eligible attending physician is any health care practitioner licensed, board certified or board eligible, who is qualified to practice in the area of medicine or in a specialty appropriate to treat the Owner's condition or disease. It does not include the Owner or a member of the Owner’s family.
DENIAL OF WAIVER CLAIMS
If we do not waive Surrender Charges for a nursing home confinement or a terminal illness, we will notify you of the denial, and will not process the withdrawal until we have received confirmation from you to proceed with the withdrawal.

ANNUITY PAYMENTS

INCOME PHASE
If your Contract enters the Income Phase, we will make annuity payments to the Payee(s) based on the annuity option that you select. Each annuity option is based on the life of at least one Annuitant. The value of the annuity payments that we make will depend in part on your Contract Value on the Annuity Date.
As of the Annuity Date, the only payments that we will make under the Contract are annuity payments (or a lump sum payment). It will not be possible to take withdrawals and the death benefit will not be payable upon death. Once your Contract enters the Income Phase, you cannot switch back to the Accumulation Phase.
You may elect to begin the Income Phase at any time after your second Contract Year begins. To start the Income Phase, you must notify us in writing at our Home Office at least 30 days prior to the date that Annuity Payments are to begin. The Annuity Date will be the date that we receive your written notice to commence Annuity Payments. The latest possible Annuity Date is the day before an Annuitant’s (or oldest Annuitant’s) 96th birthday, or earlier if required by law or the terms of a retirement plan for a qualified Contract. If the Income Phase has not begun by that time, it will begin automatically. We will send notice to you prior to the scheduled Annuity Date and request that you verify all the information that we currently have on file.
You name the Annuitant(s) in your Contract application and name the Payee(s) when you elect to begin the Income Phase. You may change a Payee or an Annuitant at any time prior to the Annuity Date by submitting a written request to our Home Office. You may elect and change the annuity option at any time prior to the Annuity Date by submitting an election form to our Home Office. The election form may be obtained through a written request, by phone, or by downloading the form from our website. After the Annuity Date, no such changes will be permitted.
If you transfer the right to receive annuity payments to someone else, there may be gift and income tax consequences. If premium taxes are required by state law, these taxes will be deducted from your Contract Value before the annuity payments are calculated.
ANNUITY PAYMENTS
You may choose one of the annuity options listed below or any other option you want and that we agree to provide. Each annuity option listed below is a life annuity option. This means that the number of annuity payments a Payee receives depends, at least in part, on how long an Annuitant lives. For Contracts with two Annuitants, only the joint-life annuity options may be elected from the list below.
We use the Annuity Reserve 2012 mortality table with mortality improvement scale G2, with age setback of five years to determine the amount of your annuity payments under all life annuity options. The table factors in an assumed effective interest rate of 1.00%. The amount of each annuity payment depends on many factors including the guarantees, if any, under the annuity option you choose, the frequency of annuity payments, the Annuitant’s age at the time you switch to the Income Phase, and, under some Contracts, the Annuitant’s sex.
The available annuity options are as follows:
Life Annuity. The Payee receives annuity payments as long as the Annuitant is living. Annuity payments stop when the Annuitant dies. There is no minimum number of payments with this option.
Life Annuity with Guaranteed Period. The Payee receives annuity payments for the longer of the Annuitant’s life or a guaranteed period of five or more years, as selected by you and agreed to by us. The amount of the annuity payments may be affected by the length of the guaranteed period you select. A shorter guaranteed period will result in higher annuity payments during the Annuitant’s life and fewer or no remaining guaranteed payments to the Payee. A longer guaranteed period will result in lower annuity payments. If the Annuitant dies before the guaranteed payments have been made, the remaining payments will be made to the Payee. Annuity payments stop on the later of the date the Annuitant dies or the date the last guaranteed payment is made.
Joint and Survivor Life Annuity. The Payee receives annuity payments as long as either Annuitant is living. After either Annuitant dies, the Payee receives a specified percentage of each annuity payment as long as the other Annuitant is living. You name the joint Annuitant, Payee and payment percentages at the time you elect this option and they cannot be changed once the Income Phase begins. Choosing lower percentages to be paid after the death of either Annuitant results in higher payments while both Annuitants are living. Annuity payments stop the later of the date the Annuitant dies or the date the joint Annuitant dies.
Joint and Survivor Life Annuity with Guaranteed Period. The Payee receives annuity payments for the longer of the Annuitant’s life, the joint Annuitant’s life or a guaranteed period of five or more years, as selected by you and agreed to by us. The full benefit amount will continue to be paid to the Payee until the later of the first death of either the Annuitant or joint Annuitant and the end of the guaranteed period. If only one Annuitant is alive when the guaranteed period ends, a percentage of the payment amount will continue to be paid to the Payee. You name the joint Annuitant, Payee and payment percentages at the time you elect this option. The joint Annuitant and payment percentages cannot be changed once the

Income Phase begins. Choosing lower percentages to be paid after the death of either Annuitant results in higher payments while both Annuitants are living. Annuity payments stop on the later of the date the Annuitant dies, the joint Annuitant dies or the date the last guaranteed payment is made.
If you do not choose an annuity option at least 30 days before the latest possible Annuity Date, we will make annuity payments under the Life Annuity with Guaranteed Period annuity option, using a guaranteed period of 10 years unless a shorter period is otherwise required by law.

You may choose to have annuity payments made on a monthly, quarterly, semi-annual or annual basis. If state law allows, we may choose to distribute your Contract Value in a lump sum if it is equal to or less than $2,000 or monthly annuity payments would be less than $20. We also reserve the right to change the payment frequency if payment amounts would be less than $250. You may elect to have payments delivered by mail or electronically transferred to a bank account.

Proof of Age or Sex. We may require proof of age or sex before beginning annuity payments under any annuity option based on life or life expectancy. If the age or sex of any Annuitant has been misstated, annuity payments will be based on the corrected information. Underpayments will be made up in a lump sum with the next scheduled payment. Overpayments will be deducted from future payments until the total is repaid. We will credit interest on underpayments but will not charge interest on overpayments. We may require evidence satisfactory to us that an Annuitant is living before we make any payment.

DEATH BENEFIT

If you die during the Accumulation Phase, the Contract provides for a death benefit equal to the greater of:
(a)Your Contract Value; or
(b)Your Purchase Payment reduced proportionately by the percentage reduction in the Indexed Account Values and the Fixed Account Value for each partial withdrawal, including the impact of any surrender charge deduction.
If we permit the Contract to be assigned, or you designate someone else as Owner, the death benefit will be adjusted to equal the Contract Value as of the date of assignment or ownership change. If the death of the original Owner precedes the death of the new Owner and the Purchase Payment exceeds the Contract Value as of the date we receive proof of the original Owner’s death, the difference between the Purchase Payment and the Contract Value will be added to the Fixed Account on this date.
The death benefit will not be payable once the Income Phase begins under any circumstances. It will terminate on the Annuity Date without value. This means the death benefit will terminate without value when the Contract is annuitized. Also, even if you do not actively annuitize the Contract, when the Annuitant reaches the maximum annuitization age, the death benefit will terminate without value.
Death of Annuitant. If the Annuitant is not an Owner and the Annuitant dies before the Annuity Date, you must designate a new Annuitant. If no designation is made within 30 days after we are notified of the Annuitant’s death, the Owner (or oldest joint Owner) named in the application will become the Annuitant.
If this Contract is owned by a non-natural person (e.g., a corporation or a trust), the death of the Annuitant will be treated as the death of an Owner for purposes of the death benefit.
DUE PROOF OF DEATH
The amount of the death benefit is subject to fluctuation until we receive due proof of death. Most importantly, if the Contract is invested in at least one Indexed Account at the time that a death benefit becomes payable, the amount of the death benefit may decrease in value until we receive due proof of death. Thus, eligible recipients of the death benefit should notify us of an Owner’s death and provide us due proof of death as promptly as possible to limit the risk of a decline in the death benefit.
We will determine the amount of the death benefit upon receipt at our Home Office of due proof of death, which includes the following information:
•Proof of death acceptable to us, such as a certified copy of a death certificate;
•Written payment directions from at least one eligible recipient of the death benefit; and
•Any other documents, forms or information we may require.
The amount of the death benefit will include any interest required by state law.
TO WHOM THE DEATH BENEFIT IS PAID
Upon the death of a natural Owner during the Accumulation Phase, the death benefit is payable to the following:
•Surviving Owner; or if none, then
•Surviving primary Beneficiaries; or if none, then
•Surviving contingent Beneficiaries; or if none, then

•Estate of the last Owner to die.
For a Contract owned by a non-natural Owner, upon the death of the Annuitant during the Accumulation Phase, the death benefit is payable to the following:
•Surviving primary Beneficiaries; or if none, then
•Surviving contingent Beneficiaries; or if none, then
•The non-natural Owner.
If a person entitled to receive the death benefit dies before the death benefit is distributed, we will pay the death benefit to that person’s named beneficiary or, if none, to that person’s estate.
PAYMENT OPTIONS
Under a non-qualified Contract, the death benefit must be paid as:
(a) A lump sum payment or series of withdrawals that are completed within five years from the date of death (ten years for qualified Contracts payable to certain beneficiaries, see below) ;
(b) Payments made over the Beneficiary's life or life expectancy; or
(c) Annuity Payments made over a person's life or life expectancy. The life expectancy election must be made within 60 days from our receipt of proof of death. Annuity Payments must begin within one year from the date of death. Once Annuity Payments begin, they cannot be changed.
Under a qualified contract, the death benefit must generally be completed within ten years after the date of death unless payable to an “eligible designated beneficiary” as defined in the Code. Eligible designated beneficiaries include, spouses, minor children (until they reach the age of majority), beneficiaries who are disabled or chronically ill or individuals not more than 10 years younger than the original owner.
Life and life expectancy payouts of death benefits may not satisfy required minimum distribution rules under qualified Contracts. See the section titled "Taxes” for more information. If the death benefit is payable to the Owner’s estate, we will make a lump sum payment. Different death benefit elections may be available to certain Beneficiaries.
We will determine the value of the death benefit as of the Business Day on which we receive the Beneficiary’s election and all information we need to process the claim. If your Beneficiary chooses to make a series of withdrawals over time as provided in option (a) above, then the allocation of Contract Value among the Indexed Accounts and the Fixed Account will not change (unless an Indexed Account becomes unavailable, in which case Contract Value allocated to that Indexed Account will be automatically transferred to the Fixed Account). To the extent the Contract Value is allocated to an Indexed Account, the Beneficiary will be subject to the risk that the Contract Value will decrease in value.
SPOUSAL CONTINUATION
In limited circumstances, when the Owner dies, if the spouse of the deceased Owner is entitled to receive a death benefit, the spouse may have the option to continue the Contract instead.  Under federal tax law, the spouse’s option to continue the Contract is contingent upon whether the deceased Owner and the spouse were legally married under applicable state law.   See the section titled "Taxes” for more information.
If the spouse chooses to continue the Contract, any remaining Surrender Charge Period will be waived. If the spouse chooses to continue the Contract and if the Death Benefit exceeds the Contract Value, we will adjust the Contract Value to equal the Death Benefit as of the date we receive proof of death. Only one spousal continuation is permitted per Contract.
DEATH DURING THE INCOME PHASE
If an Owner dies during the Income Phase, then any amounts paid after the Owner’s death will depend on which annuity option was selected. If an Owner dies while annuity payments are being paid, we will pay the remaining annuity payments, if any, in accordance with that option. If the Annuitant is not an Owner and dies after the Annuity Date, then we will continue paying any remaining annuity payments to the Payee designated by the Owner. The remaining annuity payments will be distributed at least as rapidly as under the annuity option then in effect. See the section titled "Annuity Payments" for more information.

TAXES

This section discusses how the federal income tax applies to annuities in general. This information is not complete and is not intended as tax advice. Tax laws and their interpretations are complex and subject to change. We cannot predict the probability that any changes in the interpretation of the laws, or the laws themselves, will occur. No attempt is made to discuss state or other tax laws. Symetra Life does not guarantee the tax treatment of any Contract or any transaction involving a Contract. You bear the complete risk that the Contract may not be treated as an “annuity contract” under federal income tax laws. It should be further understood that the following discussion is not exhaustive and that special rules not described in this prospectus may be applicable in certain situations. You should consult a competent tax advisor about the possibilities of tax law changes and your individual circumstances.

ANNUITY CONTRACTS IN GENERAL
Different tax rules apply to Purchase Payments made to annuity contracts and distributions from annuity contracts depending on how you take money out and whether the annuity contract is a “non-qualified contract” or a “qualified contract.” A “non-qualified contract” is one that is not purchased as part of a formal retirement plan. A “qualified contract” is purchased as part of an individual retirement plan or an employer-sponsored plan. Currently, we offer this Contract as a qualified contract to fund an IRA, or Roth IRA. Non-qualified contracts purchased with after-tax money and not part of an IRA or Roth IRA or other retirement plan, receive different tax treatment than qualified contracts.
NON-QUALIFIED CONTRACTS
Individuals may purchase non-qualified annuity contracts without any Purchase Payment limits imposed under the Code. The Purchase Payments receive no tax benefit but taxes on the increases in the value of the Contract are generally deferred until distribution occurs, either in the form of a lump sum payment, a partial withdrawal, or as annuity payments under the option elected.
Your cost basis equals the total amount of the after-tax Purchase Payment remaining in the Contract. Under the Code, you generally do not pay tax on Contract earnings until received. If the Contract Value exceeds the Purchase Payment made to the Contract, any amount withdrawn will generally be treated as coming first from income on the Contract and then, only after the income portion is exhausted, as coming from the Purchase Payment. Exceptions to this rule include distributions from any Purchase Payment made prior to August 14, 1982 and full surrenders of the Contract which are treated as taxable income to the extent the amount received exceeds the investment in the Contract. Withdrawn earnings are includable in gross income and taxed at ordinary income rates. See also the discussion under Medicare Tax below. In certain situations, an ordinary loss deduction may be available upon the full surrender of a contract if the proceeds of the surrender are less than the investment in the Contract. However, the deduction will be subject to the limitation on itemized deductions. You should consult your tax advisor before deducting any loss resulting from the surrender of a non-qualified annuity contract.
Contracts not owned for the benefit of natural persons, e.g., contracts owned by a corporation or certain other entities, are generally not treated as annuities for federal income tax purposes and any earnings are taxed as ordinary income in the current year. Exceptions may apply. For example, contracts held by a trust which holds the annuity contract as an agent for a natural person can defer tax on earnings until money is withdrawn from the annuity contract. Purchasers who are not natural persons should consult their own tax counsel or other tax advisor before purchasing the Contract.
In addition to ordinary income tax, Section 72(q) of the Code imposes a ten percent (10%) penalty on the income portion of any premature withdrawals from a non-qualified annuity contract. The penalty is not imposed on amounts received: (a) after the taxpayer reaches age 59   ½; (b) after the death of the Owner; (c) if the taxpayer is totally disabled (for this purpose disability is as defined in Section 72(m)(7) of the Code); (d) as a series of substantially equal periodic payments made not less frequently than annually for the life (or life expectancy) of the taxpayer or for the joint lives (or joint life expectancies) of the taxpayer and the taxpayer's beneficiary; or (e) which are allocable to Purchase Payments made prior to August 14, 1982. With respect to (d) above, if the series of substantially equal periodic payments is modified before the later of your attaining age 59   ½ or five years from the date of the first periodic payment, then the tax for the year of the modification is increased by an amount equal to the tax which would have been imposed but for the exception, plus interest for the tax years in which the exception was used. There may be other exceptions to the 10% tax penalty and additional conditions to the 10% penalty exceptions described above. Before you make a withdrawal from a non-qualified contract, you should consult your tax advisor to determine the tax treatment of the withdrawal and whether the 10% penalty tax will apply.
DISTRIBUTIONS AT DEATH - NON QUALIFIED CONTRACTS
In order to be treated as an annuity contract for tax purposes, a non-qualified contract must provide that:
1.If an owner dies before annuity payments begin, the entire interest in the contract must be distributed within five years after the date of the owner’s death. If payable to a designated beneficiary, the distributions may be paid over the life or life expectancy of that designated beneficiary, so long as the payouts begin within one year of the Owner’s death. If the sole designated beneficiary is the spouse of the owner, the contract may be continued in the name of the spouse as owner; or
2.If the owner dies on or after annuity payments begin, the remainder of any interest in the contract must be distributed at least as rapidly as provided for in the method in effect on the date of death.
If the owner is not a natural person, then for purposes of these distribution rules, the annuitant is considered the owner. In addition, when the owner is not a natural person, a change in the annuitant is treated as the death of the Owner.

DISTRIBUTIONS AT DEATH - QUALIFIED CONTRACTS
In order to be treated as a qualified annuity contract for tax purposes, a qualified contract must provide that: for owners who die after January 1, 2020 that any designated beneficiary who is not an “eligible designated beneficiary” must generally withdraw the account value within ten years after the date of death. Eligible designated beneficiaries can withdraw the account value over their lives or a period not exceeding their life expectancies. Eligible designated beneficiaries include (1) the surviving spouse of the owner; (2) a child who has not reached majority (any remaining portion of the account value must be distributed within 10 years after the date the child reaches majority); (3) a disabled beneficiary; (d) a chronically ill individual; and (e) any individual not described above who is not more than 10 years younger than the IRA owner.

ANNUITY DATE
We will deny our consent to a later Annuity Date based upon any current or future legal restrictions imposed by state laws and regulations, by regulatory authorities or by the Code and the IRS. For non-qualified Contracts, if the Contract’s Income Phase occurs at a time when the Annuitant has reached an advanced age (e.g., past age 95), it is possible that the Contract would not be treated as an annuity for federal income tax purposes. In that event, gains under the Contract could be currently includable in your income. The IRS has not provided guidance with respect to a maximum date on which annuity payments must start. In the event that any future rulings, regulations, or other pronouncements by the IRS provide us with guidance, we may need to restrict your ability to change to any Annuity Date under a non-qualified Contract which occurs when the Annuitant is at an advanced age (e.g., past age 95).
QUALIFIED CONTRACTS
Contracts purchased as an IRA or Roth IRA are referred to as “qualified contracts” because they are qualified under the Code to provide tax deferral for retirement purposes. You do not have to purchase an annuity contract to qualify for the tax deferral offered by these qualified contracts. There may be other investment vehicles that can be purchased for your retirement plan. However, an annuity contract has features and benefits other than tax deferral that may make it an appropriate investment for your retirement plan. Other than those qualified contract types listed above, we do not offer contracts purchased as part of your employer’s retirement plan. You should consult your tax advisor regarding these features and benefits before you buy a qualified Contract.
Qualified contracts are subject to special rules and limits on Purchase Payments and distributions that vary according to the type of IRA. You may be able to make a direct transfer or rollover from other qualified plans and qualified contracts to this qualified contract. Ineligible or excess contributions to qualified contracts can result in substantial penalties. Tax penalties of 10% or more may apply to certain distributions; for example if you are under age 59 ½ and not disabled as defined by the Code.
IRAs. Individuals may contribute to an individual retirement arrangement known as a traditional IRA. Under applicable limitations, certain amounts may be contributed to an IRA which will be deductible from the individual’s gross income. Under some circumstances, you may be able to make “after-tax” contributions. These IRAs are subject to limitations on eligibility, contributions, transferability and distributions. Under certain conditions, distributions from other IRAs and other retirement plans may be rolled over or transferred on a tax deferred basis into an IRA. Purchasers of IRAs should obtain competent tax advice as to the tax treatment and suitability of such an investment.
Roth IRAs. Under applicable limitations, individuals may also contribute nondeductible contributions to Roth IRAs. These Roth IRAs are also subject to limitations on eligibility, contributions, transferability and distributions. “Qualified distributions” from Roth IRAs are excluded from taxable gross income. “Qualified distributions” are distributions which (a) are made more than five years after the taxable year of the first contribution to a Roth IRA, and (b) meet any of the following conditions: (1) the annuity owner has reached age 59 ½; (2) the distribution is paid to a beneficiary after the owner’s death; (3) the annuity owner is disabled; or (4) the distribution will be used for first time home purchase. (Qualified distributions for first time home purchases may not exceed $10,000.) Non-qualified distributions are includable in taxable gross income only to the extent that they exceed the contributions made to the Roth IRA. The taxable portion of a non-qualified distribution may be subject to the 10% penalty tax.
You may convert a traditional IRA to a Roth IRA. You will be required to include the taxable portion of the conversion in your taxable gross income, but you will not be required to pay the 10% penalty tax. However, a 10% penalty tax may apply to a conversion from an IRA if distributions occur during the five taxable years beginning with the year in which the conversion was made. You should consult a tax advisor before converting an IRA to a Roth IRA.
If your Contract is issued as an IRA or Roth IRA, then we will issue the Contract with language intended to qualify the Contract for tax purposes as an IRA or Roth IRA. We will also provide the necessary administrative procedures to administer the IRAs and Roth IRAs in accordance with IRS requirements governing the sponsors of IRAs and Roth IRAs subject to the accuracy and completeness of the information you provide us.
The Contract is also available for purchase as an investment by an IRA or Roth IRA custodial or trust account. In that case, we will issue a non-qualified Contract to the custodian or trustee for the benefit of the underlying IRA owner, as the tax qualification requirements will appear in the account and the custodian or trustee is responsible for administering the account in accordance with IRS requirements. However, the rights of any person to benefits may be subject to the terms and conditions of the IRA or Roth IRA account, regardless of the terms and conditions of the Contract. In addition, we will not be bound by the terms and conditions of the account to the extent such terms and conditions contradict the Contract, unless we consent.
Limits on Annual Contributions. Under federal tax law, IRAs and Roth IRAs both limit the amount of annual contributions an individual can contribute to such individual's IRA or Roth IRA. The IRA and Roth IRA annual contribution limit for 2023 is the smaller of your taxable compensation or $6,500. This amount is lower than the minimum Purchase Payment of $25,000 that we accept. Therefore, you may only contribute an initial Purchase Payment that is a rollover contribution of $25,000 or more from other eligible retirement plans. Generally, rollovers and direct transfers will not be subject to annual contribution limits. IRA owners age 50 or older may be able to make additional “catch-up” contributions each year. A rollover from or conversion of an IRA to a Roth IRA is generally subject to tax.

Required Minimum Distributions. Generally, qualified contracts (except for Roth IRAs) are subject to lifetime required minimum distributions. For IRAs, you must begin receiving required minimum distributions by April 1 of the year following the year in which you reach age 73 (72 for individuals reaching that age before January 1, 2023 and 70   ½ for individuals reaching that age before January 1, 2020). There is a 25% penalty tax on the shortfall if you fail to take required minimum distributions (which may be reduced to 10% if you correct the shortfall within a two-year correction period).
The required minimum distribution rules require that the entire interest in the Contract generally must be distributed not later than the required beginning date or distributed, beginning not later than the required beginning date, over the life or life expectancy of the owner, or the joint lives or joint life expectancy of the owner and the owner's designated beneficiary. These requirements do not apply to a Roth IRA during the owner’s life. Required minimum distributions from all IRAs you own may be taken in the form of withdrawals from (1) the IRA Contract Value prior to the Contract’s Annuity Date, or (2) from one or more of the other IRAs that you own, to the extent permitted under federal tax law.

Generally, if the owner dies the entire interest of the owner must be distributed by December 31 st of the year that is the tenth anniversary of the owner’s death or in the case of an "eligible designated beneficiary", over the life or life expectancy of the eligible designated beneficiary if such distributions begin no later than December 31 st of the year after the date of the owner’s death. An “eligible designated beneficiary” includes spouses, disabled and chronically ill individuals, individuals who are ten or less years younger than the deceased owner, and children who have not reached the age of majority (but only until they reach the age of majority). If your spouse is your beneficiary and your contract permits, your spouse may delay the start of required minimum distributions until December 31 st of the year in which you would have reached age 73 (or 72 for individuals reaching that age before January 1, 2023; 70   ½ for individuals reaching that age before January 1, 2020). The spouse beneficiary of an IRA may elect to roll over the death proceeds into such beneficiary's own IRA (or a Roth IRA and pay tax on the taxable portion of the death proceeds) and treat the IRA (or Roth IRA) as such beneficiary's own. Non-spouse beneficiaries may also be able to roll over death proceeds to an inherited IRA. If you die after required minimum distributions have begun, payments of your entire remaining interest must be made in a manner and over a period as provided under the Code. Roth IRAs are not subject to the required minimum distributions rule while the owner is alive. Distributions from a Roth IRA may be deferred until the death of the owner.
Tax Treatment of Withdrawals. To the extent Purchase Payments have a zero cost basis (were made with pre-tax dollars), withdrawals will be taxed as ordinary income. In addition to ordinary income tax, Section 72(t) of the Code imposes a 10% penalty tax on the taxable portion of any distributions from certain qualified contracts. To the extent amounts are not includable in gross income because they have been rolled over to an IRA or to another eligible plan; no tax penalty will be imposed. The following is a list of some of the distributions to which the tax penalty will not apply: (a) distributions made on or after the date on which the owner reaches ages 59 ½; (b) distributions following the death or disability of the owner as defined by the Code; (c) distributions made after separation from service after attainment of age 55; (d) distributions that are part of substantially equal periodic payments made not less frequently than annually for the life (or life expectancy) of the owner or the joint lives (or joint life expectancies) of such owner and such owner's beneficiary; (e) distributions made to the owner to the extent such distributions do not exceed the amount allowable as a deduction under Section 213 of the Code to the owner for amounts paid during the taxable year for medical care; (f) distributions made to pay health insurance premiums for an unemployed owner; (g) distributions made to pay qualified higher education expenses; (h) distributions made to an owner for first time home purchases; (i) distributions due to an IRS levy; (j) “qualified reservist distributions,” as defined by the Code; (k) distributions to qualified public safety employees from a governmental defined benefit plan after attaining age 50 and separating from service; and (l) distributions up to $5,000 in connection with the birth or adoption of a child. The exception stated in (c) above does not apply to an IRA and Roth IRA. There may be other exceptions to the 10% tax penalty and additional conditions to the 10% penalty exceptions described above. Before you make a withdrawal, you should consult your tax advisor to determine the tax treatment of the withdrawal and whether the 10% penalty tax will apply.
TAXATION OF ANNUITY PAYMENTS
Although tax consequences may vary depending on the payout option elected under an annuity contract, a portion of each annuity payment (or “amount received as an annuity”) is generally not taxed and the remainder is taxed as ordinary income. The non-taxable portion of an annuity payment is generally determined using an exclusion ratio in a manner that is designed to allow you to recover your after-tax investment in the contract. The exclusion amount for annuity payments based on a fixed annuity is determined by multiplying the payment by the ratio that the cost basis of the contract (adjusted for any period certain) bears to the expected return under the contract. For qualified contracts, the after-tax investment may be zero. The exclusion ratio is determined when annuity payments start. It is applied to each annuity payment over the expected stream of annuity payments, so that each annuity payment is taxable in part and tax free in part. Once your investment in the Contract has been fully recovered, however, the full amount of each annuity payment is subject to tax as ordinary income. If the annuity payments stop as a result of the Annuitant’s death before full recovery of the investment in the Contract, you should consult a competent tax advisor to determine whether the unrecovered investment in the Contract is deductible. Owners, Payees and Beneficiaries under the contracts should seek competent financial advice about the tax consequences of any distributions.
As mentioned above, distributions prior to age 59   ½ are subject to a 10% penalty tax, subject to certain exceptions. One exception is for distributions that are part of a series of substantially equal periodic payments (made not less frequently than annually) for the life (or life expectancy) of the taxpayer or the joint lives (or joint life expectancies) of the taxpayer and the taxpayer's designated beneficiary. Another is the exception for annuity payments made pursuant to a partial or complete annuitization of your non-qualified Contract. Whether annuity payments made prior to age 59   ½ satisfy either of these exceptions will depend on the manner in which such payments are made under the facts and circumstances of each case.

DEATH BENEFITS
Any death benefits paid under the Contract are generally taxable to the Beneficiary. The rules governing taxation of payments from an annuity contract, as discussed above, generally apply to the payment of death benefits and depend on whether the death benefits are paid as a lump sum or as annuity payments. Estate or gift taxes may also apply.
EFFECT OF CIVIL UNIONS AND DOMESTIC PARTNERSHIPS
For non-qualified and qualified annuities, there may be certain distribution options or elections available under federal tax law to beneficiaries who are “spouses” as defined under federal tax law. For federal tax law purposes, a “spouse” is a person recognized as a “spouse” in the state where the couple was legally married. The term does not include a party to a registered domestic partnership, civil union, or similar formal relationship recognized under state law that is not denominated a marriage under that state’s law. Accordingly, these same options are not available to surviving beneficiaries who are “civil union partners,” “domestic partners” or other similar relationships as recognized under the laws of certain states. The administration of spousal rights and the related tax reporting for the Contract will be done in a manner consistent with federal tax law requirements. The rights and benefits of civil union, domestic partnerships and other similar relationships under federal law are complex. Therefore, you should contact your legal advisor to discuss the availability of options and elections available to your surviving partner.
EXCHANGES
From time to time we may offer programs under which certain annuity contracts previously issued by us may be exchanged for the Contracts offered by this prospectus. These programs will be made available on terms and conditions determined by us, and any such programs will comply with applicable law. We believe the exchanges will be tax free for federal income tax purposes; however, you should consult your tax advisor. Generally you can exchange one non-qualified Contract for another in a tax free exchange under Section 1035 of the Code. In addition, if your Contract is a qualified Contract, then it will generally qualify as a tax free rollover or transfer. However, only one rollover is permitted during any one-year period.
You can make only one rollover from an IRA to another (or the same) IRA in any 12-month period, regardless of the number of IRAs you own. The limit will apply by aggregating all of your IRAs, including Roth IRAs, effectively treating them as one IRA for purposes of the limit. Trustee-to-trustee transfers between IRAs and rollovers from traditional to Roth IRAs are not limited.
If you exchange part of an existing contract for this Contract, and within 180 days of the exchange you receive a payment (e.g., you make a withdrawal) from either contract, the exchange may not be treated as a tax free exchange. Rather, the exchange may be treated as if you had made a taxable withdrawal from the existing contract and then purchased this Contract. Subject to certain exceptions, some or all of the amount exchanged into this Contract could be includable in your income and subject to the 10% tax described in the “Non-Qualified Contracts” section of this prospectus.
If you are considering a partial exchange of an annuity contract, you should consider the conditions described by Revenue Procedure 2011-38. Under Rev. Proc. 2011-38: (1) the period of time after which cash can be withdrawn from either contract is 180 days beginning on the date of the transfer and (2) annuity payments that satisfy the partial annuitization rule under Section 72(a)(2) of the Code will not be treated as a distribution from either the old or new contract.
In a private letter ruling, the IRS allowed the beneficiary of a series of several fixed and variable non-qualified inherited annuities to complete an exchange under Section 1035 of the Code of those contracts into a new variable annuity so long as the technical requirements for the exchange under Section 1035 of the Code were honored, and the beneficiary committed to taking post-death distributions from the new annuity at least as rapidly as were occurring under the old contract. While a private letter ruling gives an insight into the IRS’ view, legally it only applies to the taxpayer who requested the ruling. A beneficiary contemplating an exchange under Section 1035 of the Code of an inherited annuity contract should consult with their tax advisor.
Before making an exchange, you should compare both contracts carefully. You may have to pay a surrender charge on your existing annuity contract; other charges may be higher (or lower) and the benefits may be different. You should not exchange another annuity contract for this one unless you determine that, after knowing all the facts, the exchange is in your best interest. Also, you should consult your tax advisor in connection with an exchange involving the Contract, especially if you anticipate making a withdrawal from either contract.
A transfer or assignment of ownership of a contract, the designation of an annuitant, the selection of certain annuity dates, or the exchange of a contract may result in certain tax consequences to you that are not discussed here. An owner contemplating any such transfer, assignment or exchange should consult with their tax advisor.
MULTIPLE CONTRACTS
All deferred non-qualified annuity contracts that are issued by Symetra Life (or any affiliate) to the same owner during any calendar year will be treated as one annuity contract for purposes of determining the taxable amount. As a result, withdrawals from any such contracts will be taxed based upon the income in all of the contracts aggregated in the same calendar year. Such treatment may result in adverse tax consequences including more rapid taxation of the distributed amounts from such multiple contracts. For purposes of the aggregation rule, contracts received in a 1035 exchange will be considered issued in the year of the exchange. Also, all IRAs you own will be treated as one IRA for purposes of contribution limits. You should consult a tax advisor prior to purchasing more than one annuity contract in any calendar year or contributing to more than one IRA.

TAX WITHHOLDING
Generally, federal income tax is withheld from the taxable portion of withdrawals at a rate of 10%. Withholding on periodic payments as defined by the Code is at the same rate as wages. Typically, you may elect not to have income taxes withheld or to have withholding done at a different rate. Special withholding rules apply to United States citizens residing outside the United States and to nonresident aliens.
FEDERAL ESTATE TAXES
While no attempt is being made to discuss the federal estate tax implications of the Contract, a purchaser should keep in mind that the value of an annuity contract owned by a decedent and payable to a beneficiary by virtue of surviving the decedent is included in the decedent’s gross estate. Depending on the terms of the annuity contract, the value of the annuity included in the gross estate may be the value of the lump sum payment payable to the designated beneficiary or the actuarial value of the payments to be received by the beneficiary. Consult an estate planning advisor for more information.
GENERATION-SKIPPING TRANSFER TAX
Under certain circumstances, the Code may impose a “generation-skipping transfer tax” when all or part of an annuity contract is transferred to, or a death benefit is paid to, an individual two or more generations younger than the owner. Regulations issued under the Code may require us to deduct the tax from your Contract, or from any applicable payment, and pay it directly to the IRS.
AMERICAN TAXPAYER RELIEF ACT OF 2012/TAX CUTS AND JOBS ACT
The American Taxpayer Relief Act: (1) permanently provides for a maximum federal estate tax rate, gift tax rate and generation skipping transfer tax rate of 40% with an inflation-adjusted $5 million lifetime unified estate and gift tax exclusion and a $5 million generation skipping transfer exclusion; (2) makes permanent “portability” between spouses which allows the estate of a decedent who is survived by a spouse to permit the surviving spouse to use the decedent’s unused $5 million lifetime exclusion; and (3) extends a number of generation skipping transfer provisions. The Tax Cuts and Jobs Act temporarily doubles the exemption amount, indexed for inflation, for estate, gift and generation-skipping taxes from the $5 million base, set in 2011, to the new $10 million base, effective for tax years 2018 through 2025.
MEDICARE TAX
Distributions from non-qualified annuity contracts will be considered “investment income” for purposes of the 3.8% Medicare tax on investment income. Thus, in certain circumstances, this tax will be applied to some or all of the taxable portion of distributions (e.g. earnings) to individuals whose income exceeds certain threshold amounts. Please consult a tax advisor for more information.
ANNUITY PURCHASES BY NONRESIDENT ALIENS AND FOREIGN CORPORATIONS
The discussion above provides general information regarding U.S. federal income tax consequences to annuity purchasers that are U.S. citizens or residents. If you are not a U.S. citizen or resident, you will generally be subject to U.S. federal withholding tax on taxable distributions from annuity contracts at a 30% rate, unless a lower treaty rate applies. In addition, you may be subject to state and/or municipal taxes and taxes that may be imposed by your country of citizenship or residence. You should consult with a qualified tax advisor regarding U.S., state, and foreign taxation with respect to purchasing the Contract.
FOREIGN TAX CREDITS
We may benefit from any foreign tax credits attributable to taxes paid by certain Indexes to foreign jurisdictions to the extent permitted under federal tax law.
POSSIBLE TAX LAW CHANGES
Although the likelihood of legislative changes is uncertain, there is always the possibility that the tax treatment of the Contract could change by legislation or otherwise. Consult a tax advisor with respect to legislative developments and their effect on the Contract.
We have the right to modify the Contract in response to legislative changes that could otherwise diminish the favorable tax treatment that annuity contract owners currently receive. We make no guarantee regarding the tax status of any contract and do not intend the above discussion as tax advice.

OTHER INFORMATION

GENERAL ACCOUNT
The General Account is made up of all of Symetra Life’s assets, including the Fixed Holding Account, the Fixed Account and Separate Account RINA. It does not include Separate Account RITX or any other Symetra Life separate accounts. Symetra Life exercises sole discretion over the investment of General Account assets, and bears the associated investment risk. You will not share in the investment experience of General Account assets. The General Account invests its assets in accordance with state insurance law. All of the assets of the General Account are chargeable with the claims of any of our contract owners as well as our creditors and are subject to the liabilities arising from any of our other business.

UNREGISTERED SEPARATE ACCOUNT
Except for Contracts issued in certain states, we place all assets that you allocate to the Indexed Accounts in Symetra Separate Account RINA. We have exclusive and absolute ownership and control of the assets of the Separate Account. You do not share in the investment performance of assets allocated to Symetra Separate Account RINA. Symetra Separate Account RINA is not registered under the Investment Company Act of 1940, as amended. It is non-unitized, non-insulated and was established under the laws of Iowa solely for the purpose of supporting our obligations under the Contract. Like our General Account, all of the assets of Symetra Separate Account RINA are chargeable with the claims of any of our contract owners as well as our creditors and are subject to the liabilities arising from any of our other business.
For Contracts issued in Texas, Alaska, and Washington, we place all assets that you allocate to the Indexed Accounts in Symetra Separate Account RITX, an unregistered, non-unitized, insulated separate account. Symetra Separate Account RITX is structured differently than Symetra Separate Account RINA and is only available for persons purchasing a Contract in certain states. Unlike Symetra Separate Account RINA, the assets in Symetra Separate Account RITX equal to the reserves and other contract liabilities (but not exceeding Purchase Payments allocated to the account and earnings thereon) are insulated from the claims of our creditors. Separate Account RITX was established under Iowa law and is not registered under the Investment Company Act of 1940, as amended.
CHANGES TO THE SEPARATE ACCOUNT
Where permitted by applicable law, we reserve the right to make certain changes to the structure and operation of the Separate Account. We will not make any such changes without receiving any necessary approval of any applicable state insurance department. We will notify you of any changes in writing. These changes include, among others, the right to:
•Manage the Separate Account under the direction of a committee at any time;
•Make any changes required by applicable law or regulation; and
•Modify the provisions of the Contract to reflect changes to the Indexed Accounts and the Separate Account and to comply with applicable law.
Some, but not all, of these future changes may be the result of changes in applicable laws or interpretations of law. We reserve the right to make other structural and operational changes affecting the Separate Account.
SUSPENSION OF PAYMENTS, RETURN LOCK REQUESTS, OR TRANSFERS
We may be required to suspend or delay the payment of death benefits and withdrawals, the calculation of annuity payments, Return Lock requests, and transfers when we cannot calculate an Indexed Account Value under any of the following circumstances:
•the New York Stock Exchange is closed (other than customary weekend and holiday closings);
•the closing value of an Index is not published;
•trading on the New York Stock Exchange is restricted;
•the calculation of the Interim Value is not reasonably practical due to an emergency; or
•during any other period when a regulator, by order, so permits.
If a value for an Index cannot be obtained on any day due to any of these circumstances, we will use the value of the Index as of the next Business Day that the value is available. If the beginning day of an Interest Term falls on a Business Day for which we cannot obtain a value for an Index, the beginning day of the Interest Term will not change.
DISTRIBUTION
The Contracts are distributed by Symetra Securities, Inc. (“SSI”).  SSI is an affiliate of Symetra Life and is located at 777 108th Avenue NE, Suite 1200, Bellevue, Washington 98004. It is registered as a broker-dealer with the SEC under the Securities Exchange Act of 1934 and is a member of the Financial Industry Regulatory Authority (“FINRA”). No amounts are retained by SSI for acting as principal underwriter for the Separate Account, but its expenses are covered by Symetra Life. SSI will use its best efforts to perform its distribution services, but is not required to sell any number or dollar amount of Contracts. We may stop offering the Contracts at any time.
The Contracts are sold by broker-dealers who have a current sales agreement with SSI and Symetra Life, through individuals who, in addition to being licensed to sell annuity contracts, are also registered representatives of the broker-dealers.
We generally pay the broker-dealers who sell our Contracts on a commission basis. The commissions are calculated as a percentage of Purchase Payments invested in the Contract. A broker-dealer can elect to receive commissions at a lower rate on Purchase Payments when paid but then receive a periodic asset-based commission (based on average Contract Value) beginning after the first Contract Year and continuing for so long as the Contract remains in effect. The amount and timing of the commission payments will differ depending on the agreement between us and the broker-dealer and the broker-dealer’s election, but the commission is not expected to be more than 6.5% of Purchase Payments, and the periodic asset-based commission is not expected to be more than 1.00% annually of the average Contract Value. We also pay a commission to your broker-dealer if after you purchase your Contract you choose to receive your Contract Value in the form of an annuity option. We pay a commission of up to 1.25% of the Contract Value applied to purchase a fixed annuitization option. Broker-dealers typically share a portion of the commissions they receive with their registered representatives who solicited sales of the Contracts, depending on the agreement between the broker-dealer and the registered representative. If you would like information about what your registered representative and such representative's broker-dealer received in connection with your Contract, please ask your registered representative.
We also pay allowances, bonuses and other incentives to some broker-dealers and/or other distributors of the Contracts. A bonus dependent upon persistency is one type of bonus that we may pay. These additional incentives or payments are calculated in different ways and are not offered to all broker-dealer firms. These payments can be based on sales volumes or other sales-related criteria. Other payments can be for other services that do not directly involve the sale of the Contracts. These services may include the recruitment and training of personnel, production of promotional literature, and similar services. We also provide non-cash compensation to broker-dealers and their registered representatives, including providing (or covering costs associated with) conferences, seminars and other marketing events and expenses, and items of small value, such as promotional gifts, meals or tickets to sporting or entertainment events.
The compensation paid to your broker-dealer and registered representative (including any allowances, bonuses, non-cash compensation and other incentive payments) could create an incentive for your registered representative, and the broker-dealer with which they are associated, to recommend the Contract because they will receive more compensation for the Contract than for other investments they could recommend.
Symetra Life and SSI also contract with firms to act as wholesalers for us and assist us in marketing our contracts to broker-dealers and their registered representatives. Some wholesalers are also called “independent marketing organizations” and provide training, marketing and other sales-related functions for us. Some wholesalers also provide administrative services to us in connection with the Contracts. Wholesalers are typically paid commissions and overrides on Contract sales.
AMENDMENTS TO THE CONTRACT
We reserve the right to amend the Contract to meet the requirements of applicable federal or state laws or regulations. You will be notified in writing of any changes, modifications or waivers.
ACCOUNT STATEMENTS
At least once each calendar year during the Accumulation Phase, we will send you an annual statement that will show your Contract Value, any transactions made to your Contract during the year, any surrender charge deductions, the amount of the death benefit, and any Indexed Interest credited to your Indexed Accounts. Each statement will show information as of a date not more than four months prior to the mailing date. On request, we will send you a current statement with the information described above.
CERTAIN TRANSACTIONS
Certain transactions may be permitted by telephone and electronically on the Internet and may require that we have properly signed authorization for your Contract on record. In addition, you may authorize someone else to make transactions by telephone, and if available on the Internet, on your behalf. Symetra Life will not be liable for any failure to question or challenge such requests as long as there is a valid signed authorization on record at Symetra Life. Transactions submitted by Internet will require certain identification information, such as a password or personal identification information.
Although we use reasonable procedures, including recording all telephone instructions and requiring certain personal identification information to prevent unauthorized account access, we cannot assure you that telephone or Internet activity will be completely secure or free of delays or malfunctions. If you choose to make transactions by telephone or Internet, you must be willing to assume the risk of loss that may occur despite our reasonable efforts to verify identity. We are not responsible for the negligence or wrongful acts of third parties.
LEGAL PROCEEDINGS
We are regularly a party to litigation, arbitration proceedings and governmental examinations in the ordinary course of our business. While we cannot predict the outcome of any pending or future litigation or examination, we do not believe that any pending matter, individually or in the aggregate, will have a material adverse effect on our business.

INFORMATION ON SYMETRA LIFE INSURANCE COMPANY

SYMETRA LIFE
Symetra Life Insurance Company ("Symetra Life" or the "Company") is a stock life insurance company headquartered in Bellevue, Washington. The Company was incorporated under Washington law in 1957 and is domiciled in Iowa. The Company has three wholly-owned subsidiaries: Symetra National Life Insurance Company, First Symetra National Life Insurance Company of New York, and Symetra Reinsurance Corporation.
The Company is a wholly-owned subsidiary of Symetra Financial Corporation ("Symetra" or the "Parent"), a Delaware Corporation. The Parent is a wholly-owned subsidiary of Sumitomo Life Insurance Company ("Sumitomo Life"), a Japanese mutual life insurer (sougo kaisha).
During the year ended December 31, 2022, the Parent established the wholly-owned subsidiary, Symetra Bermuda Re Ltd. (“SBR”), an affiliated Bermuda entity that exists for reinsurance transactions. See “Reinsurance Transactions” for further details.
The Company offers products and services that serve the retirement, employment-based benefits, and life insurance markets. These products and services are marketed through financial institutions, broker-dealers, financial professionals, independent agents and benefits consultants in 49 states and the District of Columbia. The Company’s principal products include fixed deferred annuities, fixed indexed annuities (FIAs), and registered index-linked annuities (RILAs), single premium immediate annuities (SPIAs), medical stop-loss insurance, group life and disability income (DI) insurance, absence management and group voluntary benefits, term life insurance, universal life insurance, including indexed universal life insurance (IUL), and bank-owned life insurance (BOLI). The Company also services its block of structured settlement, variable annuities, variable corporate owned life insurance (COLI) and group fixed-payment insurance.
AVAILABLE INFORMATION
The Company prepares financial information in conformity with statutory accounting standards prescribed or permitted by the Insurance Division, Department of Commerce of the state of Iowa ("Statutory" accounting). Companies domiciled in the state of Iowa prepare their Statutory-basis financial statements in accordance with guidance promulgated by the National Association of Insurance Commissioners (NAIC) Accounting Practices and Procedures Manual, subject to any deviations prescribed or permitted by Iowa.
Additional information about Symetra Life is available on our Investor Relations website, which can be accessed at www.symetra.com > About Us. Information on our website is neither part of nor incorporated into this prospectus or other filings with the Securities and Exchange Commission (SEC). The Company's SEC filings may be obtained on the SEC's website at www.sec.gov. The SEC maintains on that internet site reports, proxy and information statements and other information regarding issuers that file electronically with the SEC.
STATUS PURSUANT TO SECURITIES EXCHANGE ACT OF 1934
Symetra Life relies on the exemption provided by Rule 12h-7 under the Securities Exchange Act of 1934 from the requirement to file reports pursuant to Section 15(d) of that Act.

OUR BUSINESS

Unless the context otherwise requires, references to "we," "our," "us," and "the Company" are to Symetra Life Insurance Company.
We are a financial services company in the life insurance industry with operations that date back to 1957. We are headquartered in Bellevue, Washington, and, as of December 31, 2022, we have approximately 2,025 employees located throughout the United States with operations in Enfield, Connecticut and West Des Moines, Iowa.
For information about our various business divisions, please see "Management's Discussion and Analysis of Financial Condition and Results of Operations – Overview."
DISTRIBUTION
We distribute our products through a national network of financial institutions, broker-dealers, financial professionals, independent agents and benefits consultants. Our wholesalers provide sales and marketing support for our products.
COMPETITION
We face significant competition from companies that offer similar products and use similar distribution channels, companies that have developed differentiated products that cannot be readily replicated, and companies that offer financial solutions that help solve multiple customer needs at one time. This includes competition from other major insurers, banks, other financial institutions, mutual funds, private equity and asset management firms and specialty providers. Generally, our products compete with similar products offered by other large and highly-rated insurers, as well as those offered by newer non-traditional competitors. In addition, our annuity products compete with retirement savings products offered by other financial services companies. Our ability to compete effectively is dependent on a number of factors, including:
•product features;
•price, crediting rates and cap, participation and margin rates;
•commissions and fees;
•our ability to quickly respond to changes in the economic environment and/or regulations;
•the strength of our brand;
•reputation;
•quality of service and related technological capabilities;
•financial strength ratings and other industry ratings;
•our ability to invest premiums and deposits in appropriate assets; and
•diversification of distribution channels.
The relative importance of these factors depends on the particular product and market. For example, many of our annuity products compete on the interest rates we credit, resulting in the risk that our annuity contract holders may be able to obtain more favorable rates from our competitors. More recent entrants to annuity markets may be willing to assume relatively higher risk in their investment portfolios, allowing them to offer higher crediting rates that are more attractive to consumers. Additionally, our ability to gain traction with new distribution partners may be impacted by a lack of consumer name recognition in certain markets. However, we believe that our extensive distribution network, strong financial position, diverse business mix, and disciplined investment management provide us with competitive advantages.
INVESTMENTS
We maintain investments in a general account, as well as various insulated and non-insulated separate accounts to support certain products. We are focused on disciplined matching of our assets to our policyholder liabilities and preservation of principal. We aim to reduce and manage credit risk by focusing on capital preservation, fundamental credit analysis and value-oriented security selection. Our investment portfolio consists in large part of high quality fixed maturities and commercial mortgage loans. We also have a smaller allocation of high-yield fixed maturities and other high-yield investments, including marketable equity securities. Additionally, we utilize derivative instruments to mitigate (i.e., hedge) certain risks associated with certain invested assets and policy liabilities.
We have an agreement with our affiliate, Symetra Investment Management Company (SIM), under which SIM provides investment management services related to our investments portfolio. During 2022,the origination, management, and servicing of our mortgage loan portfolio was transitioned from SIM to Symetra Investment Management Real Estate Investors (SIMREI), a subsidiary of SIM, under a new agreement. The Company and SIM routinely monitor and evaluate the Company’s investments in light of current economic conditions, including investment size, quality, and concentration by issuer and industry. SIM may contract with external investment advisors to manage certain portions of our portfolio.
In 2018, we entered into a 100% modified coinsurance agreement with Resolution Re Ltd. for our in-force block of income annuities. Under the terms of the agreement, we continue to service the reinsured business and hold the associated invested assets and policyholder liabilities on our balance sheets. However, Resolution Re Ltd. has assumed the credit, interest rate, and mortality risks of the block of reinsured business, and is responsible for asset management, subject to agreed-upon investment management guidelines.
We separate our investments into distinct portfolios and align them to our business segments. Our investment strategy for each portfolio is based on the expected cash flow characteristics of the associated liabilities. The portfolio strategies are regularly monitored using several portfolio metrics, including effective duration, yield curve sensitivity, convexity, liquidity, asset sector concentration, and credit quality.
HUMAN CAPITAL RESOURCES
As of December 31, 2022, we had approximately 2,025 employees, all of whom are in the United States. None of our employees are subject to a collective bargaining agreement. Throughout our operating history and experience, we have appreciated the importance of retention, growth and development of our employees. We offer competitive compensation (including salary, as well as short-term incentive bonuses, and, for certain management personnel, long-term incentive bonuses and other long-term incentive compensation), benefits packages, and a remote work environment for most employees.

BOARD OF DIRECTORS
Our board of directors (our "Board") manages the business affairs of the Company. It consists of nine directors, all of whom are employees of Symetra Life or an affiliate. Seven are Company executives and were selected for their extensive industry experience, proven leadership skills, and particular expertise demonstrated by their roles with the Company. Two are senior business liaisons and were selected for their extensive industry experience in governance, institutional investing, and international business, among other areas, as well as their management roles with Sumitomo Life.

Our Board does not have any independent directors and has not established any committees of its own. The board and committees of our Parent satisfy Iowa's independence requirements.
DIRECTORS AND EXECUTIVE OFFICERS
Set forth below is a list of our directors and executive officers:

Name	Age	Director and/or Executive Officer Positions
Margaret A. Meister	58	Director and President
Tommie D. Brooks	52	Director, Executive Vice President and Chief Financial Officer
Mark E. Hunt	62	Director, Executive Vice President and Chief Investment Officer
Koichi Kiyota	52	Director
Harry S. Monti, Jr.	55	Director, Executive Vice President - Benefits Division
Wesley W. Severin	51	Director, Executive Vice President - Retirement Division
Mindi E. Work	43	Director, Executive Vice President - Individual Life Division
Jacqueline M. Veneziani	58	Director, Senior Vice President, General Counsel and Secretary
Chantel Balkovetz	51	Executive Vice President and Chief Operations Officer
Anne-Marie Diouf	52	Senior Vice President and Chief Human Resources Officer
Trinity E. Parker	49	Senior Vice President and Chief Marketing Officer
Shin Umehara	57	Director
Margaret A. Meister joined Symetra Life in 1988. She has been a director of Symetra Life since 2004 and president since February 2018. Prior to her current position, Ms. Meister served in a variety of positions, most recently as executive vice president and chief financial officer from 2006 to January 2018. Ms. Meister also serves as director, president and chief executive officer of our Parent, as well as a director and/or officer of other affiliates of Symetra Life. Ms. Meister is a Fellow of the Society of Actuaries and a member of the American Academy of Actuaries. She received her B.A. degree from Whitman College.
Tommie D. Brooks joined Symetra Life in 1992. He has been a director of Symetra Life since April 2018 and executive vice president and chief financial officer since February 2018. Prior to his current position, Mr. Brooks served in a variety of positions, most recently as chief actuary from 2007 to May 2019 and senior vice president from 2010 to January 2018. Mr. Brooks also serves as executive vice president and chief financial officer of our Parent, as well as a director and/or officer of other affiliates of Symetra Life. Mr. Brooks is a Fellow of the Society of Actuaries and a member of the American Academy of Actuaries. He received his B.S. degree from Central Washington University.
Mark E. Hunt joined Symetra Life in January 2015. He has been a director of Symetra Life since September 2015 and executive vice president and chief investment officer since January 2015. Mr. Hunt also serves as executive vice president and chief investment officer of our Parent, as well as a director and/or officer of other affiliates of Symetra Life, including as chairman of the board, president and chief executive officer of Symetra Investment Management Company. From 2004 to 2014, Mr. Hunt was with White Mountains Advisors LLC, a financial investment advisory firm, where he was managing director, responsible for all life company portfolios and alternative investments for all clients, including Symetra Life. Mr. Hunt holds a Chartered Financial Analyst designation and is a Fellow of the Society of Actuaries. He received his B.S. degree from the University of Chicago.
Harry S. Monti, Jr. joined Symetra in 2014. He has been a director of Symetra Life since April 2021 and executive vice president, Benefits Division, since April 2020. Prior to his current position, he served as senior vice president from April 2018 to April 2020 and vice president from 2014 to April 2018. Mr. Monti also serves as executive vice president of our Parent, as well as a director and/or officer of other affiliates of Symetra Life. He received his B.S. from Thomas College.
Koichi Kiyota joined Symetra Life in 2022. He has been a director and senior business liaison II of Symetra Life since March 2022, while continuing his employment with Sumitomo Life. Mr. Kiyota also serves as director of our Parent. Mr. Kiyota joined Sumitomo Life in 1994 and has held various positions including Deputy General Manager and Manager, International Business Section. He also serves as a director of our Parent. Mr. Kiyota received his Bachelor’s degree from Waseda University, Japan.
Wesley W. Severin joined Symetra in 2011. He has been a director of Symetra Life since April 2021 and executive vice president, Retirement Division, since April 2020. Prior to his current position, he served as senior vice president from December 2017 to April 2020 and vice president from 2012 to December 2017. Mr. Severin also serves as executive vice president of our Parent, as well as a director and/or officer of other affiliates of Symetra Life. He received his B.A. from Colorado State University.
Mindi E. Work joined Symetra Life in July 2006. She has been a director of Symetra Life and executive vice president, Individual Life Division and Emerging Solutions since November 2022. Prior to her current position, she served as senior vice president and chief of strategy from November 2019 to November 2022 and vice president, Finance from May 2012 to November 2019. Ms. Work also serves as executive vice president of our Parent, as well as a director and/or officer of other affiliates of Symetra Life. Ms. Work earned a Master of Professional Accounting (MPAcc) from the University of Washington, and a Bachelor of Science in accounting from Seattle University.

Jacqueline M. Veneziani joined Symetra Life in 1998. She has been a director of Symetra Life since April 2018, senior vice president since March 2017 and general counsel and secretary since April 2018. Prior to her current position, Ms. Veneziani served in a variety of positions, most recently as deputy general counsel from March 2017 to March 2018, associate general counsel from 2010 to February 2017 and assistant secretary from 2010 to March 2018. Ms. Veneziani also serves as senior vice president, chief legal officer and secretary of our Parent, as well as a director and/or officer of other affiliates of Symetra Life. Ms. Veneziani received her B.A. degrees from the University of Washington and her J.D. from the University of Washington School of Law.
Chantel Balkovetz joined Symetra in 2008. She has been executive vice president and chief operations officer of Symetra Life since March 2022. Prior to her current position, she served as executive vice president, chief of service and operations from April 2020 to March 2022, senior vice president from March 2017 to April 2020 and vice president from 2012 to March 2017. Ms. Balkovetz also serves as executive vice president of our Parent, as well as a director and/or officer of other affiliates of Symetra Life. She received her B.A. from Washington State University.
Anne-Marie Diouf joined Symetra Life in 2000. She has been senior vice president and chief human resources officer of Symetra Life since July 2019. Prior to her current position, she served as vice president from 2010 to June 2019. Ms. Diouf also serves as senior vice president and chief human resources officer of our Parent, as well as an officer of other affiliates of Symetra Life. She received her B.A. degree from Western Washington University.
Trinity E. Parker joined Symetra Life in August 2018. She has been senior vice president and chief marketing officer of Symetra Life since March 2022. Prior to her current position, she served as senior vice president - Marketing, Communications and Public Affairs from August 2018 to March 2022. Ms. Parker also serves as senior vice president of our Parent, as well as an officer of other affiliates of Symetra Life. From 2015 to August 2018, Ms. Parker served as regional manager, Government and Community Relations, for Sound Transit, where she was responsible for managing the agency's complex interactions with multiple local, regional and state governing bodies. She received her B.A. degree from Western Washington University.
Shin Umehara joined Symetra Life in March 2016. He has been a director of Symetra Life since March 2023 and senior business liaison II since March 2016, while continuing his employment with Sumitomo Life. Mr. Umehara also serves as director of our Parent. Mr. Umehara joined Sumitomo Life in 1989 and has held various positions including Head of Office for Audit and Supervisory Board, and Deputy General Manager, International Business Department. He received his M.B.A. from the University of Rochester (NY) and his B.A. in Economics from Waseda University, Japan.
EXECUTIVE COMPENSATION
This executive compensation discussion and analysis describes the Company’s executive compensation program, as well as the compensation earned by, awarded to, or paid to our president (who is our principal executive officer), our chief financial officer (CFO) (who is our principal financial officer), our three other most highly paid executive officers as of December 31, 2022, and an additional individual who would have been among our three most highly paid executive officers had such individual been an executive officer as of December 31, 2022.These individuals are collectively referred to as the “Named Executive Officers” or “NEOs.”
The Named Executive Officers
•Margaret A. Meister, Director and President
•Tommie D. Brooks, Director, Executive Vice President and CFO
•Chantel Balkovetz, Executive Vice President and Chief Operations Officer (COO)
•Mark E. Hunt, Director, Executive Vice President and Chief Investment Officer (CIO)
•Harry S. Monti Jr., Director, Executive Vice President - Benefits Division
•Jon Stenberg, Former Director, Executive Vice President - Individual Life Division
Compensation Philosophy and Objectives
Our compensation philosophy, as well as the actual amounts and types of compensation awarded to executive officers, is determined by our Parent. Symetra’s Compensation Committee (the "Compensation Committee”) reviews executive officer compensation annually and makes recommendations to Symetra’s board of directors for approval. The Compensation Committee consists of seven directors, five of whom are independent. The liability for compensation payments resides with Symetra's employing subsidiaries, including the Company.
The Company measures performance using financial information relevant to managing our operations and common industry practices. This includes information prepared in conformity with U.S. generally accepted accounting principles (GAAP) and Statutory accounting principles. Achievement of performance metrics is generally based on Symetra's consolidated results, except for metrics based on Statutory results, which include the results of the Company and its subsidiaries.
The Company’s executive compensation program is designed to align the financial interests of executives with achieving long-term profitability and enterprise value consistent with the interests of Sumitomo Life. In general, focus is on pay for performance, both individual and enterprise, by providing incentives that emphasize long-term, sustainable value creation, while providing competitive salaries.

Pay for Performance. A majority of executive officers’ compensation is directly linked to the Company's short- and long-term financial performance goals, thereby providing incentives for both short- and long-term results. The annual bonus plan rewards performance relative to short-term results, generally based on a combination of meeting financial performance goals and individual performance goals. In addition, the Company rewards performance relative to financial goals set on multiple-year cycles and seeks to further align the interests of executive officers, including our NEOs, with longer-term value creation for Sumitomo Life.
Pay at Risk. The pay at risk philosophy is intended to align each executive officer’s compensation with that officer’s impact on enterprise performance. Executive officers have a significant amount of their total annual compensation at risk through performance-based incentives. Accordingly, if such performance goals are not achieved, the total annual compensation for executive officers will generally be negatively impacted.
Elements of Compensation
The Company compensates executive officers through a combination of base salary, annual cash-based incentive compensation, and long-term cash-based incentive compensation. While determining the overall mix of compensation for executive officers, the Compensation Committee considers a number of factors, including general market data obtained through surveys of companies within the industry as well as from a compensation consultant from time to time in order to remain competitive with current compensation practices.
Base Salary. Executive officer performance is annually reviewed. The Compensation Committee recommends adjustments to base salaries when appropriate, taking into account the executive officers’ performance and the competitive market for senior executive talent in the insurance industry.
Annual Cash-Based Incentive Compensation. The annual bonus plan provides executive officers and other eligible employees, including our NEOs, the opportunity to earn annual cash incentive awards based on achievement of company and individual performance goals. Company goals are determined at the beginning of each year.
The Compensation Committee recommends the target award percentages for executive officers as part of its total compensation review each year. Combining overall company performance and individual performance in determining the amount to be received by each executive officer ensures that the interests of each executive are aligned with Symetra’s goals for financial success and that each executive is also rewarded for individual performance.
Annual bonus compensation is generally paid in March of each year for performance in the prior calendar year. Annually, Symetra's CEO recommends the individual target percentages to be paid to an executive officer, based on individual performance and/or the performance of their respective areas, as applicable. The Compensation Committee may, at its discretion, recommend that the actual amount paid to an executive officer be different from the payout calculated based on the achievement of specified goals.
Funding for the annual bonus compensation is based on Symetra's revenue and income-based measures. Additionally, funding for annual bonus compensation for investments personnel, including Mr. Hunt, reflects the achievement of investment-based portfolio metrics. The annual bonus payouts to our NEOs are set forth in the “Summary Compensation Table.” These reflect the 2022 company performance funding level for executive officers based on their applicable bonus plan, which may incorporate GAAP results, Statutory results, and investment performance, as applicable, as well as the individual performance of each NEO.
Long-Term Incentive Compensation. The Compensation Committee administers two types of long-term incentive compensation awards (Long-Term Incentive and Milestone Plan). These awards are granted in order to align the interests of executive officers with the long-term interests of Symetra and Sumitomo Life. The grants made to executive officers are reflective of their respective duties and are not based solely on predetermined guidelines or mathematical formulas. The Compensation Committee recommends eligibility to receive awards, the amounts to be granted, the vesting schedule for each award, and the maximum payouts.
Long-Term Incentive awards typically have a three-year performance cycle and are divided into components, based on the award terms. Components may fully vest at the end of the performance cycle ("cliff vesting") or vest annually, in even portions each year in the performance cycle ("ratable vesting").
The value of Long-Term Incentive awards is tied to the results of various performance metrics. These metrics may include:
•GAAP income measures;
•Statutory book value and book value growth rate ("STAT Growth Rate"), which is a measure of returns calculated using Statutory-basis information;
•Dividend capacity creation, which is an internal measure of stockholder value calculated using income-based information;
•Embedded value growth rate (EVGR), which is a measure of returns calculated based on embedded value;
•Investment-based portfolio metrics as each relates to Symetra's performance relative to selected benchmarks:
◦Return on investments;
◦Investment defaults;
◦Investment spreads; and

◦Hedging effectiveness.
Certain award components are growth-based, where payouts change in value based on attained growth metrics. Other award components are based on the achievement of a metric relative to a specified range. These awards may also include growth in value that is reflected in the growth-based awards.
The Milestone Plan rewards executives for significant out-performance achieved over a seven-year period (January 1, 2019 through December 31, 2025), relative to a performance goal established by the Compensation Committee. Awards vest ratably over time, after a baseline vesting attainment of 71% at 20 quarters of participation. The award amount, if any, will be paid to each participant in a single lump sum after the performance goal has been attained. If the performance goal is not achieved, then no payment will be made to any participant.
A description of each award issued in 2022 is set forth in the "Grants of Plan-Based Awards Table."
Severance Pay
Our NEOs participate in the Symetra Financial Corporation Executive Severance Pay Plan (“Executive Severance Pay Plan”) and the Symetra Financial Corporation Senior Executive Change in Control Plan (“Senior Executive Change in Control Plan”).
These plans provide severance benefits upon certain events, including involuntary or constructive employment termination and change in control of Symetra and may result in the payment of the full or pro-rated value of any outstanding performance awards. To qualify, the eligible employee typically must execute a non-compete agreement and a release of claims. Termination of employment not covered by these plans, such as voluntary termination, may result in individually negotiated separation payments typically in exchange for a non-compete and release of claims.
Payments made to our NEOs under the Executive Severance Pay Plan, Senior Executive Change in Control Plan, or other separation agreements are approved by Symetra’s board of directors. For more detailed information, see the “Potential Payments Upon Termination or Change in Control Table."
Retirement Benefits
The NEOs, other executive officers, and all Company employees may participate in a qualified 401(k) plan, which includes a safe harbor employer match. The safe harbor match is equal to 100% of employee contributions up to the first 6% of eligible compensation, subject to limitations under Section 401(k). Participants immediately vest in all contributions. The Company does not have any defined benefit pension plans, non-qualified deferred compensation plans, or retiree medical plans.
Perquisites
All executive officers have been offered financial and tax planning assistance and supplemental individual long-term disability insurance. The cost of perquisites provided to the NEOs during each of the last three fiscal years is included in the “All Other Compensation” column of the “Summary Compensation Table.”
Compensation Program Risk
The Compensation Committee and Symetra's management periodically review compensation programs and practices applicable to all employees, including executive officers, in order to assess the risks presented by such programs and practices. Management analyzes the likelihood and magnitude of potential risks, focusing on program elements that may create risk, including financial risk, operational risk, regulatory/compliance risk, and reputational risk. The review also takes into account mitigating features associated with Symetra’s compensation programs and practices, such as the fact that a significant portion of executive officer compensation is earned over a multiple-year cycle, which is a compensation structure that is intended to align incentives with appropriate risk-taking. The Compensation Committee and management believe that the compensation programs and practices work together to provide both short- and long-term focus, operating under a philosophy that is designed to pay for performance, and that any risks arising from such programs and practices are not reasonably likely to have a material adverse effect on the Company.
Compensation Committee Interlocks and Insider Participation
The Company does not have a compensation committee of its own. No interlocking relationship existed between our Board or executive officers and the board of directors or compensation committee of any other company during the fiscal year ended December 31, 2022.

Summary Compensation Table
The following table presents compensation earned by the Company's NEOs during 2022, 2021, and 2020. Principal positions reflect those held as of December 31, 2022.

Name Principal Position	Year	Salary ($) (1)	Bonus ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)	All Other Compensation ($) (4)	Total Compensation ($)
Margaret A. Meister President	2022	971,154	—	5,122,846	46,974	6,140,974
	2021	850,000	—	2,428,736	38,795	3,317,531
	2020	835,577	—	2,001,626	36,755	2,873,958
Tommie D. Brooks Executive Vice President and CFO	2022	483,077	—	1,559,929	48,855	2,091,861
	2021	412,000	—	769,838	43,639	1,225,477
	2020	409,692	—	609,619	41,211	1,060,522
Chantel L. Balkovetz (b) Executive Vice President and COO	2022	400,128	—	1,074,082	24,121	1,498,331
Mark E. Hunt (a) Executive Vice President and CIO	2022	488,913	—	2,819,706	36,760	3,345,379
	2021	555,000	—	2,433,764	43,745	3,032,509
	2020	549,231	—	2,111,478	38,023	2,698,732
Harry S. Monti, Jr. (b) Executive Vice President, Benefits Division	2022	400,077	—	1,076,803	39,570	1,516,449
Jon S. Stenberg (c) Former Executive Vice President, Individual Life Division	2022	372,638	—	1,109,161	1,182,271	2,664,070
	2021	412,000	—	701,491	43,280	1,156,771
	2020	409,692	400,000	476,058	35,553	1,321,303
____________________
(a) Mr. Hunt is also an employee of SIM, an affiliate of the Company. Based on the Company's analysis, approximately 85% of Mr. Hunt's compensation was attributable to time spent for the Company in 2022 and is reflected in the amounts shown. For 2021 and 2020, nearly 100% of Mr. Hunt’s compensation was attributable to time spent for the Company.
(b) Ms. Balkovetz and Mr. Monti were not NEOs in 2021 or 2020.
(c) Mr. Stenberg’s termination date was November 1, 2022.
(1) Represents the amount earned in base salary each fiscal year.
(2) For 2020, represents (i) retention bonus of $150,000 for Mr. Stenberg, and (ii) $250,000 for the final year of the three-year sign-on bonus for Mr. Stenberg.
(3) For 2022, represents (i) amount of 2022 annual bonus for Ms. Meister, Mr. Brooks, Ms. Balkovetz, Mr. Hunt, Mr. Monti, and Mr. Stenberg of $2,525,000, $922,194, $677,410, $1,093,944, $680,131, and $537,403, respectively; (ii) amounts vested in 2022 and paid in 2023 for components A, B, C, D1, and D2, as applicable, of the 2020-2022 long-term incentive awards to Ms. Meister, Mr. Brooks, Ms. Balkovetz, Mr. Hunt, Mr. Monti, and Mr. Stenberg of $1,393,179, $333,151, $212,005, $1,067,682, $212,005, and $318,008, respectively; and (iii) amounts vested in 2022 and paid in 2023 for components B, C, and D2, as applicable, of the 2021-2023, and 2022-2024 long-term incentive awards to Ms. Meister, Mr. Brooks, Ms. Balkovetz, Mr. Hunt, Mr. Monti, and Mr. Stenberg of $1,204,667, $304,583, $184,667, $658,081, $184,667, and $253,750, respectively.
For 2021, represents (i) amount of 2021 annual bonus for Ms. Meister, Mr. Brooks, Mr. Hunt, and Mr. Stenberg of $1,285,625, $498,520, $1,019,812, and $448,668, respectively; (ii) amounts vested in 2021 and paid in 2022 for components A, B, C, D1, and D2, as applicable, of the 2019-2021 long-term incentive awards to Ms. Meister, Mr. Brooks, Mr. Hunt, and Mr. Stenberg of $351,056, $81,913, $785,227, and $72,027, respectively; and (iii) amounts vested in 2021 and paid in 2022 for components B, C, and D2, as applicable, of the 2020-2022, and 2021-2023 long-term incentive awards to Ms. Meister, Mr. Brooks, Mr. Hunt, and Mr. Stenberg of $792,055, $189,405, $628,725, and $180,795, respectively.
For 2020, represents (i) amount of 2020 annual bonus for Ms. Meister, Mr. Brooks, Mr. Hunt, and Mr. Stenberg of $1,018,359, $399,450, $755,192, and $263,637, respectively; (ii) amounts vested in 2020 and paid in 2021 for components A, B, C, D1, and D2, as applicable, of the 2018-2020 long-term incentive awards to Ms. Meister, Mr. Brooks, Mr. Hunt, and Mr. Stenberg of $298,976, $48,584, $879,743, and $66,954, respectively; (iii) amounts vested in 2020 and paid in 2021 for components B, C, and D2, as applicable, of the 2019-2021, and 2020-2022 long-term incentive awards to Ms. Meister, Mr. Brooks, Mr. Hunt, and Mr. Stenberg of $684,291, $161,585, $476,544, and $145,468, respectively. See the “Grants of Plan-Based Awards Table” for more information about the long-term incentive award components.

(4) For 2022, represents (i) employer contributions to the Symetra Financial Retirement Savings Plan of $18,300 for each of Ms. Meister, Mr. Brooks, Ms. Balkovetz, Mr. Monti, and Mr. Stenberg, and $15,555 for Mr. Hunt; (ii) financial and tax planning assistance of $18,035 for each of Mr. Brooks and Mr. Monti, and $15,954 for Mr. Stenberg; (iii) individual long-term disability insurance of $27,834 for Ms. Meister, $11,778 for Mr. Brooks, $5,269 for Ms. Balkovetz, $20,490 for Mr. Hunt, $2,689 for Mr. Monti, and $6,920 for Mr. Stenberg; and (iv) severance compensation of $1,137,075 for Mr. Stenberg.
For 2021, represents (i) employer contributions to the Symetra Financial Retirement Savings Plan of $17,400 for each of Ms. Meister, Mr. Brooks, Mr. Hunt, and Mr. Stenberg; (ii) financial and tax planning assistance of $17,550 for Mr. Brooks and $17,294 for Mr. Stenberg; and (iii) individual long-term disability insurance of $20,555 for Ms. Meister, $8,086 for Mr. Brooks, $25,505 for Mr. Hunt, and $7,728 for Mr. Stenberg.
For 2020, represents (i) employer contributions to the Symetra Financial Retirement Savings Plan of $17,100 for each of Ms. Meister, Mr. Brooks, Mr. Hunt, and Mr. Stenberg; (ii) financial and tax planning assistance of $17,294 for Mr. Brooks and $17,294 for Mr. Stenberg; and (iii) individual long-term disability insurance of $18,815 for Ms. Meister, $6,311 for Mr. Brooks, $20,083 for Mr. Hunt, and $586 for Mr. Stenberg.
Grants of Plan-Based Awards Table
The following table summarizes the estimated payouts under the grants made to the NEOs in 2022 under our non-equity incentive plans.

Name Type of Award	Threshold ($)	Target ($)	Maximum ($)
Margaret A. Meister
Annual Bonus (1)	—	1,262,500	2,525,000
Long-Term Incentives - Component A (2)	—	780,000	1,560,000
Long-Term Incentives - Component B (3)	—	1,300,000	2,600,000
Long-Term Incentives - Component C (4)	—	520,000	1,040,000
Tommie D. Brooks
Annual Bonus (1)	—	483,077	966,154
Long-Term Incentives - Component A (2)	—	202,500	405,000
Long-Term Incentives - Component B (3)	—	337,500	675,000
Long-Term Incentives - Component C (4)	—	135,000	270,000
Chantel L. Balkovetz
Annual Bonus (1)	—	340,065	680,131
Long-Term Incentives - Component A (2)	—	120,000	240,000
Long-Term Incentives - Component B (3)	—	200,000	400,000
Long-Term Incentives - Component C (4)	—	80,000	160,000
Mark E. Hunt (a)
Annual Bonus (1)	—	611,142	1,222,284
Long-Term Incentives - Component A (2)	—	168,938	337,875
Long-Term Incentives - Component B (3)	—	168,938	337,875
Long-Term Incentives - Component D1 (5)	—	394,188	788,375
Long-Term Incentives - Component D2 (6)	—	394,187	788,375
Harry S. Monti, Jr.
Annual Bonus (1)	—	340,065	680,131
Long-Term Incentives - Component A (2)	—	120,000	240,000
Long-Term Incentives - Component B (3)	—	200,000	400,000
Long-Term Incentives - Component C (4)	—	80,000	160,000
Jon S. Stenberg
Annual Bonus (1)	—	370,800	741,600
Long-Term Incentives - Component A (2)	—	157,500	315,000
Long-Term Incentives - Component B (3)	—	262,500	525,000
Long-Term Incentives - Component C (4)	—	105,000	210,000
____________________
(a) Mr. Hunt is also an employee of SIM, an affiliate of the Company. Based on the Company's analysis, approximately 85% of Mr. Hunt's compensation was attributable to time spent for the Company in 2022 and is reflected in the amounts shown.
(1) Annual bonus amounts are based on achievement of GAAP metrics relative to the targets and, for division leaders, achievement of division-specific dividend capacity creation measures relative to the targets. For Mr. Hunt, amounts also reflect achievement of certain investment-based metrics relative to their respective expectations and target ranges. Actual amounts earned by the NEOs are reflected in the “Summary Compensation Table.”
(2) Component A is an achievement-based award that vests at the end of the three-year term (December 2024). The payout is based on a Statutory book value measure relative to the target. No payout is received if the Statutory book value measure falls below the minimum.
(3) Component B is an achievement-based award that vests in even portions over the three-year term (December 2022, 2023, and 2024). The payout is based on a GAAP income measure relative to the target. No payout is received in each year if the GAAP income measure falls below the minimum.
(4) Component C is an achievement-based award that vests at the end of the three-year term (December 2024). The payout is based on dividend capacity creation. No payout is received if the dividend capacity creation falls below the minimum.
(5) Component D1 is an achievement-based award that vests at the end of the three-year term (December 2024). The payout is based on the weighted performance of return on investments, investment defaults, and investment spreads, as well as a measure of hedging effectiveness, all relative to their respective expectations and target ranges. No payout is received if all four metrics described above fall below their minimums.
(6) Component D2 is an achievement-based award that vests in even portions over the three-year term (December 2022, 2023, and 2024). Payout is based on the weighted performance of return on investments, investment defaults, and investment spreads, as well as a measure of derivative hedge effectiveness, all relative to their target ranges. No payout is received if all four metrics described above fall below their minimums.
Potential Payments Upon Termination or Change in Control Table
The following table shows the potential payments that would have been made to the NEOs, assuming that employment with the Company was terminated on December 31, 2022. During 2022, the annual bonus and long-term incentive award agreements were modified for payments upon death, the terms of which are now reflected in the calculations below. For Mr. Stenberg, amounts shown are the actual amounts paid or owed to him due to his termination on November 1, 2022.

Name Type of Event	Cash Severance ($) (1)	2022 Non-Equity Incentive Plans ($) (2)	Total ($)
Margaret A. Meister
Termination Without Cause	3,445,577	$5,122,846	8,568,423
Termination Due to a Change in Control	4,996,609	2,597,845	7,594,454
Disability or Retirement	1,439,467	5,122,846	6,562,313
Death	1,200,000	5,122,846	6,322,846
Tommie D. Brooks
Termination Without Cause	1,114,839	1,559,929	2,674,767
Termination Due to a Change in Control	1,783,249	637,735	2,420,984
Disability or Retirement	356,275	1,559,929	1,916,204
Death	295,833	1,559,929	1,855,762
Chantel L. Balkovetz
Termination Without Cause	844,143	1,074,082	1,918,226
Termination Due to a Change in Control	1,356,812	396,672	1,753,484
Disability or Retirement	220,033	1,074,082	1,294,115
Death	183,333	1,074,082	1,257,415
Mark E. Hunt (a)
Termination Without Cause	1,652,331	2,819,706	4,472,037
Termination Due to a Change in Control	2,598,073	1,725,762	4,323,835
Disability or Retirement	907,637	2,819,706	3,727,343
Death	541,875	2,819,706	3,361,581
Harry S. Monti, Jr.
Termination Without Cause	846,597	1,076,803	1,923,400
Termination Due to a Change in Control	1,308,592	396,672	1,705,264
Disability or Retirement	220,033	1,076,803	1,296,836
Death	183,333	1,076,803	1,260,136
Jon S. Stenberg
Termination Without Cause	1,146,857	1,109,161	2,256,018
____________________
(a) Mr. Hunt is also an employee of SIM, an affiliate of the Company. Based on the Company's analysis, approximately 85% of Mr. Hunt's compensation was attributable to time spent for the Company in 2022 and is reflected in the amounts shown.

(1) Termination without cause (or constructive termination): For Ms. Meister, this amount represents a lump sum payment equal to (i) two times base salary ($2,000,000); (ii) the pro-rated value of outstanding long-term incentive awards that are at least 12 months into an award cycle ($1,439,467), and (iii) six-month medical premium payment. For Mr. Brooks, Ms. Balkovetz, Mr. Hunt, and Mr. Monti, respectively, this amount represents a lump sum payment equal to (i) one and one-half times base salary ($750,000, $618,000, $739,500, and $618,000); (ii) the pro-rated value of outstanding long-term incentive awards that are at least 12 months into an award cycle ($356,275, $220,033, $907,637, and $220,033); and (iii) six-month medical premium payment.
Termination due to change in control: For Ms. Meister, this amount represents a lump sum payment equal to (i) two and one-half times base salary ($2,500,000); (ii) the pro-rated value of outstanding long-term incentive awards ($1,439,467); (iii) the three-year average annual bonus ($1,038,812); and (iv) an 18-month medical premium payment ($18,330). For Mr. Brooks, Ms. Balkovetz, Mr. Hunt, and Mr. Monti, respectively, this amount represents a lump sum payment equal to (i) two times base salary ($1,000,000, $824,000, $986,000, and $824,000); (ii) the pro-rated value of outstanding long-term incentive awards ($356,275, $220,033, $907,637, and $220,033); (iii) the three-year average annual bonus ($401,283, $294,449, $688,855, and $238,868); and (iv) an 18-month medical premium payment ($25,691, $18,330, $15,581, and $25,691).
Disability, or retirement: This amount represents a lump sum payment equal to the pro-rated value of outstanding long-term incentive awards, based on company performance achieved to date.
Death: This amount represents a lump sum payment equal to the pro-rated value of outstanding long-term incentive awards, based on company performance at target levels.
(2) For Ms. Meister, Mr. Brooks, Ms. Balkovetz, Mr. Hunt, and Mr. Monti, respectively, this amount represents (i) long-term incentive award payouts related to Components B, C, and D2, as applicable, that vested in 2022 ($2,597,845, $637,735, $396,672, $1,725,762, and $396,672) and, except for termination due to change in control, (ii) annual bonus payout based on each NEO's individual target modified by the funding level of the applicable bonus pool and relevant individual performance factor ($2,525,000, $922,194, $677,410, $1,093,944, and $680,131).
CEO PAY RATIO
In accordance with SEC rules, we determined the annual total compensation of our median compensated employee and presented a comparison of that annual total compensation to the annual total compensation of our CEO, Margaret A. Meister.
•The 2022 annual total compensation of our CEO was $6,140,974.
•The 2022 annual total compensation of our median compensated employee was $105,009
•Accordingly, the ratio of our CEO's annual total compensation to the annual total compensation of our median compensated employee for 2022 was 58 to 1.
Determining the Median Compensated Employee
In 2022, we determined the median compensated employee by collecting compensation data for all full-time, part-time, and temporary employees, excluding our CEO, employed by the Company as of December 31, 2022. We selected December 31, 2022 as the date upon which we would identify the median employee because it enabled us to make such identification in a reasonably efficient manner and it aligns with the methodology used in the other compensation-based disclosures above. As of December 31, 2022, our employee population consisted of 2,025 individuals. We do not have any employees who work outside of the U.S.
We identified our median compensated employee, using total compensation as our compensation measure, which included base salary, annual cash-based incentive compensation, long-term incentive compensation, and sales-based incentive compensation earned for 2022, plus employer contributions to the Symetra Financial Retirement Savings Plan. Compensation for full-time employees hired after January 1, 2022, was annualized for the full year 2022. We did not make any cost of labor adjustments as the majority of our employees are compensated based upon the cost of labor in Bellevue, WA, the location of our corporate headquarters. We did not include amounts representing employer medical and dental contributions. This methodology was consistently applied to all our employees included in the calculation and is consistent with the methodology we use for our NEOs as set forth in the 2022 Summary Compensation Table.
Our pay ratio and compensation amount have been calculated using methodologies and assumptions consistent with the SEC rules. The ratio and compensation amount may not be directly comparable to those of other companies because the methodologies and assumptions used to identify the median employee and determine that employee's total compensation may vary significantly among companies.
DIRECTOR COMPENSATION
During 2022, all directors of the Company were also employees of the Company or an affiliate and did not receive additional compensation for their services as directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The Company is a wholly-owned subsidiary of Symetra and an indirect subsidiary of Sumitomo Life. None of the Company’s directors or executive officers beneficially owns shares of the Company’s common stock.
TRANSACTIONS WITH RELATED PERSONS, PROMOTERS, AND CERTAIN CONTROL PERSONS
Related party transactions may include those transactions that involve any transaction or series of transactions in which the Company or a subsidiary is a participant, involving an amount in excess of $120,000, and involving a related party who has a direct or indirect material interest. Under SEC rules, a related party is a director, executive officer, beneficial owner of more than 5% of our common stock or immediate family member of any of the foregoing.
Symetra’s board of directors has adopted a written Related Party Transaction Policy that sets forth policies and procedures for the review and approval or ratification of related party transactions. As a subsidiary of Symetra, we have modified our related party transaction procedures, where appropriate, to conform with SEC rules applicable to Symetra Life. On an annual basis, each director and executive officer of the Company is required to complete a Director and Officer Questionnaire that requires disclosure of any transaction with us in which a related party has a direct or indirect material interest. Our general counsel is primarily responsible for the development and implementation of procedures and controls to obtain information from these related parties. Any related party transaction proposed to be entered into and in which a related party had or will have a direct or indirect material interest, must be reported to our general counsel and reviewed with and approved by Symetra’s Audit Committee. In addition, previously approved related party transactions that are ongoing in nature are reviewed by the Audit Committee annually.
The Company has not entered into a reportable related party transaction during the past three fiscal years.

REGULATION

We are subject to a wide variety of laws and regulations, including state insurance laws and regulations that govern most aspects of our business, as well as federal, state, and local tax laws that affect our products, and state and federal regulations that affect our distributors and customers. In addition, certain of our products, including RILAs, are regulated by the SEC.
Insurance and securities regulatory authorities make inquiries of us regarding compliance with insurance, securities, and other laws and regulations. We cooperate with such inquiries and take corrective action when warranted.
Our Parent's sole stockholder, Sumitomo Life, is subject to regulation by the Japanese Financial Services Agency (JFSA). Under applicable laws and regulations, Sumitomo Life is required to provide notice to or seek approval from the JFSA prior to taking certain actions or engaging in certain transactions, either directly or indirectly through its subsidiaries, including the Company.
Many of our customers and distribution partners are sensitive to changes in regulations that may affect their ability or desire to purchase or distribute our products. Additionally, many of the laws and regulations to which we are subject are regularly re-examined, and existing or future laws and regulations may become more restrictive or otherwise adversely affect our operations.
Insurance Regulation
We are licensed and regulated in all states in which we conduct insurance business, and all forms and rates are filed for approval in states where required. In many instances, the laws and regulations originate from the NAIC, which provides standardized insurance industry model laws and regulations, and standardized accounting and reporting guidance. The extent of this regulation varies, but most states have broad administrative power dealing with many aspects of our business. These laws and regulations govern the financial condition of insurers, including standards of solvency, types and concentration of investments, establishment and maintenance of reserves, credit for reinsurance, insurer use of captive reinsurance companies, mergers, and requirements of capital adequacy, and establish minimums for guaranteed crediting rates on life insurance policies and annuity contracts, corporate governance standards for insurers, and the business conduct of insurers, including risk management, marketing and sales practices, product designs, underwriting practices, privacy, agent appointments, and claims handling.
State insurance departments monitor our business by examining our policies, procedures and practices from time to time through market conduct and financial examinations; by enacting and enforcing reporting obligations; and by conducting inquiries and/or market analysis. In addition, statutes and regulations usually require the licensing of insurers and their agents, the approval of policy forms and related materials and the approval of rates for certain lines of insurance.

RISKS RELATED TO OUR BUSINESS AND INDUSTRY

Risks Related to Our Business
We may fail to attract, motivate, and retain employees, develop talent, and successfully execute on our personnel strategies and company-wide initiatives.
Our continued operational success is largely dependent on our ability to attract, develop, motivate, and retain a team of diverse, engaged and qualified employees. We face intense competition in attracting and retaining experienced and qualified employees, including employees in the investment, marketing, finance, actuarial, data analytics, information security, technology, and client services professions. If we, and/or our affiliated investment advisor, SIM, are unable to attract and retain qualified employees, our operations may become delayed and there could be increased risks related to the proper administration of our business and the ability to execute on our strategies.
To address this risk, we have introduced initiatives, programs, and a platform to upskill and reskill Symetra’s workforce to meet the skills and capabilities necessary to align with our business strategy. We expect to make significant investments in tools that assist us in identifying and filling skill gaps and developing internal and external talent to meet our business needs. We also offer competitive compensation based on market metrics.
We recognize that diversity is a key part of our strategy to attract and retain talent and a key focus of our industry. As a result, we are continuing to build our long-term strategy to operationalize diversity, equity, and inclusion (DEI) across our business. We anticipate deliberate approaches/investments in recruiting, learning and development, culture and leadership commitments, customer and business development, and community partnerships.
There is some risk that we may be unable to successfully implement our strategies to effectively adapt to these, among other, changing personnel demands.
Technological changes, other disruptive innovation within the insurance industry, competitive activity, or our failure to understand customer needs could adversely affect our ability to maintain or increase our market share and profitability.
Our businesses could be affected by technological changes or disruptive innovation, including the use of data analytics and other techniques to improve pricing accuracy, enhance targeted marketing, strengthen customer and partner relationships, increase operational efficiency, and provide more customized loss prevention services. Our businesses are also subject to intense competition from companies that offer similar products and use similar distribution channels, companies that have developed differentiated products that cannot be readily replicated, and companies that offer holistic financial solutions that help solve multiple customer needs at one time. This includes competition from other major insurers, banks, other financial institutions, mutual funds, private equity and asset management firms, and specialty providers. The substantial expansion of banks' and insurance companies' distribution capacity and expansion of product features in recent years have intensified pressure on margins and production levels and have increased the level of competition. Shifts in customer needs, expectations, or preferences could lead to reduced market share if we are unable to anticipate these shifts and adjust accordingly. If we are unable to keep pace with such competitive and technological developments, it may materially affect our ability to compete within the industry and profitably grow our business.
Market fluctuations, particularly in interest rates and interest rate spreads, could impact sales or cash flows of interest-rate sensitive products.
Our annuity and universal life insurance products are sensitive to interest rate fluctuations, and both rapidly rising and volatile interest rates could impact our business. Future changes in interest rates cannot be predicted with certainty. We mitigate the risks related to fluctuations in interest rates by employing asset-to-liability matching strategies to help ensure that cash flows are available to pay claims as they become due and through the use of reinsurance. However, these strategies may fail to eliminate or reduce the adverse effects of interest rate volatility.
Periods of rising interest rates
The interest rate environment in 2022 has shifted from a period of historically low interest rates to a rapidly rising interest rate environment due to a combination of factors, including market conditions (e.g., rising inflation) and actions by government authorities. Periods of rising interest rates may cause increased policy surrenders and withdrawals of deferred annuity products as policyholders and contract holders seek investments with higher returns. This may lead to net cash outflows. To fund these outflows, we may be required to sell invested assets when the prices of those assets are adversely affected by the increase in interest rates, which could result in realized investment losses. Further, a portion of our investment portfolio consists of mortgage loans and privately placed securities, which are relatively illiquid, thus increasing our liquidity risk.
We mitigate some of this risk through careful asset liability management. Lapse activity is closely monitored and Symetra management works closely with SIM to develop, plan, and execute asset sale strategies as needed. The Company also utilizes product features such as surrender charges, market value adjustments, and changes to crediting rates to mitigate the impact of rising interest rates. Sustained high interest rates could result in higher earned rates on assets, but also higher policy surrenders and withdrawals than originally anticipated. Higher interest rates can also lead to higher sales due to more attractive crediting rates, which requires disciplined capital management to support growth.
Prolonged periods of low interest rates
In recent years, we experienced a low interest rate environment relative to historical levels. Prolonged periods of low interest rates challenge our ability to sell products that are dependent on interest earnings, as consumers look for other higher-yielding investment vehicles to fund their insurance and retirement needs. Our financial strength ratings may also be affected, as rating agencies continually evaluate the impact of sustained low interest rates on the insurance industry. Additionally, we may experience elevated levels of prepayment activity on our investment portfolio in a low interest rate environment. This can result in reinvestment of proceeds at lower yields, which affects our asset-to-liability matching strategies.
We mitigate some of this risk by lowering crediting rates on existing account values, subject to contractual terms, reducing guaranteed minimum crediting rates and caps offered on new business and, for our deferred annuity products, also lowering up-front commissions. However, sustained low interest rates could result in lower sales and may require us to suspend offerings of certain products.
We are further mitigating this risk by shifting our strategic focus to developing new products, features, partnerships, and markets that are less interest-rate sensitive and by continuing to expand our investment capabilities in search of attractive opportunities. However, these strategic initiatives may not be successful in reducing this risk.
Our investment portfolio is subject to various risks that may diminish the value of our invested assets, reduce investment returns and/or erode capital.
The performance of our investment portfolio depends in part upon the level of and changes in interest rates and credit spreads, the overall performance of the economy, the creditworthiness of the specific obligors included in our portfolio, equity prices, real estate values, liquidity, and other factors, most of which are beyond our control. These factors could materially affect our investment results or capital position in any period. Additionally, our financial performance is dependent upon the continued availability of and our capacity to invest in suitable investments that align with our strategies and profitability targets.
Interest rate and credit spread risk
Net investment income from future investments in bonds will generally increase or decrease in step with interest rates and credit spreads. During periods of rising interest rates, as we have experienced this year, we may face higher net outflows as policy surrenders and withdrawals increase. In periods of low interest rates and credit spreads, as discussed above and experienced during recent years, we may be challenged to find attractive yields on new investments. Further, fluctuations in interest rates and credit spreads may also cause actual net investment income or cash flows to differ from those originally expected for investments that carry prepayment and extension risk, such as mortgage-backed securities, collateralized loan obligations, and other investments with embedded call options.
We mitigate the risks related to fluctuations in interest rates and credit spreads by employing asset-to-liability matching strategies to help ensure that cash flows are available to pay claims as they become due. However, these strategies may fail to eliminate or reduce the adverse effects of interest rate and credit spread volatility.
Credit risk
Issuers of the bonds we own and borrowers of our mortgage loans may default on principal and interest payments. Defaults by third parties in the payment or performance of their obligations could reduce our investment income and cause realized investment losses. A significant increase in defaults and/or impairments on our fixed maturity and/or mortgage loan portfolios could adversely affect our financial condition, results of operations and cash flows. Management makes determinations regarding impairments using judgment and taking into account the financial condition and creditworthiness of the obligor, as well as the actual and future expected cash flows arising from the investment. Actual default losses may vary significantly from management’s assumptions or expectations.
Liquidity risk
Our investments in mortgage loans, privately placed bonds, and limited partnership interests are relatively illiquid compared to publicly traded bonds and equities. In addition, periods of market disruption could also reduce liquidity for securities generally considered to be readily marketable.
If we require significant amounts of cash on short notice, we may have difficulty selling these relatively illiquid investments in a timely manner, be forced to sell them for less than we otherwise would have been able to realize, or both. This risk is mitigated by the liquidity structure of our underlying liabilities, of which a substantial portion cannot be surrendered or upon surrender would be subject to significant penalties or adjustments. We also maintain access to other sources of liquidity, including through our membership in the Federal Home Loan Bank of Des Moines.

Inflation risk
During inflationary periods, as we have experienced recently, the value of our fixed maturity investments may fall below expectations. If the Federal Reserve tightens monetary policy, as it has done recently to reduce inflation, overall economic activity and growth could be further constrained. Inflation also increases expenses, which can negatively impact our financial condition in the event expenses rise more rapidly than revenue. Prolonged and elevated inflation adversely affects the financial markets and the economy. It also reduces our planned sales level as consumers shift away from discretionary spending. Furthermore, government efforts to rein in inflation may require restrictive fiscal and monetary policies, which could constrain overall economic activity and our growth.
Real estate risk
Our investments in mortgage loans, mortgage-backed securities, and other investments related to real estate are subject to the risks associated with investments in real estate. The value of our real estate investments may be negatively impacted by general economic conditions in the real estate sector, including supply and demand, market volatility, and interest rate fluctuations, as well as the creditworthiness of obligors.
The failure to safeguard the security of our data and protect our customers’ confidential information and privacy could adversely affect our business.
We use computer and information technology systems to store, retrieve, process, evaluate, and analyze customer and company data. Our computer systems have been, and will continue to be, subject to computer viruses or other malicious code, unauthorized access, cyber-attacks, fraud related to account take-over attempts, hackers or other computer-related penetrations. The risk of cyber-attacks may be higher during periods of geopolitical turmoil. To date, we are not aware of a material breach of our cybersecurity. We invest significant resources to prevent cyber incidents and protect our information technology, but our preventative actions to monitor and reduce the risk of cyber threats may be insufficient to prevent physical and electronic break-ins, denial of service, and other cyber-attacks or security breaches. The techniques used to obtain unauthorized access or sabotage systems change frequently and we may be unable to anticipate these techniques or implement adequate preventative measures.
A breach of cybersecurity could compromise our confidential information, including personally identifiable information (PII) of our customers and employees, and information related to third parties with whom we interact. This may impede or interrupt business operations and may result in other negative consequences, including reputational damage, remediation costs, loss of revenue, additional regulatory scrutiny, and litigation.
In addition, a number of our businesses are subject to federal and state privacy regulations and confidentiality obligations that, among other things, restrict the use and dissemination of, and access to, the information that we produce, store, or maintain in the course of our business. Failure to comply with these privacy regulations could cause further reputational damage and, in some instances, impose indemnity obligations on us relating to unlawful or unauthorized disclosure of any such information.
The failure to maintain effective and efficient information systems could adversely affect our business.
Our business is highly dependent on our ability, and the ability of third parties, to access these systems to perform necessary business functions, including providing insurance quotes, processing premium payments, administering our products, providing customer support, filing and paying claims, and making changes to existing policies. We also use systems for investment management, financial reporting and data analysis to support our policyholder reserves and other actuarial estimates. Our computer and information technology systems interface with and rely upon third-party vendors.
We have committed and will continue to commit resources to develop, maintain and enhance our existing information systems and develop new information systems in order to keep pace with continuing changes in information processing technology, evolving industry and regulatory standards, and changing customer preferences. Our ability to keep many of our systems fully integrated with those of our distribution partners is critical to the operation of our business.
System outages, cyber-attacks, or outright failures may compromise our ability to perform critical functions in a timely manner. This could hurt our relationships with our business partners and customers and may harm our ability to conduct business. If our systems or our data are destroyed or disabled, employees may be unable to perform their duties for an extended period of time. Any such interruptions may reduce our revenues or increase our expenses and may also have an adverse impact upon our reputation, distribution partnerships, or our customer or vendor relationships. Such an occurrence may also impair our ability to timely and accurately complete our financial reporting and other regulatory obligations and may impact the effectiveness of our internal control over financial reporting.
We may face unanticipated losses if we determine our reserves are inadequate, or there are significant deviations from our pricing assumptions.
We calculate and maintain reserves for estimated future benefit payments to our policyholders and contract holders in accordance with statutory accounting practices, which are released as those future obligations are extinguished. The reserves we establish are estimates, primarily based on actuarial models with regard to our future experience, which involve the exercise of actuarial judgment. The NAIC continues to implement a principle-based reserving (PBR) approach to valuation of life insurance and annuities. In recent years, the PBR framework has been implemented for life insurance, variable annuities, and RILAs. Regulators may implement PBR for other annuities in the next few years. The PBR framework results in company-specific reserve requirements based on the Company’s own experience, data, and products, as opposed to the prior formulaic methods of calculating statutory reserves. The adequacy of our reserves depends on the effectiveness of these models and their underlying logic, data, and assumptions, and the extent to which our actual future experience is consistent with the assumptions we have used in pricing and subsequently reserving for our products. Therefore, we cannot precisely predict the ultimate amounts we will pay for actual benefits or the timing of those payments.
Our use of derivative financial instruments to manage risk may not be effective or sufficient.
We use derivatives to mitigate various business and investment risks to which we are exposed, including those stemming from our indexed products, primarily FIAs, RILAs, and IUL, and from foreign-denominated or floating-rate assets, the uncertain yield on forecasted asset purchases, and other risks. Our estimates and assumptions made in connection with our use of any derivative financial instrument may fail to reflect or correspond to our actual exposure in respect to identified risks. Derivative financial instruments utilized may also be insufficient to hedge the risks in relation to our obligations.
If we or our counterparties fail to honor obligations under the derivative instruments, our hedges of the related risk may be ineffective. To mitigate this risk, our agreements require collateral to be posted in relation to the net derivative position between us and a particular counterparty.
The elimination of the London Inter-Bank Offered Rate (LIBOR) may adversely affect the value of the Company’s investment portfolio or its ability to achieve its hedging objectives.
In July 2017, the United Kingdom’s Financial Conduct Authority, which regulates LIBOR, announced that it would not persuade or compel LIBOR panel banks to submit LIBOR rates after 2021. Certain tenors of U.S. LIBOR, as well as many non-dollar LIBOR rates, ceased publication as of December 31, 2021, while the remaining tenors of U.S. LIBOR are expected to cease publication in June of 2023. The transition to other reference rates may adversely affect the trading market for LIBOR-based securities, including those held in the Company’s investment portfolio, and the market for derivative instruments, including those that the Company uses to achieve its hedging objectives.
The effect of any changes to LIBOR or discontinuation of LIBOR on new or existing financial instruments, liabilities or operational processes will vary depending on a number of factors, many of which are currently uncertain. Examples of potential factors include, but are not limited to: fallback provisions in contracts; adoption of replacement language in contracts where such language is currently absent; potential changes in spreads causing valuation changes; treatment of hedge effectiveness; potential basis risk in the portfolio; and impacts on models and systems.
The U.S. Federal Reserve, based on the recommendations of the New York Federal Reserve’s Alternative Reference Rate Committee (comprised of major derivative market participants and their regulators), began publishing in April 2018 a Secured Overnight Financing Rate (SOFR), which is, for many applications, the recommended replacement for U.S. dollar LIBOR. SOFR is a broad measure of the cost of borrowing cash overnight collateralized by U.S. Treasury securities. Analogous developments have occurred in relation to non-dollar LIBOR rates. Markets have developed or are developing in response to these new rates. We have undertaken an enterprise-wide effort to address the transition to minimize the potential for adverse impacts.
A downgrade or a potential downgrade in our financial strength ratings could result in an adverse effect on our financial condition and results of operations.
Financial strength and credit ratings, which various ratings organizations publish as measures of an insurance company’s ability to meet contract holder and policyholder obligations and creditor obligations, are important to maintaining public confidence in our company and our products, and to our competitive position and ability to market our products. A downgrade in our financial strength or credit ratings, the announced potential for a downgrade, or an unfavorable change in our ratings relative to others in our industry could have an adverse effect on our financial condition, results of operations, and cash flows in several ways, including:
•materially increasing the number or amount of policy surrenders and withdrawals by contract holders and policyholders;
•requiring us to reduce prices or increase crediting rates for many of our products and services to remain competitive;
•increasing our cost of capital; and
•adversely affecting our ability to obtain reinsurance or obtain reasonable pricing on reinsurance.
Credit rating agencies also evaluate the insurance industry as a whole and may change our and other insurance companies' financial strength ratings based on the agencies' overall view of the industry. It is possible that our credit rating could be similarly downgraded in the future based on credit rating agencies' evaluation of the life insurance industry as a whole. In addition, downgrades or announced potential downgrades in the financial strength ratings of the financial institutions with which we do business may adversely impact our business operations and may cause financial losses to our business.

The amount of statutory capital that we have and the amount of statutory capital that we must hold to meet rating agency, regulatory and other requirements can vary significantly from time to time and is sensitive to a number of factors, including equity market and credit market conditions and changes in rating agency models.
Statutory accounting standards and capital and reserve requirements for insurance companies are prescribed by the applicable insurance regulators and the NAIC. The NAIC has established regulations that provide minimum capitalization requirements based on risk-based capital (RBC) calculations for the Company and its subsidiaries. Further, state departments of insurance could impose higher than minimum capital requirements, and rating agencies may implement changes to their internal models that have the effect of increasing or decreasing the amount of statutory capital they believe we should hold. Our derivative counterparty agreements may also impose minimum RBC ratios in order for the agreements to remain active for new and existing trades.
In any particular year, statutory surplus amounts and RBC ratios for the Company and its subsidiaries may increase or decrease depending on a variety of factors. These include the amount of statutory income or losses generated, dividends paid to or capital infusions from the Parent company, the amount of additional capital that must be held to support business growth or changes in business mix, changes in equity market levels, the value of certain fixed-income and equity securities in our investment portfolio, changes in interest rates, changes in credit quality ratings for fixed maturity securities in our investment portfolios, changes in allowable reserve methodologies, and changes to the method for calculating RBC. Effective December 31, 2021, the NAIC introduced updated bond RBC factors that are more granular in nature and, in many cases, more conservative than previous RBC factor standards, resulting in a negative impact to RBC ratios. There can be no assurance that we will be able to maintain our current RBC ratio in the future or that our RBC ratio will not fall to a level that could have a material adverse effect on our business.
The Company uses an affiliated Bermuda-domiciled reinsurance company, SBR, to reinsure certain FIA and deferred annuity business. SBR is registered as a Class C insurer for affiliated reinsurance arrangements, and holds capital and reserves based on Bermuda’s insurance regulations. Any regulatory action or change in interpretation that materially adversely affects the Company’s use or materially increases the Company’s cost of reinsuring these liabilities to SBR, either retroactively or prospectively, could have a material adverse impact on the Company’s financial condition or results of operations. If the Company were required to discontinue its reinsurance arrangement(s) with SBR, the adverse impacts could include a diminished capital position and impact the types, amounts, and pricing of the products offered by the Company.
Reinsurance may not be available, affordable, or adequate to protect us against losses, and failure to perform by the counterparties to our reinsurance arrangements may expose us to risks we had sought to mitigate.
As part of our overall risk and capital management strategy, we purchase reinsurance for certain risks underwritten, and to manage our statutory surplus and risk-based capital levels. For individual life and annuity products, reinsurance agreements generally bind the reinsurer at specified pricing for the life of the business reinsured or until prespecified trigger points. However, market conditions can determine the availability and cost of the reinsurance protection for new business. In certain circumstances, the price of reinsurance for business already reinsured may also increase. Similarly, for our group products, reinsurance premiums are usually renegotiated annually or every two years. Thus, changes in mortality or morbidity experience and prevailing market conditions, including the number of reinsurers servicing the market, can affect the availability and cost of reinsurance for both in-force and new business.
Any decrease in the amount of reinsurance obtained will increase our risk of loss, and any increase in the cost of reinsurance will reduce our earnings. Accordingly, we may be forced to incur additional expenses for reinsurance, may not be able to obtain sufficient reinsurance on acceptable terms, or may not be able to obtain reinsurance coverage. The increase in cost or unavailability of reinsurance could 1) adversely affect our ability to write future business; 2) adversely affect our ability to offer new products or enter new markets; 3) result in the assumption of more risk with respect to policies we issue; 4) cause an adjustment to fees associated with non-guaranteed elements on in-force business; or 5) increase pricing of group benefits products renewals.
Reinsurance does not relieve us of our direct liability to our policyholders, even when the reinsurer is liable to us. Accordingly, we bear counterparty credit risk with respect to our reinsurers. A reinsurer’s insolvency, or an unfavorable dispute settlement under the terms of its reinsurance agreement with us would have an adverse effect on our financial condition, results of operations, and cash flows.
In 2022, the Company entered into a modified coinsurance agreement with SBR to reinsure certain fixed deferred and fixed indexed annuity business. We continue to write new business and service the reinsured annuities and remain liable to policyholders to the extent that SBR does not meet its contractual obligations. Such a failure by SBR could have an adverse effect on the Company.
The occurrence of catastrophic events, such as natural disasters, disease pandemics, climate change impacts, terrorism, geopolitical events, or military actions could adversely affect our business, financial condition, results of operations, liquidity, and cash flows.
Our financial condition and results of operations are at risk of material adverse effects that could arise from catastrophic mortality and morbidity due to natural disasters and climate change impacts, such as floods, tornadoes, earthquakes, hurricanes, forest fires, disease pandemics, or food or water shortages, as well as man-made disasters such as events related to terrorism or military action. Such events could lead to unexpected changes in persistency rates, as policyholders and contract holders who are affected by the disaster may need to withdraw funds or be unable to meet their contractual obligations, such as payment of premiums on our insurance policies or deposits into our annuity products. Further, for products sold through our Benefits and Individual Life Divisions, a localized event that affects our customers could cause a significant loss due to mortality or morbidity claims. We attempt to mitigate our risk of exposure due to a catastrophic event through the use of catastrophic reinsurance coverage for our group life products. These events may also adversely impact economic conditions, including the valuation and performance of our investment portfolio. In addition, a public health crisis (e.g., COVID-19) may cause delays in contract administration or otherwise disrupt core business functions for the Company or its third-party service providers, and could result in excess mortality and disability claim activity. Climate change may increase the frequency and severity of near- or long-term weather-related disasters. Failure to sufficiently address climate related concerns could lead to loss of business and damage to our reputation.
The effects of potential future pandemics may have material adverse impacts on our business, results of operations, and financial condition. Specific impacts may include, but are not limited to, increased claims on our group life and disability income, medical stop-loss, and individual life insurance businesses; increased customer withdrawals; underwriting challenges; an increase in defaults on our fixed maturity securities and mortgage loans; increased costs associated with pandemic mitigation efforts and voluntary or government-mandated hardship assistance that we provide to our customers; and a reduction in the value and liquidity of our invested assets. To the extent that a pandemic impacts our business and operations, it may also have the effect of heightening the other risks described in this section of the prospectus.
We maintain business continuity and disaster recovery plans for our operations and ability to access our systems, but we cannot predict with certainty whether our plan will be successfully implemented in the event of an actual health crisis (including the ongoing variants of the COVID-19 pandemic), catastrophic event, or disaster or predict with certainty when normal business operations would resume if such an event occurred. The vast majority of our workforce is working remotely in the United States. Our employees are in many locations and we have layers of redundancy for critical roles further increasing our operational resilience.
Our business could be interrupted or compromised if we experience difficulties arising from outsourcing relationships.
We outsource significant technology and business functions to third parties, including a substantial portion of our information technology functions and certain systems supporting core business processes. When we engage a third party, we regularly evaluate and monitor the third party's service throughout the term of our agreement. This may include evaluations of the vendor's quality of service, financial stability, compliance with laws and regulations and appropriate business continuity plans. However, if our due diligence and our monitoring efforts are not sufficient, if we fail to maintain an effective outsourcing strategy, or if third-party providers do not perform as contracted, we may experience operational difficulties, increased costs of service, significant costs to transition providers, harm to our customer and vendor relationships, a loss of business, and damage to our reputation. We can provide no assurance that the business continuation and crisis management plans of the third-party service providers on whom we rely for certain services would be effective in mitigating any negative effects on the provision of such services in the event of a health crisis, ransomware and cyber events, catastrophic event, or disaster.
We are exposed to economic impacts related to climate change.
Our financial condition could be negatively impacted by increased costs or financial losses on investments, arising from various events related to climate change, such as changes in public policy (either contributing to the adverse effects of climate change or promoting adaption to climate change), short-term or long-term market disruptions, changes in mortality and/or morbidity assumptions, changes in consumer behavior, extreme weather events, litigation, advancements in technology, and longer-term shifts in climate patterns. Climate change could also impact the types of assets in which we invest. For example, as the transition to a lower-carbon, more energy-efficient economy continues, regulators could require us (or we could voluntarily choose) to invest less in carbon-based industries even though investments in carbon-based industries may have better returns in the short- or long-term. In addition, real estate investments may expose us to greater climate change risk, as climate change may negatively impact market prices or supply and demand, and may make extreme weather events more likely or frequent.
Conflicting, uncertain, and subjective environmental, social, and governance (ESG) standards and compliance with regulatory developments may adversely affect our business or reputation.
We are exposed to risks relating to ESG factors. Customers, regulators, and other market participants may evaluate our business or other practices according to a variety of ESG standards, expectations, or metrics, all of which may evolve, may be subjective or underdeveloped in nature, and may reflect contrasting or conflicting values. Standard-setting organizations and regulators including, but not limited to, the NAIC, the SEC, and state insurance regulators, have proposed or adopted, and may propose or adopt in the future, ESG rules or standards applicable to us. For example, the NAIC (led by the California Department of Insurance) has generally modified the Insurer Climate Risk Disclosure Survey to align with aspects of the Financial Stability Board's Task Force on Climate-Related Financial Disclosure framework, a recognized framework of recommendations that were developed to enhance climate-related disclosures. In addition, the SEC has proposed new disclosure rules that, if adopted, would generally require a wide range of companies to prepare extensive disclosures and financial information on climate-related risk. Final SEC rules have not yet been adopted, but compliance with new regulations and regulatory developments may increase our risk and financial reporting costs. Due to the sometimes conflicting, uncertain, and subjective ESG regulatory and market environment, the Company may be seen as acting inconsistently with ESG standards or values from the perspective of certain customers, regulators, or other constituents. As a result, we could face adverse regulatory, customer, media, or public scrutiny related to ESG that could have a negative impact on our business or reputation or lead to legal challenges.
In 2022, Symetra rolled out its first Corporate Social Responsibility (CSR) program, Symetra Social Impact, which includes commitments related to climate change as well as social impact goals. Climate related goals are aligned with the United Nation’s Sustainable Development Goals. Failure to focus on the goals that matter most to our customers and stakeholders or deliver on these goals as publicized could negatively impact our reputation and brand. Failure to deliver on any new regulatory requirements in relation to CSR could have an adverse effect on our regulatory compliance.
The potential for our brand to lose value or not successfully achieving adequate brand recognition, which hinders competition, attracting new customers, sustainability, and growth.
Increasing and maintaining brand awareness among customers and distribution partners is critical to our ability to attract new customers, write new business, and grow the company. It is also essential for attracting qualified employees who will help us achieve our objectives. Unsuccessful advertising efforts or competitors with stronger brand recognition could hinder our ability to achieve brand recognition and thus could have an adverse effect on our business.
We are controlled by Sumitomo Life, whose financial standing or decisions may affect our business.
We are an indirect wholly-owned subsidiary of Sumitomo Life. Accordingly, Sumitomo Life has the ability to significantly influence our business and strategy, including potential mergers or acquisitions, asset purchases or sales and other significant corporate transactions. Further, the financial standing or decisions of Sumitomo Life may have a significant effect on our business.
Risks Related to Our Industry
Our industry is highly regulated and changes in regulations affecting our businesses may reduce our profitability and limit our growth.
Our insurance businesses are heavily regulated and are subject to a wide variety of laws and regulations in various jurisdictions. We are subject to state insurance laws and regulated by the insurance departments of the various states in which we are domiciled and licensed to sell products and services. State laws in the U.S. grant insurance regulatory authorities broad administrative powers with respect to various aspects of our insurance businesses.
State insurance regulators and the NAIC regularly re-examine existing laws and regulations applicable to insurance companies and their products, including reinsurance. Changes in these laws and regulations, or in interpretations thereof, are often made for the benefit of the consumer at the expense of the insurer and thus could have an adverse effect on our business.
U.S. federal and state securities laws apply to investment products that are also securities, including variable annuities, RILAs, and variable life insurance policies. As a result, some of the policies and contracts that we offer are subject to regulation under these federal and state securities laws.
The SEC adopted new rules in 2020 (i) imposing a “best interest” standard of care on broker-dealers making recommendations to their customers and (ii) requiring broker-dealers and investment advisers to provide a written summary of the relationship between a broker-dealer or investment adviser, as applicable, and its customer. It remains unclear whether or to what extent these rules, and the evolving nature of the enforcement and interpretation of these rules by the SEC, could ultimately affect broker-dealers' willingness to recommend our registered annuity products. These rules have increased our overall compliance costs and could also increase our exposure to legal claims in certain circumstances, including an increased risk of regulatory enforcement actions or potentially private claims.
Other regulators have adopted or are considering similar regulations related to standards of care. For example, various states have adopted laws raising the standard of care owed by broker-dealers, investment advisers, or insurance agents to their customers. In this regard, the NAIC revised Suitability in Annuity Transactions Model Regulation, which imposes a requirement that any recommendation of an annuity product be in the consumer's best interest, continues to be adopted on a state-by-state basis and is the standard in a majority of states. Some states have adopted laws that differ from the NAIC's Suitability in Annuity Transactions Model Regulation, but impose similar obligations. In addition to the SEC, other federal agencies such as the Department of Labor (DOL) may regulate the sale of our products by imposing other standards of care such as a fiduciary standard. As changes are adopted by our regulator(s) and made applicable to us or the third-party firms that distribute our products, they could have an adverse impact on our business. Where these increased standards have been adopted with respect to annuity recommendations, this may lead to an increased risk of regulatory enforcement actions or potentially private claims.
On December 29, 2022, the Registration for Index-Linked Annuities Act (the “RILA Act”) was signed into law. The RILA Act directs the SEC to propose within 180 days, and adopt within 18 months, a new registration form to accommodate the registration of RILAs. If the new registration form is not promulgated by the SEC within 18 months, companies that issue RILAs will have the option to register their RILAs on Form N-4, the form that variable annuities are registered on. We may incur expenses in connection with the initial transition to a new registration form and ongoing compliance with the requirements of the new registration form. We cannot predict the requirements of such a new registration form or the impact the new registration form may have on our business.
Legal and regulatory investigations and actions are increasingly common in our businesses and may result in financial losses and harm to our brand and reputation.
We face risk of litigation and regulatory investigations and actions in the ordinary course of operating our businesses, including the risk of class action lawsuits. Our pending legal and regulatory actions include proceedings specific to us and others generally applicable to business practices in the industries in which we operate. We may become subject to class actions and regulatory actions and we are or may become subject to individual lawsuits relating to, among other things, sales or underwriting practices, payment of contingent or other sales commissions, claims payments and procedures, product design, disclosure, administration, additional premium charges for premiums paid on a periodic basis, cost of insurance charges, interest crediting practices, denial or delay of benefits, breaches of fiduciary or other duties to customers, and investment activities. Plaintiffs in class action and other lawsuits against us may seek very large or indeterminate amounts, including punitive and treble damages, which may remain unknown for substantial periods of time.
Current or future investigations and proceedings, or a substantial legal liability or a significant regulatory action against us, could have an adverse effect on our business. Moreover, even if we ultimately prevail in litigation, regulatory action, or investigation, we could incur significant expenses or suffer reputational harm, which could have an adverse effect on our business. Increased regulatory scrutiny and any resulting investigations or proceedings could result in new legal actions or precedents and industry-wide regulations or practices that could adversely affect our business.
Potential changes in tax laws could adversely affect our profitability and make some of our products less attractive to customers.
Changes to the Internal Revenue Code, administrative rulings, or court decisions could make our products less desirable, increase our effective tax rate, or lower our earnings. Congress and the Administration have previously considered and may revisit legislation and/or regulation that could make our products less attractive to customers, including legislation that would reduce or eliminate the benefits derived from the tax exempt or deferred nature of life insurance and annuity products.
Changes in the availability or administration of benefits related to tax credit investments could also adversely affect our profitability. Additionally, if we are unable to generate sufficient taxable income, we may be unable to realize our expected rate of return on our tax credit investments or otherwise execute on our tax planning strategies.
Failures elsewhere in the insurance industry could obligate us to pay assessments through guaranty associations.
When an insurance company becomes insolvent, state insurance guaranty associations have the right to assess insurance companies doing business in their state to pay obligations to policyholders of the insolvent company, up to the state-specific limit of coverage. The total amount of the assessment is typically based on the policyholder liabilities related to the insured residents in each state, and each company’s portion is based on its proportionate share of premium volume in the relevant lines of business.
The future failure of a large life, health or annuity insurer could trigger assessments which we, along with other insurers, would be obligated to pay. Further, amounts for historical insolvencies may be assessed over many years, and there can be significant uncertainty around the total obligation for a given insolvency. Our liability may not be sufficient to fund the ultimate obligations of a historical insolvency, and we may be required to increase our liability, which could have an adverse effect on our results of operations. Certain states allow us to offset future assessments with premium tax offsets, which are estimated and recorded as a corresponding asset. Future premium tax offsets may not be realized and we may be required to decrease our asset, which could also have an adverse effect on our results of operations.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that are intended to enhance the reader’s ability to assess the Company’s future financial and business performance. Forward-looking statements include, but are not limited to, statements that represent the Company’s beliefs concerning future operations, strategies, risks, financial results or other developments, and contain words and phrases such as “may,” “expects,” “should,” “believes,” “anticipates,” “estimates,” “intends,” or similar expressions.
These statements are based on estimates and assumptions made by the Company in light of information currently known to management and are subject to significant business, economic, and competitive uncertainties, many of which are beyond the Company’s control or are subject to change. Whether actual results and developments will conform to our expectations is subject to a number of risks, uncertainties, and contingencies that could cause actual results to differ materially from expectations, or that could cause management to deviate from currently expected or intended courses of actions, including, among others:

•competitive conditions, including pricing pressure, new product offerings, the emergence of new non-traditional competitors, changes in distribution partner relationships, advancements in digital and analytical capabilities, understanding of customer needs, and other industry disruption;
•financial strength or credit ratings changes, particularly ours, but also of other companies in our industry sector;
•our ability to identify products and markets in which we can compete effectively against competitors on the basis of market share, ratings, financial resources, and brand recognition;
•effects of catastrophic events, both natural and man-made, climate change, or public health crises that could adversely affect our operations and results, including impacts to claims and mortality experience, investment portfolio performance, and business operations;
•uncertainty related to the Coronavirus Disease 2019 (COVID-19) variants and future outbreaks of COVID-19 or other diseases, other conditions that affect health or longevity, and uncertainty surrounding the length and severity of future impacts on the economy, financial markets, and on our business, and results of operations and financial condition;
•availability and cost of capital and financing;
•effects of fluctuations in interest rates, including a rapidly rising interest rate environment, a flat or inverted yield curve, or inflation, as well as management’s ability to anticipate and timely respond to any such fluctuations;
•general economic, market, or business conditions, including economic downturns or other adverse conditions in the global and domestic capital and credit markets;
•uncertainty relating to the London Interbank Offered Rate (LIBOR) calculation process and the phasing out of LIBOR after a future date may adversely affect the value of our investment portfolio and our ability to achieve our hedging objectives;
•performance of our investment portfolio and the continued availability of and our capacity to invest in suitable investments that align with our strategies and profitability targets, including quality mortgage loans;
•persistency of our in-force blocks of business and increased risk of policyholder surrenders as an effect of higher interest rates;
•our ability to attract and retain talented and qualified personnel, including key employees;
•deviations from assumptions used in setting prices for insurance and annuity products or establishing cash flow testing reserves;
•accuracy and adequacy of recorded reserves, including the actuarial and other assumptions, such as mortality and morbidity rates, upon which those reserves are established, adjusted, and maintained;
•our ability to prevent or timely detect and remediate any unauthorized access to or disclosure of customer information and other sensitive business data;
•our ability to maintain and effectively implement adequate telecommunications, information technology, cybersecurity or other operational systems, and business continuity plans;
•our ability to successfully execute on our strategies, including impacts of technological advances in our business;
•our ability to implement effective risk management policies, procedures, or models, including hedging strategies;
•continued viability of certain products under various economic, regulatory, and other conditions;
•changes in laws or regulations, or their interpretation, including those that could increase our business costs, reserve levels, and required capital levels, or that could restrict the manner in which we do business and produce sales;
•initiation of regulatory investigations or litigation against us and the results of any regulatory proceedings;
•adequacy and collectability of reinsurance that we have purchased, the continued availability and cost of reinsurance coverage, as well as the creditworthiness and ability of our reinsurance counterparties to perform;
•any failure of third parties to provide services we need, any failure of the practices and procedures of such third parties and any inability to obtain information or assistance we need from third parties;
•effects of significant corporate refinance activity, including bond prepayments; and
•impact of potential changes in accounting principles and related financial reporting requirements.
Further, our Parent is a wholly-owned subsidiary of Sumitomo Life Insurance Company, which has the ability to make important decisions affecting our business.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Management's Discussion and Analysis of Financial Condition and Results of Operations ("MD&A") reflects the results of operations and changes in financial position of Symetra Life Insurance Company. Unless the context otherwise requires, references to "we," "our," "us," and "the Company" are to Symetra Life Insurance Company.
OVERVIEW
Certain discussions related to the Company's financial condition and results of operations as of and for the year ended December 31, 2020, and comparison of the Company's financial condition and results of operations for the years ended December 31, 2021 and 2020, have been omitted from this MD&A as permitted by SEC rules. For such omitted discussions, refer to the MD&A included in the registration statement on Form S-1 filed by the Company with the SEC on April 4, 2022 (File No. 333-254816).
Information presented in this discussion supplements the financial statements, notes to the financial statements, and related schedules in this prospectus. Amounts are presented on a non-consolidated basis in accordance with the National Association of Insurance Commissioners Statutory Accounting Principles (NAIC SAP) as prescribed or permitted by the state of Iowa. Certain differences exist between SAP and accounting principles generally accepted in the United States of America (U.S. GAAP), which are presumed to be material. All dollar amounts are in millions, unless otherwise stated.
Our Operations
Symetra Life Insurance Company is a stock life insurance company domiciled in the state of Iowa. Our operations date back to 1957 and many of our distribution relationships have been in place for decades. We are a wholly-owned subsidiary of Symetra Financial Corporation (Parent), a Delaware Corporation. Our Parent is a wholly-owned subsidiary of Sumitomo Life Insurance Company, a mutual company (sougo kaisha) organized under the laws of Japan. We have three wholly-owned subsidiaries: Symetra National Life Insurance Company, First Symetra National Life Insurance Company of New York, and Symetra Reinsurance Corporation.
We offer products and services that serve the retirement, employment-based benefits, and life insurance markets. These products and services are marketed through financial institutions, broker-dealers, financial professionals, independent agents, and benefits consultants in 49 states and the District of Columbia. Our principal products include fixed deferred, fixed indexed (FIA) and registered index-linked annuities (RILA), single premium immediate annuities (SPIA), medical stop-loss insurance, group life and disability income (DI) insurance, absence management and group voluntary benefits, term life insurance, universal life insurance (UL), including indexed universal life insurance (IUL), and bank-owned life insurance (BOLI).
We manage our business through three divisions: Benefits, Retirement, and Individual Life.
Benefits
We are a multi-line carrier offering medical stop-loss insurance and workforce benefits.
Medical Stop-Loss
We provide medical stop-loss insurance to employers that self-fund their employee health plans. Employers that self-fund pay all claims and administrative costs. Our product helps employers manage health plan expenses by reimbursing individual claim amounts above a certain dollar deductible and by reimbursing aggregate claims above total dollar thresholds. Our medical stop-loss insurance is considered a group accident and health product.
Workforce Benefits
Our workforce benefits products include group term life and disability income (DI) and voluntary products. Group life and DI products and services include group term life, short-term disability (STD), and long-term disability (LTD) income insurance.
Our group term life insurance product provides benefits in the event of an insured employee's or dependent's death. The death benefit can be based on an individual's earnings or occupation, or can be a set dollar amount. We offer basic and supplemental benefits for group term life, including optional accidental death and dismemberment (AD&D) coverage. AD&D coverage provides benefits for an insured employee in the event of accidental death or injury. Our group term life insurance product is considered a group life product.

SYMETRA LIFE INSURANCE COMPANY
MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS
Our group STD and LTD income insurance protects an employee against loss of income due to illness or injury. Our group STD income coverage generally provides benefits for up to 26 weeks following a short waiting period. Our group LTD income coverage provides benefits following a longer waiting period and throughout prolonged periods of disability. We also offer employers a suite of absence management services. These products are considered group accident and health products.
Our group voluntary products include accident, critical illness and hospital indemnity insurance. These products provide benefits upon the occurrence of defined events for the insured employee or dependents. These coverages are generally purchased to supplement traditional health insurance coverage and assist the insured with out-of-pocket costs of care. These products are considered group accident and health products.
Retirement
We offer fixed deferred annuities, including FIA and RILA products to consumers who want to accumulate assets for retirement on a tax-deferred basis. We also offer SPIA products to customers seeking a reliable source of retirement income or protection against outliving their assets during retirement. Our annuities are considered either individual or group annuity products.
Fixed Annuities
We offer single premium fixed deferred annuities that require a premium payment at time of issue, provide an accumulation period and offer an annuity payout period beginning at some future date. Our fixed annuities include both traditional fixed-rate and FIA products.
We offer traditional fixed-rate products that have a three-, five-, or seven-year surrender charge period and a choice of three-, five-, or seven-year initial guaranteed interest rate periods. We also offer traditional fixed-rate products that have a three-, five-, or seven-year surrender charge period and a guaranteed credited rate throughout the surrender charge period.
Our FIA products provide contract holders a choice of a traditional fixed-rate account and one or more indexed accounts. Indexed accounts provide crediting rates that are linked to the performance of an index. Contract holders select their crediting method, which is based on the net change in the index for the interest term using either a point-to-point or a monthly average formula, and may also contain a participation rate strategy. Certain variations of our FIA products offer guaranteed lifetime withdrawal benefits, which provide a source of lifetime income.
Registered Index-linked Annuities
Our RILA products require a premium payment at time of issue, provide an accumulation period, and offer an annuity payout period beginning at some future date. Our RILA products allow customers to receive higher growth potential through index-linked interest credits, with limited protection from market loss. Contract holders select the form of the limited protection, including an indexed interest buffer, where we bear the risk of loss up to a certain percentage, an indexed interest floor, where the contract holder bears risk of loss up to a certain percentage, or an indexed interest barrier, where the we bear the risk of loss up to a certain percentage, and the contract holder bears the entire risk of loss if the indexed interest barrier percentage is exceeded.
Income Annuities
Our SPIA products provide for contractually guaranteed payments that typically begin within one year of issue. In exchange for a single premium, SPIA products provide a fixed amount of income over a defined number of years, the annuitant's lifetime, or the longer of the two. Longevity annuities enable the customer to select a payment start date several years after contract purchase, which typically lowers the customer's cost of funding a future income stream.
Individual Life
We offer individual life insurance products, primarily UL, which includes IUL, and term life insurance. We also include BOLI, an institutional product. These products are considered either ordinary or group life products.
Universal Life Insurance
Our UL products provide policyholders with death benefit coverage on a flexible premium, tax-favored basis and may include the ability to access the cash value of the policy through a policy loan, partial withdrawal, or full surrender.
We offer an IUL product with flexible premiums and index-linked or fixed interest rate crediting options. Index-linked interest rate crediting is based on the performance of the index or indexes selected by the policyholder, related participation rates, and the related index caps and floors. Caps and floors are the maximum and minimum index interest crediting rates set at the beginning of each index interest term. We also offer an IUL product with a guaranteed death benefit protection feature (PIUL). Another type of life insurance we offer is variable universal life insurance (VUL). VUL offers a variety of separate account subaccounts.

SYMETRA LIFE INSURANCE COMPANY
MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS
Term Life Insurance
We offer term life products that provide a guaranteed benefit upon the death of the insured and do not have cash value buildup. These products have guaranteed level premiums for initial terms ranging from 10 to 30 years.
Bank-owned Life Insurance
Our fixed-rate BOLI product is mainly used by banks as a tax-advantaged asset.
Our BOLI product offered institutional customers a stable, low-risk investment with an attractive after-tax equivalent return. The majority of our BOLI policies have contractual provisions that adjust the interest crediting rate periodically, based on the portfolio yield and claims experience, subject to certain contractual minimums.
CRITICAL ACCOUNTING POLICIES
Significant accounting policies are summarized in Note 2 "Summary of Significant Accounting Policies" to the audited statutory-basis financial statements. This includes discussion of recently adopted accounting pronouncements and changes to accounting principles in addition to the ones described below in "Results of Operations".
The financial information included herein is prepared and presented in accordance with NAIC SAP prescribed or permitted by the Insurance Division, Department of Commerce of the State of Iowa (the Department).
Our accounting policies require management to make interpretative and valuation judgments and to make estimates based upon assumptions that affect the amounts of assets, liabilities, and expenses reported in our statutory financial statements. Because of the use of assumptions and estimates inherently entails uncertainty, the effects of accounting policies under different conditions could produce results that are significantly different.
Management believes the most significant areas of judgment required to determine amounts recorded in our statutory financial statements are as follows:
•liabilities for policy and claim reserves;
•identification and measurement of other-than-temporary impairments of investments;
•admissibility of deferred tax assets.
REINSURANCE TRANSACTIONS
The following summarizes certain reinsurance transactions that are important to the understanding of our results of operations for the periods presented.
Retirement
FIA Guaranteed Lifetime Withdrawal Benefits Reinsurance
We have a coinsurance with funds withheld arrangement (GLWB Reinsurance) to manage our statutory capital position on a block of FIA policies with guaranteed lifetime withdrawal benefits issued beyond 2021.
This agreement decreases net premiums equal to the rider charges collected, and decreases benefits expense equal to the guaranteed lifetime withdrawal benefits. As part of the agreement, we also receive an expense allowance each period, which is recorded in premiums and other revenue.
Income Annuities Inforce Reinsurance
We have a 100% modified coinsurance agreement (Income Annuities Inforce Reinsurance Transaction) for our in-force block of income annuities issued prior to October 1, 2017. Under the terms of the agreement, future economic impacts of the reinsured business were transferred to the reinsurer, including interest rate risk, mortality risk, and credit risk on invested assets.
The reinsured block of policies includes all of our long-term structured settlement annuities, which we discontinued selling in 2012, as well as a smaller amount of retail SPIA. This transaction reduces our exposure to the long-term interest rate risk associated with the long-tail nature of the reinsured business. We continue to service the reinsured business and report the associated invested assets and policyholder liabilities on our balance sheets.
On a quarterly basis, the difference between the assets withheld and reserves ceded is settled with the reinsurer, and recorded as reserve adjustment on reinsurance ceded on our statements of operations. This quarterly settlement is based on actual

SYMETRA LIFE INSURANCE COMPANY
MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS
payments to policyholders, adjustments to reserves, investment income, realized gains (losses) and interest maintenance reserve, net of amortization.
Deferred Annuity New Business Reinsurance
In 2022, we executed a modified coinsurance agreement (Deferred Annuity New Business Reinsurance Transaction) with Symetra Bermuda Re Ltd., an affiliated Bermuda reinsurer wholly-owned by the Parent, to reinsure an 80% quote share of certain fixed indexed annuities and fixed deferred annuities issued beginning January 1, 2022. Under the terms of the agreement, future economic impacts of the reinsured business were transferred to the reinsurer on a modified coinsurance, including interest rate risk, mortality risk, and credit risk on invested assets. We continue to write new business and service the reinsured annuities.
At inception, we paid an initial settlement amount of $2.1 billion to the reinsurer and we received $2.2 billion in invested assets. The associated invested assets and policyholder liabilities are held on our balance sheet.
On a quarterly basis, we pay premiums, net of surrenders and a ceding and expense allowance, to the reinsurer. Additionally, the difference between the assets withheld and ending reserves and interest maintenance reserves is settled with the reinsurer, and recorded as reserve adjustment on reinsurance ceded on our statements of operations. This reserve adjustment recorded consists of investment income, realized gains (losses), changes in reserves and changes in interest maintenance reserve.
Benefits
We have a coinsurance with funds withheld arrangement to manage our risk-based capital position on the majority of our in-force stop-loss block of business, as well as new policies issued subsequent to January 1, 2019 (Stop-Loss Reinsurance). Premiums, related paid and pending claims, and reserves for the covered policies are ceded at 80%; prior to July 2021, they were ceded at 40%.
This agreement is expected to decrease net premiums and benefits expense related to the covered business by 80%. As part of the agreement, we will also receive an expense allowance each period, which is recorded in premiums and other revenue.
Individual Life
Term Life Reinsurance
We have a coinsurance with funds withheld reinsurance arrangement (Term Life Reinsurance) to manage our statutory capital position on a block of our term life insurance policies subject to a principle-based reserving method issued subsequent to January 1, 2020, and a block of term life insurance policies subject to Regulation XXX issued prior to 2020.
This agreement is expected to decrease net premiums and benefits each period. The amount of experience refund we receive each period is based on actual claims experience and premiums earned. As part of the agreement, we will also receive an expense allowance each period, which is recorded in premiums and other revenue.
GUL Reinsurance
We have a reinsurance arrangement to manage our statutory capital position on a block of universal life insurance policies with secondary guarantees issued between January 2015 and December 2019 (GUL Reinsurance). The GUL Reinsurance is on a combined coinsurance with funds withheld and yearly renewable term basis.
This agreement is expected to decrease net premiums and benefits each period. The amount of experience refund we receive each period is based on actual claims experience and premiums earned. As part of the agreement, we will also receive an expense allowance each period, which is recorded in premiums and other revenue.
MARKET CONDITIONS
A volatile market environment and the prevailing interest rates may affect our ability to produce products that are profitable, have our desired risk profile, and are desirable to consumers.

SYMETRA LIFE INSURANCE COMPANY
MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS
Our customers' account values in our annuity products with index-based components change due to cash flow and market gains and losses. These changes are primarily correlated to performance of the underlying indexes. We attempt to mitigate our risks associated with these products through purchases of options and futures based on the appropriate index, primarily the Standard & Poor's 500 Index® (S&P 500), and by setting cap rates and margins at each index interest term period. The following table sets forth the S&P 500 Index performance for the past five fiscal years:

	For the Year Ended December 31,
S&P 500® Index	2022	2021	2020	2019	2018
Index Close	3,840	4,766	3,732	3,221	2,486
Index Average	4,099	4,237	3,216	2,912	2,747
As interest rates rise, we believe our annuity products are more attractive to consumers and our sales will likely rise. In periods of prolonged low interest rates, the lower investment margin earned on our annuity products may negatively impact our ability to adjust policyholder crediting rates to remain competitive and retain our customers' business. The Federal Reserve lowered its federal funds rate to historically low levels in 2020 due to the COVID-19 pandemic and related economic downturn. Interest rates returned to pre-pandemic levels during 2021, however they remained relatively low compared to periods prior to 2020. In 2022, the Federal Reserve approved the first interest rate increase since December 2018 and proceeded to increase its federal funds rate seven times during the year. The present interest rate environment is evolving due to a combination of factors, including the COVID-19 pandemic, market conditions (e.g., rising inflation), and actions by governmental authorities. In 2023, the Federal Reserve continued to raise interest rates in January with more expected in 2023. The following tables set forth the 10-Year Treasury rates for the past five fiscal years:

	For the Year Ended December 31,
10-Year Treasury Rate	2022	2021	2020	2019	2018
Close	3.88%	1.52%	0.93%	1.92%	2.69%
Average	2.95	1.45	0.89	2.14	2.91
We continue to monitor the behavior of our customers and other factors that react to market conditions, including annuitization rates and lapse rates, in order to best serve our customers and generate strong profitability from our products.
Demographics
Over the next four decades, the retirement-age population is expected to experience unprecedented growth. Technological advances and improvements in healthcare are projected to contribute to increasing average life expectancy, and aging individuals must be prepared to fund longer retirement periods. The demand for tax-efficient savings products with low-risk or guaranteed return features and potential equity market upsides has begun to grow. Our tax-efficient savings products are well-positioned to meet this increasing customer demand.
Medical Costs
Medical costs and the overall financial responsibilities of employers continue to evolve and impact our Benefits products. Our medical stop-loss product line is expected to benefit from the growth of the self-funding employer benefits market as health care costs rapidly increase, continuing to outpace inflation. In particular, self-funded employers are concerned about expensive developments in specialty drugs and gene therapy.

SYMETRA LIFE INSURANCE COMPANY
MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

RESULTS OF OPERATIONS
The discussions below should be read in conjunction with our audited statutory-basis financial statements. The following table sets forth the components of our statutory net income (loss) for 2022, 2021, and 2020:

	For the Year Ended December 31,			Change
	2022	2021	2020	2022-2021	2021-2020
Premiums and other revenues:
Premiums and annuity considerations	$3,450.3	$4,609.0	$4,234.0	$(1,158.7)	$375.0
Net investment income	1,240.7	1,168.3	1,105.5	72.4	62.8
Reserve adjustment on reinsurance ceded, net	3,124.7	(119.6)	(39.8)	3,244.3	(79.8)
Commissions and expense allowances on reinsurance ceded, net	342.7	70.1	52.1	272.6	18.0
Other income	221.7	212.0	170.6	9.7	41.4
Total premiums and other revenues	8,380.1	5,939.8	5,522.4	2,440.3	417.4
Benefits:
Death, annuity, accident & health, and other benefits	1,082.5	1,004.9	1,195.8	77.6	(190.9)
Surrender and maturity benefits	4,008.8	3,151.8	2,532.5	857.0	619.3
Increase in policy reserves	1,603.5	1,094.5	1,253.3	509.0	(158.8)
Total benefits	6,694.8	5,251.2	4,981.6	1,443.6	269.6
Insurance expenses and other deductions:
Commissions and general insurance expenses	967.0	854.7	836.1	112.3	18.6
Net transfers to (from) separate accounts	547.2	286.4	96.4	260.8	190.0
Total insurance expenses and other deductions	1,514.2	1,141.1	932.5	373.1	208.6
Gain (loss) from operations before federal income taxes and net realized capital gains (losses)	171.1	(452.5)	(391.7)	623.6	(60.8)
Federal income tax expense (benefit) excluding tax on capital gains (losses)	59.8	(133.5)	(125.8)	193.3	(7.7)
Gain (loss) from operations before net realized capital gains (losses)	111.3	(319.0)	(265.9)	430.3	(53.1)
Net realized capital gains (losses) (net of federal income taxes and transfer to interest maintenance reserve)	(26.8)	455.8	206.1	(482.6)	249.7
Net income (loss)	$84.5	$136.8	$(59.8)	$(52.3)	$196.6

Net income (loss)
We reported net income of $84.5 in 2022 compared to $136.8 in 2021. The $623.6 change in gain (loss) from operations in 2022 was offset by the $482.6 decrease in realized capital gains (losses) net of federal income taxes and transfers to interest maintenance reserve and offset by $193.3 increase in federal income tax expense. Key drivers of our reported net income in 2022 and 2021 are discussed below.

SYMETRA LIFE INSURANCE COMPANY
MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS
Revenue
Premiums and annuity considerations
The following table sets forth the premiums and annuity considerations by division, net of reinsurance, excluding the initial amounts ceded at inception of new reinsurance agreements:

	For the Year Ended December 31,			Change
	2022	2021	2020	2022-2021	2021-2020
Premiums and annuity considerations excluding initial ceded premiums:
Benefits	$712.5	$710.0	$787.8	$2.5	$(77.8)
Retirement	4,425.4	3,629.7	2,864.3	795.7	765.4
Individual Life	594.6	583.6	581.9	11.0	1.7
Subtotal	5,732.5	4,923.3	4,234.0	809.2	689.3
Initial ceded premiums for reinsurance (1)	(2,282.2)	(314.3)	—	(1,967.9)	(314.3)
Net premiums and annuity considerations	$3,450.3	$4,609.0	$4,234.0	$(1,158.7)	$375.0
____________________
(1)Initial ceded premiums relate to the amount ceded at inception of new reinsurance agreements. Refer to "Reinsurance Transactions" for further discussion.
The following discussion comparing 2022 to 2021 excludes the impact of initial ceded premiums:
•Premiums from our Retirement products increased $795.7, due to higher fixed deferred and FIA sales resulting from the significant increase in interest rates in 2022.
•Initial ceded premiums for reinsurance increased $1,967.9 as a result of the Deferred Annuity New Business Reinsurance Transaction. See "Reinsurance Transactions" for further details.
Net investment income
Net investment income increased $72.4, comparing 2022 to 2021. See "Investment Operations" for further details.
Reserve adjustment on reinsurance ceded, net
Reserve adjustment on reinsurance ceded relates to the Income Annuities Inforce Reinsurance Transaction and Deferred Annuity New Business Reinsurance Transaction in our Retirement division and reflects amounts that were settled quarterly with the reinsurer. The increase of $3,244.3, comparing 2022 to 2021, was primarily due to the execution of the Deferred Annuity New Business Reinsurance Transaction in 2022.
Commissions and expense allowances on reinsurance ceded, net
Commissions and expense allowances on reinsurance ceded are related to reinsurance agreements in our Benefits, Retirement, and Individual Life divisions. These amounts primarily related to an expense allowance recorded as revenue in connection with the Deferred Annuity New Business Reinsurance Transaction and the Stop-Loss Reinsurance.
Other income
Other income increased $9.7, comparing 2022 to 2021, primarily driven by increases in BOLI account fees, offset by losses in separate account operating income and higher amortization of interest maintenance reserve into income.
Benefits, insurance expenses, and other deductions
Death, annuity and accident & health, and other benefits
Death, annuity and accident & health, and other benefits increased $77.6, comparing 2022 to 2021, primarily related to increases in death benefits paid on BOLI and UL products, as well as higher credited rates on FIA products, partially offset by a decrease in COVID-19-related claims.
Surrender and maturity benefits
Surrender and maturity benefits increased $857.0, comparing 2022 to 2021, primarily driven by higher surrenders of FIA and deferred annuity products due to the increase in interest rates.

SYMETRA LIFE INSURANCE COMPANY
MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS
Increase in policy reserves
Increase in policy reserves increased $509.0, comparing 2022 to 2021, due to growth in our income annuity products.
Commissions and general insurance expenses
Commissions and general insurance expenses increased $112.3, comparing 2022 to 2021, primarily driven by our growing stop-loss and workforce benefits businesses.
Net transfers to (from) separate accounts
Net transfers to separate accounts increased $260.8, comparing 2022 to 2021, primarily driven by our RILA sales.
Federal income tax expense (benefit) excluding tax on capital gains (losses)
Federal income tax expense (benefit) increased $193.3, comparing 2022 to 2021. This was primarily driven by the increase in pre-tax gain (loss) from operations and by differences between statutory tax reserves on deferred annuity contracts.
Net realized capital gains (losses)
Net realized capital gains decreased $482.6, comparing 2022 to 2021, primarily driven by:
•Net realized capital gains from sales or maturities of index options and futures decreased $389.3, driven by the volatile equity market in 2022.
•Net realized capital losses decreased $123.9, driven by a change in classification of these gains and losses. In 2022, separate account federal income tax was recorded as federal income taxes rather than taxes on net capital gains.
•Net realized gains, net of tax, transferred to interest maintenance reserve increased $149.9 primarily driven by higher net realized gains from sales of bonds and settlement of derivatives due to the increase in interest rates in 2022 compared to 2021.
Investment Operations
Investment Practices
Our investment portfolio is designed to support the expected cash flows of our liabilities and produce stable returns over the long term. Our affiliate, Symetra Investment Management Company (SIM), manages our investment portfolio for a fee. Symetra Investment Management Real Estate Investors, an affiliate and subsidiary of SIM was established in 2022 with employees, including senior leadership, previously employed by SIM to continue to service our commercial mortgage loan portfolio.
The composition of our portfolio reflects our asset management philosophy of protecting principal and receiving appropriate reward for risk. Our investment portfolio primarily consists of high-quality bonds and commercial mortgage loans, as well as a smaller allocation of bank loans, high-yield maturities, equities and exchange-traded funds, and investments in limited partnerships (primarily tax credit investments and alternative investments, which include hedge funds), and derivatives. The investments supporting the reinsured block of policies from the Income Annuities Inforce Reinsurance Transaction, other than commercial mortgage loans, are managed by the reinsurer. The invested assets managed by the reinsurer may reflect a different investment allocation than our main investment portfolio. The investments supporting the reinsured policies from the Deferred Annuity New Business Reinsurance Transaction are included in our investment portfolio.

SYMETRA LIFE INSURANCE COMPANY
MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS
The following table presents the carrying value of our general account investment portfolio:

	As of December 31, 2022		As of December 31, 2021
	Admitted Value	% of Total	Admitted Value	% of Total
Bonds (1)	$30,964.0	75.8%	$29,553.8	76.1%
Preferred stocks	93.1	0.2	101.3	0.3
Common stocks (2)	636.5	1.6	466.0	1.2
Mortgage loans	7,125.4	17.4	6,809.2	17.5
Cash, cash equivalents, and short-term investments	958.6	2.3	1,064.5	2.7
Derivatives	219.7	0.5	239.2	0.6
Other invested assets	843.4	2.2	625.0	1.6
Total cash and invested assets	$40,840.7	100.0%	$38,859.0	100.0%
____________________
(1)Our bonds are carried at amortized cost with the exception of bonds in or near default, which are carried at the lower of amortized cost or fair value. The fair value of bonds was $28.6 billion and $31.2 billion as of December 31, 2022 and 2021, respectively.
(2)As of December 31, 2022 and 2021, our non-affiliated common stocks had a carrying value of $402.3 and $240.8, respectively. As of December 31, 2022 and 2021, our subsidiary common stock had carrying value of $234.2 and $225.2, respectively.

Net Investment Income
Return on invested assets is an important element of our financial results. The following tables set forth the income yield and net investment income, excluding realized gains (losses), for each major investment category:

	For the Year Ended December 31,
	2022		2021		2020
	Yield (1)	Amount	Yield (1)	Amount	Yield (1)	Amount
Investment Type:
Bonds (2)	3.73%	$1,145.3	3.47%	$1,022.5	3.74%	$1,042.4
Preferred and unaffiliated common stocks	4.57	19.7	5.39	16.2	6.70	17.1
Mortgage loans (2)	4.28	299.5	4.40	287.6	4.68	296.2
Other income (loss) (3)	0.58	7.0	(1.17)	(15.2)	(0.87)	(12.5)
Income before expenses and prepayments	3.74	1,471.5	3.48	1,311.1	3.74	1,343.2
Prepayment-related income (4)	0.16	64.3	0.35	130.1	0.15	53.0
Investment expenses	(0.18)	(69.2)	(0.16)	(61.0)	(0.16)	(58.9)
Net investment income before amortization of index options	3.73%	$1,466.6	3.67%	$1,380.2	3.73%	$1,337.3
Amortization of index options (5)	*	$(225.9)	*	$(211.9)	*	$(231.8)
Net investment income	*	$1,240.7	*	$1,168.3	*	$1,105.5
____________________
*Yield is not meaningful
(1)Yields are determined based on monthly averages calculated using beginning and end-of-period balances. Yields for bonds are based on amortized cost. Yields for all other asset types are based on carrying values.
(2)Excludes investment income related to prepayment activity.
(3)Other income (loss) primarily includes losses from amortization of tax credit investments, partially offset by income from policy loans, other invested assets, and cash and cash equivalents.
(4)Prepayment-related income includes make-whole payments and consent fees on early calls or tenders of bonds, prepayment speed adjustments on structured securities, and fees on mortgage loan payments received prior to the stated maturity or outside a rate resetting window. Prepayments of our bonds and commercial mortgage loans result in the write-off of the premium or discount associated with the investment, which is recorded in net realized capital gains (losses).
(5)Represents amortization of the cost to obtain index options supporting our FIA business.

SYMETRA LIFE INSURANCE COMPANY
MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS
For the Year Ended December 31, 2022 compared to 2021
Net investment income increased by $72.4 compared to 2021, driven by higher average invested assets and higher yields on fixed maturity purchases in 2022 due to the rising interest rate environment, partially offset by decreased prepayment-related income.
•Yields before expense and prepayments increased to 3.74%, from 3.48% in 2021, as earned rates on fixed maturity purchases in 2022 were higher than overall portfolio yields in 2021 due to the rising interest rate environment.
•Average invested assets increased due to net cash inflows from increased deposits exceeding withdrawals in our products, especially annuity products.
•Investment prepayment fee income decreased from $130.1 to $64.3 in 2022 due to decreased issuer refinancing and restructuring as a result of the rising interest rate environment.
Bonds
The table below sets forth the book/adjusted carrying value of the National Association of Insurance Commissioners (NAIC) Securities Valuation Office quality ratings for our bond portfolio, including short-term investments at December 31, 2022 and 2021:

	As of December 31, 2022		As of December 31, 2021
	Amount	% of Total	Amount	% of Total
NAIC Rating:
NAIC – 1	$17,405.0	55.5%	$15,248.4	51.6%
NAIC – 2	12,832.0	40.9	13,240.7	44.8
NAIC – 3	802.8	2.6	834.2	2.8
NAIC – 4	201.6	0.7	215.8	0.8
NAIC – 5	95.4	0.3	14.6	—
NAIC – 6	0.4	—	0.1	—
Total	$31,337.2	100.0%	$29,553.8	100.0%
Based on the NAIC ratings as of December 31, 2022 and 2021, below-investment-grade bonds represented 3.5% and 3.6%, of our bond portfolio, respectively. Below-investment-grade bonds had an aggregate fair value of $994.4 and $1,103.2, and carrying values of $1,095.6 and $1,064.7 as of December 31, 2022 and 2021, respectively. Our holdings are diversified across industries and security categories.
The majority of our bonds are invested in publicly traded or highly marketable securities. A modest allocation of our portfolio is invested in privately placed bonds to enhance yields. As of December 31, 2022 and 2021, privately placed bonds represented 11.1% and 11.7%, respectively, of our total bond portfolio at book/adjusted carrying value.
We hold investments in high-quality foreign corporate securities, and continue to purchase investments as opportunities for favorable yields and diversification arise. The majority of these holdings are denominated in U.S. dollars. We utilize foreign currency swaps and forwards to hedge our exposure to those denominated in foreign currencies. Bonds with fair values of $429.4 and $724.5 were denominated in a foreign currency and reported in U.S. dollars based on period-end exchange rates as of December 31, 2022 and 2021, respectively. The total fair value of our foreign holdings in bonds was $5,167.6 and $8,813.3 as of December 31, 2022 and 2021, respectively.
Mortgage-backed and Other Asset-backed Securities
Mortgage-backed securities (MBS) and other asset-backed securities (ABS), including collateralized loan obligations, accounted for 33.0% and 28.3% of our investments in bonds at carrying value as of December 31, 2022 and 2021, respectively.
Our MBS had fair values of $780.5 and $940.1 as of December 31, 2022 and 2021, respectively. As of December 31, 2022 and 2021, 77.2% and 71.9%, respectively, of our MBS were non-agency securities. As of December 31, 2022 and 2021, 50.2% and 54.8%, respectively, of our non-agency commercial mortgage-backed securities were rated AAA.
Our ABS had fair values of $8,824.6 and $7,496.9 as of December 31, 2022 and 2021, respectively. As of December 31, 2022 and 2021, 89.5% and 87.3%, respectively, of our ABS were investment grade.
Mortgage Loans
Mortgage loans represented 17.4% and 17.5% of invested assets as of December 31, 2022 and 2021, respectively. We primarily invest in loans of $1.0 to $5.0, which are generally secured by first-mortgage liens on income-producing commercial real estate.

SYMETRA LIFE INSURANCE COMPANY
MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS
As of December 31, 2022 and 2021, 63.1% and 67.2%, respectively, of our mortgage loans had an outstanding principal under $5.0. As of December 31, 2022 and 2021, our average loan balance was $2.7 and $2.6, respectively.
All loans are underwritten consistently to our standards based on loan-to-value (LTV) ratios and debt service coverage ratios (DSCR). LTV ratios and DSCRs are based on income and detailed market, property, and borrower analyses using our experience in commercial mortgage lending. A large majority of our loans have personal guarantees, and all loans are evaluated annually. Our mortgage loan portfolio is diversified by geographic region, loan size, and scheduled maturity.
As of December 31, 2022 and 2021, our mortgage loan portfolio's weighted-average LTV ratio was 45.9% and 47.3%, respectively, while our weighted-average DSCR was 2.09 and 1.91, respectively.
The following table presents information about mortgage loan originations. Generally, a lower LTV ratio and higher DSCR indicate a higher quality loan.

	For the Year Ended December 31,
	2022	2021	2020
Weighted average LTV ratio of loans originated	46.6%	46.8%	43.7%
Weighted average DSCR of loans originated	1.98	2.14	2.29
The following table sets forth our investments in mortgage loans by contractual maturity date:

	As of December 31, 2022
	Outstanding Principal	% of Total
Years to Maturity:
Due in one year or less	$41.3	0.6%
Due after one year through five years	883.3	12.4
Due after five years through ten years	1,356.1	19.1
Due after ten years	4,819.7	67.9
Total (1)	$7,100.4	100.0%
____________________
(1)Excludes other mortgage loans of $25.0 as of December 31, 2022.
The loan terms usually allow borrowers to prepay their mortgage loan prior to the stated maturity or outside specified rate resetting windows. Prepayments are driven by factors specific to the activities of our borrowers, as well as the interest rate environment. The majority of our mortgage loans contain yield maintenance and other provisions that we believe mitigate the impact of loan prepayments.
LIQUIDITY AND CAPITAL RESOURCES
We actively manage our liquidity in light of changing market, economic, and business conditions, and we believe that our liquidity levels are more than adequate to cover our exposures, as evidenced in the discussion below. We do not have any off-balance sheet arrangements that are reasonably likely to have a material effect on our financial condition, results of operations, liquidity, or capital resources.
Income Annuities Inforce Reinsurance Transaction
We have an Income Annuities Inforce Reinsurance Transaction for $5.7 billion of our in-force block of income annuities. As of December 31, 2022 and 2021, the related reserves were $4.9 billion and $5.2 billion, respectively. We remain liable to our policyholders to the extent that the reinsurer does not meet its contractual obligations. In the event of the reinsurer's insolvency, we would reclaim the assets supporting the reserve liabilities. We have the ability to offset amounts due to the reinsurer with amounts owed from the reinsurer, as well as access to amounts held in trust, which materially reduces the risk of loss.
Liquid Assets
Our investment strategies are intended to provide adequate funds to pay benefits without forced sales of investments. We consider the characteristics of our product liabilities and aim to match them with investments of similar duration and liquidity profiles. We hold sufficient levels of highly liquid, high-quality assets to fund anticipated operating expenses, surrenders, and withdrawals.
We define liquid assets to include cash, cash equivalents, and publicly traded and highly-marketable bonds and equity securities. As of December 31, 2022 and 2021, we had liquid assets of $28.8 billion and $27.4 billion, respectively. The portion of our total

SYMETRA LIFE INSURANCE COMPANY
MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS
liquid assets consisting of cash, cash equivalents, and short-term investments was $958.6 and $1,064.5 as of December 31, 2022 and 2021, respectively.
Liquidity Requirements
Our liquidity requirements primarily relate to obligations associated with our insurance policies and investment contracts, operating expenses, the payment of dividends to our Parent, and the payment of income taxes. Obligations associated with our insurance policies and investment contracts include the payment of benefits, as well as cash payments made in connection with policy and contract surrenders, withdrawals, and commissions. Historically, we have used cash flows from operations and invested assets to fund our liquidity requirements.
In managing the liquidity of our insurance operations, we consider the risk of policyholder and contract holder withdrawals of funds occurring earlier than assumed when selecting assets to support these contractual obligations. We use surrender charges, market value adjustments (MVAs), and other contract provisions to mitigate the extent, timing, and profitability impact of such withdrawals. Certain policy lapses and surrenders occur in the normal course of business. If interest rates rise significantly, we will likely experience an increase in lapses.
Our appointed actuary oversees the preparation of cash flow projections of our assets and liabilities each year to satisfy state regulatory requirements. The purpose of this analysis is to determine whether the assets backing our reserves are adequate to meet our contractual obligations under a variety of moderately adverse scenarios. Projections of future statutory profits and losses are made using the New York seven interest rate scenarios, nine additional deterministic interest rate scenarios and 50 stochastic interest rate scenarios. In addition, sensitivity tests are performed on our reinvestment rate, lapse, mortality, and expense assumptions.
Our asset-liability management process takes into account the expected cash flows on investments and expected policyholder payments, as well as the specific nature and risk profile of the liabilities. Considering the size and liquidity profile of our investment portfolio, we believe that we have appropriately mitigated the risk of policyholder behavior varying from our projections. We also consider attributes of the various categories of liquid assets, for example, type of asset and credit quality, in evaluating the adequacy of our insurance operations’ liquidity under a variety of stress scenarios.
Other liquidity requirements include service agreements related to outsourced information technology infrastructures, lease obligations for office space and certain equipment, unfunded mortgage loans and limited partnership contributions, and financing fees related to reinsurance agreements. In addition, our operations involve significant expenditures that are not based upon contractual commitments, including expenditures for payroll and income taxes.
We believe that the liquidity profile of our assets is sufficient to satisfy our liquidity requirements.
Capital Resources
Our principal sources of capital are insurance premiums and annuity considerations, net investment income, and proceeds from the maturity and sale of investments. We also received a $125.0 capital contribution from our Parent in 2022. The primary uses of these funds are investing activities, payments of policyholder benefits, commissions and operating expenses, and contract maturities, withdrawals, and surrenders.
The payment of dividends and other distributions to our Parent is subject to insurance laws and regulations. In general, dividends in excess of prescribed limits are deemed "extraordinary" and require regulatory approval. During 2022, we did not declare or pay dividends to our Parent.
The NAIC establishes risk-based capital (RBC) standards for life insurance companies. If an insurer's RBC falls below specified levels, the insurer will be subject to different degrees of regulatory action depending upon the level of deficiency. As of December 31, 2022 and 2021, our RBC ratio was well above regulatory action levels.
Cash Flows
The following table sets forth a summary of our cash flows for the periods indicated:

	For the Year Ended December 31,
	2022	2021	2020
Net cash provided by operating activities	$1,777.9	$1,151.8	$1,025.1
Net cash used in investing activities	(2,447.8)	(1,407.6)	(1,467.3)
Net cash provided by financing activities	564.0	294.7	855.4

SYMETRA LIFE INSURANCE COMPANY
MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS
For the Year Ended December 31, 2022 compared with 2021.
Operating Activities
•Net cash provided by operating activities increased $626.1, primarily related to decreased outflows for benefits payments, partially offset by higher outflows from commissions as a result of the Deferred Annuity New Business Reinsurance Transaction.
Investing Activities
•Net cash used in investing activities increased $1,040.2, primarily driven by decreased proceeds from investments sold, matured, or repaid of $1,603.1, partially offset by decreased cash outflows from investments acquired of $558.2.
Financing Activities
•Net cash provided in financing activities increased $269.3, primarily due to increased inflows from net deposits on deposit-type contracts, partially offset by increased outflows related to obligations to return cash collateral for derivative investments and changes in interest maintenance reserve (IMR). Additionally, capital contributions from our Parent increased to $125.0 in 2022 compared to no contribution in 2021.
QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK
In accordance with NAIC SAP, the significant majority of our assets and liabilities are carried at amortized cost and not at fair value. As a result, the elements of market risk discussed below do not generally have a significant direct impact on our financial position or results of operations.
Market Risk Exposures and Risk Management
Market risk is the risk we will incur losses due to fluctuations in the fair value of certain assets and liabilities as a result of adverse changes in market rates and prices. Market risk is directly influenced by the volatility and liquidity in the markets in which the related underlying financial instruments are traded. We have exposure to several market risks, including interest rate risk, equity risk, credit risk, and foreign currency risk.
We enter into market-sensitive instruments primarily to support our insurance liabilities. We manage our portfolio to balance quality, diversification, asset-liability matching, and investment return. Additionally, we have entered into a reinsurance agreement to mitigate risks associated with our income annuity policies, including our entire structured settlement portfolio.
We also use derivative instruments to modify the market risk characteristics of existing assets or liabilities or assets expected to be purchased. As a matter of policy, we have not engaged, and do not intend to engage, in derivative market-making or speculative derivatives activities. For further discussion about our derivatives, see Note 5 to the audited statutory-basis financial statements.
Interest Rate Risk
Our exposure to interest rate risk relates to the market price and/or cash flow variability of our assets and liabilities associated with changes in market interest rates. We have certain products, including annuities and universal life insurance, that are sensitive to interest rate fluctuations. We are also exposed to reinvestment risk for long-term liabilities on contracts with interest rate guarantees, such as certain universal life products with secondary guarantees. Many of our products have minimum guaranteed crediting rates that we are obligated to provide to our contract holders and our universal life products may be subject to investments of future policyholder premiums for many years. We manage our exposure to interest rate risk through asset allocation limits, asset/liability duration, and cash flow matching.
We experienced rapidly rising interest rates during 2022, and as a result, the fair value of bonds has generally declined and certain interest-sensitive lines of business have been exposed to lapses as policyholders seek higher returns. In periods of low interest rates such as what we experienced prior to 2022, we are exposed to risk of prepayment activity in our investment portfolio. This can result in reinvestment of proceeds at lower yields, which can impact our asset/liability management strategies.
We make limited use of derivatives to hedge against exposure to changes in interest rates. We use interest rate swaps and collars primarily to convert floating rate securities into fixed rate securities to better match our liabilities, and for general duration management purposes, which limits our exposure to decreases in yield on these securities. We may also use interest rate swaptions to mitigate the exposure to decreases in yield on securities in support of our product offerings.
Sensitivity Analysis
One means of assessing exposure of our fixed maturities portfolio to interest rate changes is a duration-based analysis that measures the potential changes in fair value resulting from a hypothetical change in interest rates of 100 basis points across all

SYMETRA LIFE INSURANCE COMPANY
MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS
maturities. This is sometimes referred to as a parallel shift in the yield curve. We use a fixed-income analytics tool to model and calculate the duration and convexity of our asset portfolio. Under this model, with all other factors constant and assuming no offsetting change in the fair value of our liabilities, we estimated that such an increase in interest rates would cause the fair value of our total fixed maturities portfolio to decline by approximately $1.1 billion and $1.4 billion, based on our securities positions as of December 31, 2022 and 2021, respectively.
Equity Risk
We are exposed to equity price risk primarily on our FIA, RILA, and IUL products. These products expose us to equity price risk if the performance of the underlying index or separate account investments experience downturns, upturns, or volatility for an extended period of time. We attempt to mitigate the risk in the index-based component of these products primarily through transactions in options and futures based on the appropriate index, and by setting cap rates, margins, and other resettable product features at each index interest term period.
Credit Risk
Our portfolio of invested assets primarily consists of corporate bonds, structured securities, and mortgage loans on real estate that are underwritten and managed by our affiliate. Our affiliate manages the risk of adverse default experience on these investments by applying disciplined credit evaluation, prudently limiting allocations to lower-quality, higher-yielding investments and diversifying exposures by issuer, industry, region, and property type. For mortgage loans, our affiliate also manages credit risk by applying disciplined underwriting standards, analyzing the market value and revenue generating potential of the property for all new loans, assessing the credit worthiness of the borrower, and inspecting the underlying property. We also monitor and limit our aggregate exposure to each counterparty, including affiliates, and industry.
For further discussion of our investment portfolio holdings, see – "Investment Operations" and Note 3 to the audited statutory-basis financial statements.
In conjunction with our use of derivatives, we are exposed to counterparty risk, or the risk that the counterparty will fail to perform under the terms of the derivative contract. We manage this risk by:
•entering into agreements with counterparties that are considered acceptable based on our derivatives use plan;
•diversifying our risk across numerous approved counterparties;
•implementing credit support annex (collateral) agreements (CSAs), which dictate bilateral posting and netting of exposures, with all of our over-the-counter derivative counterparties; and
•daily monitoring of counterparty exposures and associated collateral levels.
Our agreements with derivative counterparties typically require collateral to be posted when a net derivative position between us and a particular counterparty reaches a certain contractual level. As a result, we may be required to post collateral due to adverse fluctuations in the fair value of our derivatives and that may result in us holding more cash or high-quality securities, for example, U.S. Treasuries, to ensure we have sufficient collateral available. For further discussion on derivatives and counterparties, see Note 5 to the audited statutory-basis financial statements.
We are also exposed to credit risk related to our reinsurers. When we reinsure business, we are still liable to our policyholders regardless of whether we receive reimbursement from the reinsurer. To manage this risk, we monitor our exposure to each reinsurer as described in Note 7 to the audited statutory-basis financial statements.
Foreign Currency Risk
Foreign currency risk is the risk we will incur economic losses due to adverse fluctuations in foreign currency exchange rates. The principal currencies that create foreign currency exchange rate risk in our investment portfolio are the Euro, the British pound, and the Canadian dollar.
We use cross currency swaps to reduce risks from changes in currency exchange rates with respect to investments in foreign-denominated fixed maturities. These swaps are used as cash flow hedges, and changes in the fair value of the swaps may not exactly offset changes in fair value of the related fixed maturity security. We also may use foreign currency forwards to hedge exposure related to purchases of foreign-denominated fixed maturities.

FINANCIAL STATEMENTS

SYMETRA LIFE INSURANCE COMPANY
FINANCIAL STATEMENTS – STATUTORY BASIS

Independent Auditors’ Report

The Board of Directors and Stockholder
Symetra Life Insurance Company:

Opinions
We have audited the financial statements of Symetra Life Insurance Company (the Company), which comprise the balance sheets - statutory basis as of December 31, 2022 and 2021, and the related statements of operations - statutory basis, changes in capital and surplus - statutory basis, and cash flow - statutory basis for the years ended December 31, 2022, 2021, and 2020, and the related notes to the financial statements - statutory basis.
Unmodified Opinion on Statutory Basis of Accounting
In our opinion, the accompanying financial statements present fairly, in all material respects, the admitted assets, liabilities, and capital and surplus of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flow for the years ended December 31, 2022, 2021 and 2020 in accordance with accounting practices prescribed or permitted by the Insurance Division, Department of Commerce of the State of Iowa described in Note 2.
Adverse Opinion on U.S. Generally Accepted Accounting Principles
In our opinion, because of the significance of the matter discussed in the Basis for Adverse Opinion on U.S. Generally Accepted Accounting Principles section of our report, the financial statements do not present fairly, in accordance with U.S. generally accepted accounting principles, the financial position of the Company as of December 31, 2022 and 2021, or the results of its operations or its cash flows for the years ended December 31, 2022, 2021, and 2020.
Basis for Opinions
We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditors’ Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinions.
Basis for Adverse Opinion on U.S. Generally Accepted Accounting Principles
As described in Note 2 to the financial statements, the financial statements are prepared by the Company using accounting practices prescribed or permitted by the Insurance Division, Department of Commerce of the State of Iowa, which is a basis of accounting other than U.S. generally accepted accounting principles. Accordingly, the financial statements are not intended to be presented in accordance with U.S. generally accepted accounting principles. The effects on the financial statements of the variances between the statutory accounting practices and U.S. generally accepted accounting principles are also described in Note 2.
Emphasis of Matter
As discussed in Note 2 to the financial statements, the Company received permission from the Insurance Division, Department of Commerce of the State of Iowa to apply certain permitted practices. As of December 31, 2022 and 2021, those permitted accounting practices increased statutory surplus by $114.9 million and $56.5 million, respectively, over what it would have been had prescribed accounting practice been followed. Our opinions are not modified with respect to this matter.
Responsibilities of Management for the Financial Statements
Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting practices prescribed or permitted by the Insurance Division, Department of Commerce of the State of Iowa. Management is also responsible for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.
In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date that the financial statements are issued.

Auditors’ Responsibilities for the Audit of the Financial Statements
Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditors’ report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.
In performing an audit in accordance with GAAS, we:
a.Exercise professional judgment and maintain professional skepticism throughout the audit.
b.Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.
c.Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.
d.Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.
e.Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.
We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

/s/ KPMG LLP

Seattle, Washington
March 23, 2023

SYMETRA LIFE INSURANCE COMPANY
BALANCE SHEETS – STATUTORY BASIS
(In millions, except share and per share data)

	As of December 31,
	2022	2021
ADMITTED ASSETS
Bonds	$30,964.0	$29,553.8
Preferred stocks	93.1	101.3
Common stocks	636.5	466.0
Mortgage loans	7,125.4	6,809.2
Cash, cash equivalents, and short-term investments	958.6	1,064.5
Derivatives	219.7	239.2
Other invested assets	843.4	625.0
Total cash and invested assets	40,840.7	38,859.0
Accrued investment income	313.0	265.3
Deferred and uncollected premiums (net of loading of $(6.0) and $(11.9))	(1,063.4)	(118.9)
Deferred tax assets, net	142.6	109.5
Current federal income taxes recoverable	8.1	25.0
Other receivables	1,363.2	313.5
Separate account assets	7,524.2	7,174.1
Total admitted assets	$49,128.4	$46,627.5
LIABILITIES AND CAPITAL AND SURPLUS
Life and annuity reserves	$32,013.9	$30,421.9
Accident and health reserves	241.0	241.2
Policy and contract claims	137.8	119.3
Liability for deposit-type contracts	4,250.0	3,684.1
Unearned premiums and annuity considerations	4.8	4.7
Total policy and contract liabilities	36,647.5	34,471.2
Cash collateral held	200.1	479.7
Asset valuation reserve	362.6	447.1
Interest maintenance reserve	236.2	351.0
Funds held under coinsurance agreements	1,241.3	1,159.8
Other liabilities	678.6	426.1
Separate account liabilities	7,268.5	6,961.0
Total liabilities	46,634.8	44,295.9
Commitments and contingencies (Note 14)
Capital and surplus (deficit)
Common stock, $250 par value, 20,000 shares authorized, issued and outstanding	5.0	5.0
Gross paid-in and contributed surplus	1,089.0	964.0
Unassigned funds	1,399.6	1,362.6
Total capital and surplus	2,493.6	2,331.6
Total liabilities and capital and surplus	$49,128.4	$46,627.5
See accompanying notes.

SYMETRA LIFE INSURANCE COMPANY
STATEMENTS OF OPERATIONS – STATUTORY BASIS
(In millions)

	For the Year Ended December 31,
	2022	2021	2020
Premiums and other revenues:
Premiums and annuity considerations	$3,450.3	$4,609.0	$4,234.0
Net investment income	1,240.7	1,168.3	1,105.5
Amortization of interest maintenance reserve	44.9	50.9	40.2
Separate account fees and other	150.7	136.0	105.5
Commissions and expense allowances on reinsurance ceded, net	342.7	70.1	52.1
Reserve adjustment on reinsurance ceded	3,124.7	(119.6)	(39.8)
Other income	26.1	25.1	24.9
Total premiums and other revenues	8,380.1	5,939.8	5,522.4
Benefits:
Death benefits	364.2	337.8	284.3
Annuity benefits	330.7	336.7	353.0
Surrender and maturity benefits	4,008.8	3,151.8	2,532.5
Accident and health and other benefits	387.6	330.4	558.5
Increase in policy reserves	1,603.5	1,094.5	1,253.3
Total benefits	6,694.8	5,251.2	4,981.6
Insurance expenses and other deductions:
Commissions	385.6	341.9	358.6
General insurance expenses	581.4	512.8	477.5
Net transfers to (from) separate accounts	547.2	286.4	96.4
Total insurance expenses and other deductions	1,514.2	1,141.1	932.5
Gain (loss) from operations before federal income taxes and net realized capital gains (losses)	171.1	(452.5)	(391.7)
Federal income tax expense (benefit)	59.8	(133.5)	(125.8)
Gain (loss) from operations before net realized capital gains (losses)	111.3	(319.0)	(265.9)
Net realized capital gains (losses) (net of federal income taxes and transfer to interest maintenance reserve)	(26.8)	455.8	206.1
Net income (loss)	$84.5	$136.8	$(59.8)
See accompanying notes.

SYMETRA LIFE INSURANCE COMPANY
STATEMENTS OF CHANGES IN CAPITAL AND SURPLUS – STATUTORY BASIS
(In millions)

	Common Stock		Gross Paid-In and Contributed Surplus		Unassigned Funds		Total Capital and Surplus
Balances as of January 1, 2020	$5.0		$664.0		$1,472.6		$2,141.6
Net income (loss)	—		—		(59.8)		(59.8)
Change in net unrealized capital gains (losses), including foreign exchange	—		—		28.8		28.8
Change in net deferred income taxes	—		—		7.2		7.2
Change in nonadmitted assets	—		—		(20.0)		(20.0)
Change in reserve on account of change in valuation basis	—		—		(16.4)		(16.4)
Change in asset valuation reserve	—		—		(35.2)		(35.2)
Change in surplus in separate accounts	—		—		0.5		0.5
Cumulative effect on change in accounting principle	—		—		(30.6)		(30.6)
Capital contribution from Parent	—		300.0		—		300.0
Balances as of December 31, 2020	5.0		964.0		1,347.1		2,316.1
Correction of prior period errors	—		—		(16.1)		(16.1)
Balances as of January 1, 2021	5.0	0	964.0	0	1,331.0	0	2,300.0
Net income (loss)	—		—		136.8		136.8
Change in net unrealized capital gains (losses), including foreign exchange	—		—		(5.8)		(5.8)
Change in net deferred income taxes	—		—		(14.4)		(14.4)
Change in nonadmitted assets	—		—		1.9		1.9
Change in reserve on account of change in valuation basis	—		—		(26.1)		(26.1)
Change in asset valuation reserve	—		—		(60.7)		(60.7)
Change in surplus in separate accounts	—		—		(0.1)		(0.1)
Balances as of December 31, 2021	5.0		964.0		1,362.6		2,331.6
Correction of prior period errors	—		—		8.5		8.5
Balances as of January 1, 2022	5.0		964.0		1,371.1		2,340.1
Net income (loss)	—		—		84.5		84.5
Change in net unrealized capital gains (losses), including foreign exchange	—		—		(92.8)		(92.8)
Change in net deferred income taxes	—		—		88.1		88.1
Change in nonadmitted assets	—		—		(74.3)		(74.3)
Change in liability for unauthorized reinsurance	—		—		(70.8)		(70.8)
Change in reserve on account of change in valuation basis	—		—		12.0		12.0
Change in asset valuation reserve	—		—		84.5		84.5
Change in surplus in separate accounts	—		—		(2.7)		(2.7)
Capital contribution from Parent	—		125.0		—		125.0
Balances as of December 31, 2022	$5.0		$1,089.0		$1,399.6		$2,493.6

See accompanying notes.

SYMETRA LIFE INSURANCE COMPANY
STATEMENTS OF CASH FLOW – STATUTORY BASIS
(In millions)

	For the Year Ended December 31,
	2022	2021	2020
Cash flows from operating activities
Premiums and annuity considerations collected	$4,345.6	$4,989.2	$4,214.4
Net investment income received	1,460.6	1,474.9	1,443.3
Commissions and expense allowance on reinsurance ceded	267.6	54.7	49.7
Other income	250.2	178.0	80.8
Net transfers (to) from separate accounts	(574.5)	(336.7)	(83.0)
Benefits and loss-related payments	(1,992.0)	(4,332.0)	(3,908.9)
Commissions, other expenses, and taxes paid	(1,923.9)	(860.8)	(799.6)
Federal income taxes received (paid)	(55.7)	(15.5)	28.4
Net cash provided by (used in) operating activities	1,777.9	1,151.8	1,025.1
Cash flows from investing activities
Proceeds from investments sold, matured, or repaid:
Bonds	5,582.1	7,001.8	4,411.7
Mortgage loans	831.4	669.3	473.2
Other invested assets	307.1	652.6	480.5
Cost of investments acquired:
Bonds	(7,202.0)	(8,061.7)	(5,478.8)
Mortgage loans	(1,147.7)	(1,038.4)	(675.3)
Other invested assets	(813.1)	(620.9)	(665.9)
Other, net	(5.6)	(10.3)	(12.7)
Net cash provided by (used in) investing activities	(2,447.8)	(1,407.6)	(1,467.3)
Cash flows from financing activities
Capital contribution from Parent	125.0	—	300.0
Net deposits (withdrawals) on deposit-type contracts and other insurance liabilities	556.7	237.8	280.0
Net receipts from (transfers to) Parent, subsidiaries, and affiliates	(17.6)	(5.4)	25.9
Other, net	(100.1)	62.3	249.5
Net cash provided by (used in) financing activities	564.0	294.7	855.4
Net increase (decrease) in cash	(105.9)	38.9	413.2
Cash, cash equivalents, and short-term investments, beginning of year	1,064.5	1,025.6	612.4
Cash, cash equivalents, and short-term investments, end of year	$958.6	$1,064.5	$1,025.6

Supplemental disclosures of cash flow information
Non-cash transactions during the year:
Amortization of option costs under Iowa Administrative Code 191-97	$225.9	$211.9	$231.8
Bonds and stock exchanges	116.1	162.3	2.4
Mortgage loans – refinances	53.8	84.1	74.8
Initial premium ceded on reinsurance transactions	—	314.3	—
Initial funds withheld balance	—	314.3	—

See accompanying notes.

SYMETRA LIFE INSURANCE COMPANY
NOTES TO FINANCIAL STATEMENTS – STATUTORY BASIS
(All dollar amounts in millions unless otherwise stated)
1. Description of Business
Symetra Life Insurance Company (the Company) is a stock life insurance company domiciled in the state of Iowa, and a wholly-owned subsidiary of Symetra Financial Corporation (the Parent), a Delaware Corporation. The Company has three wholly-owned subsidiaries: Symetra National Life Insurance Company, First Symetra National Life Insurance Company of New York, and Symetra Reinsurance Corporation. The Company's parent is a wholly-owned subsidiary of Sumitomo Life Insurance Company, a mutual company (sougo kaisha) organized under the laws of Japan.
The Company offers products and services that serve the retirement, employment-based benefits, and life insurance markets. These products and services are marketed through financial institutions, broker-dealers, financial professionals, independent agents, and benefits consultants in 49 states and the District of Columbia. The Company’s principal products include fixed deferred annuities and fixed indexed annuities (FIA), registered index-linked annuities (RILA), single premium immediate annuities (SPIA), medical stop-loss insurance, group life and disability income (DI) insurance, absence management and group voluntary benefits, term life insurance, universal life insurance, including indexed universal life insurance (IUL), and bank-owned life insurance (BOLI).
The Company also services a block of in-force income annuities that has been fully reinsured since 2018 and includes all of the Company's structured settlement annuities. Refer to Note 7 for further discussion.
2. Summary of Significant Accounting Policies
Basis of Presentation and Use of Estimates
The financial statements have been prepared in conformity with statutory accounting practices prescribed or permitted by the Insurance Division, Department of Commerce of the State of Iowa (the Department). Companies domiciled in the state of Iowa prepare their statutory-basis financial statements in accordance with the National Association of Insurance Commissioners’ (NAIC) Accounting Practices and Procedures Manual, subject to any deviations prescribed or permitted by the Department.
Under Iowa Bulletin 07-06, the Department allows insurance companies with approval from the commissioner to use other than market value for assets held in a separate account where general account guarantees are present. The Company, with explicit permission from the Department, is permitted to account for the separate account assets related to its BOLI and RILA business at other than market value. The assets of the BOLI and RILA separate accounts primarily include bonds and commercial mortgage loans that are accounted for in accordance with the guidance otherwise applicable to these assets. Therefore, there is no impact to net income or surplus.
Under Iowa Bulletin 06-01, the Department allows insurance companies to record the change in the fair value of derivative instruments used to economically hedge indexed products in income, consistent with how the change in indexed product reserves is recorded. The Company uses this election for its IUL and RILA products, and for its FIA products prior to 2020. This election has no net impact on surplus.
Under Iowa Administrative Code (IAC) 191-97, the Department allows companies to account for eligible derivative assets using the amortized cost method if the company can demonstrate they meet the criteria for an economic hedge. Furthermore, IAC 191-97 also prescribes the use of a reserve calculation methodology for indexed annuity products that only reflects credited interest on reserves at the conclusion of the index term based on actual index performance. The Company elected to adopt IAC 191-97 effective January 1, 2020, and uses this election for its FIA products. Upon adoption, this election resulted in a net $30.6 reduction in surplus.
Effective January 1, 2020, the Company received explicit permission from the Department to record the change in fair value of equity and equity-type investments held in a segregated portfolio through the statements of operations instead of surplus. The segregated portfolio includes investments supporting a block of structured settlement annuities in connection with the Income Annuities Inforce Reinsurance Transaction, previously referred to as the Modco Reinsurance Transaction. The change in the fair value of these assets is passed to the reinsurer quarterly in accordance with the reinsurance agreement. Prior to January 1, 2020, this created a mismatch between income and surplus which, in turn, resulted in volatility in income. This permitted practice was adopted prospectively and the adoption had no impact on surplus. Effective January 1, 2022, the Company received explicit permission from the Department to extend the approved permitted practice to a segregated portfolio that includes investments supporting a block of FIA and fixed deferred annuities in connection with the Deferred Annuity New Business Reinsurance Transaction.
The state of Iowa has adopted a prescribed accounting practice that differs from that found in the NAIC statutory accounting principles (SAP) related to the admission of a variable funding note as capital and surplus. Symetra Reinsurance Corporation (SRC), a wholly-owned subsidiary of the Company, is entitled to admit as an asset, the value of a variable funding note in conjunction with a reinsurance agreement with the Company. There was no impact to net income. If the Company had not used this prescribed practice, the result would not have triggered a regulatory event at the Company. SRC's statutory surplus under

SYMETRA LIFE INSURANCE COMPANY
NOTES TO FINANCIAL STATEMENTS – STATUTORY BASIS
(All dollar amounts in millions unless otherwise stated)
the prescribed practice from the state of Iowa was $42.0 and $33.9 as of December 31, 2022 and 2021. SRC's statutory deficit would have been $30.5 and $28.1 as of December 31, 2022 and 2021 under the SAP.
The impact of the practices described above are summarized as follows:

	For the Year Ended December 31,
	2022	2021	2020
Net income (loss) – Iowa basis	$84.5	$136.8	$(59.8)
State prescribed practices:
Iowa Bulletin 06-01	50.7	(9.8)	(8.7)
IAC 191-97 – options	3.5	(9.0)	7.9
IAC 191-97 – reserves	146.4	(5.7)	6.5
State permitted practices:
Equity-type investments	59.0	(52.7)	(29.1)
Net income (loss) – NAIC basis	$344.1	$59.6	$(83.2)

	As of December 31,
	2022	2021
Statutory surplus – Iowa basis	$2,493.6	$2,331.6
State prescribed practices:
Variable funding note	(72.6)	(61.9)
IAC 191-97 – options	(2.0)	192.1
IAC 191-97 – reserves	(40.3)	(186.7)
Statutory surplus – NAIC basis	$2,378.7	$2,275.1
The preparation of financial statements in conformity with SAP requires the Company to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. The most significant estimates include those used to determine the following: policy and contract liabilities; the identification and measurement of other-than-temporary impairments (OTTI) of investments; and the admissibility of deferred tax assets (DTAs). The recorded amounts reflect management’s best estimates, though actual results could differ from those estimates. Such estimates and assumptions could change in the future as more information becomes available, which could impact the amounts reported and disclosed herein.
Certain reclassifications have been made to prior year financial information to conform to the current period presentation.
Statutory accounting practices are different in some respects from financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP). Below is a description of the Company’s significant accounting policies, including the significant variances from GAAP. In 2016, the Company's Parent became a wholly-owned subsidiary of Sumitomo Life Insurance Company, an event which is referred to as the Merger. The Merger was accounted for under the acquisition method of accounting (purchase accounting, or PGAAP). In addition to the differences described, the Company's GAAP-basis financial results are also affected by the application of PGAAP, which results in further differences between GAAP and Statutory-basis accounting.
Accounting Pronouncements Newly Adopted
Statutory Ref No. 2021-21 Related Party Reporting
In 2022, the NAIC adopted Statutory Ref No. 2021-21 which revises Statement of Statutory Accounting Principles (SSAP) No. 25, Affiliates and Other Related Parties, and SSAP No. 43R, Loan-Backed and Structured Securities, in order to clarify related party and affiliate guidance as well as provide updated reporting disclosures for investments acquired from a related party, regardless of whether the investment is captured on an affiliate reporting line. The Company adopted the revised guidance as of December 31, 2022 and modified its processes around identifying related parties that fall under the updated reporting guidance. The adoption did not have a material effect on the Company's financial statements or the disclosures herein.
Accounting Pronouncements Not Yet Adopted
Revisions to SSAP No. 86, Derivatives
In 2022, the NAIC revised SSAP No. 86, Derivatives, to be consistent with what is permitted under GAAP regarding certain types of effective hedging relationships as a result of the Financial Accounting Standards Board's (FASB) issuance of Accounting Standard Update (ASU) 2017-12: Derivatives and Hedging: Targeted Improvements to Accounting for Hedging Activities. The

SYMETRA LIFE INSURANCE COMPANY
NOTES TO FINANCIAL STATEMENTS – STATUTORY BASIS
(All dollar amounts in millions unless otherwise stated)
revisions are classified as new SAP concepts on assessing hedge effectiveness, as well as new guidance on permitted excluded components and the appropriate measurement for those excluded items. The revisions are effective January 1, 2023, with early application permitted.

The Company prospectively adopted this standard on January 1, 2023. Upon adoption, the Company updated its internal processes and controls to ensure compliance with the revised standards. The adoption did not have an impact on the financial statements.
Recognition of Premiums and Annuity Considerations
Premiums for universal life policies (UL) and annuity considerations with mortality and morbidity risk are recognized as revenue when received. Premiums for traditional individual life policies are recognized annually on the policy anniversary, consistent with the statutory reserving process. Amounts received under deposit-type contracts with no life contingencies, including guaranteed interest and certain group annuity contracts, are recorded as liabilities when received.
Premiums for medical stop-loss policies, group life and DI policies, and absence management and group voluntary benefits policies are recognized when due. Certain types of these policies have retrospective rating features that require premium to be paid or refunded based on claims experience. The Company records its estimate for retrospective premiums in accordance with the terms of each contract as an adjustment to earned premium. The following table presents the amount of net premiums subject to retrospective rating features, and its percentage of total net premiums written on the Company's group health business:

	For the Year Ended December 31,
	2022		2021		2020
	Amount	%	Amount	%	Amount	%
Net premiums subject to retrospective rating features	$101.6	18.6%	$94.0	19.5%	$197.1	30.5%
Approximately 41% of 2022 premiums were from fixed deferred annuities and FIA, 20% were from RILA, 16% were from UL insurance, and 11% were from group life and DI. No other products represented more than 10% of premiums. Two financial institutions accounted for approximately 44% of the Company’s total fixed deferred annuity, FIA, and RILA sales for the year ended December 31, 2022. Fixed deferred annuity and FIA sales represent premiums on new policies, net of first year policy lapses and/or surrenders.
Under GAAP, amounts received for UL policies and annuity contracts are reflected as liabilities rather than revenue when received, while traditional individual life premiums are recognized as revenue and considered earned when due.
Policy Acquisition Costs
The costs of acquiring and renewing policies are expensed when incurred.
Under GAAP, the Company defers costs that are directly related to the successful acquisition or renewal of insurance contracts. These primarily include commissions, distribution costs directly related to sales, third-party underwriting costs, and the portion of salaries and benefits directly related to processing successful new and renewal contracts. The Company amortizes acquisition costs over the lives of the contracts or policies. Additionally, in conjunction with the Merger, the Company recorded an asset that represented the right to receive future gross profits from cash flows and earnings of the Company's existing business, or value of business acquired (VOBA). The Company amortizes VOBA in the same manner as policy acquisition costs.
Investments
Bonds, Preferred Stocks, and Common Stocks
The Company carries bonds at amortized cost, using the constant yield method of amortization. Loan-backed securities, including mortgage-backed securities, are stated at amortized cost, and income is recognized using a constant effective yield based on anticipated prepayments and the estimated economic life of the securities. Prepayment assumptions are based on current interest rates and the economic environment. When actual prepayments differ significantly from anticipated prepayments, the effective yield is recalculated to reflect actual payments to date and estimated future payments. The net investment in the security is adjusted to the amount that would have existed had the new effective yield been applied since the acquisition of the security (i.e. the retrospective method). For commercial mortgage-backed interest-only securities, the effective yield is adjusted prospectively for any changes in estimated cash flows. The Company includes any resulting adjustment in net investment income in the current period. Bonds are recorded on a trade date basis, except for private placement bonds, which are recorded on the funding date.
All bonds in or near default, which have a NAIC designation of 6, are carried at the lower of amortized cost or fair value.

SYMETRA LIFE INSURANCE COMPANY
NOTES TO FINANCIAL STATEMENTS – STATUTORY BASIS
(All dollar amounts in millions unless otherwise stated)
Redeemable preferred stocks which have characteristics of debt securities and are rated as medium quality or better (NAIC designations 1 to 3) are reported at cost or amortized cost. All other redeemable preferred stocks (NAIC designations 4 to 6) are reported at the lower of cost, amortized cost or fair value. Perpetual preferred stocks, which have characteristics of equity securities are reported at the lower of currently effective call price or fair value.
For those bonds and preferred stocks reported at fair value, the related change in net unrealized capital gains (losses) are recorded in unassigned funds, net of related deferred income taxes.
Unaffiliated common stocks are reported at fair value and the related net unrealized capital gains (losses) are recorded in unassigned funds, net of related deferred income taxes. Federal Home Loan Bank of Des Moines common stocks are reported at cost, which is presumed to be fair value.
Under GAAP, the Company classifies its investments in fixed maturities (bonds, surplus notes, and redeemable preferred stocks) as either available-for-sale or trading securities and carries them at fair value. For available-for-sale securities, unrealized gains (losses) are recorded directly to accumulated other comprehensive income (AOCI), net of related deferred acquisition costs (DAC), VOBA, deferred sales inducements (DSI) adjustments, and deferred income taxes. Changes in the fair value of trading securities are reported as realized gains (losses). The Company carries marketable equity securities (common stock) at fair value with changes in fair value reported as realized gains (losses).
The Company’s investments in its insurance subsidiaries are included in affiliated common stocks and are carried at their underlying statutory equity, which was $234.2 and $225.2 as of December 31, 2022 and 2021, respectively. Changes in the carrying value of subsidiaries are recorded directly to unassigned funds (surplus). The Company owns no shares, either directly or indirectly, of the Parent. Under GAAP, the accounts and operations of the subsidiaries are consolidated.
The Company reports interest and dividends earned, including prepayment fees or interest-related make whole payments, in net investment income. Interest income for bonds is recognized using the effective yield method. When the collectability of interest income for bonds is considered doubtful, any accrued but uncollectible interest is deducted from investment income in the current period. The Company then places the securities on nonaccrual status, and they are not restored to accrual status until all delinquent interest and principal is paid.
Investments are considered to be impaired when a decline in fair value below a security’s amortized cost is determined to be other-than-temporary. The Company’s review of investment securities for OTTI includes both quantitative and qualitative criteria, and for loan-backed and structured securities, may include identification of the portion related to credit losses. See Note 3 for additional discussion about the Company’s process for identifying and recording OTTI.
Under GAAP, a fixed maturity with fair value below its amortized cost but is not intended to be sold, is evaluated to determine whether the decline in fair value has resulted from an expected credit loss or other factors (such as market interest rates). The amount of the expected credit loss equals the difference between amortized cost and recovery value of the security, and is limited by the amount that the fair value is less than the amortized cost basis. The expected credit loss is recorded as an allowance, with the initial recognition and subsequent changes recognized in earnings as a realized loss. Amounts determined uncollectible are written off as a reduction to the amortized cost and removed from the allowance. Any remaining non-credit related unrealized loss is recorded in AOCI.
Mortgage Loans
The Company carries mortgage loans on real estate at outstanding principal balances less any recognized impairment. Loans are specifically evaluated for impairment if the Company considers it probable that amounts due according to the terms of the loan agreement will not be collected, or the loan is modified in a troubled debt restructuring. For mortgage loans that the Company determines to be impaired, the Company charges the difference between the estimated fair value of the collateral and the recorded investment in the mortgage loan as a realized investment loss.
The Company accrues interest income on impaired loans to the extent that it is deemed collectible and the loan continues to perform under its original or restructured terms. Accrued interest income that is over 180 days past due and collectible is reported as a nonadmitted asset. Interest income on non-performing loans, defined generally as those in default, close to being in default, or more than 90 days past due, is recognized upon receipt. Loan origination fees are recorded in income upon receipt and origination costs are expensed when incurred.
Under GAAP, a majority of mortgage loans are carried at outstanding principal balances, adjusted for unamortized deferred fees and costs, net of an allowance for expected credit losses. Loan origination fees and costs are deferred and amortized over the life of the loan. Mortgage loans supporting a block of structured settlement annuities in connection with the Income Annuities Inforce Reinsurance Transaction are measured at fair value, with changes in fair value recorded in earnings as realized gains (losses).

SYMETRA LIFE INSURANCE COMPANY
NOTES TO FINANCIAL STATEMENTS – STATUTORY BASIS
(All dollar amounts in millions unless otherwise stated)
Cash, Cash Equivalents, and Short-Term Investments
Cash and cash equivalents are carried at cost, which approximates fair value, and are consistent with GAAP. Short-term investments are recorded in the same manner as similar long-term investments. Cash equivalents and short-term investments consist of bonds used to facilitate liquidity needs. As of December 31, 2022 and 2021, $566.5, or 96.8%, and $1,047.9, or 98.4%, respectively, of total cash was held at one highly rated financial institution.
Derivatives
The Company uses derivative financial instruments to hedge certain portions of its exposure to equity market risk, interest rate risk, and foreign currency exchange risk. Derivative financial instruments currently held consist primarily of equity market contracts, interest rate swaps, and cross currency swaps.
The accounting for changes in the fair value of derivative instruments depends on whether it qualifies and has been designated for hedge accounting. To qualify for hedge accounting treatment, a derivative must be highly effective in mitigating the designated risk of the hedged item. Effectiveness of the hedge is formally assessed at inception and throughout the life of the hedging relationship. Derivative instruments that qualify and are designated for hedge accounting are valued in a manner consistent with the items being hedged. If a derivative instrument does not qualify or is not designated for hedge accounting, it is recognized at fair value with the changes in its fair value recorded as unrealized gains or losses in surplus. Cross currency swaps and the majority of our interest rate swaps qualify and are designated for hedge accounting and are recognized at amortized cost in the balance sheets. Periodic payments and receipts on these derivatives are recorded on an accrual basis within net investment income. Net realized capital gains (losses) are recognized upon termination or maturity of these contracts in a manner consistent with the hedged item, and when subject to the interest maintenance reserve (IMR), are transferred to the IMR, net of taxes.
Pursuant to the accounting elections discussed above, the index options for FIA products are accounted for using the amortized cost method, under which the cost is amortized through investment income on the statements of operations. Index options for IUL and RILA products are recorded at fair value, with changes in fair value recorded in realized gains (losses) on the statements of operations. Other derivatives that do not qualify or are not designated for hedge accounting are recognized at fair value with changes in fair value recorded as net unrealized capital gains (losses) in unassigned funds on the balance sheets.
The maximum length of time over which the Company is hedging its exposure to the variability in future cash flows for forecasted transactions is 23 years, excluding those forecasted transactions related to the payment of variable interest on existing financial instruments.
Under GAAP, derivative instruments are recorded at fair value, and changes in the fair value of derivative instruments are reported through earnings unless they qualify and are designated for hedge accounting. When a derivative is designated as a cash flow hedge and is determined to be highly effective, changes in its fair value are recorded as a component of AOCI and reclassified into net income in the same period during which the hedged transaction affects net income.
Other Invested Assets
Other invested assets consist primarily of investments in alternative investments and tax credit investments. Tax credit investments are limited partnerships that are established to fund low-income housing projects and other qualifying purposes, where the primary return on investment is in the form of income tax credits.
Alternative investments consist of hedge funds held in a segregated portfolio supporting a block of structured settlement annuities in connection with the Income Annuities Inforce Reinsurance Transaction, and they are reported at net asset value (NAV) as a practical expedient to fair value. Pursuant to the permitted practice from the Department related to equity and equity-type investments discussed above, the changes in fair value of those alternative investments are recorded in net realized gains (losses) on the statements of operations. Prior to the election of the permitted practice, changes in the fair value were recorded in net unrealized capital gains (losses) in surplus.
Under GAAP, alternative investments are recorded at fair value. Changes in the fair value of these investments are recorded in net realized gains (losses) on the consolidated statements of income (loss). The Company elected the fair value option for these investments, regardless of ownership percentage, to standardize the related accounting and reporting.
Tax credit investments are initially recorded as the present value of future contributions, which are considered unconditional and legally binding, and primarily consist of low-income housing tax credits (LIHTC) investments. Amortization of LIHTC investments is based on the proportion of tax benefits received in the current year to total estimated tax benefits to be allocated to the Company. Write downs for these investments are recorded when the carrying value of the investment exceeds the present value of remaining benefits and it has been determined that future tax benefits will not be received as expected. Write downs are recorded in net realized capital gains (losses).

SYMETRA LIFE INSURANCE COMPANY
NOTES TO FINANCIAL STATEMENTS – STATUTORY BASIS
(All dollar amounts in millions unless otherwise stated)
Under GAAP, tax credit investments are accounted for under the equity method. Typically, the investment is written down over time as partnership losses are allocated to the Company or when the carrying value of the investment exceeds the total amount of remaining benefits. Activity related to these investments is recorded in net realized gains (losses).
Net Realized Capital Gains (Losses)
Net realized capital gains (losses) are determined on a specific-identification basis.
Nonadmitted Assets
Certain assets designated as “nonadmitted” and other assets not specifically identified as an admitted asset are excluded from the balance sheets and are charged directly to unassigned funds. Nonadmitted assets are composed principally of certain uncollected premiums and agents’ balances, DTAs, accounts and notes receivable, and other assets. Under GAAP, such assets are included in the balance sheets to the extent the assets are recoverable.
Reinsurance
The Company accounts for reinsurance premiums, commissions, expense reimbursements, benefits, and reserves related to reinsured business consistent with those used in accounting for the original policies issued and the terms of the reinsurance contracts. Premiums, benefits, and the reserves for policy and contract liabilities are reported net of reinsured amounts. For modified coinsurance agreements, the Company retains the assets and reserves of the underlying business on the balance sheets. Activity related to modified coinsurance agreements is recorded net on the reserve adjustment on reinsurance ceded on the statements of operations. For coinsurance with funds withheld agreements, a funds withheld liability is established initially for the amount of reserves that were ceded. The reserves are remeasured each period and changes are recorded as an adjustment to the funds withheld liability on the balance sheets.
Initial gains on reinsurance of existing in-force blocks of business are recorded as an increase to surplus, net of federal income tax. This increase to surplus is amortized into income, net of tax, as profits are recognized on the underlying business.
Under GAAP, future policy benefit reserves and policy and contract claims liabilities are reported gross of any related reinsurance recoverables, which are reported as assets. Certain reinsurance contracts meeting risk transfer requirements under SAP have been accounted for using traditional reinsurance accounting; whereas, such contracts are accounted for using deposit accounting under GAAP. For modified coinsurance agreements that do not qualify for reinsurance accounting under GAAP, the Company establishes a deposit asset, representing ceded reserves, and funds withheld liability, representing the assets supporting ceded reserves. The Company also recognizes an embedded derivative related to the funds withheld assets.
Refer to Note 7 for further discussion.
Benefit Reserves
Aggregate reserves for payment of future life, health, and annuity benefits are based on published tables in accordance with applicable actuarial standards. The reserves are at least as great as the minimum aggregate amounts required by the Department. Liabilities related to other policyholders' funds left on deposit are equal to the account balances. Surrender values on policies do not exceed the corresponding benefit reserves.
Additional reserves are established if the results of cash flow testing under various interest rate scenarios indicate the need for such reserves, or if the net premiums exceed the gross premiums on any insurance in-force. For substandard lives, either extra premium is charged or the gross premium for a rated age is charged; mean reserves are determined by computing the regular mean reserve for the plan at any rated age and, in addition, holding one-half of any extra premium charge for the year. The Company does not use anticipated investment income as a factor in its premium deficiency calculation.
Tabular interest, tabular reserves less actual reserves released, and tabular cost are determined by formula. Tabular interest on funds not involving life contingencies for each valuation rate of interest are calculated as the change in reserves minus premiums plus benefits.
The Company waives deduction of deferred fractional premiums upon the death of the insured and returns any premium beyond the date of death.
Reserves for deposit-type contracts that do not subject the Company to risks arising from policyholder mortality or morbidity are equal to deposits received and interest credited to the benefit of the contract holders, less surrenders or withdrawals that represent a return to the contract holders.
Aggregate reserves on group life and accident and health policies represent the estimated ultimate net cost of all reported and unreported claims at the balance sheet date. For group long term disability and group life premium waiver, the liabilities for

SYMETRA LIFE INSURANCE COMPANY
NOTES TO FINANCIAL STATEMENTS – STATUTORY BASIS
(All dollar amounts in millions unless otherwise stated)
losses and loss/claim adjustment expense on reported claims are classified as Disabled Life Reserves (DLR); these reserves are calculated on a seriatim basis using tabular methods and discounted for interest, with assumptions reviewed on an annual basis. The remaining aggregate reserves on these group benefit products are for unreported claims and are classified as incurred but not reported (IBNR); these reserves are calculated using a blend of completion factors and loss ratio assumptions. Assumptions and adequacy are reviewed quarterly.
Under GAAP, policy reserves are calculated based on estimated expected experience or actual account balances. For traditional individual life policies, policy reserves are estimated as the present value of expected future policy benefits less future net premiums. For group long-term disability and group life premium waiver policies, policy reserves are calculated consistent with the method described above under SAP but with assumptions appropriate for GAAP. Liabilities for fixed deferred annuity contracts, and the fixed account portion of FIA, RILA and UL policies are equal to the account value without regard to any surrender fees. The liability for the indexed account portions of contracts with indexed or index-linked features (indexed products) represent the present value of future estimated guaranteed benefits, as well as embedded derivatives related to expected index credits on these contracts and policies. The embedded derivatives are recorded at fair value. Indexed products include FIA, RILA, and Indexed UL.
Policy and Contract Claims
Claims reserves on life, and accident and health policies represent the estimated ultimate cost of all reported and unreported claims, net of reinsurance, as of the balance sheet date. The reserves for reported but unpaid claims incurred are estimated using individual valuations and statistical analyses. The liability held for pending life insurance claims is equal to the face amount of the policy. For medical stop-loss and group life and DI policies, the reserves are for unreported claims and are classified as IBNR; these reserves are calculated using a blend of completion factors and loss ratio assumptions. Assumptions and adequacy are reviewed quarterly. Any necessary adjustments are reflected on the statements of operations.
Under GAAP, the liability for pending claims for UL policies, including BOLI and variable corporate owned life insurance (COLI) products, equals the net amount at risk, which is the face amount of the policy, less the account value. The IBNR claim liability does not include a provision for adverse deviation.
Asset Valuation Reserve
The asset valuation reserve (AVR) provides a valuation allowance for invested assets and is calculated based on a formula prescribed by the NAIC. This reserve acts to mitigate potential credit-related losses on invested assets. Changes in the AVR are reflected directly in unassigned funds. No such reserve exists under GAAP.
Interest Maintenance Reserve
The IMR defers after-tax realized capital gains (losses) resulting from the effect of changes in the general level of interest rates on the disposal or interest related impairment of bonds. These deferrals are based on a formula prescribed by the NAIC and are amortized into income over the approximate remaining life of the investment sold or impaired, using the grouped method. Under GAAP, realized investment gains (losses) from sales and impairments are reported in earnings in the period in which the assets are sold and no such reserve is recorded.
Federal Income Taxes
The Company's federal income tax return is consolidated into a group filing with its wholly-owned insurance companies. The method of allocation of current income taxes between the affiliates is subject to a written agreement approved by each respective company’s board of directors. Income tax expense is allocated to those entities within the group as if each individual entity filed a separate return. Current tax credits are determined on the basis of utilization by the consolidated group. The provision for federal income taxes is based on amounts determined to be payable as a result of current year operations. Intercompany balances are settled quarterly.
Deferred federal income taxes are provided for differences between the book and tax bases of assets and liabilities. In determining admissibility, gross DTAs are subject to a statutory valuation allowance if, based on the weight of available evidence, it is more likely than not that some portion or all of the gross DTAs will not be realized. The gross DTAs remaining after the application of a statutory valuation allowance, if any, are admitted subject to admissibility tests. Remaining DTAs after application of the admissibility tests are nonadmitted. Changes in deferred taxes are recorded directly to unassigned funds.
Under GAAP, DTAs are recognized only to the extent that it is more likely than not they will be realized. A valuation allowance is established when DTAs cannot be recognized. Changes in deferred taxes are reported in earnings or as a component of AOCI. Refer to Note 11 for further discussion.

SYMETRA LIFE INSURANCE COMPANY
NOTES TO FINANCIAL STATEMENTS – STATUTORY BASIS
(All dollar amounts in millions unless otherwise stated)
Separate Accounts
Separate account assets represent segregated funds administered and invested for the exclusive benefit of policyholders. For variable separate account products, the assets of these separate accounts consist of designated underlying funds and are reported at fair value. Investment risks associated with fair value changes are borne by the policyholders. Separate account liabilities represent reserves established to meet withdrawal and future benefit payment provisions of contracts with these policyholders. The separate account assets are not subject to liabilities arising out of any other business the Company may conduct.
The Company also administers separate accounts for BOLI policyholders. The assets of these accounts include bonds and mortgage loans. Pursuant to the accounting elections discussed above, bonds are held at amortized cost and mortgage loans are held at outstanding principal loan balance less any recognized impairment. The majority of these assets are legally segregated and are not subject to claims that arise out of the Company’s other business activities. The liabilities of these separate accounts represent reserves established to meet withdrawal and future benefit payment provisions of contracts with the policyholders.
The Company also administers separate accounts relating to index-linked funds for RILA policyholders. The assets of these accounts include bonds (and bond-like securitizations), mortgage loans, common stock, and derivatives. Pursuant to the accounting elections discussed above, bonds are held amortized cost, mortgage loans are held at outstanding principal loan balance less any recognized impairment, and common stock and derivatives are carried at fair value. Changes in fair value of index options are reported as net realized capital gains (losses) and as a change in surplus for all other derivative types. Except for contracts issued in Texas, Alaska, and Washington, these assets are not legally segregated and are subject to claims that arise out of the Company's other business activities. The liabilities of these separate accounts represent reserves established to equal the policyholder cash surrender value on index-linked funds.
The operations of all separate accounts, excluding investment gains (losses) allocatable solely to the policyholders, are combined with the general account of the Company on the statements of operations under the appropriate captions. Transactions such as premium deposits, surrenders, and withdrawals are offset by a corresponding increase or decrease in net transfers to the separate accounts.
For variable universal life contracts, the Company offers a secondary guarantee that the policy remains in force even if the policy account value is below zero. For variable annuity contracts with guaranteed minimum death benefits (GMDB), the Company contractually guarantees death benefits that may exceed a policyholder's account balance. The Company reinsures most of the GMDB risk on its variable annuity contracts.
Under GAAP, separate account assets are reported at fair value. Separate account liabilities are set equal to separate account assets. Investment activity accrues directly to the policyholders and are not included in the Company’s revenue. Assets and liabilities associated with BOLI policies and RILA contracts do not qualify for separate account treatment under GAAP, as the Company retains the investment risk.
Subsequent Events
The Company has evaluated the effects of events subsequent to December 31, 2022, and the accounting and disclosure requirements related to subsequent events are included in the financial statements. Management has assessed material subsequent events through March 23, 2023, the date the financial statements were available to be issued.

SYMETRA LIFE INSURANCE COMPANY
NOTES TO FINANCIAL STATEMENTS – STATUTORY BASIS
(All dollar amounts in millions unless otherwise stated)
Reconciliation of Statutory-Basis Amounts to GAAP-Basis Amounts
The following tables present a reconciliation of net income and capital and surplus of the Company, as determined in accordance with SAP to amounts determined in accordance with GAAP:

	Net Income (Loss)
	For the Year Ended December 31,
	2022	2021	2020
Statutory-basis net income (loss), as reported	$84.5	$136.8	$(59.8)
Add (deduct) adjustments:
Investments	321.7	(610.8)	(549.3)
Reserves	(78.6)	667.9	504.8
Policy acquisition costs and VOBA	142.6	114.8	199.7
Goodwill	(56.3)	(56.3)	(56.3)
Other intangible assets	(69.6)	(70.5)	(83.7)
Federal income taxes	(45.8)	(18.7)	(6.1)
Federal income taxes on net capital gains	(30.8)	(114.7)	(56.8)
Other	37.1	27.2	23.3
Total adjustments	220.3	(61.1)	(24.4)
GAAP-basis net income (loss)	$304.8	$75.7	$(84.2)

	Total Capital and Surplus
	As of December 31,
	2022	2021
Statutory-basis total capital and surplus, as reported	$2,493.6	$2,331.6
Add (deduct) adjustments:
Investments	(2,005.0)	2,952.8
Reserves	3,325.2	1,961.8
Policy acquisition costs and VOBA	1,834.0	1,065.4
Goodwill	394.1	450.4
Other intangible assets	861.1	930.7
Federal income taxes	133.4	(291.5)
Non-admitted assets	207.6	133.4
Reinsurance liabilities	1,087.8	72.7
Funds held under coinsurance agreements	(6,105.6)	(4,406.5)
Other	48.6	(98.3)
Total adjustments	(218.8)	2,770.9
GAAP-basis shareholder's equity	$2,274.8	$5,102.5
Correction of Errors
The Company recorded error corrections through aggregate write-ins for gains and losses in surplus totaling $8.5 and $16.1 for the years ended December 31, 2022 and 2021, respectively. No error corrections were recorded for the year ended December 31, 2020.

SYMETRA LIFE INSURANCE COMPANY
NOTES TO FINANCIAL STATEMENTS – STATUTORY BASIS
(All dollar amounts in millions unless otherwise stated)
3. Investments
The book/adjusted carrying value and fair value of investments in bonds, preferred stocks, and common stocks are as follows:

	As of December 31, 2022
	Book/ Adjusted Carrying Value	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Bonds:
U.S. government and agencies	$623.9	$0.2	$(8.5)	$615.6
Foreign governments and agencies	83.8	—	(14.2)	69.6
States, territories, and possessions	6.0	—	(0.2)	5.8
Political subdivisions	54.2	—	(6.1)	48.1
Special revenue and assessments	592.9	0.5	(60.1)	533.3
Industrial and miscellaneous	19,069.6	73.0	(1,754.1)	17,388.5
Hybrid securities	317.5	1.4	(28.2)	290.7
Collateralized loan obligations:
Industrial and miscellaneous	7,170.7	0.4	(320.1)	6,851.0
Mortgage- and asset-backed securities:
U.S. government and agencies	41.7	0.2	(3.0)	38.9
Special revenue and assessments	196.6	0.8	(35.9)	161.5
Industrial and miscellaneous	2,807.1	3.3	(256.7)	2,553.7
Total bonds	30,964.0	79.8	(2,487.1)	28,556.7
Preferred stocks	93.1	—	(8.7)	84.4
Unaffiliated common stocks	419.9	3.2	(20.8)	402.3
Total	$31,477.0	$83.0	$(2,516.6)	$29,043.4

	As of December 31, 2021
	Book/ Adjusted Carrying Value	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Bonds:
U.S. government and agencies	$120.5	$1.9	$(0.1)	$122.3
Foreign governments and agencies	101.2	8.5	(0.9)	108.8
States, territories, and possessions	7.4	0.3	—	7.7
Political subdivisions	47.0	3.2	(0.1)	50.1
Special revenue and assessments	616.5	38.5	(1.5)	653.5
Industrial and miscellaneous	20,103.4	1,562.3	(50.7)	21,615.0
Hybrid securities	182.5	15.7	(9.5)	188.7
Collateralized loan obligations:
Industrial and miscellaneous	5,576.3	6.6	(8.8)	5,574.1
Mortgage- and asset-backed securities:
U.S. government and agencies	68.7	5.3	(0.1)	73.9
Special revenue and assessments	225.6	6.5	(5.8)	226.3
Industrial and miscellaneous	2,504.7	75.5	(17.5)	2,562.7
Total bonds	29,553.8	1,724.3	(95.0)	31,183.1
Preferred stocks	101.3	0.1	(1.8)	99.6
Unaffiliated common stocks	232.5	10.3	(2.0)	240.8
Total	$29,887.6	$1,734.7	$(98.8)	$31,523.5

SYMETRA LIFE INSURANCE COMPANY
NOTES TO FINANCIAL STATEMENTS – STATUTORY BASIS
(All dollar amounts in millions unless otherwise stated)
The Company maintains a diversified investment portfolio. The following table presents the composition of the Company's bonds, preferred stocks, and common stocks by sector:

	As of December 31,
	2022		2021
	Fair Value	% of Total	Fair Value	% of Total
Financials	$12,289.6	42.3%	$11,272.7	35.8%
Industrials	2,462.6	8.5	3,318.5	10.5
Consumer staples	2,015.2	6.9	2,567.9	8.1
Utilities	2,000.9	6.9	2,510.7	8.0
Energy	1,994.9	6.9	2,876.5	9.1
Consumer discretionary	1,757.4	6.1	2,202.7	7.0
Health care	1,636.7	5.6	2,027.5	6.4
Communications	1,450.0	5.0	1,893.6	6.0
Other	3,436.1	11.8	2,853.4	9.1
Total	$29,043.4	100.0%	31,523.5	100.0%
The following table summarizes the contractual years to maturity of bonds as of December 31, 2022. Actual maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without penalties.

	Book/ Adjusted Carrying Value	Fair Value
Years to maturity:
One or less	$1,314.9	$1,303.7
Over one through five	8,779.9	8,403.1
Over five through ten	5,308.1	4,749.8
Over ten	5,344.9	4,495.0
Total with contractual maturity dates	20,747.8	18,951.6
Collateralized loan obligations	7,170.8	6,851.0
Mortgage- and asset-backed securities	3,045.4	2,754.1
Total bonds	$30,964.0	$28,556.7
The following table summarizes the Company’s net investment income:

	For the Year Ended December 31,
	2022	2021	2020
Income:
Bonds	$1,176.9	$1,095.2	$1,065.9
Preferred and common stocks	19.7	16.2	17.1
Mortgage loans	322.3	312.4	308.2
Derivatives (1)	(215.9)	(179.5)	(212.0)
Limited partnerships	(7.4)	(20.7)	(25.2)
Cash, cash equivalents, and short-term investments	10.7	0.7	0.1
Other	3.6	5.0	10.3
Total investment income	1,309.9	1,229.3	1,164.4
Investment expenses	(69.2)	(61.0)	(58.9)
Net investment income	$1,240.7	$1,168.3	$1,105.5
____________________
(1)For the years ended 2022, 2021 and 2020, the balance included $225.9, $211.9, and $231.8, respectively, of amortization of option costs under IAC 191-97. Refer to Note 2 for further discussion.
For the years ended December 31, 2022, 2021, and 2020, respectively, the Company sold, redeemed, or otherwise disposed of 65, 161, and 110 securities as a result of a callable feature, resulting in $21.9, $110.4, and $44.4 of investment income generated from a prepayment penalty and/or acceleration fee.

SYMETRA LIFE INSURANCE COMPANY
NOTES TO FINANCIAL STATEMENTS – STATUTORY BASIS
(All dollar amounts in millions unless otherwise stated)
The following table summarizes the realized capital gains (losses) from investment sales, dispositions, and write downs:

	For the Year Ended December 31,
	2022	2021	2020
Bonds	$(139.7)	$79.9	$130.7
Preferred and common stocks (1)	14.5	13.2	(57.0)
Derivatives and other invested assets	29.2	567.2	381.9
Realized capital gains (losses) before federal income taxes and transfer from IMR	(96.0)	660.3	455.6
Federal income tax benefit (expense)	(9.6)	(133.5)	(97.3)
Amount transferred to the IMR	78.8	(71.0)	(152.2)
Net realized capital gains (losses)	$(26.8)	$455.8	$206.1
____________________
(1)Includes $0.0, $0.0, and $43.9 of losses related to OTTI for the years ended December 31, 2022, 2021, and 2020, respectively.
The following table presents the proceeds from sales of bonds (excluding call and maturity proceeds), and the gross gains and losses realized on those sales:

	For the Year Ended December 31,
	2022	2021	2020
Proceeds from sales of bonds	$2,743.2	$2,215.7	$2,010.2
Gross gains	49.7	124.1	195.5
Gross losses	(121.3)	(22.1)	(37.2)
Unrealized Losses and OTTI
The following tables summarize gross unrealized losses and fair values of the Company’s bonds, preferred stocks, and unaffiliated common stocks, presented by length of time that individual securities have been in a continuous loss position:

	As of December 31, 2022
	Less Than 12 Months			12 Months or More
	Fair Value	Gross Unrealized Losses	# of Securities	Fair Value	Gross Unrealized Losses	# of Securities
Bonds:
U.S. government and agencies	$405.4	$(8.5)	16	$—	$—	—
Foreign governments and agencies	45.9	(3.7)	4	22.4	(10.5)	3
States, territories, and possessions	5.8	(0.2)	1	—	—	—
Political subdivision	31.1	(3.4)	9	16.9	(2.7)	2
Special revenue and assessments	439.0	(48.3)	78	56.4	(11.8)	6
Industrial and miscellaneous	13,519.4	(1,068.2)	1,272	2,386.6	(685.9)	230
Hybrid securities	211.4	(17.7)	22	50.6	(10.5)	5
Collateralized loan obligation	4,250.0	(179.8)	335	2,587.0	(140.3)	277
Mortgage and asset-backed securities	1,800.7	(152.8)	565	692.1	(142.8)	366
Total bonds	20,708.7	(1,482.6)	2,302	5,812.0	(1,004.5)	889
Preferred stocks	—	—	—	36.6	(8.7)	2
Unaffiliated common stocks	225.0	(20.8)	10	—	—	2
Total	$20,933.7	$(1,503.4)	$2,312	$5,848.6	$(1,013.2)	893

SYMETRA LIFE INSURANCE COMPANY
NOTES TO FINANCIAL STATEMENTS – STATUTORY BASIS
(All dollar amounts in millions unless otherwise stated)

	As of December 31, 2021
	Less Than 12 Months			12 Months or More
	Fair Value	Gross Unrealized Losses	# of Securities	Fair Value	Gross Unrealized Losses	# of Securities
Bonds:
U.S. government and agencies	$3.0	$(0.1)	4	$2.0	$—	3
Foreign governments and agencies	32.1	(0.9)	3	—	—	—
Political subdivision	21.3	(0.1)	2	—	—	—
Special revenue and assessments	—	—	—	17.4	(1.5)	1
Industrial and miscellaneous	2,202.7	(44.0)	452	108.6	(6.7)	27
Hybrid securities	38.2	(0.6)	4	14.0	(8.9)	2
Collateralized loan obligation	3,043.5	(7.3)	297	248.1	(1.5)	17
Mortgage- and asset-backed securities	787.8	(14.2)	87	120.9	(9.2)	14
Total bonds	6,128.6	(67.2)	849	511.0	(27.8)	64
Preferred stocks	5.8	(0.1)	—	37.6	(1.7)	1
Unaffiliated common stocks	38.5	(2.0)	19	—	—	2
Total	$6,172.9	$(69.3)	868	$548.6	$(29.5)	67
The Company reviewed its investments with unrealized losses as of December 31, 2022 and 2021 in accordance with its impairment policy. The Company’s evaluation determined, after the recognition of OTTI, that the remaining declines in fair value were temporary and the Company did not intend to sell these securities at an amount below the carrying value prior to maturity (or recovery). For loan-backed bonds and structured securities, the Company expects to recover the entire amortized cost basis.
The Company uses both quantitative and qualitative criteria to review all securities in its holdings. Based on the Company's experience, investments with amortized cost exceeding estimated fair value by less than 20% do not typically represent a significant risk of impairment under normal market conditions. For those with amortized cost exceeding estimated fair value by over 20% and those that were downgraded by a rating agency, the Company compares the security's implied credit spread to the benchmark spread for bonds with significant credit risk. If the security's spread exceeds the defined tolerance compared to this benchmark, the Company further analyzes the decrease in fair value to determine whether it is an other-than-temporary impaired by considering, among other factors, the following:
•Extent of downgrades of the security by a rating agency;
•Extent and duration of the decline in fair value below cost or amortized cost;
•Financial condition and near-term prospects of the issuer of the security, including any specific events that may affect its operations, earnings potential, or compliance with terms and covenants of the security;
•Changes in the financial condition of the security’s underlying collateral;
•Nonpayment of scheduled interest, or the reduction or elimination of dividends; and
•Other indications that a credit loss has occurred.
For bonds and preferred stocks, the Company concludes an OTTI has occurred if a security is underwater and there is an intent to sell the security, or it is more likely than not that the Company will be required to sell the security prior to recovery of its amortized cost, considering any regulatory developments, prepayment or call notifications, and the Company's liquidity needs. For OTTI on bonds other than loan-backed and structured securities, an impairment loss equal to the difference between the bond’s carrying value and its fair value is recognized within the statements of operations.
Loan-backed and structured securities are considered other-than-temporarily impaired when the Company has concluded it does not have the intent and ability to retain the security for sufficient time to recover the amortized cost basis, it intends to sell the security prior to maturity at an amount below the carrying value, or it does not expect to recover the entire amortized cost basis even if it has the intent and ability to hold.
When an OTTI has occurred due to the Company’s intent to sell the security or the Company has assessed it does not have the intent and ability to retain the security until sufficient time to recover the amortized cost basis, an impairment loss equal to the difference between the security's carrying value and its fair value is recognized within the statements of operations.
When an OTTI has occurred because the Company does not expect to recover the entire cost basis, even if the Company has the intent and ability to hold the security, an impairment loss equal to the difference between the security's carrying value and its

SYMETRA LIFE INSURANCE COMPANY
NOTES TO FINANCIAL STATEMENTS – STATUTORY BASIS
(All dollar amounts in millions unless otherwise stated)
estimated recovery value is recognized within the statements of operations. The estimated recovery value is calculated as the present value of cash flows expected to be collected, discounted at the effective rate immediately prior to the recognition of the OTTI.
To determine the recovery value of a loan-backed or structured security, the Company performs an analysis related to the underlying issuer including, but not limited to, the following:
•Expected cash flows from the security;
•Creditworthiness;
•Delinquency, debt-service coverage, and loan-to-value ratios on the underlying collateral;
•Underlying collateral values, vintage year, and level of subordination;
•Geographical concentrations; and
•Susceptibility to prepayment due to changes in the interest rate environment.
The Company records OTTI charges on bonds, common stock, and preferred stock as net realized capital losses on the statements of operations. The largest write-downs were from investments in the following sectors:

	For the Year Ended December 31,
	2022		2021		2020
	Amount	% of Total	Amount	% of Total	Amount	% of Total
U.S. government (1)	$12.5	40.2%	$8.6	98.9%	$2.4	4.2%
Consumer discretionary	8.9	28.6%	—	—	0.8	1.4
Financials	2.7	8.7%	—	—	0.1	0.2
Utilities	2.1	6.8%	—	—	—	—
Industrials	1.6	5.1%	—	—	—	—
Energy (2)	1.3	4.2%	0.1	1.1	52.2	92.2
Communications	1.0	3.2%	—	—	0.1	0.2
Health care	—	—%	—	—	1.0	1.8
Other	1.0	3.2%	—	—	—	—
Impairment losses recognized in earnings	$31.1	100.0%	$8.7	100.0%	$56.6	100.0%
____________________
(1)Impairments on U.S. Federal Government securities are due to the Company's intent to sell and reflect the impact of interest rate movements.
(2)The OTTI in 2020 primarily related to impairments on non-affiliated common stocks in the energy sector.
Based on NAIC ratings as of December 31, 2022 and 2021, the Company held below-investment-grade bonds with fair values of $994.4 and $1,103.2, respectively, and book/adjusted carrying values of $1,095.6 and $1,064.7, respectively. These holdings amounted to 3.5% of the Company’s investments in bonds at fair value as of both December 31, 2022 and 2021.
Restricted Assets
The table below provides a summary of restricted assets at book/adjusted carrying value:

	As of December 31,
	2022			2021
	Total Pledged & Restricted Assets	% of Total Assets	% of Total Admitted Assets	Total Pledged & Restricted Assets	% of Total Assets	% of Total Admitted Assets
Restricted assets in connection with reinsurance transactions (1)	$8,857.8	18.0%	18.0%	$5,930.2	12.7%	12.7%
Federal Home Loan Bank of Des Moines (FHLB DM) capital stock	127.5	0.3	0.3	99.8	0.2	0.2
State deposits	6.9	—	—	6.9	—	—
Pledged collateral to FHLB DM	5,112.1	10.4	10.4	4,205.1	9.0	9.0
Other pledged collateral	193.7	0.4	0.4	47.5	0.1	0.1
Total restricted assets	$14,298.0	29.1%	29.1%	$10,289.5	22.0%	22.1%
____________________
(1)Includes bonds, stocks, mortgage loans, cash, and other assets contractually restricted to use related to the Company's reinsurance transactions.

SYMETRA LIFE INSURANCE COMPANY
NOTES TO FINANCIAL STATEMENTS – STATUTORY BASIS
(All dollar amounts in millions unless otherwise stated)
Funding Agreements with Federal Home Loan Bank of Des Moines
The Company is a member of the Federal Home Loan Bank of Des Moines (FHLB DM). Membership allows access to the FHLB DM's funding services, which provide an alternative liquidity source, including the ability to obtain loans and issue funding agreements that are collateralized by qualifying assets. The Company has issued funding agreements to the FHLB DM to support an institutional spread program, where the Company earns income primarily from the difference between investment income earned and interest paid on the funding agreements. Maximum borrowing capacity varies based on a percentage of total assets, subject to availability of eligible collateral and internal authorization limits. Eligible collateral includes CMBS, RMBS, government or agency securities, and mortgage loans.
The table below presents amounts related to FHLB DM:

	As of December 31,
	2022	2021
Membership stock – Class B (1)	$10.0	$10.0
Activity stock	117.5	89.8
Total	$127.5	$99.8

Outstanding funding agreements (2)	$2,937.8	$2,245.6
Collateral held at FHLB DM, at carrying value (3)	5,112.1	4,205.1
Actual or estimated borrowing capacity as determined by the Company	3,930.3	3,730.2
____________________
(1)Class B membership stock is eligible for redemption in 6 months to less than 1 year.
(2)The outstanding funding agreements as of December 31, 2022 and 2021 represent the total reserves established, which was recorded in liability for deposit-type contracts on the balance sheets. The outstanding funding agreements as of December 31, 2022 and 2021 also represent the maximum amount outstanding during the years ended December 31, 2022 and 2021, respectively. The Company does not have any prepayment obligations related to the outstanding funding agreements.
(3)As of the December 31, 2022 and 2021, the fair value of the Company's collateral held at FHLB DM was $4,648.3 and $4,342.8, respectively. The carrying value and fair value also represent the maximum amount pledged during the years ended December 31, 2022 and 2021, respectively.
Low-Income Housing Tax Credits
The Company held LIHTC investments of $55.0 and $22.3 as of December 31, 2022 and 2021, respectively. As of December 31, 2022, the Company had up to 14 remaining years of unexpired credits related to LIHTC investments. The Company's remaining required holding period for these investments was between 2 and 14 years as of December 31, 2022.
The Company recognized LIHTC tax credits of $8.0, $28.0, and $34.5 during the years ended December 31, 2022, 2021, and 2020, respectively. As of December 31, 2022, the Company had remaining commitments of $50.7 to its LIHTC investments. These properties are not currently subject to any regulatory review.
4. Mortgage Loans
The Company's mortgage loan portfolio is secured by first-mortgage liens on income-producing commercial real estate, primarily in the retail, industrial, and office building sectors. The Company's mortgage loan portfolio is considered a single portfolio segment and class of financing receivables, which is consistent with how the Company assesses and monitors the risk and performance of the portfolio. A large majority of these loans have personal guarantees and all mortgaged properties are inspected annually.
The Company's mortgage loan portfolio is diversified by geographic region, loan size, and scheduled maturity. As of December 31, 2022, the two states with the largest concentrations of the Company's mortgage loans were California and Texas, comprising 27.7% and 9.7%, respectively, of total outstanding principal. Of the loans in California, 29.9% related to properties located in the Los Angeles area.
The maximum and minimum lending rates for mortgage loans issued during 2022, were 6.8% and 2.6%, respectively. The maximum and minimum lending rates for mortgage loans issued during 2021, were 4.8% and 2.6%, respectively. The maximum and minimum lending rates for mortgage loans issued during 2020 were 4.9% and 2.6%, respectively.
Loans are underwritten based on loan-to-value (LTV) ratios and debt-service coverage ratios (DSCR), as well as detailed market, property, and borrower analyses. The LTV and DSCR are used by the Company to determine the internal credit quality of mortgage loans. The LTV ratio compares the carrying value of the loan to the fair value of the underlying collateral. The DSCR compares a property's net operating income to its debt-service payments. Generally, a lower LTV ratio and higher DSCR indicate

SYMETRA LIFE INSURANCE COMPANY
NOTES TO FINANCIAL STATEMENTS – STATUTORY BASIS
(All dollar amounts in millions unless otherwise stated)
a higher quality loan. The Company updates each loan's LTV ratio every quarter based on the carrying value of the property, while property information (such as property value and income for DSCR) is updated annually, primarily during the third quarter.
The maximum LTV for any one loan was 70.0%, 70.0%, and 79.1% for loans funded during the years ended December 31, 2022, 2021, and 2020, respectively. The weighted average LTV ratio for the Company’s mortgage loan portfolio was 45.9% and 47.3% as of December 31, 2022 and 2021, respectively.
The following table sets forth the Company's mortgage loans by credit quality indicator:

	As of December 31, 2022			As of December 31, 2021
	DSCR			DSCR
LTV ratio	1.50x or Greater	Less Than 1.50x	Total	1.50x or Greater	Less Than 1.50x	Total
Less than 65%	$6,139.9	$442.9	$6,582.8	$5,794.6	$477.0	$6,271.6
Between 65% and 80%	250.7	196.8	447.5	159.3	272.6	431.9
Greater than 80%	1.7	68.4	70.1	0.7	88.7	89.4
Total commercial mortgage loans	$6,392.3	$708.1	7,100.4	$5,954.6	$838.3	$6,792.9
Other mortgage loans			25.0			16.3
Total			$7,125.4			$6,809.2

Loans are specifically evaluated for impairment if the Company considers it probable that amounts due according to the terms of the loan agreement will not be collected, or the loan is modified in a troubled debt restructuring. As of December 31, 2022 and 2021, no outstanding loans were determined to be non-performing.

SYMETRA LIFE INSURANCE COMPANY
NOTES TO FINANCIAL STATEMENTS – STATUTORY BASIS
(All dollar amounts in millions unless otherwise stated)
5. Derivative Instruments
The Company uses derivative financial instruments to hedge certain portions of its exposure to equity market risk, interest rate risk, and foreign currency exchange risk. Derivative instruments may be exchange-traded or contracted in the over-the-counter (OTC) market. The Company has established policies for managing its derivatives, including prohibitions on derivatives market-making and other speculative derivatives activities.
Derivative Exposures
The following tables present the notional amounts, carrying amounts, and fair values of the Company’s derivative assets and liabilities:

	As of December 31, 2022
		Carrying Amount		Fair Value
	Notional	Assets	Liabilities	Assets	Liabilities
Derivatives designated as cash flow hedges:
Interest rate swaps	$2,079.6	$—	$—	$—	$170.8
Cross currency swaps	688.8	53.7	0.8	82.7	0.1
Derivatives not designated as hedges:
Index options	$11,742.5	$160.2	$3.2	$162.4	$9.2
Interest rate caps and floors	1,172.7	3.1	33.8	3.1	33.8
Futures	13.8	2.6	0.3	2.6	0.3
Other (1)	3,300.0	0.1	—	0.1	—
Total derivatives	$18,997.4	$219.7	$38.1	$250.9	$214.2
_______________________
(1)Includes free-standing swaptions.

	As of December 31, 2021
		Carrying Amount		Fair Value
	Notional	Assets	Liabilities	Assets	Liabilities
Derivatives designated as cash flow hedges:
Interest rate swaps	$897.5	$—	$—	$11.4	$—
Cross currency swaps	762.3	38.4	16.8	45.5	3.5
Derivatives not designated as hedges:
Index Options	$10,056.9	$173.5	$5.0	$366.4	$5.3
Interest rate caps and floors	1,172.7	21.2	7.7	21.2	7.7
Free standing Interest rate swaps	1,014.3	—	11.3	—	11.3
Futures	49.3	6.1	—	6.1	—
Total derivatives	$13,953.0	$239.2	$40.8	$450.6	$27.8
Interest Rate Swaps and Free-standing Interest Rate Swaps
The Company uses interest rate swaps and free-standing interest rate swaps as part of its interest rate risk management strategy. In both interest rate swap and free-standing interest rate swaps, the Company agrees with other parties to exchange, at specified intervals, the difference between floating-rate and fixed-rate interest amounts calculated by reference to an agreed upon notional principal amount. The Company primarily uses interest rate swaps to synthetically convert variable rate bonds, including investments in collateralized loan obligations, to fixed rate bonds. These derivatives qualify and are designated as cash flow hedges. The Company uses free-standing interest rate swaps to mitigate the interest rate risk of an entire portfolio, rather than a specific underlying security. The Company does not designate these derivatives for hedge accounting.
Cross Currency Swaps
The Company uses cross currency swaps as part of its foreign currency risk management strategy to reduce foreign exchange rate risk with respect to the Company's investments denominated in foreign currencies. In a cross currency swap transaction, the Company agrees with other parties to exchange, at specified intervals, one currency for another at a specified rate of exchange. Generally, the notional amount of each currency is exchanged at the maturity of the currency swap by each party. These derivatives qualify and are designated as cash flow hedges.

SYMETRA LIFE INSURANCE COMPANY
NOTES TO FINANCIAL STATEMENTS – STATUTORY BASIS
(All dollar amounts in millions unless otherwise stated)
Equity Market Contracts – Indexed and Index-linked Products
The Company uses index call options and futures as part of its equity market risk management strategy. The Company offers indexed and index-linked products that permit the contract holder to allocate all or a portion of their account value to an indexed component that credits interest based on the performance of an index, subject to caps or performance margins set by the Company. The contract holders may elect to rebalance index options at renewal dates, typically annually. As of each renewal date, the Company has the opportunity to re-price the indexed component by establishing revised cap rates or performance margins, subject to contractual guarantees. The Company transacts in index call options and futures according to the portfolio allocation decisions of the contract holders such that the Company is economically hedged with respect to equity returns for the current interest term. These derivatives are not designated for hedge accounting.
Interest Rate Caps and Floors
The Company uses interest rate caps and floors as part of its interest rate risk management strategy pertaining to floating-rate investments. The Company will generally take a long position using an interest rate floor to hedge against the risk of falling reference rates, and may choose to partially or fully finance such floor by taking a short position using an interest rate cap. When done in combination, the long floor and short cap combination is referred to as a collar. The collar provides protection against reference rates falling below the floor’s strike price, but also results in the Company forfeiting potential gains should the reference rates rise above the cap’s strike price. The Company does not designate these derivatives for hedge accounting.
Collateral Arrangements
The Company’s derivative contracts are primarily non-centrally-cleared OTC instruments that are governed by an International Swaps and Derivatives Association (ISDA) Master Agreement. For each Master Agreement, the Company and the counterparty have also entered into a credit support annex (CSA) to reduce the risk of counterparty default in derivative transactions. The CSA requires either party to post cash collateral or other financial assets in accordance with the net exposure from all derivative contracts between the parties. The amount of net exposure is the difference between the derivative contract's fair value and the fair value of the collateral held for the CSA with each counterparty. Collateral amounts required to be posted or received are determined daily based on the net exposure with each counterparty under a master netting agreement.
The Company does not offset recognized collateral amounts pledged or received against the fair value amounts recognized for derivative contracts. In addition to the variation margin procedures for bilateral OTC derivatives, the Company qualifies as a phase 5 entity under the Uncleared Marginal Rules, which, under certain circumstances, necessitates two-way posting of initial margin for bilateral OTC derivatives with one or more dealers after September 1, 2021. As of December 31, 2022, the Company did not post or collect any initial margin in respect of these rules, as its exposures lie below the applicable exposure thresholds.
For certain centrally-cleared instruments, the Company is required to post initial margin, which is determined at contract inception, as well as variation margin, which is based on the fair value of the derivative contracts and generally determined on a daily basis. As of December 31, 2022 and 2021, the Company posted initial margin of $40.4 and $41.6, respectively, related to its centrally-cleared derivatives. These amounts are not reflected in collateral presented in the tables below.
In the balance sheets, the Company recognizes cash collateral received in cash, cash equivalents, and short-term investments and the obligation to return cash collateral as a liability. Non-cash collateral received is not recognized in the balance sheets. In the event of default, the counterparty relinquishes claim to the assets pledged as collateral and the Company recognizes the collateral as its own asset recorded at fair value, or, in the case of cash collateral, derecognizes its obligation to return collateral.

SYMETRA LIFE INSURANCE COMPANY
NOTES TO FINANCIAL STATEMENTS – STATUTORY BASIS
(All dollar amounts in millions unless otherwise stated)
The following tables present the potential effect of netting arrangements on the Company's balance sheets:

	As of December 31, 2022
	Fair Value	Financial Instruments (1)	Cash Collateral Received (2)	Net Amount	Securities Collateral Received (3)	Net Amount After Securities Collateral
Counterparty:
Assets:
A	$39.8	$(0.5)	$(38.1)	$1.2	$—	$1.2
B	14.3	—	(14.3)	—	—	—
C	13.9	(0.3)	(9.5)	4.1	—	4.1
D	13.8	(1.1)	—	12.7	(10.4)	2.3
F	38.2	(5.6)	(32.6)	—	—	—
G	32.7	(9.3)	(23.3)	0.1	—	0.1
H	34.5	(35.1)	—	(0.6)	—	(0.6)
I	9.2	(0.2)	(8.0)	1.0	—	1.0
M	7.9	(1.3)	(6.5)	0.1	—	0.1
N	46.6	(18.6)	(26.2)	1.8	—	1.8
O	—	(142.2)	—	(142.2)	—	(142.2)
Total derivative assets	$250.9	$(214.2)	$(158.5)	$(121.8)	$(10.4)	$(132.2)
____________________
(1)Represents amount of offsetting derivative liabilities that are subject to an enforceable master netting agreement or similar agreement that are not netted against the gross derivative assets for presentation on the balance sheet.
(2)Amounts exclude excess of cash collateral received from the counterparty.
(3)Securities collateral received from counterparties is not reported on the consolidated balance sheets and may or may not be sold or re-pledged unless the counter party is in default. Amounts do not include excess of collateral pledged or received.

	As of December 31, 2021
	Fair Value	Financial Instruments (1)	Cash Collateral Received (2)	Net Amount
Counterparty:
Assets:
A	$90.6	$0.1	$(90.7)	$—
B	24.3	—	(24.3)	—
C	14.0	—	(14.0)	—
D	53.3	(1.3)	(52.0)	—
F	74.5	(2.9)	(71.5)	0.1
G	73.5	(2.9)	(70.6)	—
H	17.9	(4.7)	(13.2)	—
I	13.9	—	(13.9)	—
M	31.1	—	(31.1)	—
N	36.8	(4.7)	(32.1)	—
O	17.5	(11.4)	—	6.1
Other	3.2	—	(3.2)	—
Total derivative assets	$450.6	$(27.8)	$(416.6)	$6.2
____________________
(1)Represents amount of offsetting derivative liabilities that are subject to an enforceable master netting agreement or similar agreement that are not net against the gross derivative assets for presentation on the balance sheet.
(2)Amounts exclude excess of cash collateral received from the counterparty.

SYMETRA LIFE INSURANCE COMPANY
NOTES TO FINANCIAL STATEMENTS – STATUTORY BASIS
(All dollar amounts in millions unless otherwise stated)
6. Fair Value of Financial Instruments
The Company determines the fair value of its financial instruments based on the fair value hierarchy, which favors the use of observable inputs over the use of unobservable inputs when measuring fair value. The Company uses the same pricing methodology and sources as utilized for obtaining GAAP fair values.
The Company has categorized its financial instruments into the three-level hierarchy, which gives the highest priority to quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The level assigned to a fair value measurement is based on the lowest-level input that is significant to the measurement. The fair value measurements for the Company's financial instruments are categorized as follows:
•    Level 1 – Unadjusted quoted prices in active markets for identical instruments.
•    Level 2 – Quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, model-derived valuations whose inputs are observable, and market corroborated inputs. This category includes those financial instruments that are valued using industry-standard pricing methodologies or models. All significant inputs are observable or derived from observable information in the marketplace.
•    Level 3 – Fair value estimates whose significant inputs are unobservable. This includes financial instruments for which fair value is estimated based on industry-standard pricing methodologies and internally developed models utilizing significant inputs not based on or corroborated by readily available market information. In limited circumstances, this may also utilize estimates based on non-binding broker quotes.
The following tables present financial instruments carried at fair value:

	As of December 31, 2022
Assets at fair value:	Level 1	Level 2	Level 3	Total
Bonds	$—	$0.2	$—	$0.2
Preferred stocks	—	27.4	—	27.4
Unaffiliated common stocks	274.8	127.5	—	402.3
Derivatives	2.6	41.8	11.2	55.6
Separate account assets (1)	1,002.9	111.2	4.4	1,118.5
Total assets at fair value (2)	$1,280.3	$308.1	$15.6	$1,604.0
____________________
(1)Does not include amounts related to invested assets that are measured using the net asset value (NAV) as a practical expedient. The fair value of these investments was $14.0 as of December 31, 2022.
(2)Does not include amounts related to alternative investments that are measured using the NAV practical expedient. The fair value of these investments was $488.6 as of December 31, 2022. These investments have varying investment strategies, and redemption terms and conditions.

	As of December 31, 2021
Assets at fair value:	Level 1	Level 2	Level 3	Total
Bonds	$—	$0.3	$—	$0.3
Unaffiliated common stocks	140.5	100.0	0.3	240.8
Derivatives	6.1	74.0	7.9	88.0
Separate account assets (1)	1,304.6	57.0	9.6	1,371.2
Total assets at fair value (2)	$1,451.2	$231.3	$17.8	$1,700.3
____________________
(1)Does not include amounts related to alternative investments that are measured using the NAV practical expedient. The fair value of these investments was $21.8 as of December 31, 2021. These investments have varying investment strategies, and redemption terms and conditions.
(2)Does not include amounts related to alternative investments that are measured using the NAV practical expedient. The fair value of these investments was $499.7 as of December 31, 2021. These investments have varying investment strategies, and redemption terms and conditions.

SYMETRA LIFE INSURANCE COMPANY
NOTES TO FINANCIAL STATEMENTS – STATUTORY BASIS
(All dollar amounts in millions unless otherwise stated)
The following tables present the book/adjusted carrying values and corresponding fair values of financial instruments subject to fair value disclosure requirements, categorized by the fair value hierarchy described above:

	As of December 31, 2022
Type of Financial Instrument	Carrying Values	Fair Value	Level 1	Level 2	Level 3
Financial assets:
Bonds	$30,964.0	$28,556.7	$—	$28,129.7	$427.0
Preferred stocks	93.1	84.4	—	84.4	—
Unaffiliated common stocks	402.3	402.3	274.8	127.5	—
Mortgage loans	7,125.4	6,522.2	—	—	6,522.2
Limited partnerships (1)	55.0	22.9	—	—	22.9
Cash, cash equivalents, and short-term investments	958.6	958.6	958.6	—	—
Derivatives	219.7	250.9	2.6	214.8	33.5
Separate account assets (2)	7,457.4	6,592.9	1,039.8	4,972.9	580.2
Financial liabilities:
Derivatives	38.1	214.2	0.3	213.1	0.8
____________________
(1)Does not include amounts related to alternative investments that are measured using the NAV practical expedient. The fair value of these investments was $488.6 as of December 31, 2022. These investments have varying investment strategies, and redemption terms and conditions.
(2)Does not include amounts related to invested assets that are measured using the NAV as a practical expedient. The fair value of these investments was $14.0 as of December 31, 2022.

	As of December 31, 2021
Type of Financial Instrument	Carrying Values	Fair Value	Level 1	Level 2	Level 3
Financial assets:
Bonds	$29,553.8	$31,183.1	$—	$30,563.7	$619.4
Preferred stocks	101.3	99.6	—	99.6	—
Unaffiliated common stocks	240.8	240.8	140.5	100.0	0.3
Mortgage loans	6,809.2	7,043.5	—	—	7,043.5
Limited partnerships (1)	22.3	27.7	—	—	27.7
Cash and cash equivalents	1,064.5	1,064.5	1,064.5	—	—
Derivatives	239.2	450.6	6.1	352.0	92.5
Separate account assets (2)	7,114.1	7,425.7	1,509.8	5,422.1	493.9
____________________
(1)Does not include amounts related to alternative investments that are measured using the NAV practical expedient. The fair value of these investments was $477.9 as of December 31, 2021. These investments have varying investment strategies, and redemption terms and conditions.
(2)Does not include amounts related to invested assets that are measured using the NAV as a practical expedient. The fair value of these investments was $21.8 as of December 31, 2021.
Financial Instruments Measured at Fair Value on a Recurring Basis
Unaffiliated Common Stocks
The Company's unaffiliated common stocks primarily include FHLB DM common stock and publicly traded common stocks. The FHLB DM common stock is based on redeemable par value and is classified as a Level 2 measurement. The publicly traded common stocks are based on quoted market prices in active markets for identical assets and are classified as a Level 1 measurement.
Derivatives
A majority of the derivatives are index options that consist primarily of Standard & Poor's 500 Index® (S&P 500) options. The fair values of these index options were determined using option pricing models. Significant inputs include index implied volatilities, index dividend yields, index prices, a risk-free rate, option term, and strike price. As these inputs are observable, most index options are classified as a Level 2 measurement. Options without public and observable inputs are classified as a Level 3 measurement.

SYMETRA LIFE INSURANCE COMPANY
NOTES TO FINANCIAL STATEMENTS – STATUTORY BASIS
(All dollar amounts in millions unless otherwise stated)
Separate Account Assets
Separate account assets related to the Company's variable products are primarily invested in mutual funds with published net asset values (NAVs) and are classified as a Level 1 measurement. Separate account assets related to the Company's RILA include investments in derivatives, which are valued using the same methodologies described above.
Other Financial Instruments Subject to Fair Value Disclosure Requirements
Bonds
Bonds are primarily classified as Level 2 measurements. To make this assessment, the Company determines whether the market for a security is active and if significant pricing inputs are observable. The Company predominately utilizes third-party independent pricing services that use evaluated pricing models to assist management in determining the fair value of its bonds.
As many of these bonds do not trade on a daily basis, evaluated pricing models apply available information through processes such as benchmark curves, benchmarking of like securities, sector groupings, and matrix pricing to prepare valuations. The significant inputs for these bond valuations include benchmark U.S. Treasury or other yields, spread off the U.S. Treasury yield curve for identical securities, reported trades, broker-dealer quotes, comparable securities that are actively traded, issuer spreads, two-sided markets, benchmark securities, bids, offers, and other reference data, including market research publications. In addition, for mortgage- and asset-backed securities, the pricing services use models and processes to develop prepayment and interest rate scenarios. The pricing services monitor market indicators, industry and economic events, and their models take into account market convention.
Preferred Stocks
The fair values of preferred stocks are valued by pricing services utilizing evaluated pricing models. These valuations are created based on benchmark curves using industry standard inputs and exchange prices of underlying securities of the same issuer. As these inputs are considered observable, preferred stocks are classified as a Level 2 measurement.
Mortgage Loans
The fair values of the Company’s mortgage loans are determined by discounting the projected future cash flows using a discount rate equal to the risk-free rate plus a valuation spread. The valuation spread is an unobservable input that includes management's assumptions of the impact of credit risks. Significant increases or decreases in this spread results in significant changes in fair value; therefore, mortgage loans are classified as a Level 3 measurement.
Limited Partnerships
The fair value of the Company's investment in limited partnerships involved in tax credit investments is estimated based on the discounted future economic benefits over the remaining life of each investment, using a market rate of return based on similar investments observed by brokers. The future economic benefits are based on assumptions about the partnerships' future performance and related tax benefits passed through to the Company, net of the Company's obligations to make future investment contributions. Because these estimates utilize significant unobservable inputs, investments in limited partnerships are classified as a Level 3 measurement.
Cash, Cash Equivalents, and Short-Term Investments
Cash, cash equivalents, and short-term investments consist of demand bank deposits and short-term high liquid investments with original maturities of three months or less at the time of purchase. Because cash equivalents and short-term investments are readily convertible to known amounts of cash, carrying value generally approximates fair value. The Company classified cash, cash equivalents, and short-term investments as Level 1.
Derivatives
Cross currency swaps are valued using an income approach. These swaps are priced using a discounted cash flow model. The significant inputs include the projected cash flows, currency spot rates, swap yield curve, and cross currency basis curve. As these inputs are observable, the cross currency swaps valuation is classified as a Level 2 measurement.
Separate Account Assets
Separate account assets related to the Company's fixed BOLI and RILA products primarily consist of bonds, commercial mortgage loans, and cash that are valued using the same methodologies described above.

SYMETRA LIFE INSURANCE COMPANY
NOTES TO FINANCIAL STATEMENTS – STATUTORY BASIS
(All dollar amounts in millions unless otherwise stated)
Rollforward of Assets and Liabilities Measured and Reported as Level 3
The following table presents additional information about derivatives measured and reported at fair value and for which significant unobservable inputs (Level 3) were utilized to determine fair value:

	For the Year Ended December 31,
	2022	2021
Balance, beginning of period	$7.9	$3.7
Total gains (losses) included in net income	(3.8)	2.9
Total gains (losses) included in surplus	(15.1)	2.0
Purchases	13.7	5.0
Sales	(0.1)	—
Settlements	8.6	(5.7)
Balance, end of period	$11.2	$7.9
7. Reinsurance
The Company uses reinsurance across its businesses to spread risk and limit losses. The Company remains liable to its policyholders to the extent that counterparties to reinsurance contracts do not meet their obligations. The following summarizes the Company's reinsurance coverage by product type:
•Medical Stop-Loss. Starting in 2022, the Company reinsures the excess of $3.25 per individual claim; previously, the Company reinsured $3.0 per individual claim.
The Company has a coinsurance with funds withheld arrangement to manage its risk-based capital position on a majority of its stop-loss policies. This agreement does not qualify for reinsurance accounting under GAAP.
•Group Life & DI. Starting in 2019, the Company primarily reinsures group life mortality risk in excess of $0.35 per individual and line of coverage; previously, the Company primarily reinsured in excess of $0.25 per individual and line of coverage. The Company reinsures morbidity risk in excess of $8.0 thousand of gross monthly benefit per life. The Company also has catastrophic coverage for group life policies.
•Deferred Annuities. The Company has a reinsurance agreement to manage its statutory capital position related to fixed deferred and fixed indexed annuities that have a guaranteed return of premium feature and were issued beginning in 2017. This agreement does not qualify for reinsurance accounting under GAAP.
The Company has a coinsurance with funds withheld arrangement to manage its statutory capital position on a block of FIA policies with guaranteed lifetime withdrawal benefits issued beyond 2021. The amount of reinsurance credit taken under this agreement for policies in-force was $138.3 and $49.3 as of December 31, 2022 and 2021, respectively. This agreement does not qualify for GAAP reinsurance accounting.
The Company has a reinsurance agreement for an 80% quota share of certain fixed indexed annuities and fixed deferred annuities issued beginning January 1, 2022. This agreement does not qualify for reinsurance accounting under GAAP. See Deferred Annuity New Business Reinsurance Transaction discussion below.
•Income Annuities. The Company has a reinsurance agreement to transfer financial responsibility for its in-force block of income annuity contracts, which consists of all of the Company's structured settlements and a smaller block of SPIAs. This agreement does not qualify for reinsurance accounting under GAAP. See Income Annuities Inforce Reinsurance Transaction discussion below.
•Individual Life. The Company's reinsurance coverage varies by product, policy issue year, and issue age of the insured. For fully underwritten policies issued subsequent to April 2017, the Company retains up to a maximum of $5.0 per life. For fully underwritten policies issued between March 2013 and April 2017, the Company retains up to a maximum of $3.0 per life.
The Company has a coinsurance with funds withheld reinsurance arrangement to manage its statutory capital position on a block of term life insurance policies subject to principle-based reserving method issued subsequent to January 1, 2020 and a block of term life insurance policies subject to Regulation XXX issued prior to 2020. The amount of reinsurance credit taken under this agreement for policies in-force was $275.0 and $238.0 as of December 31, 2022 and 2021, respectively. This agreement does not qualify for reinsurance accounting under GAAP.
The Company has a coinsurance with funds withheld and a yearly renewable term reinsurance arrangement to manage its statutory capital position on a block of UL policies with secondary guarantees largely issued between January 2015 and December 2019. This agreement does not qualify for reinsurance accounting under GAAP.

SYMETRA LIFE INSURANCE COMPANY
NOTES TO FINANCIAL STATEMENTS – STATUTORY BASIS
(All dollar amounts in millions unless otherwise stated)
The Company has a coinsurance with funds withheld arrangement with a third party reinsurer, as well as an excess loss reinsurance agreement with its subsidiary, Symetra National Life Insurance Company, to manage its statutory capital position on its survivorship guaranteed universal life policies. This agreement does not qualify for reinsurance accounting under GAAP.
In addition, the Company has a funds withheld reinsurance agreement with its wholly-owned subsidiary, Symetra Reinsurance Corporation. The Company ceded all net policy liabilities related to a block of universal life insurance policies with secondary guarantees issued on or before December 31, 2014. The related reinsurance reserve credit taken was $285.8 and $266.2 as of December 31, 2022 and 2021, respectively. The balance of funds withheld was $213.2 and $204.2 as of December 31, 2022 and 2021, respectively.
Reserve credit taken for all ceded reinsurance was $1,856.5 and $1,646.5 as of December 31, 2022 and 2021, respectively.
The Company evaluates the financial condition of its reinsurers to monitor its exposure to losses from reinsurers’ insolvencies. The Company analyzes reinsurance recoverables, net of assets held in trust and funds withheld required by the related reinsurance agreements, according to the credit ratings and financial health of its reinsurers and is not aware of any of its major reinsurers currently experiencing financial difficulties. Excluding the Income Annuities Inforce Reinsurance Transaction and Deferred Annuity New Business Reinsurance Transaction discussed below, as of December 31, 2022, $690.8 of net reinsurance recoverables was related to four reinsurers, representing 88.0% of the total amount due from reinsurers. As of December 31, 2021, $518.6 of net reinsurance recoverables was related to four reinsurers, representing 81.0% of the total amount due from reinsurers. Of the total amounts due from reinsurers, 98.2% and 97.3%, respectively was with reinsurers rated A- or higher by A.M. Best as of December 31, 2022 and 2021. The Company had no write-offs or reserves for uncollectible reinsurance in 2022 or 2021.
Income Annuities Inforce Reinsurance Transaction
The Company has a 100% modified coinsurance agreement (Income Annuities Inforce Reinsurance Transaction), which was effective as of July 1, 2018, for the Company's in-force block of income annuities, which included all of the Company's structured settlement annuities, and a smaller amount of retail SPIA. As of December 31, 2022 and 2021, the related reserves were $4.9 billion and $5.2 billion, respectively. The Company continues to service the reinsured business and hold the associated invested assets and policyholder liabilities on its balance sheets. The reinsurer is responsible for the management of invested assets, subject to investment management guidelines.
Associated with the Income Annuities Inforce Reinsurance Transaction, a portion of the ceding commission was recorded as an adjustment to liability for deposit-type contracts on the Company's balance sheets and is amortized over the life of the contracts into benefits expense. The withheld assets supporting the net statutory reserves of the reinsured business are reported as investments on the balance sheets and are legally owned by the Company.
The Company remains liable to its policyholders to the extent that the reinsurer does not meet its contractual obligations. In the event of the reinsurer's insolvency, the Company would reclaim the withheld assets supporting the reserve liabilities. The Company has the ability to offset amounts due to the reinsurer with amounts owed from the reinsurer, as well as access to amounts held in trust, which reduces the risk of loss.
Deferred Annuity New Business Reinsurance Transaction
In 2022, the Company entered into a modified coinsurance agreement (Deferred Annuity New Business Reinsurance Transaction) with Symetra Bermuda Re, Ltd., an affiliated Bermuda reinsurer wholly-owned by the Parent, to reinsure an 80% quota share of certain fixed indexed annuities and fixed deferred annuities issued beginning January 1, 2022. As of December 31, 2022, the related reserves were $3.1 billion. The Company continues to write new business and service the reinsured annuities. Additionally, the associated invested assets and policyholder liabilities are held on the Company's balance sheets. Symetra Investment Management Company (SIM), an affiliated registered investment advisor wholly-owned by the Parent, is responsible for the management of invested assets, subject to investment management guidelines, as part of the Company's Investment Management Agreement (IMA). Refer to Note 13 for further discussion on the IMA with SIM.
Associated with the Deferred Annuity New Business Reinsurance Transaction, the Company paid an initial settlement amount of $2.1 billion to the reinsurer and received $2.2 billion in invested assets at the transaction date. On a quarterly basis, the Company pays premiums, net of surrenders and a ceding and expense allowance, to the reinsurer. The ceded premiums are recorded to premiums and annuity considerations and the ceding and expense allowance received is recorded to commission and expense allowance on reinsurance ceded on the statements of operations. The ceding allowance received changes each quarter as part of the quarterly pricing process. For the year ended December 31, 2022, the premiums paid and ceding and expense allowance received were $953.9 and $66.4, respectively. Surrender benefits ceded are recorded to surrender and maturity benefits on the statements of operations. For the year ended December 31, 2022, the surrender benefits ceded were $23.2. The remaining difference between the assets withheld and reserves ceded is settled with the reinsurer and recorded in

SYMETRA LIFE INSURANCE COMPANY
NOTES TO FINANCIAL STATEMENTS – STATUTORY BASIS
(All dollar amounts in millions unless otherwise stated)
reserve adjustment on reinsurance ceded on the statements of operations. The withheld assets supporting the net statutory reserves of the reinsured business are reported as investments on the balance sheets and are legally owned by the Company.
The Company remains liable to its policyholders to the extent that the reinsurer does not meet its contractual obligations. In the event of the reinsurer's insolvency, the Company would reclaim the withheld assets supporting the reserve liabilities. The Company has the ability to offset amounts due to the reinsurer with amounts owed from the reinsurer.
Premiums and Annuity Considerations
The following table sets forth the effect of reinsurance on premiums and annuity considerations. It is disaggregated by accident and health, and life insurance and annuity products, which are short- and long-duration contracts, respectively.

	For the Year Ended December 31,
	2022	2021	2020
Premiums and annuity considerations
Direct life insurance in-force	$152,116.2	$141,934.1	$130,187.8

Direct:
Accident and health	1,139.1	933.1	929.5
Life insurance	920.6	858.2	846.9
Annuity	5,287.8	3,632.6	2,866.7
Total direct premiums	7,347.5	5,423.9	4,643.1
Assumed:
Accident and health	—	0.1	0.9
Annuity	—	0.1	—
Total assumed premiums	—	0.2	0.9
Ceded:
Accident and health	(593.8)	(451.4)	(283.9)
Life insurance	(158.8)	(360.1)	(123.7)
Annuity	(3,144.6)	(3.6)	(2.4)
Total ceded premiums	(3,897.2)	(815.1)	(410.0)
Net premiums and annuity considerations	$3,450.3	$4,609.0	$4,234.0

Percentage of amount assumed to net	—%	—%	0.02%
____________________
Ceded reinsurance reduced the Company’s claims reported on the statements of operations by $599.8, $493.4, and $374.8 for the years ended December 31, 2022, 2021, and 2020, respectively.

SYMETRA LIFE INSURANCE COMPANY
NOTES TO FINANCIAL STATEMENTS – STATUTORY BASIS
(All dollar amounts in millions unless otherwise stated)
8. Life and Annuity Reserves
The following tables present the Company’s annuity reserves and deposit fund liabilities by withdrawal characteristics, including those held in separate account liabilities:

	As of December 31, 2022
Individual Annuities	General Account	Separate Account NonGuaranteed	Total	% of Total
Subject to discretionary withdrawal:
With fair value adjustment	$7,262.4	$—	$7,262.4	24.4%
At book value less surrender charge of 5% or more (1)	9,687.9	1,292.6	10,980.5	36.8
At fair value	—	267.7	267.7	0.9
Total with adjustment or at fair value	16,950.3	1,560.3	18,510.6	62.1
At book value without adjustment (minimal or no charge or adjustment)	6,993.9	—	6,993.9	23.4
Not subject to discretionary withdrawal	4,322.4	—	4,322.4	14.5
Total gross individual annuity actuarial reserves	28,266.6	1,560.3	29,826.9	100.0%
Less: reinsurance ceded	147.4	—	147.4
Total net individual annuity actuarial reserves	$28,119.2	$1,560.3	$29,679.5
____________________
(1)Includes $2,377.7 that will have less than 5% surrender charge and thus be reported with the amounts at book value with minimal or no charge or adjustment for the first time within the year subsequent to December 31, 2022.

	As of December 31, 2022
Group Annuities	General Account	Separate Account NonGuaranteed	Total	% of Total
Subject to discretionary withdrawal:
With fair value adjustment	$61.4	$—	$61.4	9.5%
At fair value	—	132.7	132.7	20.5
Total with adjustment or at fair value	61.4	132.7	194.1	30.0
At book value without adjustment (minimal or no charge or adjustment)	452.7	—	452.7	69.9
Not subject to discretionary withdrawal	0.7	—	0.7	0.1
Total group annuity actuarial reserves	$514.8	$132.7	$647.5	100.0%

	As of December 31, 2022
Deposit-type Contracts	General Account	Separate Account NonGuaranteed	Total	% of Total
Subject to discretionary withdrawal:
With fair value adjustment	$66.0	$—	$66.0	1.5%
At fair value	—	0.6	0.6	—
Total with adjustment or at fair value	66.0	0.6	66.6	1.5
At book value without adjustment (minimal or no charge or adjustment)	32.1	—	32.1	0.7
Not subject to discretionary withdrawal	4,205.1	—	4,205.1	97.8
Total gross deposit-fund liabilities	4,303.2	0.6	4,303.8	100.0%
Less: reinsurance ceded	53.2	—	53.2
Total net deposit-fund liabilities	$4,250.0	$0.6	$4,250.6

SYMETRA LIFE INSURANCE COMPANY
NOTES TO FINANCIAL STATEMENTS – STATUTORY BASIS
(All dollar amounts in millions unless otherwise stated)

	As of December 31, 2021
Individual Annuities	General Account	Separate Account NonGuaranteed	Total	% of Total
Subject to discretionary withdrawal:
With fair value adjustment	$6,480.1	$—	$6,480.1	23.0%
At book value less surrender charge of 5% or more (1)	9,614.8	768.9	10,383.7	36.9
At fair value	—	385.9	385.9	1.4
Total with adjustment or at fair value	16,094.9	1,154.8	17,249.7	61.3
At book value without adjustment (minimal or no charge or adjustment)	6,627.0	—	6,627.0	23.6
Not subject to discretionary withdrawal	4,245.6	—	4,245.6	15.1
Total gross individual annuity actuarial reserves	26,967.5	1,154.8	28,122.3	100.0%
Less: reinsurance ceded	79.0	—	79.0
Total net individual annuity actuarial reserves	$26,888.5	$1,154.8	$28,043.3
(1)Includes $1,870.1 that will have less than 5% surrender charge and thus be reported with the amounts at book value with minimal or no charge or adjustment for the first time within the year subsequent to December 31, 2021.

	As of December 31, 2021
Group Annuities	General Account	Separate Account NonGuaranteed	Total	% of Total
Subject to discretionary withdrawal:
With fair value adjustment	$71.1	$—	$71.1	9.8%
At fair value	—	183.4	183.4	25.2
Total with adjustment or at fair value	71.1	183.4	254.5	35.0
At book value without adjustment (minimal or no charge or adjustment)	471.1	—	471.1	64.9
Not subject to discretionary withdrawal	0.8	—	0.8	0.1
Total group annuity actuarial reserves	543.0	183.4	726.4	100.0%

	As of December 31, 2021
Deposit-type Contracts	General Account	Separate Account NonGuaranteed	Total	% of Total
Subject to discretionary withdrawal:
With fair value adjustment	$70.0	$—	$70.0	1.9%
At fair value	—	0.8	0.8	—
Total with adjustment or at fair value	70.0	0.8	70.8	1.9
At book value without adjustment (minimal or no charge or adjustment)	47.8	—	47.8	1.3
Not subject to discretionary withdrawal	3,628.7	—	3,628.7	96.8
Total gross deposit-fund liabilities	3,746.5	0.8	3,747.3	100.0%
Less: reinsurance ceded	62.4	—	62.4
Total net deposit-fund liabilities	$3,684.1	$0.8	$3,684.9

Total annuity actuarial reserves and deposit fund liabilities were as follows:

	As of December 31,
	2022	2021
Annuity reserves	$28,634.0	$27,431.5
Liability for deposit-type contracts	4,250.0	3,684.1
Separate account – annuity reserves and liability for deposit-type contracts	1,693.0	1,339.0
Other	0.6	—
Total net annuity actuarial reserves and liability for deposit-type contracts	$34,577.6	$32,454.6

SYMETRA LIFE INSURANCE COMPANY
NOTES TO FINANCIAL STATEMENTS – STATUTORY BASIS
(All dollar amounts in millions unless otherwise stated)
The following tables present the Company's life reserves by withdrawal characteristics, including those held in separate account liabilities:

	As of December 31, 2022
	General Account
	Account Value	Cash Value	Reserve
Subject to discretionary withdrawal, surrender values, or policy loans:
Term policies with cash value	$—	$2.5	$8.9
Universal life	1,110.8	1,111.9	1,230.7
Universal life with secondary guarantees	1,132.2	800.3	2,177.2
Indexed universal life with secondary guarantees	1,068.2	782.3	837.3
Other permanent cash value life insurance	—	51.4	54.0
Variable universal life	55.9	55.9	70.4
Miscellaneous reserves	—	3.0	3.0
Not subject to discretionary withdrawal or no cash value:
Term policies without cash value	XXX	XXX	402.7
Accidental death benefits	XXX	XXX	0.2
Disability – active lives	XXX	XXX	0.8
Disability – disabled lives	XXX	XXX	43.3
Miscellaneous reserves	XXX	XXX	230.6
Total life insurance reserves	3,367.1	2,807.3	5,059.1
Less: reinsurance ceded	—	—	1,679.7
Total net life insurance reserves	$3,367.1	$2,807.3	$3,379.4

	As of December 31, 2022
	Separate Account with Guarantees			Separate Account Nonguaranteed
	Account Value	Cash Value	Reserve	Account Value	Cash Value	Reserve
Subject to discretionary withdrawal, surrender values, or policy loans:
Universal life	$4,867.3	$4,867.3	$4,867.3	$—	$—	$—
Variable universal life	—	—	—	601.4	591.1	591.1
Total life insurance reserves	$4,867.3	$4,867.3	$4,867.3	$601.4	$591.1	$591.1

SYMETRA LIFE INSURANCE COMPANY
NOTES TO FINANCIAL STATEMENTS – STATUTORY BASIS
(All dollar amounts in millions unless otherwise stated)

	As of December 31, 2021
	General Account
	Account Value	Cash Value	Reserve
Subject to discretionary withdrawal, surrender values, or policy loans:
Term policies with cash value	$—	$2.0	$8.6
Universal life	1,121.1	1,122.0	1,238.8
Universal life with secondary guarantees	1,088.6	717.7	1,879.3
Indexed universal life with secondary guarantees	781.3	536.9	594.0
Other permanent cash value life insurance	—	53.9	56.6
Variable universal life	45.2	45.2	48.0
Miscellaneous reserves	—	3.0	3.0
Not subject to discretionary withdrawal or no cash value:
Term policies without cash value	XXX	XXX	390.7
Accidental death benefits	XXX	XXX	0.2
Disability – active lives	XXX	XXX	0.8
Disability – disabled lives	XXX	XXX	36.8
Miscellaneous reserves	XXX	XXX	269.4
Total life insurance reserves	3,036.2	2,480.7	4,526.2
Less: reinsurance ceded	—	—	1,536.1
Total net life insurance reserves	$3,036.2	$2,480.7	$2,990.1

	As of December 31, 2021
	Separate Account with Guarantees			Separate Account Nonguaranteed
	Account Value	Cash Value	Reserve	Account Value	Cash Value	Reserve
Subject to discretionary withdrawal, surrender values, or policy loans:
Universal life	$4,829.4	$4,829.4	$4,829.4	$—	$—	$—
Variable universal life	—	—	—	744.0	734.2	734.2
Total life insurance reserves	$4,829.4	$4,829.4	$4,829.4	$744.0	$734.2	$734.2
Total life insurance reserves were as follows:

	As of December 31,
	2022	2021
Life insurance reserves	$3,232.2	$2,830.2
Accidental death benefits reserves	0.2	0.2
Disability – active lives reserves	0.8	0.8
Disability – disabled lives reserves	40.7	34.1
Miscellaneous reserves	105.5	124.8
Separate account life insurance reserves	5,458.4	5,563.6
Total net life insurance reserves	$8,837.8	$8,553.7
As of December 31, 2022 and 2021, the Company had $8,202.0 and $8,529.8, respectively, of insurance in-force for which the gross premiums were less than the net premiums according to the standard valuation established by the Department. Related reserves of $225.2 and $237.8 as of December 31, 2022 and 2021, respectively, were included in life and annuity reserves.

SYMETRA LIFE INSURANCE COMPANY
NOTES TO FINANCIAL STATEMENTS – STATUTORY BASIS
(All dollar amounts in millions unless otherwise stated)
9. Liability for Unpaid Claims
The following table provides a reconciliation of the beginning and ending liability balances for unpaid claims, net of reinsurance recoverables:

	For the Year Ended December 31,
	2022	2021	2020
Balance, beginning of the year	$599.5	$549.4	$483.4
Less: reinsurance recoverables	205.3	133.2	124.6
Net balance, beginning of the year	394.2	416.2	358.8
Add provision for claims, net of reinsurance, occurring in:
Current year	630.3	647.1	765.3
Prior years	(18.7)	(44.3)	(18.8)
Net incurred losses during the year	611.6	602.8	746.5
Deduct payments for claims, net of reinsurance, occurring in:
Current year	408.9	435.3	499.0
Prior years	178.3	189.5	190.1
Net claim payments during the current year	587.2	624.8	689.1
Valuation basis change and corrections	—	—	—
Net balance, end of year	418.6	394.2	416.2
Add: reinsurance recoverables	214.6	205.3	133.2
Balance, end of year	$633.2	$599.5	$549.4
Liabilities for unpaid claims are recorded in policy and contract claims, life and annuity reserves, and accident and health reserves on the balance sheets. The Company uses estimates in determining its liability for unpaid claims. These estimates are primarily based on historical claim payment patterns and expected loss ratios to provide for the inherent variability in claim patterns and severity. For the year ended December 31, 2022, the change in incurred claims related to prior years was primarily due to favorable claims experience on the Company's medical stop-loss policies.

SYMETRA LIFE INSURANCE COMPANY
NOTES TO FINANCIAL STATEMENTS – STATUTORY BASIS
(All dollar amounts in millions unless otherwise stated)
10. Capital and Surplus
The NAIC establishes certain risk-based capital (RBC) requirements for life and health insurance companies. Under those requirements, the amount of capital and surplus to be maintained by a life and health insurance company is determined based on various risk factors. As of December 31, 2022 and 2021, the Company exceeded the minimum capital and surplus and RBC requirements.
Under Iowa law, the Company may pay dividends only from the earned surplus arising from its business and must receive the prior approval of the Department to pay stockholder dividends or make any other distribution if such distributions would exceed certain statutory limitations. Iowa law gives the Department discretion to disapprove requests for distributions in excess of these limits. Extraordinary dividends include those made within the preceding twelve months that exceed the greater of (i) 10% of statutory policyholder surplus as of the previous year-end or (ii) the statutory net gain from operations from the previous calendar year. Based on December 31, 2022 statutory results, the maximum dividend that may be paid without prior approval in 2023 is $249.4.
During 2022, 2021, and 2020, the Company did not pay dividends to its Parent.
The following table presents the cumulative increase (reduction) of unassigned funds related to the following items:

	As of December 31,
	2022	2021
Net unrealized gains (losses)	$(51.5)	$54.8
Nonadmitted assets	(207.6)	(133.4)
Separate accounts	255.7	213.1
Asset valuation reserve	(362.6)	(447.1)

SYMETRA LIFE INSURANCE COMPANY
NOTES TO FINANCIAL STATEMENTS – STATUTORY BASIS
(All dollar amounts in millions unless otherwise stated)
11. Income Taxes
The components of DTAs and deferred tax liabilities (DTLs) are as follows:

	As of December 31, 2022			As of December 31, 2021			Change
	Ordinary	Capital	Total	Ordinary	Capital	Total	Ordinary	Capital	Total
Gross DTAs	$353.5	$20.2	$373.7	$280.2	$9.7	$289.9	$73.3	$10.5	$83.8
DTAs nonadmitted	(131.8)	(9.4)	(141.2)	(73.8)	—	(73.8)	(58.0)	(9.4)	(67.4)
Subtotal admitted DTAs	221.7	10.8	232.5	206.4	9.7	216.1	15.3	1.1	16.4
Less: DTLs	87.7	2.2	89.9	81.2	25.4	106.6	6.5	(23.2)	(16.7)
Net admitted DTAs	$134.0	$8.6	$142.6	$125.2	$(15.7)	$109.5	$8.8	$24.3	$33.1
The admission calculation components are as follows:

	As of December 31, 2022			As of December 31, 2021			Change
	Ordinary	Capital	Total	Ordinary	Capital	Total	Ordinary	Capital	Total
Federal income taxes paid in prior years recoverable through loss carrybacks	$—	$10.5	$10.5	$—	$0.8	$0.8	$—	$9.7	$9.7
(1) Adjusted gross DTAs expected to be realized following the balance sheet date	135.1	—	135.1	110.0	—	110.0	25.1	—	25.1
(2) Adjusted gross DTAs allowed per limitation threshold	XXX	XXX	409.1	XXX	XXX	401.8	XXX	XXX	7.3
Adjusted gross DTAs expected to be realized after application of the limitation threshold (lesser of (1) and (2))	135.1	—	135.1	110.0	—	110.0	25.1	—	25.1
Adjusted gross DTAs offset by gross DTLs	86.6	0.3	86.9	96.4	8.9	105.3	(9.8)	(8.6)	(18.4)
DTAs admitted	$221.7	$10.8	$232.5	$206.4	$9.7	$216.1	$15.3	$1.1	$16.4
As of December 31, 2022 and 2021, respectively, the ratio percentage used to determine the recovery period and limitation threshold amount was 729% and 755%. As of December 31, 2022 and 2021, respectively, the amount of adjusted capital and surplus used to determine the recovery period and limitation threshold amounts were $2,727.4 and $2,678.9. The results of this calculation component enable the Company to admit DTAs expected to reverse within three years, if not previously admitted as a carryback.
The admission calculations for 2022 and 2021 were not impacted by tax-planning strategies. The Company had no unrecognized DTLs as of December 31, 2022 or 2021.
The components of current income tax expense (benefit) are as follows:

	For the Year Ended December 31,
	2022	2021	2020
Federal income tax expense (benefit) (1)	$59.8	$(133.5)	$(125.8)
Federal income tax expense (benefit) on net capital gains (losses)	9.6	133.5	97.3
Federal income tax expense (benefit) incurred	$69.4	$—	$(28.5)
_______________________
(1)In 2022 this includes $26.7 of federal income tax benefit on realized gains and losses arising in the separate accounts which would previously have been presented in net capital gains (losses).

SYMETRA LIFE INSURANCE COMPANY
NOTES TO FINANCIAL STATEMENTS – STATUTORY BASIS
(All dollar amounts in millions unless otherwise stated)
The main components of deferred tax amounts are as follows:

	As of December 31,
	2022	2021	Change
DTAs
Ordinary:
Policyholder reserves	$147.3	$109.1	$38.2
Investments	48.6	38.3	10.3
Deferred acquisition costs	125.1	107.3	17.8
Receivables - nonadmitted	14.0	12.5	1.5
Other	18.5	13.0	5.5
Total ordinary DTAs	353.5	280.2	73.3
Total ordinary DTAs – nonadmitted	(131.8)	(73.8)	(58.0)
Net admitted ordinary DTAs	221.7	206.4	15.3
Capital:
Investments	20.2	9.7	10.5
Nonadmitted	(9.4)	—	(9.4)
Net admitted capital DTAs	10.8	9.7	1.1
Net admitted DTAs	$232.5	$216.1	$16.4

DTLs
Ordinary:
Policyholder reserves	$59.0	$50.8	$8.2
Investments	16.7	19.2	(2.5)
Other	12.0	11.2	0.8
Total ordinary DTLs	87.7	81.2	6.5
Capital:
Investments	2.2	25.4	(23.2)
Total capital DTLs	2.2	25.4	(23.2)
Total DTLs	89.9	106.6	(16.7)
Net DTAs/DTLs	$142.6	$109.5	$33.1

Net change in DTA/DTL			$100.5
Surplus adjustments:
Tax effect of change in unrealized capital gains (losses)			(13.8)
Tax effect on FIA guaranteed lifetime withdrawal benefit reserve adjustment			1.4
Adjusted change in net deferred income taxes			$88.1
The Company expects it will fully realize the DTAs and no statutory valuation allowance has been recorded as of December 31, 2022 or 2021.

SYMETRA LIFE INSURANCE COMPANY
NOTES TO FINANCIAL STATEMENTS – STATUTORY BASIS
(All dollar amounts in millions unless otherwise stated)
Differences between the federal income tax provision and the change in deferred taxes computed by applying the U.S. federal income tax rate of 21% to the net gain (loss) from operations before federal income taxes and the realized capital losses and the actual tax provision are as follows:

	For the Year Ended December 31,
	2022	2021	2020
Ordinary income (loss) tax expense (benefit) at federal statutory rate	$35.9	$(95.0)	$(82.3)
Capital income (loss) tax expense (benefit) at federal statutory rate	(20.2)	138.6	95.7
Total expected income tax expense (benefit)	15.7	43.6	13.4
Significant statutory to tax adjustments on taxes:
Tax credits	(8.0)	(18.6)	(26.2)
Change in valuation basis – statutory reserves	2.5	(5.5)	(3.4)
2018 net operating loss carryback – 2020 CARES Act	—	(3.3)	(13.9)
Change in liability for unauthorized reinsurance	(14.9)	—	—
Other	(14.0)	(1.8)	(5.6)
Total federal income tax expense (benefit)	$(18.7)	$14.4	$(35.7)

Federal income tax expense (benefit)	$69.4	$—	$(28.5)
Adjusted change in net deferred income taxes	(88.1)	14.4	(7.2)
Total statutory income tax expense (benefit)	$(18.7)	$14.4	$(35.7)
The Coronavirus Aid, Relief, and Economic Security Act (CARES Act) was enacted in 2020, and allows companies to carryback net operating losses (NOLs) originated in 2018, 2019, or 2020 for five years. The Company elected to carryback NOLs originated in 2018 to tax years with a corporate tax rate of 35%, instead of carrying forward to tax years with a corporate tax rate of 21%. There was no impact on the provision for income taxes for the year ended December 31, 2022 and an increase in benefit for income taxes of $3.3 and $13.9 for the years ended December 31, 2021 and 2020, respectively.
As of December 31, 2022, the Company had no tax credit carryforward and no operating loss or capital loss carryforwards to offset against future taxable income.
The amount of federal income taxes incurred that are available for recovery in the event of the carryback of future net capital losses is as follows:

	For the Year Ended December 31,
	2022	2021	2020
Capital gains	$—	$10.5	$4.2
The Company does not have any deposits admitted under Section 6603 of the Internal Revenue Code. The Company has no tax loss contingencies for which it is reasonably possible that the total liability will significantly increase within twelve months of December 31, 2022.
The Company will file a consolidated income tax return in the U.S. federal jurisdiction that consolidates the life group and non-life group beginning with the 2022 tax year. Prior to 2022, the Company filed an income tax return for its consolidated life group in the U.S. federal jurisdiction. With few exceptions, the Company's filing groups in various state jurisdictions remain unchanged. The Company's consolidated life group federal and state income tax returns are open for examination for tax years 2018 through the present. Due to the implementation of the CARES Act, net operating losses in the consolidated life group federal return were carried back to the 2013 tax year, which extends the federal statute of limitations on that year up to the amount of the carryback claim.
The Inflation Reduction Act (Act) was enacted on August 16, 2022. The Act includes a new corporate alternative minimum tax (CAMT), which is effective for tax years beginning after 2022 and applies to corporations with average adjusted financial statement income in excess of certain thresholds as defined in the Act. The controlled group of corporations of which the Company is a member has determined that it does not expect to be an applicable corporation that is subject to the CAMT in 2023.

SYMETRA LIFE INSURANCE COMPANY
NOTES TO FINANCIAL STATEMENTS – STATUTORY BASIS
(All dollar amounts in millions unless otherwise stated)
12. Separate Accounts
Separate account assets are attributed to the following products:

	As of December 31, 2022			As of December 31, 2021
	Legally Insulated	Not Legally Insulated	Total	Legally Insulated	Not Legally Insulated	Total
BOLI (1)	$4,867.3	$202.5	$5,069.8	$4,829.4	$177.2	$5,006.6
RILA	130.7	1,321.3	1,452.0	66.4	786.9	853.3
Variable annuities	401.0	—	401.0	570.3	—	570.3
Variable COLI	452.0	—	452.0	544.5	—	544.5
Variable life and UL	149.4	—	149.4	199.4	—	199.4
Total	$6,000.4	$1,523.8	$7,524.2	$6,210.0	$964.1	$7,174.1
____________________
(1)The Company allows interest income above the required policy account values within the BOLI separate account. The amount accumulated over and above the required policy account values is not considered to be legally insulated.
The fair value of BOLI and RILA invested assets not reported at fair value and related net unrealized gains (losses) are as follows:

	As of December 31,
	2022		2021
	Fair Value	Net Unrealized Gains (Losses)	Fair Value	Net Unrealized Gains (Losses)
BOLI	$4,280.2	$(753.7)	$5,283.0	$310.6
RILA	1,198.0	(107.7)	773.6	2.8
In accordance with contract provisions relating to the Company’s separate account products, some separate account liabilities are guaranteed by the general account. As of December 31, 2022 and 2021, the separate accounts did not owe the Company for accrued fees or expenses.
The following table provides premium and reserve information for the separate accounts of the Company:

	Nonindexed Guaranteed Less Than/ Equal to 4%	Nonindexed Guaranteed More Than 4%	Nonguaranteed Separate Accounts	Total
Premiums, considerations, or deposits for the year ended December 31, 2022	$—	$—	$725.3	$725.3

Reserves as of December 31, 2022:
For accounts with assets at:
Fair value	$—	$—	$1,030.8	$1,030.8
Amortized cost	2,271.2	2,596.1	1,253.9	6,121.2
Total reserves	$2,271.2	$2,596.1	$2,284.7	$7,152.0

By withdrawal characteristics:
At book value without fair value adjustment and with current surrender charge of 5% or more	$—	$—	$1,253.9	$1,253.9
At fair value	—	—	1,030.8	1,030.8
At book value without fair value adjustment and with current surrender charge less than 5%	2,271.2	2,596.1	—	4,867.3
Total reserves	$2,271.2	$2,596.1	$2,284.7	$7,152.0

SYMETRA LIFE INSURANCE COMPANY
NOTES TO FINANCIAL STATEMENTS – STATUTORY BASIS
(All dollar amounts in millions unless otherwise stated)

	Nonindexed Guaranteed Less Than/ Equal to 4%	Nonindexed Guaranteed More Than 4%	Nonguaranteed Separate Accounts	Total
Premiums, considerations or deposits for the year ended December 31, 2021	$—	$—	$519.3	$519.3

Reserves as of December 31, 2021:
For accounts with assets at:
Fair value	$—	$—	$1,350.7	$1,350.7
Amortized cost	2,267.7	2,561.7	722.5	5,551.9
Total reserves	$2,267.7	$2,561.7	$2,073.2	$6,902.6

By withdrawal characteristics:
At book value without fair value adjustment and with current surrender charge of 5% or more	$—	$—	$722.5	$722.5
At fair value	—	—	1,350.7	1,350.7
At book value without fair value adjustment and with current surrender charge less than 5%	2,267.7	2,561.7	—	4,829.4
Total reserves	$2,267.7	$2,561.7	$2,073.2	$6,902.6

	Nonindexed Guaranteed Less Than/ Equal to 4%	Nonindexed Guaranteed More Than 4%	Nonguaranteed Separate Accounts	Total
Premiums, considerations or deposits for the year ended December 31, 2020	$—	$—	$261.2	$261.2
The following table provides a reconciliation of amounts transferred to and from the separate accounts as reported on the statements of operations:

	For the Year Ended December 31,
	2022	2021	2020
Transfers to separate accounts	$1,015.2	$811.5	$571.6
Transfers from separate accounts	(467.1)	(525.8)	(474.8)
Net transfers to (from) separate accounts	548.1	285.7	96.8
Deposits in free look period and other timing differences	(0.9)	0.7	(0.4)
Net transfers to (from) separate accounts as reported on statements of operations	$547.2	$286.4	$96.4
13. Related Parties
The following discussion relates to transactions entered into by the Company with related parties and affiliates. Refer to Note 7 for further discussion on reinsurance agreements with related parties.
It is the Company's policy to settle amounts due with affiliated companies within 30 days, except for certain long-term compensation liabilities that are settled when the awards are paid. Transactions with related parties recorded in the Company's financial statements were as follows:

	As of December 31,
	2022	2021
Balances with Parent and affiliates:
Receivables	$7.7	$6.9
Payables	(10.2)	(27.1)
The Company's affiliate, Symetra Assigned Benefits Service Company (SABSCO), purchased future payment streams of structured settlement annuity contracts issued by the Company from third-party payees. These contracts were assigned to and owned by SABSCO. The Company issued commutation endorsements to pay SABSCO lump sum amounts in lieu of receiving the future payment streams in the structured settlement annuity contracts and released its reserves related to the contracts.
The Company has entered into various agreements with the Parent and its affiliates for services necessary to conduct its activities. These agreements specify that the parties will provide to and receive from each other certain general services related

SYMETRA LIFE INSURANCE COMPANY
NOTES TO FINANCIAL STATEMENTS – STATUTORY BASIS
(All dollar amounts in millions unless otherwise stated)
to sharing common management, personnel, and facilities, and that the related expenses will be shared. These expenses include rent, corporate overhead, payroll, benefits, data processing systems, finance, information technologies, and other charges, and are included in general insurance expenses on the statement of operations. General service expenses are allocated among legal entities using methodologies that management believes to be reasonable to estimate service utilization, including headcount, time studies, or relevant activity levels.
The Company has an IMA with SIM. The agreement provided for investment advisory services related to the Company’s invested assets, including the Company's mortgage loan portfolio. During 2021, the IMA was amended to exclude the Company's mortgage loan portfolio, and the Company entered into a Master Support Services Agreement (MSSA) with SIM to provide for investment management services related to the Company's mortgage loan portfolio. During 2022, the MSSA was amended to assign the Company's mortgage loan portfolio management to Symetra Investment Management Real Estate Investors (SIMREI), a subsidiary of SIM.
The Company also paid concessions, general agent fees, administrative, and underwriting fees for services provided by its affiliates, primarily to Symetra Securities, Inc.
During 2022 and 2020, the Company received a cash capital contribution of $125.0 and $300.0, respectively, from its Parent. During 2021, the Company did not receive cash capital contributions from its Parent.
During 2022, the Company loaned its Parent $175.0 under a short-term intercompany borrowing agreement, which was subsequently settled prior to December 31, 2022 using proceeds from a senior unsecured loan agreement entered into by the Parent.
During 2022 and 2021, the Company contributed $50.0 and $30.0, respectively, of cash capital to its subsidiary, First Symetra National Life Insurance Company of New York.

	For the Year Ended December 31,
	2022	2021	2020
Transactions with Parent and affiliates:
Payments for investment management and support services	$51.9	$46.7	$45.2
Payments related to commutation endorsements (1)	1.2	1.9	2.9
Shared services expenses (allocated) payments, net (2)	(16.4)	(15.1)	(16.3)
Payments for concessions, general agent fees, administrative, and underwriting fees (3)	34.6	26.3	16.2
___________________
(1)Commutation endorsements paid to SABSCO reduce the reserves reported in life and annuity reserves on the balance sheets and surrender and maturity benefits on the statements of operations, net of related payments.
(2)Reported primarily in general insurance expenses on the statements of operations.
(3)Reported primarily in commissions on the statements of operations.
14. Commitments and Contingencies
Litigation
Because of the nature of its business, the Company is subject to legal actions filed or threatened in the ordinary course of its business operations. The Company establishes liabilities for litigation and regulatory actions when it is probable that a loss has been incurred and the amount of the loss can be reasonably estimated. For matters where a loss is believed to be reasonably possible, but not probable, no liability is established. For such matters, the Company may provide an estimate of the possible loss or range of loss or a statement that such an estimate cannot be made. The Company reviews relevant information with respect to litigation and regulatory matters on a quarterly basis and updates its established liabilities, disclosures, and estimates of reasonably possible losses or range of loss based on such reviews.
Although the Company cannot predict the outcome of any litigation or regulatory action, the Company does not believe that any such matters will have an impact on its financial condition or results of operations that differs materially from the Company’s established liabilities. However, given the inherent difficulty in predicting the outcome of such matters, it is possible that an adverse outcome in certain such matters could be material to the Company’s financial condition or results of operations for any particular reporting period.
Other Commitments
The Company has committed to provide future capital contributions to alternative investments in limited partnerships. As of December 31, 2022 and 2021, the amount of these unfunded commitments was $126.5 and $191.2, respectively.
The Company has mortgage loans that have been approved but not yet been. funded. As of December 31, 2022 and 2021, unfunded mortgage loan commitments were $77.0 and $77.5, respectively.

SYMETRA LIFE INSURANCE COMPANY
NOTES TO FINANCIAL STATEMENTS – STATUTORY BASIS
(All dollar amounts in millions unless otherwise stated)
The Company has purchased investments of private placement securities that have not yet been funded. As of December 31, 2022 and 2021, unfunded private placement securities commitments were $68.1 and $139.9, respectively.
The Company had no other material commitments or contingencies as of December 31, 2022 or 2021.

APPENDIX A: STATE VARIATIONS

The following information is a summary of the states where Symetra Trek® Frontier Contracts or certain features and/or benefits vary from the Contract’s features and benefits as previously described in this prospectus. Certain provisions of the Contract may be different from the general description in this prospectus due to variations required by state law. The state in which your Contract is issued also governs whether or not certain options are available or will vary under your Contract. Any state variations will be included in your Contract or in riders or endorsements attached to your Contract.

STATE	FEATURE OR BENEFIT	VARIATION OR AVAILABILITY
Arizona	See “Right To Examine” under the Section titled "Purchase”	If you reside in Arizona and you are 65 years of age or older on the Contract Date or your Contract is a replacement of another insurance or annuity contract, you may return the Contract within 30 days from the date you received it.
California	See "Right To Examine" under the Section titled "Purchase"	If you reside in California and you are age 60 or older, you may return the Contract within 30 days from the date you received it. During that 30 day period, your money will be placed in a fixed account or money-market fund, unless you direct that the Purchase Payment be invested in a stock or bond portfolio underlying the Contract during the 30 day period. If you do not direct that the Purchase Payment be invested in a stock or bond portfolio, and if you return the policy within the 30 day period, you will be entitled to a refund of the Purchase Payment plus any fees or charges deducted under the Contract. If you direct that the Purchase Payment be invested in a stock or bond portfolio during the 30 day period, and if you return the Contract during that period, you will be entitled to a refund of the Contract Value, which could be less than the Purchase Payment you paid for the Contract.
	Nursing Home Waiver	The nursing home waiver is not available in the state of California.
	Terminal Illness Waiver	The terminal illness waiver is not available in the state of California.
Delaware	See "Right To Examine" under the Section titled "Purchase"	If you reside in Delaware and your Contract is a replacement of another insurance or annuity contract, you may return it within 20 days from the date you received it.
Florida	See "Right To Examine" under the Section titled "Purchase"	If you reside in Florida, you may return your Contract within 21 days from the date you received it. If your Contract is a replacement of another insurance or annuity contract, you may return it within 21 days from the date you received it.
Hawaii	See "Right To Examine" under the Section titled "Purchase"	If you reside in Hawaii and your Contract is a replacement of another insurance or annuity contract, you may return it within 10 days from the date you received it and receive a return of your Purchase Payment less any withdrawals. If your Contract is a replacement of another insurance or annuity contract and you return it within 11-30 days after you receive it, you will receive your Contract Value plus any fees or charges deducted under the Contract.
Idaho	See "Right To Examine" under the Section titled "Purchase"	If you reside in Idaho, you may return your Contract within 20 days from the date you received it. If your Contract is a replacement of another insurance or annuity contract, you may return it within 20 days from the date you received it.
Indiana	See "Right To Examine" under the Section titled "Purchase"	If you reside in Indiana and your Contract is a replacement of another insurance or annuity contract, you may return it within 20 days from the date you received it.
Kansas	See "Right To Examine" under the Section titled "Purchase"	If you reside in Kansas and your Contract is a replacement of another insurance or annuity contract, you may return it within 20 days from the date you received it.
A-1

Maryland	See "Terminal Illness Waiver" under the Section titled "Surrender Charge"
The second sentence of the first paragraph under the section titled Terminal Illness Waiver is replaced with the following:

For you to rely on this waiver, we must receive an eligible attending physician's certification regarding your illness and life expectancy and stating that your illness began after the Contract Date.

See "Account Statements" under the Section titled "Other Information"
The section titled "Account Statements" is replaced with the following:

At least once each calendar year during the Accumulation Phase, we will send you an annual statement that will show (as of a date not more than two months prior to the mailing date of the statement) your Contract Value, any transactions made to your Contract during the year, any surrender charge deductions, the amount of the death benefit, and any Indexed Interest credited to your Indexed Accounts. On request, we will send you a current statement with the information described above.

Massachusetts	See "Right To Examine" under the Section titled "Purchase"	If you reside in Massachusetts and your Contract is a replacement of another insurance or annuity contract, you may return it within 20 days from the date you received it.
	Nursing Home Waiver	The nursing home waiver is not available in the state of Massachusetts.
	Terminal Illness Waiver	The terminal illness waiver is not available in the state of Massachusetts.
North Dakota	See "Right To Examine" under the Section titled "Purchase"	If you reside in North Dakota, you may return your Contract within 20 days from the date you received it.
Oklahoma	See "Right To Examine" under the Section titled "Purchase"	If you reside in Oklahoma and your Contract is a replacement of another insurance or annuity contract, you may return it within 20 days from the date you received it.
Oregon		The Contract is not currently available for sale in the state of Oregon.
Pennsylvania	See "Right To Examine" under the Section titled "Purchase"	If you reside in Pennsylvania and your Contract is a replacement of another insurance or annuity contract, you may return it within 20 days from the date you received it.
Rhode Island	See "Right To Examine" under the Section titled "Purchase"	If you reside in Rhode Island, you may return your Contract within 20 days from the date you received it.
Tennessee	See "Right To Examine" under the Section titled "Purchase"	If you reside in Tennessee and your Contract is a replacement of another insurance or annuity contract, you may return it within 20 days from the date you received it.
Texas	See "Right To Examine" under the Section titled "Purchase"	If you reside in Texas, you may return your Contract within 20 days from the date you received it.
Washington	See "Right To Examine" under the Section titled "Purchase"	If you reside in Washington and your Contract is a replacement of another insurance or annuity contract, you may return it within 20 days from the date you received it.

A-2

APPENDIX B: INTERIM VALUE

We calculate the Interim Value for each Indexed Account at the end of each Business Day except for the first and last day of an Interest Term. The calculation is meant to measure the exit value of the hypothetical derivative investments for an allocation to an Indexed Account on that particular day. The exit value is determined with model inputs that reflect the estimated cost of exiting the hypothetical derivative investments before the end of the Interest Term. The exit value provides us with protection from the trading risk that we will have to pay out and/or reflect in the Indexed Account Value prior to the end of the Interest Term. If we did not take into account the estimated exit values, your Interim Value would be higher. The calculation includes the Index Return from the beginning of the Interest Term to the Interim Value date subject to the Indexed Interest Cap, and either the Indexed Interest Buffer or the Indexed Interest Floor. The Interim Value is calculated separately for each Indexed Account and is calculated differently depending on the Crediting Method chosen.
The Interim Value may be less than the beginning Indexed Account Value even when the Index Return is positive. This is due to, among other factors, market inputs for volatilities, interest rates and dividends. The implied return for the Interim Value is expected to be less than the Index Return on any Business Day. This is due to, among other factors, the fact that there would otherwise be the possibility of a lower value or loss if the Indexed Account was naturally left to the end of the Interest Term. The Interim Value reflects the amortization of the Beginning Interim Value which represents the estimated cost of entering into the hypothetical derivatives at the beginning of the Interest Term for each strategy. As a result, the estimated cost of entering and exiting the hypothetical derivatives results in a lower Interim Value.
The calculation we use tracks hypothetical investments in fixed instruments and derivatives. The hypothetical call options are intended to value the potential for Index gains up to the Indexed Interest Cap. For the Indexed Interest Buffer Crediting Method, we use a hypothetical out-of-the-money put option that is intended to value the potential for Index losses greater than the Indexed Interest Buffer. Similarly, for the Indexed Interest Floor Crediting Method, we use a hypothetical at-the-money put option that is intended to value the potential for Index losses, but add back the hypothetical out-of-money put option to mimic the protection of the Indexed Interest Floor. We are not required to hold actual investments corresponding to the hypothetical investments, but we may or may not choose to do so. The Interim Value calculation will not be affected by the performance of any of our investments (or lack of investments) relating to any Indexed Account.
Our Interim Value calculation methodology, including the market standard Black-Scholes or Black’s model used to value the hypothetical derivatives, may result in values that are higher or lower than the values obtained from using other methodologies and models. Our Interim Value calculation may also be higher or lower than actual market prices of similar or identical derivatives. As a result, the Interim Value you receive may be higher or lower than what other methodologies and models would produce.
The Interim Value calculation reflects the amortization of the beginning hypothetical investment value during the Interest Term. This amortization is calculated by taking the number of days remaining in the Interest Term and dividing it by the total number of days in the Interest Term.
The Interim Value calculation for each Crediting Method is shown below.
THE INTERIM VALUE CALCULATION - INDEXED INTEREST BUFFER
The Interim Value for an Indexed Account using a Buffer with a Cap is made up of the following components
•at-the-money call;
•out-of-the-money call;
•out-of-the-money put;
•Beginning Interim Value; and
•trading costs.
The Interim Value for such an Indexed Account = Base Value x [1+(at-the-money call value)-(out-of-money call value) - (out-of-the-money put value) - Beginning Interim Value* (number of days remaining in Interest Term/total number of days in Interest Term)-(Trading Costs)]

Interim Value Example: Buffer with a Cap
Interest Term		1-Year	6-Year	6-Year
Base Value	A	$100,000	$100,000	$100,000
Buffer		10%	10%	20%
Cap		14%	250%	53%
Beginning Interim Value		0.28%	0.80%	0.81%

Interim Value Review - Positive Index Returns		1-Year	6-Year	6-Year
Time To End of Interest Term (years)		0.25	2.00	2.00
Index Return as of Review Day		10%	35%	35%
Value of ATM Call Option	B	11.58%	38.42	38.42
Value of OTM Call Option	C	2.12%	0.04%	6.28%
Value of OTM Put Option	D	0.77%	4.36%	2.95%
Trading Cost	E	0.10%	0.50%	0.50%
Value of Hypothetical Option Set	F	8.59%	33.52%	28.69%
Amortization of Beginning Interim Value	G	0.07%	0.27%	0.27%
Interim Value as of Review Day	H	108,520	133,250	128,420
F = (B - C - D - E); H = A x (1 + B - C - D - G - E)

Interim Value Review - Negative Index Returns		1-Year	6-Year	6-Year
Time To End of Interest Term (years)		0.25	2.00	2.00
Index Return as of Review Day		-10%	-30%	-30%
Value of ATM Call Option	J	0.31%	0.51%	0.51%
Value of OTM Call Option	K	0.02%	0.00%	0.04%
Value of OTM Put Option	L	3.59%	22.49%	14.45%
Trading Cost	M	0.10%	0.50%	0.50%
Value of Hypothetical Option Set	N	-3.40%	-22.48%	-14.48%
Amortization of Beginning Interim Value	P	0.07%	0.27%	0.27%
Interim Value as of Review Day	Q	96,530	77,250	85,250
N = (J - K - L - M); Q = A x (1 + J - K - L - P - M)

THE INTERIM VALUE CALCULATION - INDEXED INTEREST FLOOR
The Interim Value for an Indexed Account using a Floor with Cap is made up of the following components:
•at-the-money call;
•out-of-the-money call;
•at-the-money put;
•out-of-the-money put;
•Beginning Interim Value; and
•trading costs.
The Interim Value for such an Indexed Account = Base Value x [1+(at-the-money call value)-(out-of-money call value) - (at- the-money put value) + (at-the-money put value) - Beginning Interim Value* (number of days remaining in Interest Term/total number of days in Interest Term)-(Trading Costs)]

Interim Value Example: Floor with Cap
Interest Term		1-Year
Base Value	A	$100,000
Floor		-10%
Cap		7%
Beginning Interim Value		0.35%

Interim Value Review - Positive Index Returns		1-Year
Time To End of Interest Term (years)		0.25
Index Return as of Review Day		10%
Value of ATM Call Option	B	11.58%
Value of OTM Call Option	C	6.11%
Value of ATM Put Option	D	1.84%
Value of OTM Put Option	E	0.77%
Trading Cost	F	0.10%
Value of Hypothetical Option Set	G	4.30%
Amortization of Beginning Interim Value	H	0.09%
Interim Value as of Review Day	J	104,210
G = (B - C - D + E - F); J = A x (1 + B - C - D + E - H - F)

Interim Value Review - Negative Index Returns		1-Year
Time To End of Interest Term (years)		0.25
Index Return as of Review Day		-10%
Value of ATM Call Option	K	0.31%
Value of OTM Call Option	L	0.06%
Value of ATM Put Option	M	10.51%
Value of OTM Put Option	N	3.59%
Trading Cost	P	0.10%
Value of Hypothetical Option Set	Q	-6.77%
Amortization of Beginning Interim Value	R	0.09%
Interim Value Review - Positive Index Returns	S	93,140
Q = (K - L - M + N - P); S=A x (1 + K - L - M + N - R - P)

The hypothetical call and put options defined below are used as positive values in the Interim Value calculation:
At-the-money call (AMC):This is an option to buy a position in the Index at the end of the Interest Term with the strike price set to the Index Value at the beginning of the Interest Term and where the value of the AMC option on any Business Day is measured as a percentage of the Index Value at the beginning of the Interest Term.
At-the-money put (AMP): This is an option to sell a position in the Index at the end of the Interest Term with the strike price set to the Index Value at the beginning of the Interest Term and where the value of the AMP option on any Business Day is measured as a percentage of the Index Value at the beginning of the Interest Term.
Out-of-the-money call (OMC): This is an option to buy a position in the Index at the end of the Interest Term with the strike price set to the Index Value at the beginning of the Interest Term multiplied by (one plus the Indexed Interest Cap) and where the value of the OMC option on any Business Day is measured as a percentage of the Index Value at the beginning of the Interest Term.

Out-of-the-money-put (OMP): This is an option to sell a position in the Index at the end of the Interest Term with the strike price set to the Index Value at the beginning of the Interest Term multiplied by (either one minus either the Indexed Interest Buffer or one plus the Indexed Interest Floor, depending on the Crediting Method and where the Indexed Interest Buffer and Indexed Interest Floor are defined as positive and negative value respectively) and where the value of the OMP option is measured on any Business Day as a percentage of the Index Value at the beginning of the Interest Term.
PROXY VALUE INPUTS
Index YTD return: The Index price at the end of the current Business Day divided by the Index Value as of the beginning of the Interest Term. The Index prices are sourced daily from Bloomberg or another market source.
Strike price: This varies for each derivative investment as follows:
•For an at-the-money call or at-the-money put, the strike price is equal to the Index Value at the beginning of the Interest Term.
•For an out-of-the-money call, the strike price is equal to the Index Value at the beginning of the Interest Term multiplied by (1 plus the Indexed Interest Cap).
•For an out-of-the-money put, the strike price is equal to the Index Value at the beginning of the Interest Term multiplied by (1 minus the Indexed Interest Buffer or 1 plus the Indexed Interest Floor).
Interest rates: The interest rates to the end of the Interest Term as of a Business Day where the rates are interpolated from rates commonly used in the Black-Scholes formula for projecting and discounting and sourced daily from Bloomberg or another market source.
Dividend rates: The dividend rates to the end of the Interest Term as of a Business Day where the rates are interpolated from rates or implied from market data commonly used in the Black-Scholes formula as sourced daily from Bloomberg or another market source. The dividend rates may include adjustments to reflect the cost of carry and other market-implied forward-related adjustments.
Time remaining: The time remaining in the Interest Term, expressed in years, as measured by the number of calendar days from the Business Day calculation date to the end of the Interest Term and then divided by 365.
Volatility: The implied option volatility is approximated daily using observed option prices sourced from Bloomberg or another market source. Direct sources for implied volatility are generally not available because options in the marketplace do not directly align with the time remaining in the Interest Term and strike prices for each of the hypothetical derivatives underlying the calculation of Interim Value for each Indexed Account. For each option embedded in an Indexed Account, we approximate the volatilities by interpolating between implied volatilities for similar options with the closest available time remaining and strike prices.
Trading Costs: The trading costs represent the additional cost of exiting the set of hypothetical options in the Index Crediting Method over and above the hypothetical values as calculated above.

APPENDIX C: INDEX DISCLOSURES

S&P 500® INDEX
The "S&P 500® Index" is a product of S&P Dow Jones Indices LLC or its affiliates (“SPDJI”), and has been licensed for use by Symetra Life Insurance Company (“Symetra”). Standard & Poor’s® and S&P® are registered trademarks of Standard & Poor’s Financial Services LLC; Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”); and these trademarks have been licensed for use by SPDJI and sublicensed for certain purposes by Symetra Life Insurance Company. It is not possible to invest directly in an index. Symetra’s products are not sponsored, endorsed, sold or promoted by SPDJI, Dow Jones, S&P, or any of their respective affiliates (collectively, “S&P Dow Jones Indices”). S&P Dow Jones Indices does not make any representation or warranty, express or implied, to the owners of Symetra’s products or any member of the public regarding the advisability of investing in securities generally or Symetra’s products particularly or the ability of the S&P 500® Index to track general market performance. Past performance of an index is not an indication or guarantee of future results. S&P Dow Jones Indices’ only relationship to Symetra with respect to the S&P 500® Index is the licensing of the Index and certain trademarks, service marks and/or trade names of S&P Dow Jones Indices and/or its licensors. The S&P 500® Index is determined, composed and calculated by S&P Dow Jones Indices without regard to Symetra or Symetra’s products. S&P Dow Jones Indices has no obligation to take the needs of Symetra or the owners of Symetra’s products into consideration in determining, composing or calculating the S&P 500® Index. S&P Dow Jones Indices is not responsible for and has not participated in the determination of the prices, and amount of Symetra’s products or the timing of the issuance or sale of Symetra’s products or in the determination or calculation of the equation by which Symetra’s products are to be converted into cash, surrendered or redeemed, as the case may be. S&P Dow Jones Indices has no obligation or liability in connection with the administration, marketing or trading of Symetra’s products. There is no assurance that investment products based on the S&P 500® Index will accurately track index performance or provide positive investment returns.  S&P Dow Jones Indices LLC is not an investment or tax advisor.  A tax advisor should be consulted to evaluate the impact of any tax-exempt securities on portfolios and the tax consequences of making any particular investment decision. Inclusion of a security within an index is not a recommendation by S&P Dow Jones Indices to buy, sell, or hold such security, nor is it considered to be investment advice.

S&P DOW JONES INDICES DOES NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE S&P 500® INDEX OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. S&P DOW JONES INDICES MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY SYMETRA, OWNERS OF SYMETRA’S PRODUCTS, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500® INDEX OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND SYMETRA, OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.

RUSSELL 2000® INDEX
The Product has been developed solely by Symetra Life Insurance Company and is not in any way connected to or sponsored, endorsed, sold or promoted by the London Stock Exchange Group plc and its group undertakings (collectively, the “LSE Group”). FTSE Russell is a trading name of certain of the LSE Group companies.

All rights in the “Russell 2000® Index” (the “Index”) vest in the relevant LSE Group company which owns the Index. “Russell®”, “FTSE Russell®”, and “Russell 2000® Index” are trademarks of the relevant LSE Group company and are used by any other LSE Group company under license.

The Index is calculated by or on behalf of FTSE International Limited or its affiliate, agent or partner. The LSE Group does not accept any liability whatsoever to any person arising out of (a) the use of, reliance on or any error in the Index or (b) investment in or operation of the Product. The LSE Group makes no claim, prediction, warranty or representation either as to the results to be obtained from the Product or the suitability of the Index for the purpose to which it is being put by Symetra Life Insurance Company.

The Product is not in any way connected to or sponsored, endorsed, sold or promoted by the London Stock Exchange Group plc and its group undertakings (collectively, the “LSE Group”). The LSE Group does not accept any liability whatsoever to any person arising out of the use of the Product or the underlying data.

NASDAQ 100 INDEX
The Product(s) is not sponsored, endorsed, sold or promoted by Nasdaq, Inc. or its affiliates (Nasdaq, with its affiliates, are referred to as the “Corporations”). The Corporations have not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the Product(s). The Corporations make no representation or warranty, express or implied to the owners of the Product(s) or any member of the public regarding the advisability of investing in securities generally or in the Product(s) particularly, or the ability of the Nasdaq-100 Index® to track general stock market performance. The Corporations' only relationship to Symetra Life Insurance Company (“Licensee”) is in the licensing of the Nasdaq®, Nasdaq-100®, Nasdaq-100 Index®, and certain trade names of the Corporations and the use of the Nasdaq-100 Index® which is determined, composed and calculated by Nasdaq without regard to Licensee or the Product(s). Nasdaq has no obligation to take the needs of the Licensee or the owners of the Product(s) into consideration in determining, composing or calculating the Nasdaq-100 Index®. The Corporations are not responsible for and have not participated in the determination of the timing of, prices at, or quantities of the Product(s) to be issued or in the determination or calculation of the equation by which the Product(s) is to be converted into cash. The Corporations have no liability in connection with the administration, marketing or trading of the Product(s).

THE CORPORATIONS DO NOT GUARANTEE THE ACCURACY AND/OR UNINTERRUPTED CALCULATION OF NASDAQ-100 INDEX® OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, OWNERS OF THE PRODUCT(S) OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE NASDAQ-100 INDEX® OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE NASDAQ-100 INDEX® OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE CORPORATIONS HAVE ANY LIABILITY FOR ANY LOST PROFITS OR SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

MSCI EMERGING MARKETS INDEX
THIS PRODUCT IS NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY MSCI INC. ("MSCI"), ANY OF ITS AFFILIATES, ANY OF ITS INFORMATION PROVIDERS OR ANY OTHER THIRD PARTY INVOLVED IN, OR RELATED TO, COMPILING, COMPUTING OR CREATING ANY MSCI INDEX (COLLECTIVELY, THE "MSCI PARTIES"). THE MSCI INDEXES ARE THE EXCLUSIVE PROPERTY OF MSCI. MSCI AND THE MSCI INDEX NAMES ARE SERVICE MARK(S) OF MSCI OR ITS AFFILIATES AND HAVE BEEN LICENSED FOR USE FOR CERTAIN PURPOSES BY SYMETRA LIFE INSURANCE COMPANY. NONE OF THE MSCI PARTIES MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, TO THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY REGARDING THE ADVISABILITY OF INVESTING IN PRODUCTS GENERALLY OR IN THIS PRODUCT PARTICULARLY OR THE ABILITY OF ANY MSCI INDEX TO TRACK CORRESPONDING STOCK MARKET PERFORMANCE. MSCI OR ITS AFFILIATES ARE THE LICENSORS OF CERTAIN TRADEMARKS, SERVICE MARKS AND TRADE NAMES AND OF THE MSCI INDEXES WHICH ARE DETERMINED, COMPOSED AND CALCULATED BY MSCI WITHOUT REGARD TO THIS PRODUCT OR THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY. NONE OF THE MSCI PARTIES HAS ANY OBLIGATION TO TAKE THE NEEDS OF THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY INTO CONSIDERATION IN DETERMINING, COMPOSING OR CALCULATING THE MSCI INDEXES. NONE OF THE MSCI PARTIES IS RESPONSIBLE FOR OR HAS PARTICIPATED IN THE DETERMINATION OF THE TIMING OF, PRICES AT, OR QUANTITIES OF THIS PRODUCT TO BE ISSUED OR IN THE DETERMINATION OR CALCULATION OF THE EQUATION BY OR THE CONSIDERATION INTO WHICH THIS PRODUCT IS REDEEMABLE. FURTHER, NONE OF THE MSCI PARTIES HAS ANY OBLIGATION OR LIABILITY TO THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY IN CONNECTION WITH THE ADMINISTRATION, MARKETING OR OFFERING OF THIS PRODUCT.

ALTHOUGH MSCI SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE MSCI INDEXES FROM SOURCES THAT MSCI CONSIDERS RELIABLE, NONE OF THE MSCI PARTIES WARRANTS OR GUARANTEES THE ORIGINALITY, ACCURACY AND/OR THE COMPLETENESS OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. NONE OF THE MSCI PARTIES MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE ISSUER OF THE PRODUCT, OWNERS OF THE PRODUCT, OR ANY OTHER PERSON OR ENTITY, FROM THE USE OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. NONE OF THE MSCI PARTIES SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS OF OR IN CONNECTION WITH ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. FURTHER, NONE OF THE MSCI PARTIES MAKES ANY EXPRESS OR IMPLIED WARRANTIES OF ANY KIND, AND THE MSCI PARTIES HEREBY EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO EACH MSCI INDEX AND ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL ANY OF THE MSCI PARTIES HAVE ANY LIABILITY FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

PIMCO EQUITY FUSION INDEX™
The PIMCO Equity Fusion Index™ (the "Index") is an equity index that allocates to exchange-traded funds tracking four major equity markets: U.S. large-capitalization equities, U.S. small-capitalization equities, technology-focused equities, and emerging market equities. On a quarterly basis, the index adjusts its allocation to the constituents according to a predefined set of rules based on contrarian signals. The Index is a trademark of Pacific Investment Management Company LLC ("PIMCO") and has been licensed for use for certain purposes by Symetra Life Insurance Company on behalf of the annuity. The Index is the exclusive property of PIMCO and is made and compiled without regard to the needs, including, but not limited to, the suitability needs, of Symetra Life Insurance Company, the annuity, or the annuity contract owners. The annuity is not sold, sponsored, endorsed or promoted by PIMCO or any other party involved in, or related to, making or compiling the Index.

PIMCO does not make any warranty or representation as to the accuracy, completeness, or availability of the Index or information included in the Index and shall have no responsibility or liability for the impact of any inaccuracy, incompleteness, or unavailability of the Index or such information. Neither PIMCO nor any other party involved in, or related to, making or compiling the Index makes any representation or warranty, express or implied, to the annuity contract owner, Symetra Life Insurance Company, or any member of the public regarding the advisability of purchasing annuities generally or the annuity particularly, the legality of the annuity under applicable federal securities, state insurance and tax laws, the ability of the annuity to track the performance of the Index, any other index or benchmark or general fixed income market or other asset class performance, or the results, including, but not limited to, performance results, to be obtained by Symetra Life Insurance Company, the annuity, annuity contract owners, or any other person or entity. PIMCO does not provide investment advice to Symetra Life Insurance Company with respect to the annuity, to the annuity, or to annuity contract owners.

Neither PIMCO nor any other party involved in, or related to, making or compiling the Index has any obligation to continue to provide the Index to Symetra Life Insurance Company with respect to the annuity. In the event that the Index is no longer available to the annuity or annuity contract owners, Symetra Life Insurance Company may seek to replace the Index with another suitable index, although there can be no assurance that one will be available.

PIMCO disclaims all warranties, express or implied, including all warranties of merchantability or fitness for a particular purpose or use. PIMCO shall have no responsibility or liability with respect to the annuity.

The Index is comprised of a number of constituents, some of which are owned by entities other than PIMCO.  The Index relies on a variety of publicly available data and information and licensable equity and fixed income sub-indices.  All disclaimers referenced in the agreement relative to PIMCO also apply separately to those entities that are owners of the constituents of the Index.
SPDR® S&P 500® ETF Trust (SPY ETF), IWM (iShares Russell 2000 ETF), QQQ (Invesco QQQ Trust Series 1) and EEM (iShares MSCI Emerging Markets ETF) are each a constituent of the PIMCO Equity Fusion Index™. S&P® and SPDR® are registered trademarks of Standard & Poor’s Financial Services LLC (S&P), iShares® is a registered trademark of BlackRock Fund Advisors or BlackRock, Inc. and its subsidiaries, and “Russell” and Russell 2000® are registered trademarks of FTSE Russell, each an “ETF Trademark Owner” and collectively, the “ETF Trademark Owners”. The PIMCO Equity Fusion Index is not sponsored, endorsed, sold, or promoted by any of the ETF Trademark Owners. The ETF Trademark Owners make no representations or warranties to the owners of products utilizing the PIMCO Equity Fusion Index or any member of the public regarding the advisability of purchasing a product utilizing the PIMCO Equity Fusion Index. None of the ETF Trademark Owners has any obligation or liability in connection with the operation, marketing, trading or sale of the PIMCO Equity Fusion Index.

APPENDIX D: CREDITING METHOD EXAMPLES

The Contract offers two interest Crediting Methods for crediting Indexed Interest to the Indexed Accounts: the Point to Point with Indexed Interest Floor and the Point to Point with Indexed Interest Buffer. We have provided examples of these Crediting Methods below. You should consult with your agent to determine which Crediting Method is right for you.
The Crediting Methods use Index Values on two dates to determine the amount of Indexed Interest to be credited: the beginning of an Interest Term and the end of an Interest Term. These are the Beginning Index Value and Ending Index Value. To determine the Index Return, we determine the net change in Index Value between the Beginning Index Value and the Ending Index Value and express it as a percentage.

Crediting Method	Negative Index Return (if Ending Index Value < Beginning Index Value	Zero or Positive Index Return (if Ending Index Value ≥ Beginning Index Value
Buffer with Cap
Indexed Interest is negative to the extent the Index Return is lower than the Buffer.

For example, if the Buffer is 10% and the Index Return is:
•-5% the Index Interest Credited is 0%
•-25% the Index interest Credited is -15%
Indexed Interest is the Index Return up to the Cap. For example, if the Cap is 12% and the Index Return is: •5% the Index Interest Credited is 5% •25% the Index interest Credited is 12%
Floor with Cap	Indexed Interest is negative but not lower than the Floor. For example, if the Floor is -10% and the Index Return is: •-5% the Index Interest Credited is -5% •-25% the Index interest Credited is -10%	Indexed Interest is the Index Return up to the Cap. For example, if the Cap is 12% and the Index Return is: •5% the Index Interest Credited is 5% •25% the Index interest Credited is 12%
D-1

Dealer Prospectus Delivery Obligations

All dealers that effect transactions in these securities are required to deliver a Prospectus.

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE & DISTRIBUTION
The estimated expenses for the issuance and distribution of the contracts described in this prospectus, other than any underwriting discounts and commissions, are as follows:

Securities and Exchange Commission Registration Fees	$109,100.00
Estimated Printing and Filing Fees	$134,000.00
Estimated Accounting fees and expenses	$110,000.00
Estimated Legal fees and expenses	$29,379.00
INDEMNIFICATION
As more fully set forth in its Bylaws, Symetra Life, to the maximum extent it is empowered by the Iowa Business Corporation Act, Iowa Code Chapter 490, shall indemnify and advance expenses to any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including a grand jury proceeding) and whether formal or informal, by reason of the fact that such person (a) is or was a director or officer of the corporation, or (b) while a director or officer of the corporation, is or was serving at the request of the corporation as a director, officer, employee, agent, partner or trustee (or in a similar capacity) of another corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan, against reasonable expenses (including attorneys’ fees), judgments, fines, penalties, including an excise tax assessed with respect to an employee benefit plan, and amounts paid in settlement actually and reasonably incurred by such person in connection with such claim, action, suit or proceeding or any appeal thereof.
Under certain Director and Officer Indemnification Agreements (“Agreement(s)”) between Symetra Life’s parent company, Symetra Financial Corporation, and directors and/or certain officers of Symetra Life (“Indemnitees”), Symetra Financial Corporation indemnifies and holds harmless Indemnitees, to the full extent permitted by the laws of the State of Delaware in effect at the time the Agreement is effective or as such laws may from time to time be amended, against all Indemnifiable Losses related to, resulting from or arising out of any Claim (subject to certain exceptions) where:
•“Claim” means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative, investigative or other, in which the Indemnitee is a party or reasonably could be made a party, is threatened to be made a party or is involved by reason of the fact that (i) Indemnitee is or was a director, officer, employee or agent of the Company and/or of a subsidiary of the Company, or (ii) Indemnitee is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, non-profit organization, joint venture, trust or other enterprise. Inclusion of the Indemnitee’s role with such an enterprise (including, for example, service on the board of directors of a non-profit organization) on a list approved from time to time by the Chief Executive Officer or Chief Financial Officer of the Company shall constitute service “at the request of the Company” for purposes of clause (ii) in the preceding sentence.
•“Expenses” includes all direct and indirect costs and expenses of any type whatsoever (including without limitation all attorneys’ and experts’ fees, expenses and charges) and all other costs, expenses and obligations actually and reasonably paid or incurred by Indemnitee in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to investigate, defend, be a witness in or participate in, any Claim; and
•“Indemnifiable Losses” means any and all Expenses, damages, losses, liabilities, judgments, fines, penalties and amounts paid in settlement (including without limitation all interest, assessments and other charges paid or payable in connection with or in respect of any of the foregoing) (collectively, “Losses”) reasonably incurred by Indemnitee relating to, resulting from or arising out of any Claim.
RECENT SALES OF UNREGISTERED SECURITIES
None.

EXHIBITS

Exhibit		Description	Reference
1	(i)	Selling Agreement	2
	(ii)	Underwriting Agreement	5
2		Not Applicable
2	(i)	Amended and Restated Articles of Incorporation of Symetra Life Insurance Company	1
	(ii)	Bylaws of Symetra Life Insurance Company	1
4	(i)	Individual Single Premium Deferred Index-Linked Annuity Contract	2
	(ii)	Individual Single Premium Deferred Index-Linked Annuity Contract Data Page	2
	(iii)	Endorsement	3
	(iv)	Index-Linked Annuity Contract Application	2
5		Legality Opinion	3
8		Not Applicable
9.		Not Applicable
10.		None
11.		Not Applicable
12.		Not Applicable
15.		Not Applicable
16.		Not Applicable
21.		Subsidiaries of Registrant	1
23.	(i)	Consent of KPMG, LLP, Independent Auditors	Filed Herewith
24.		Not Applicable
25.		Not Applicable
26.		Not Applicable
99		Not Applicable
107		Calculation of Filing Fee Tables	4

Reference		Description
1		Incorporated by reference as an exhibit from the initial filing on Form S-1 (333-225314), electronically filed on May 31, 2018.
2		Incorporated by reference as an exhibit from the Pre-Effective Amendment No. 1 filing on Form S-1/A (333-225314), electronically filed on August 24, 2018.
3		Incorporated by reference as an exhibit from the Pre-Effective Amendment No. 1 filing on Form S-1/A (333-253082), electronically filed on April 20, 2021
4		Incorporated by reference as an exhibit from the Post-Effective Amendment No. 1 filing on Form S-1 (333-253082), electronically filed on April 4, 2022
5		Incorporated by reference as an exhibit from the Post-Effective Amendment No. 3 on Form S-1 (333-252144) electronically filed on April 3, 2023.

UNDERTAKINGS
1.The undersigned registrant hereby undertakes:
a.To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:
i.To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
ii.To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from low or high end estimated offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b), if, in the aggregate, the changes in volume and price represent no more than 20 percent change in maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
iii.To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.
b.That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
c.To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
d.That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of Contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration or made in any such document immediately prior to such date of first use.
e.That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
i.Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
ii.Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
iii.The portion of any other free writing prospectus relating to the offering containing materials or information about the undersigned registrant or their securities provided by or on behalf of the undersigned registrant; and
iv.Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
2.In so far as indemnification for liability arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue and State of Washington, on this 28th day of March, 2023.

SYMETRA LIFE INSURANCE COMPANY

By:	Margaret Meister
Name: Margaret A. Meister
Title: President
Pursuant to the requirement of the Securities Act of 1933, this Registration Statement has been signed below by the following person in the capacities and on the date indicated below.

NAME	TITLE	DATE
Tommie D. Brooks Tommie D. Brooks	Director, Chief Financial Officer, Executive Vice President (Principal Accounting Officer & Principal Financial Officer)	March 28, 2023
Mark E. Hunt Mark E. Hunt	Director, Chief Investment Officer and Executive Vice President	March 28, 2023
Koichi Kiyota Koichi Kiyota	Director	March 28, 2023
Margaret A. Meister Margaret A. Meister	Director and President (Principal Executive Officer)	March 28, 2023
Harry S. Monti, Jr. Harry S. Monti, Jr.	Director and Executive Vice President	March 28, 2023
Wesley W. Severin Wesley W. Severin	Director and Executive Vice President	March 28, 2023
Shin Umehara Shin Umehara	Director	March 28, 2023
Jacqueline M. Veneziani Jacqueline M. Veneziani	Director, General Counsel, Senior Vice President and Secretary	March 28, 2023
Mindi E. Work Mindi E. Work	Director and Executive Vice President	March 28, 2023

INDEX TO EXHIBITS

Exhibit		Description
23	i.	Consent of KPMG, LLP, Independent Auditors